As filed with the Securities and Exchange Commission on December 24, 2013

Registration No. 333-187604

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 3 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SINO AGRO FOOD, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	2020	33-1219070

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Sino Agro Food, Inc.

Room 3801, Block A, China Shine Plaza

No. 9 Lin He Xi Road

Tianhe District, Guangzhou City, P.R.C. 510610

(860) 20 22057860

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Solomon Lee

Chief Executive Officer

Sino Agro Food, Inc.

Room 3801, Block A, China Shine Plaza

No. 9 Lin He Xi Road

Tianhe District, Guangzhou City, P.R.C. 510610

(860) 20 22057860

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marc Ross, Esq.

Henry Nisser, Esq.

Sichenzia Ross Friedman Ference, LLP

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

Common stock, par value $0.001 per share (2)	26,250,000	$1.00	(3)	$26,250,000.00	$3,580.50

Total	26,250,000	$1.00		$26,250,000.00	$3,580.50	(4)

(1)         In the event of a stock split, stock dividend, or similar transaction involving the common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416.

(2)         Represents shares of the Registrant’s common stock being offered pursuant to the Registrant’s public offering.

(3)         Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) of the Securities Act of 1933, as amended.

(4)         Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED DECEMBER 24, 2013

SINO AGRO FOOD, INC.

Up to 26,250,000 Shares of Common Stock

This prospectus related to a direct public offering by Sino Agro Food, Inc. of a maximum of 26,250,000 shares of our common stock at a price of $1.00 per share for maximum aggregate gross proceeds of $26,250,000.  The shares offered by us will be offered at a fixed price of $1.00 per share for a period not to exceed 180 days from the date of this prospectus. This price represents approximately 240% of the market price of the shares of our common stock as of December 17, 2013. There is no minimum number of shares that must be sold in the offering.

We will retain the proceeds from the sale of any of the offered shares, and funds will not be returned to investors. As a result, it is possible that no proceeds will be received by us or that if any proceeds are received, that such proceeds will not be sufficient to cover the costs of the offering. We will not establish an escrow account in connection with this offering. Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives or proceed with our operations due to a lack of interest in this offering. If this were to occur, we may be forced to curtail or abandon our operations with a loss to investors who purchase stock under this prospectus. Further, because there is no escrow account in operation and no minimum investment amount, any proceeds from the sale of shares offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. Investor funds will not be returned under any circumstances whether during or after the offering.

The shares are offered directly through our officers and directors.  No commission or other compensation related to the sale of the shares will be paid to our officers and directors. Our officers and directors will not register as a broker-dealer with the Securities and Exchange Commission in reliance on Rule 3a4-1 of the Securities Exchange Act of 1934, as amended.  The intended methods of communication include, without limitation, telephone and personal contact. For more information, see the section titled “Plan of Distribution” herein. Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

The direct public offering will terminate on the earlier of (i) the date when the sale of all 26,250,000 shares is completed or (ii) 180 days from the date of this prospectus. In addition, if we abandon the offering for any reason prior to 180 days from the date of this prospectus, we will terminate the offering.

Our common stock is eligible for quotation on the Over-the-Counter Bulletin Board under the symbol “SIAF.” On December 17, 2013, the last reported price of our common stock was $0.422 per share.

No underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering. There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering other than customary brokerage and sales commissions.

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 3 of this prospectus before making a decision to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is _____, 2013

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis or Plan of Operations,” and our historical financial statements and related notes included elsewhere in this prospectus.

In this prospectus, unless the context requires otherwise, references to the “Company,” “Sino Agro” “we,” “our company,” “our” and “us,” refer to Sino Agro Food, Inc., a Nevada corporation together with its subsidiaries.

Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completions of this offering, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeded $700.0 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We refer to the Jumpstart Our Business Startups Act of 2012 herein as the “JOBS Act” and references herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•	only two years of audited consolidated financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” disclosure;

•	reduced disclosure about our executive compensation arrangements;

•	no requirement that we hold non-binding advisory notes on executive compensation or golden parachute arrangements; and

•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We have taken advantage of some of these reduced burdens, and thus the information we provide stockholders may be different from what you might receive from other public companies in which you hold shares.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

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THE OFFERING

Securities Being Offered:	26,250,000 shares of common stock, par value $0.001 per share.

Offering Price per Share:	$1.00

Offering Period:	The shares are being offered for a period not to exceed 180 days.

Gross Proceeds to our Company:	$0 if no shares are sold, $6,562,500 if 25% of the maximum number of shares are sold, $13,125,000 if 50% of the maximum number of shares are sold, $19,687,500 if 75% of the maximum number of shares are sold and $26,250,000 if the maximum number of shares are sold.

Use of Proceeds*:	General working capital and capital for development purposes.

Number of Shares Outstanding Before the Offering:	135,752,043 as of the date of this prospectus.

Stock Symbol:	SIAF

Number of Shares Outstanding After the Offering**:	135,752,043 if no shares are sold, 142,314,543 if 25% of the maximum number of shares is sold, 148,877,043 if 50% of the maximum number of shares is sold, 155,439,543 if 75% of the maximum number of shares is sold and 162,002,043 if 100% of the maximum number of shares are sold.

Risk Factors:	An investment in our common stock involves a high degree of risk. You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 4 of this prospectus before deciding whether or not to invest in shares of our common stock.

* We will retain the proceeds from the sale of any of the offered shares, and funds will not be returned to investors. It is possible that no proceeds will be received by the Company or that if any proceeds are received, that such proceeds will not be sufficient to cover the costs of the offering. See “Use of Proceeds” below for further information.

** There is no minimum number of shares that must be sold in the offering and the issue is not underwritten. Assumes no shares are issued between the date of this prospectus and the consummation of the offering.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Potential investors should consider carefully the risks and uncertainties described below together with all other information contained in this prospectus before making investment decisions with respect to our common stock. If any of the following risks actually occur, our business, financial condition, results of operations and our future growth prospects would be materially and adversely affected. Under these circumstances, the trading price and value of our common stock could decline resulting in a loss of all or part of your investment. The risks and uncertainties described in this prospectus are the only material risks and uncertainties that we presently know to be facing our company.

This prospectus contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers’ or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. ”Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as other sections in this prospectus, discuss the important factors that could contribute to these differences.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

This prospectus also contains market data related to our business and industry. This market data includes projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results may differ from the projections based on these assumptions. As a result, our markets may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may have a material adverse effect on our business, results of operations, financial condition and the market price of our common stock.

Our current business operations are conducted in the PRC.  Because China’s economy and its laws, regulations and policies are different from those typically found in the West and are continually changing, we face certain risks, which are summarized below.

Risks Related to Our Company

The current global economic and credit environment could have an adverse effect on demand for certain of our products and services, which would in turn have a negative impact on our results of operations, our cash flows, our financial condition, our ability to borrow and our stock price.

Since 2008, global market and economic conditions have been disrupted and volatile.  Concerns over increased energy costs, geopolitical issues, the availability and cost of credit, the U.S. mortgage market sub-prime collapse and a declining residential real estate market in the U.S. have contributed to this increased volatility and diminished expectations for the economy and the markets going forward.  These factors, combined with volatile oil prices, declining business and consumer confidence and increased unemployment, have precipitated a global recession.  It is difficult to predict how long the current economic conditions will persist, whether they will deteriorate further, and which of our products, if not all of them, will be adversely affected.  These conditions, if they continue, could cause a material decrease in our sales, net income and an increase in the prices we pay for raw materials used in producing our primary produce and products and our development cost and, thus, materially affect our operating results and financial condition.

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We may be unable to maintain an effective system of internal control over financial reporting, and as a result we may be unable to accurately report our financial results .

Our reporting obligations as a public company place a significant strain on our management, operational and financial resources and systems.  If we fail to maintain an effective system of internal control over financial reporting, we could experience delays or inaccuracies in our reporting of financial information, or non-compliance with the SEC, reporting and other regulatory requirements. This could subject us to regulatory scrutiny and result in a loss of public confidence in our management, which could, among other things, cause our stock price to drop.

Because we will require additional financing to expand our vertically integrated operation in accordance with our business plan and growing strategy, our failure to obtain necessary financing will impair our growth strategy; in addition, the risk of vertical integration is significant.

As of September 30, 2013, we had working capital of $154,548,532, including cash and cash equivalents of $9,588,415.  Our capital requirements in connection with our planned vertically integrated development and growth plan of our business are significant.

In most of the developed countries, risks of agriculture operations are shared to a certain degree by different sectors in the industry, for example the following:

•	Research and development are at times initiated and supported by government departments;
•	The primary producers are mainly concerned with the growing risks of the produce;
•	There are marketing companies that assume the risks of marketing the produce;
•	There are trading houses conduct the sales of the produce and assume the credit risks of the sales; and
•	There are logistic companies that assume the risks of transporting the produce.

However, as a vertically integrated operator, we shall have to cover all the mentioned risks. China is a developing country and currently its agriculture industry has not been fully developed similarly to other developed nations. As a result, management believes that it is essentially important for us to be able to develop our business operation in a vertically integrated manner in order to be able to achieve reasonable profit margins for our products. Although we also believe that the multiple layers of profits generated through the multiple operations may compensate to some degree for the variety of risks that we face through the multiple operations, nevertheless, the overall risks are much greater. At the same time, the full module of our vertically integrated developments has not been completed and these vertically integrated developments may require significant capital expenditures and management resources. Failure to implement these vertically integrated developments could hurt our ability to manage our growth and our financial position.

The estimated costs for this and other projects that are part of our growth strategy in the future will cost us an estimated $500 million in the aggregate and will be undertaken in phases of our 5 year-plan that was initiated in March of 2010, depending on the funds available to us including internal capital and external capital. We intend to use a significant part of the net proceeds from this offering to fund part of the estimated costs of its final phase. However, we will need approximately $118 million in 2013 to accomplish our longer term objectives, including but not limited to the approximately $26 million in gross proceeds intended to be raised from this offering. See “Use of Proceeds” on page 21 for more information.

We may at a certain point in time determine to use some or even all of remaining net proceeds of this offering, which we presently expect to allocate to working capital, to begin implementing these longer term objectives. However, even if we did so we would only have available a small portion of what we would need.

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To accomplish the objectives discussed above and to execute our business strategy, we need access to capital on appropriate terms. We currently have no commitments with any third party to obtain such additional financing and we cannot assure you that we will be able to obtain the requisite additional financing on any terms and, if we are able to raise additional funds, it may be necessary for us to sell our securities at a price which is at a significant discount from the market price and on other terms which may be disadvantageous to us. In connection with any such financing, we may be required to provide registration rights to the investors and pay damages to the investors in the event that the registration statement is not filed or declared effective by specified dates. The price and terms of any financing which would be available to us could result in both the issuance of a significant number of shares and significant downward pressure on our stock price. We cannot assure you that our business objectives, particularly over the longer term, will be met on a timely basis, if at all. Consequently, we may be unable to meet fixed obligations and expenses that will be generated in the operation of our business, whether as presently in existence or as proposed. Any failure to obtain requisite financing on acceptable terms could have material and adverse effect on our business, financial condition and future prospects.

No assurance of successful expansion of operations.

Our significant increase in the scope and the scale of our product launch, including the hiring of additional personnel, has resulted in significantly higher operating expenses. As a result, we anticipate that our operating expenses will continue to increase. Expansion of our operations may also cause a significant demand on our management, finances and other resources. Our ability to manage the anticipated future growth, should it occur, will depend upon a significant expansion of our accounting and other internal management systems and the implementation and subsequent improvement of a variety of systems, procedures and controls. There can be no assurance that significant problems in these areas will not occur. Any failure to expand these areas and implement and improve such systems, procedures and controls in an efficient manner at a pace consistent with our business could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that our attempts to expand our marketing, sales, manufacturing and customer support efforts will be successful or will result in additional sales or profitability in any future period. As a result of the expansion of our operations and the anticipated increase in our operating expenses, as well as the difficulty in forecasting revenue levels, we expect to continue to experience significant fluctuations in its results of operations.

We may be unable to successfully expand our production capacity, which could result in material delays, quality issues, increased costs and loss of business opportunities, which may negatively impact our product margins and profitability.

Part of our future growth strategy is to increase our production capacity to meet increasing demand for our existing goods. Assuming we obtain sufficient funding to increase our production capacity, any projects that we undertake to increase such capacity may not be constructed on the anticipated timetable or within budget.  We may also experience quality control issues as we implement these production upgrades.  Any material delay in completing these projects, or any substantial increase in costs or quality issues in connection with these projects, could materially delay our ability to bring our products to market and adversely affect our business, reduce our revenue, income and available cash, all of which could result in harming our financial condition.

Our business and operations are experiencing rapid growth. If we fail to effectively manage our growth, our business and operating results could be harmed.

We have experienced, and may continue to experience, rapid growth in our operations, which has placed, and may continue to place, significant demands on our management, operational and financial infrastructure.  If we do not effectively manage our growth, the quality of our products and services could suffer, which could negatively affect our operating results.  To effectively manage this growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures.  These systems enhancements and improvements may require significant capital expenditures and management resources. Failure to implement these improvements could hurt our ability to manage our growth and our financial position.

5

If the Chinese government were to change its presently favorable policy toward the agriculture industry, we would no longer enjoy our present tax-related privileges, which would materially and adversely impact our sales performance, margins, and net profit and our costs structure.

As producers active in the agriculture industry, our subsidiaries are presently exempt from income tax and enjoy various incentive grants and subsidies given by the China Government. If the Chinese government were to change its presently favorable policy toward the agriculture industry, we would no longer enjoy our present tax-related privileges, which would materially and adversely impact our sales performance, margins, and net profit and our costs structure. We have experienced, and may continue to experience, quick changes of policies by the Chinese government. If we do not effectively and efficiently manage our growth on time due to lack of capital, we could suffer adversely from the consequences of any such policy changes.

Our intellectual property rights are valuable, and any inability to adequately protect, or uncertainty regarding validity, enforceability or scope of them could undermine our competitive position and reduce the value of our products, services and brand, and litigation to protect our intellectual property rights may be costly.

We attempt to strengthen and differentiate our product portfolio by developing new and innovative products and product improvements.  As a result, our patents, trademarks, trade secrets, copyrights and other intellectual property rights are important assets to us.  Various events outside of our control pose a threat to our intellectual property rights as well as to our products and services.  For example, effective intellectual property protection may not be available in China and other countries in which our products are sold.  Also, although we have registered our trademark in China, the efforts we have taken to protect our proprietary rights may not be sufficient or effective.  Any significant impairment of our intellectual property rights could harm our business or our ability to compete and adversely affect our results of operation. Also, protecting our intellectual property rights is costly and time consuming.  Policing the unauthorized use of our proprietary technology can be difficult and expensive.  Litigation might be necessary to protect our intellectual property rights.  But due to the relative unpredictability of the Chinese legal system and potential difficulties of enforcing a court’s judgment in China, there is no guarantee that litigation would result in an outcome favorable to us. Furthermore, any such litigation may be costly and may divert our management’s attention away from our core business.  An adverse determination in any lawsuit involving our intellectual property is likely to jeopardize our business prospects and reputation.  Although currently we are not aware of any of such litigation, we have no insurance coverage against the litigation costs so we would be forced to bear all litigation costs if we cannot recover them from other parties in the future.  All of the foregoing factors could harm our business, financial condition and results of operations.  Any increase in the unauthorized use of our intellectual property in the future could make it more expensive for us to do business and harm our operating results.

We may be exposed to infringement or misappropriation claims by third parties, which, if determined adversely against us, could adversely affect our business and subject us to significant liability to third parties.

Our success mainly depends on our ability to use and develop our technology and product designs without infringing upon the intellectual property rights of third parties.  We may be subject to litigation involving claims of patent infringement or violations of other intellectual property rights of third parties.  The holders of patents and other intellectual property rights potentially relevant to our product offerings may be unknown to us, which may make it difficult for us to acquire a license on commercially acceptable terms.  There may also be technologies licensed to us and that we rely upon that are subject to infringement or other corresponding allegations or claims by third parties which may damage our ability to rely on such technologies.  In addition, although we endeavor to ensure that companies that work with us possess appropriate intellectual property rights or licenses, we cannot fully avoid the risks of intellectual property rights infringement created by suppliers of components used in our products or by companies we work with in cooperative research and development activities.  Our current or potential competitors may have obtained or may obtain patents that will prevent, limit or interfere with our ability to make, use or sell our products.  The defense of intellectual property claims, including patent infringement suits, and related legal and administrative proceedings can be both costly and time consuming, and may significantly divert the efforts and resources of our technical personnel and management.  These factors could effectively prevent us from pursuing some or all of our business operations and result in our customers or potential customers deferring, canceling or limiting their purchase or use of our products, which may have a material adverse effect on our business, financial condition and results of operations.

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We rely on highly skilled personnel and the continuing efforts of our executive officers and, if we are unable to retain, motivate or hire qualified personnel, our business may be severely disrupted.

Our performance largely depends on the talents, knowledge, skills and know-how and efforts of highly skilled individuals and in particular, the expertise held by our chief executive officer, Solomon Lee. His absence, were it to occur, could impact the development and implementation of the projects and businesses. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization.  Our continued ability to compete effectively depends on our ability to attract new technology developers and to retain and motivate our existing contractors. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all.  Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers.  In addition, if any of our executives joins a competitor or forms a competing company, we may lose some of our customers.

Our financial and operating performance may be adversely affected by epidemics, adverse weather conditions, natural disasters and other catastrophes.

Our financial and operating performance may be adversely affected by epidemics, adverse weather conditions, natural disasters and other catastrophes.  For example, in early 2003, several economies in Asia, including China, were affected by the outbreak of severe acute respiratory syndrome, or SARS.  During May and June of 2003, many businesses in China were closed by the PRC government to prevent transmission of SARS.  Our business could be materially and adversely affected by the effects of H1N1 flu (swine flu), avian flu, severe acute respiratory syndrome or other epidemics or outbreaks.  In April 2009, an outbreak of H1N1 flu first occurred in Mexico and quickly spread to other countries, including the U.S. and China.  In the last decade, China has suffered health epidemics related to the outbreak of avian influenza and severe acute respiratory syndrome.  Any prolonged occurrence or recurrence of H1N1 flu (swine flu), avian flu, SARS or other adverse public health developments in China may have a material adverse effect on our business and operations.  These health epidemics could result in severe travel restrictions and closures that would restrict our ability to ship our products.  Potential outbreaks could also lead to temporary closure of our manufacturing facilities, our suppliers’ facilities and/or our end-user customers’ facilities, leading to reduced production, delayed or cancelled orders, and decrease in demand for our products.  Any future health epidemic or outbreaks that could disrupt our operations and/or restrict our shipping abilities may have a material adverse effect on our business and results of operations.

Insofar as we do not encounter any epidemic in our aquaculture fishery farms in districts of the Guangdong Province or cattle farms in Huangyuan District of the Qinghai Province, however in the event of epidemics, we expect that our marine animals and our cattle will be quarantined until such time as a sanitary certificate for clean bill of health will be obtained before any of our products will be sold. Alternatively, in an extreme situation where our products would fail to obtain the sanitary certificate, they will be destroyed subject to the direction of the Inspection Authorities of the Agriculture Department of China. There is compensation granted by the Chinese Government for the destruction of our products but only for a fraction of our cost of production; as such the Company will bear virtually all losses under such circumstances.

Furthermore, the 2008 Sichuan earthquake also had a negative impact on many businesses in the region.  Losses caused by epidemics, adverse weather conditions, natural disasters and other catastrophes, including SARS, avian flu, swine flu, earthquakes or typhoons, will adversely affect our operations.

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If we make any acquisitions, they may disrupt or have a negative impact on our business.

Although we have no present plans for any specific acquisitions, in the event that we make acquisitions, we could have difficulty integrating the acquired companies’ personnel and operations with our own.  In addition, the key personnel of the acquired business may not be willing to work for us.  We cannot predict the effect expansion may have on our core business.  Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses.  In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

•	the difficulty of integrating acquired products, services or operations;

•	the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;

•	the difficulty of incorporating acquired rights or products into our existing business;

•	difficulties in disposing of the excess or idle facilities of an acquired company or business and expenses in maintaining such facilities;

•	difficulties in maintaining uniform standards, controls, procedures and policies;

•	the potential impairment of relationships with employees and customers as a result of any integration of new management personnel;

•	the potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;

•	the effect of any government regulations which relate to the business acquired;

•	potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or the defense of any litigation, whether or not successful, resulting from actions of the acquired company prior to our acquisition.

Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with these acquisitions, many of which cannot be presently identified, these risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

We face significant competition, including changes in pricing.

The markets for our products are both competitive and price sensitive. Many of our competitors have significant financial, operations, sales and marketing resources and experience in research and development and compete with us by offering lower prices. Competitors could develop new technologies that compete with our products on achieving a lower unit price. If a competitor develops superior technology or cost-effective alternatives to our products and services, our business could be seriously harmed as they may achieve a lower price for the same quality.

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The markets for some of our products are also subject to specific competitive risks because these markets are highly price competitive. Our competitors have competed in the past by lowering prices on certain products. If they do so again, we may be forced to respond by lowering our prices. This would reduce sales revenues and increase losses. Failure to anticipate and respond to price competition may also impact sales and aggravate losses.

Many of our competitors are larger and have greater financial and other resources than we do.

Our products compete and will compete with similar if not identical products produced by our competitors. These competitive products could be marketed by well-established, successful companies that possess greater financial, marketing, distributional, personnel and other resources than we possess. Using these resources, these companies can implement extensive advertising and promotional campaigns, both generally and in response to specific marketing efforts by competitors, and enter into new markets more rapidly to introduce new products. In certain instances, competitors with greater financial resources also may be able to enter a market in direct competition with us, offering attractive marketing tools to encourage the sale of products that compete with our products or present cost features that consumers may find attractive.

Risks Related to our Industry

Our agricultural assets are situated in three provinces in China and crop disease, severe weather, natural disasters and other conditions affecting the environment, including the effects of climate change, could result in substantial losses and weaken our financial condition .

Our agricultural operations are situated in Qinghai Province, Hunan and Guangdong Province. Qinghai Province in particular is subject to occasional periods of drought. Crops require water in different quantities at different times during the growth cycle. The limited water resource at any given point can adversely impact production. In Qinghai our cropping and pasture land presently comprises over 5,000 acres, an area too big and too costly to afford drip irrigation systems for our crops. In Hunan, the district of Linli where we have over 300 acres of crop and pasture land may from time to time be subject to flooding that could affect our agriculture production. In Enping, Guangdong, our HU Plants are very susceptible to dry and wet seasonal variation that could also affect our agriculture production.

Crop disease, severe weather conditions, such as floods, droughts, windstorms and hurricanes, and natural disasters, may adversely affect our supply of one or more products, reduce our sales volumes, increase our unit production costs or prevent or impair our ability to ship products as planned. Since a significant portion of our costs are fixed and contracted in advance of each operating year, volume declines due to production interruptions or other factors could result in increases in unit production costs, which could result in substantial losses and weaken our financial condition. We may experience crop disease, insect infestation, severe weather and other adverse environmental conditions from time to time. Severe weather conditions may occur with higher frequency or may be less predictable in the future due to the effects of climate change.

An occurrence of such an event might result in material disruptions to our operations, to the operations of our customers or suppliers, resulting in a decline in the agriculture industry. There can be no assurance that our facilities or products will not be affected by any such occurrence in the future, which occurrence may lead to adverse conditions to our operations and financial results.

Prices of agricultural products are subject to supply and demand, a market condition of which is not predictable.

Because our agricultural products are commodities, we are not able to predict with certainty what price we will receive for our products. Additionally, the growth cycle of such products in many instances dictates when such products must be marketed to achieve the maximum profitability. Excessive supplies tend to cause severe price competition and lower prices throughout the industry affected. Conversely, shortages may drive the prices higher. Shortages often result from adverse growing conditions which can reduce the availability of the agricultural products affected. Since multiple variables can affect supply and demand, we cannot accurately predict or control from year to year what prices, either favorable or unfavorable, it will receive from the market.

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In addition, general public perceptions regarding the quality, safety or health risks associated with particular food products could reduce demand and prices for some of our products. To the extent that consumer preferences evolve away from products that we produce for health or other reasons, and we are unable to modify our products or to develop products that satisfy new consumer preferences, there will be a decreased demand for our products. However, even if market prices are unfavorable, some of our agricultural products which are ready to be, or have been, harvested must be brought to market promptly. A decrease in the selling price received for our products due to the factors described above could have a material adverse effect on our business, results of operations and financial condition.

We could realize losses and suffer liquidity problems due to declines in sales prices for our agriculture products.

Sales prices for agricultural products are difficult to predict. It is possible that sales prices for our products will decline in the future, and sales prices for other agricultural products may also decline. In recent years, there has been increasing consolidation among food retailers, wholesalers and distributors. A significant portion of our costs is fixed, so that fluctuations in the sales prices have an immediate impact on our profitability. Our profitability is also affected by our production costs, which may increase due to factors beyond our control.

We are subject to the risk of product contamination and product liability claims.

The sales of our products may involve the risk of injury to consumers. Such injuries may result from tampering by unauthorized personnel, product contamination or spoilage, including the presence of foreign objects, substances, chemicals, or residues introduced during the growing, packing, storage, handling or transportation phases. While we are subject to governmental inspection and regulations and believe our facilities comply in all material respects with all applicable laws and regulations, including internal product safety policies, we cannot be sure that consumption of our products will not cause a health-related illness in the future or that we will not be subject to claims or lawsuits relating to such matters. Even if a product liability claim is unsuccessful, the negative publicity surrounding any assertion that our products caused illness or injury could adversely affect our reputation with existing and potential customers and our brand image. We do not maintain product liability insurance.

We may not be successful in the implementation of our new technologies and new products, and our new products may be not widely accepted .

Our new technologies such as our drip irrigation system for precision agriculture or the introduction, testing and promotion of new agricultural varieties, must be able to adapt to local conditions. The term “drip irrigation” refers to a system whereby the exact amount of water is supplied to the plants’ roots at the correct moment. On the one hand, there exists the failure risk due to not being suitable for the local environment and market conditions; on the other hand, there are risks of loss of competitive advantages due to the rising of producing similar products enterprises and other enterprises that follow to produce the similar products.

We are a holding company whose subsidiaries are given certain degree of independency and our failure to integrate our subsidiaries may adversely affect our financial condition.

According to the specific characteristics of agricultural production in China, we have given our subsidiary companies and their farms a certain degree of independency in decision-making. On one hand, this independency increases the sense of ownership at all levels, on the other hand it has also increased the difficulty of the integration of operation and management, which has resulted in increased difficulty of management integration. In the event we are not able to successfully manage our subsidiaries this will result in operating difficulties and have a negative impact on our business.

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One or more of our distributors could engage in activities that are harmful to our brand and to our business.

Our products are sold primarily through distributors, and those distributors are responsible for ensuring that our products have the appropriate licenses to be sold to farmers in their provinces and be kept at the right temperature to be fresh and meet shelf life terms. If those distributors do not obtain the appropriate licenses, their sales of our products in those provinces may be illegal, and we may be subject to government sanctions, including confiscation of illegal revenues and a fine of between two and three times the amount of such illegal revenues. Unlicensed sales in a province may also cause a delay for our other distributors in receiving a license from the authorities for their provinces, which could further adversely impact our sales. In addition, distributors may sell our products under another brand licensed in a particular province if our product is not licensed there. If our products are sold under another brand, the purchasers will not be aware of our brand name, and we will be unable to cross-market other seed varieties or other products as effectively to these purchasers. Moreover, our ability to provide appropriate customer service to these purchasers will be negatively affected, and we may be unable to develop our local knowledge of the needs of these purchasers and their environment. Furthermore, if any of our distributors sell inferior seeds produced by other companies under our brand name, our brand and reputation could be harmed, which could make marketing of our branded seeds more difficult. As of the date of this prospectus, we are not aware of the occurrence of any of the potential violations by our distributors described above.

The PRC agricultural market is highly competitive and our growth and results of operations may be adversely affected if we are unable to compete effectively.

The agricultural market in China is highly fragmented, largely regional and highly competitive, and we expect competition to increase and intensify within the sector. We face significant competition in our lines of business. Many of our competitors have greater financial, research and development and other resources than we have. Competition may also develop from consolidation within our industry in China or the privatization of producers that are currently operated by local governments in China. Our competitors may be better positioned to take advantage of industry consolidation and acquisition opportunities than we are. The reform and restructuring of state-owned equity in enterprises involved primarily in producing sectors will likely lead to the reallocation of market share in the agriculture industry, and our competitors may increase their market share by participating in the restructuring of state-owned agriculture companies. Such privatization would likely result in increased numbers of market participants with more efficient and commercially viable business models. As competition intensifies, our margins may be compressed by more competitive pricing and we may lose our market share and experience a reduction in our revenues and profit.

We may not possess all of the licenses required to operate our business, or we may fail to maintain the licenses we currently hold. This could subject us to fines and other penalties, which could materially adversely affect our results of operations.

We are required to hold a variety of permits and licenses to conduct business in China. We may not possess all of the permits and licenses required for each of our business segments. In addition, the approvals, permits or licenses required by governmental agencies may change without substantial advance notice, and we could fail to obtain the approvals, permits or licenses required to expand our business. If we fail to obtain or to maintain such permits or licenses, or if renewals are granted with onerous conditions, we could be subject to fines and other penalties and be limited in the number or the quality of the products that we could offer. As a result, our business, results of operations and financial condition could be materially and adversely affected.

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Risks Related to Doing Business in China

Under PRC law, we are required to obtain and retain permits and business licenses, and our failure to do so would adversely impact our ability to conduct business in China.

We hold various permits, business licenses, and approvals authorizing our operations and activities, which are subject to periodic review and reassessment by the Chinese authorities.  Standards of compliance necessary to pass such reviews change from time to time and differ from jurisdiction to jurisdiction, leading to a degree of uncertainty.  If renewals, or new permits, business licenses or approvals required in connection with existing or new facilities or activities, are not granted or are delayed, or if existing permits, business licenses or approvals are revoked or substantially modified, we may not be able to continue to operate our facilities which would have a material adverse effect on our operations.  If new standards are applied to renewals or new applications, it could prove costly for us to meet these new standards.

The PRC economic cycle may negatively impact our operating results.

We believe that the rapid growth of the PRC economy before 2008 generally led to higher levels of inflation.  We believe that the PRC economy has more recently experienced a decrease in its growth rate.  We believe that a number of factors have contributed to this deceleration, including appreciation of the RMB, the currency of China, which has adversely affected China’s exports.  In addition, we believe the deceleration has been exacerbated by the recent global crisis in the financial services and credit markets, which has resulted in significant volatility and dislocation in the global capital markets.  It is uncertain how long the global crisis in the financial services and credit markets will continue and the significance of the adverse impact it may have on the global economy in general or the Chinese economy in particular.  Slowing economic growth in China could result in weakening growth and demand for our products which could reduce our revenues and income.  In the event of a recovery in the PRC, renewed high growth levels may again lead to inflation.  The government’s attempts to control inflation may adversely affect the business climate and growth of private enterprise.  In addition, our profitability may be adversely affected if prices for our products rise at a rate that is insufficient to compensate for the rise in inflation.

Currency fluctuations and restrictions on currency exchange may adversely affect our business, including limiting our ability to convert Chinese Renminbi, or RMB, into foreign currencies and, if the RMB were to decline in value, reducing our revenue in U.S. dollar terms .

The exchange rate of the RMB is currently managed by the Chinese government. On July 21, 2005, the People's Bank of China, or the People's Bank, with the authorization of the State Council of the PRC, announced that the RMB exchange rate would no longer be pegged to the U.S. Dollar and would float based on market supply and demand with reference to a basket of currencies. According to public reports, the governor of the People's Bank has stated that the basket is composed mainly of the U.S. Dollar, the European Union Euro, the Japanese Yen and the South Korean Won. Also considered, but playing smaller roles, are the currencies of Singapore, the United Kingdom, Malaysia, Russia, Australia, Canada and Thailand. The weight of each currency within the basket has not been announced.

The initial adjustment of the RMB exchange rate was an approximate 2% revaluation from an exchange rate of 8.28 RMB per U.S. Dollar to 8.11 RMB per U.S. Dollar. The People's Bank also announced that the daily trading price of the U.S. Dollar against the RMB in the inter-bank foreign exchange market would be allowed to float within a band of 0.3% around the central parity published by the People's Bank, while the trading prices of the non-U.S. Dollar currencies against the RMB would be allowed to move within a certain band announced by the People's Bank. The People's Bank has stated that it will make adjustments of the RMB exchange rate band when necessary according to market developments as well as the economic and financial situation. In a later announcement published on May 18, 2007, the band was extended to 0.5%. Since July 2008, the RMB has traded at 6.83 RMB per U.S. Dollar. Recent reports indicate an upward revaluation in the value of the RMB against the U.S. Dollar may be allowed. The People's Bank announced on June 19, 2010 its intention to allow the RMB to move more freely against the basket of currencies, which increases the possibility of sharp fluctuations in the value of the RMB in the near future and thus the unpredictability associated with the RMB exchange rate.

Despite this change in its exchange rate regime, the Chinese government continues to manage the valuation of the RMB. The value of our common stock will be indirectly affected by the foreign exchange rate between the U.S. dollar and the RMB.  Appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars, as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

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The income statements of our operations are translated into U.S. dollars at the average exchange rates in each applicable period. To the extent the U.S. dollar strengthens against foreign currencies, the translation of these foreign currencies denominated transactions results in reduced revenue, operating expenses and net income for our international operations. Similarly, to the extent the U.S. dollar weakens against foreign currencies, the translation of these foreign currency denominated transactions results in increased revenue, operating expenses and net income for our international operations. We are also exposed to foreign exchange rate fluctuations as we convert the financial statements of our foreign subsidiaries into U.S. dollars in consolidation. If there is a change in foreign currency exchange rates, the conversion of the foreign subsidiaries’ financial statements into U.S. dollars will lead to a translation gain or loss, which is recorded as a component of other comprehensive income. In addition, we have certain assets and liabilities that are denominated in currencies other than the relevant entity’s functional currency. Changes in the functional currency value of these assets and liabilities create fluctuations that will lead to a transaction gain or loss.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Uncertainties with respect to the PRC legal system could adversely affect us and we may have limited legal recourse under PRC law if disputes arise under our contracts with third parties.

Since 1979, we believe PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China.  However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China.  In particular, because these laws and regulations are relatively new, the interpretation and enforcement of these laws and regulations involve uncertainties.  In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect.  As a result, sometimes we may not be aware of our violation of these policies and rules until sometime after violation.

The Chinese government has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, their experience in implementing, interpreting and enforcing these laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is unpredictable.  The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination.  Any rights we may have to specific performance, or to seek an injunction under PRC law, in either of these cases, are severely limited, and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring.  The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.

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Under the PRC EIT Law, we may be classified as a “resident enterprise” of the PRC. Such classification could result in tax consequences to us and our non-PRC resident shareholders.

On March 16, 2007, the National People’s Congress approved and promulgated a new tax law, the PRC Enterprise Income Tax Law, or “EIT Law,” which took effect on January 1, 2008.  Under the EIT Law, enterprises are classified as resident enterprises and non-resident enterprises.  An enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define “de facto management bodies” as a managing body that in practice exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise; however, it remains unclear whether the PRC tax authorities would deem our managing body as being located within China. Due to the short history of the EIT Law and lack of applicable legal precedents, the PRC tax authorities determine the PRC tax resident treatment of a foreign company on a case-by-case basis.

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of PRC tax consequences could follow.  First, we could be subject to the enterprise income tax at a rate of 25 percent on our worldwide taxable income, as well as PRC enterprise income tax reporting obligations.  Second, under the EIT Law and its implementing rules, dividends paid between “qualified resident enterprises” are exempt from enterprise income tax.  As a result, if we are treated as a PRC “qualified resident enterprise,” all dividends paid from our Chinese subsidiaries to us would be exempt from PRC tax.

Finally, the new “resident enterprise” classification could result in a situation in which a 10% PRC tax is imposed on dividends we pay to our non-PRC stockholders that are not PRC tax “resident enterprises” and gains derived by hem from transferring our common stock, if such income is considered PRC-sourced income by the relevant PRC authorities.  In such event, we may be required to withhold a 10% PRC tax on any dividends paid to non-PRC resident stockholders.  Our non-PRC resident stockholders also may be responsible for paying PRC tax at a rate of 10% on any gain realized from the sale or transfer of our common stock in certain circumstances. We would not, however, have an obligation to withhold PRC tax with respect to such gain.

Moreover, the State Administration of Taxation (“SAT”) released Circular Guoshuihan No. 698 (“Circular 698”) on December 15, 2009 that reinforces the taxation of non-listed equity transfers by non-resident enterprises through overseas holding vehicles.  Circular 698 addresses indirect share transfers as well as other issues.  Circular 698 is retroactively effective from January 1, 2008. According to Circular 698, where a foreigner (non-PRC resident) who indirectly holds shares in a PRC resident enterprise through a non-PRC offshore holding company indirectly transfers equity interests in a PRC resident enterprise by selling the shares of the offshore holding company, and the latter is located in a country or jurisdiction where the effective tax burden is less than 12.5 percent or where the offshore income of his, her, or its residents is not taxable, the foreign investor is required to provide the PRC tax authority in charge of that PRC resident enterprise with certain relevant information within 30 days of the transfer.  The tax authorities in charge will evaluate the offshore transaction for tax purposes.  In the event that the tax authorities determine that such transfer is abusing forms of business organization and a reasonable commercial purpose for the offshore holding company other than the avoidance of PRC income tax liability is lacking, the PRC tax authorities will have the power to re-assess the nature of the equity transfer under the doctrine of substance over form.  A reasonable commercial purpose may be established when the overall international (including U.S.) offshore structure is set up to comply with the requirements of supervising authorities of international (including U.S.) capital markets.  If the SAT’s challenge of a transfer is successful, it may deny the existence of the offshore holding company that is used for tax planning purposes and subject the seller to PRC tax on the capital gain from such transfer. Since Circular 698 has a relatively short history, there is uncertainty as to its application.  We (or a foreign investor) may become at risk of being taxed under Circular 698 and may be required to expend valuable resources to comply with Circular 698 or to establish that we (or such foreign investor) should not be taxed under Circular 698, which could have a material adverse effect on our financial condition and results of operations (or such foreign investor’s investment in us).

If any such PRC taxes apply, a non-PRC resident stockholder may be entitled to a reduced rate of PRC taxes under an applicable income tax treaty and/or a foreign tax credit against such stockholder’s domestic income tax liability (subject to applicable conditions and limitations).  Prospective investors are encouraged to consult with their own tax advisors regarding the applicability of any such taxes, the effects of any applicable income tax treaties, and any available foreign tax credits.

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Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may materially adversely affect us.

In October 2005, the PRC State Administration of Foreign Exchange, or SAFE, issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents inside China, generally referred to as Circular 75.  The policy announced in this notice required PRC residents to register with the relevant SAFE branch before establishing or acquiring control over an offshore special purpose company, or SPV, for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Failure to comply with the requirements of Circular 75 and any of its internal implementing guidelines as applied by SAFE in accordance with Notice 106 may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions.  Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

We have requested our shareholders who are PRC residents to make the necessary applications, filings and amendments as required under Circular 75 and other related rules.  We attempt to comply, and attempt to ensure that our shareholders who are subject to these rules comply, with the relevant requirements.  However, we cannot provide any assurances that our shareholders who are PRC residents will comply with our request to make any applicable registrations, and nor can we provide any assurances that our shareholders who are PRC residents will be able to obtain such applicable registration or comply with other requirements required by Circular 75 or other related rules or that, if challenged by government agencies, the structure of our organization fully complies with all applicable registrations or approvals required by Circular 75.  Moreover, because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies.  A failure by such PRC resident shareholders or future PRC resident shareholders to comply with Circular 75 or other related rules, if SAFE requires it, could subject these PRC resident shareholders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries’ ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

Adverse changes in political and economic policies of the Chinese government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and materially and adversely affect our competitive position.

Our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China.  The Chinese economy differs from the economies of most developed countries in many respects, including:

•	the amount of government involvement;

•	the level of development;

•	the growth rate;

•	the control of foreign exchange; and

•	the allocation of resources.

While the Chinese economy has grown significantly in the past 20 years, we believe the growth has been uneven, both geographically and among various sectors of the economy.  The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources.  We believe some of these measures benefit the overall Chinese economy, but may also have a negative effect on us.  For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

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The Chinese economy has been transitioning from a planned economy to a more market-oriented economy.  Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in China is still owned by the Chinese government.  The Chinese government also exercises significant control over Chinese economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

Contract drafting, interpretation and enforcement in China involve significant uncertainty.

We have entered into numerous contracts governed by PRC law, many of which are material to our business.  As compared with contracts in the United States, contracts governed by PRC law tend to contain less detail and to not be as comprehensive in defining contracting parties’ rights and obligations.  As a result, contracts in China are more vulnerable to disputes and legal challenges.  In addition, contract interpretation and enforcement in China is not as developed as in the United States, and the result of any contract dispute is subject to significant uncertainties.  Therefore, we cannot assure you that we will not be subject to disputes under our material contracts, and if such disputes arise, we cannot assure you that we will prevail.

The application of PRC regulations relating to the overseas listing of PRC domestic companies is uncertain, and we may be subject to penalties for failing to request approval of the PRC authorities prior to listing our shares in the U.S.

On August 8, 2006, six PRC government agencies, namely, the Ministry of Commerce (“MOFCOM”), the State Administration for Industry and Commerce (“SAIC”), the China Securities Regulatory Commission (“CSRC”), SAFE, the State-Owned Assets Supervision and Administration Commission, (“SASAC”), and the State Administration for Taxation (“SAT”), jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “New M&A Rules”), which became effective on September 8, 2006.  The New M&A Rules purport, among other things, to require offshore “special purpose vehicles”, that are (1) formed for the purpose of overseas listing of the equity interests of PRC companies via acquisition and (2) are controlled directly or indirectly by PRC companies and/or PRC individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on overseas stock exchanges.  On September 21, 2006, pursuant to the New M&A Rules and other PRC Laws, the CSRC published on its official website relevant guidance with respect to the listing and trading of PRC domestic enterprises’ securities on overseas stock exchanges (the “Related Clarifications”), including a list of application materials regarding the listing on overseas stock exchanges by special purpose vehicles.  We were and are not required to obtain the approval of CSRC under the New M&A Rules in connection with this transaction because we were and are not a special purpose vehicle formed or controlled by PRC individuals.

However, there are substantial uncertainties regarding the interpretation, application and enforcement of these rules, and CSRC has yet to promulgate any written provisions or formally to declare or state whether the overseas listing of a PRC-related company structured similar to ours is subject to the approval of CSRC.  Any violation of these rules could result in fines and other penalties on our operations in China, restrictions or limitations on remitting dividends outside of China, and other forms of sanctions that may cause a material and adverse effect to our business, operations and financial conditions.

The New M&A Rules also established additional procedures and requirements that are expected to make merger and acquisition activities by foreign investors more time-consuming and complex, including requirements in some instances that the Ministry of Commerce be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise that owns well-known trademarks or China’s traditional brands. We may grow our business in part by acquiring other businesses.  Complying with the requirements of the New M&A Rules in completing this type of transaction could be time-consuming, and any required approval processes, including CSRC approval, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

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We may face regulatory uncertainties that could restrict our ability to issue equity compensation to our directors and employees and other parties who are PRC citizens or residents under PRC law.  The grant of stock options under any incentive plan that we adopt in the future would registration with SAFE.

On April 6, 2007, SAFE issued the “Operating Procedures for Administration of Domestic Individuals Participating in the Employee Stock Ownership Plan or Stock Option Plan of An Overseas Listed Company,” also known as “Circular 78”.  It is not clear whether Circular 78 covers all forms of equity compensation plans or only those that provide for the grant of stock options.  For any equity compensation plan which is so covered and is adopted by a non-PRC listed company after April 6, 2007, Circular 78 requires all participants who are PRC citizens to register with, and obtain the approval of, SAFE prior to their participation in any such plan. In addition, Circular 78 also requires PRC citizens to register with SAFE and make the necessary applications and filings if they participate in an overseas listed company’s covered equity compensation plan prior to April 6, 2007.  As of the date of this filing, we have not adopted any incentive plans, but may do so in the future. Any such plan may grant equity compensation, including, but not limited to, stock options, to our PRC employees and/or directors. The grant of any equity compensation under such a plan to a PRC citizen, however, may under Circular 78 require the PRC citizen to register with and obtain approval of SAFE.  We believe that the registration and approval requirements contemplated in Circular 78 will be burdensome and time consuming.  If it is determined that our such a plan, or any equity compensation grant under such a plan, is subject to Circular 78, failure to comply with such provisions of Circular 78 may subject us and any recipients thereof to fines and legal sanctions and prevent us from being able to grant equity compensation to our PRC employees and/or directors.  In that case, our ability to compensate our employees and directors through equity compensation would be hindered and/or prevented.

Capital outflow policies in the PRC may hamper our ability to remit income to the United States.

The PRC has adopted currency and capital transfer regulations.  These regulations may require that we comply with complex regulations for the movement of capital and as a result we may not be able to remit all income earned and proceeds received in connection with our operations or from the sale of our operating subsidiary to the U.S. or to our stockholders.

Our operations and assets in the PRC are subject to significant political and economic uncertainties.

Government policies are subject to rapid change and the government of the PRC may adopt policies which have the effect of hindering private economic activity and greater economic decentralization.  There is no assurance that the government of China will not significantly alter its policies from time to time without notice in a manner with reduces or eliminates any benefits from its present policies of economic reform.  In addition, a substantial portion of productive assets in China remains government-owned.  For instance, all lands are state or rural collective economic organizations owned and leased to business entities or individuals through governmental grants of the land use rights.  The grant process is typically based on government policies at the time of the grant, which could be lengthy and complex.  This process may adversely affect our business.  The government of China also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency and providing preferential treatment to particular industries or companies.  Uncertainties may arise as a result of changing governmental policies and measures.  In addition, changes in laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency, the nationalization or other expropriation of private enterprises, as well as adverse changes in the political, economic or social conditions in China, could have a material adverse effect on our business, results of operations and financial condition.

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Our use of the allocated land may be subject to challenges in the future.

All land use rights that we own are land use rights relating to allocated land.  The local governmental authorities have granted such land use rights to us for free use or at a discounted levy rate given our contribution to the development of the local economy.  However, pursuant to the Catalogue on Allocated Land issued by the Ministry of Land Resources of the PRC (the “Catalogue”), the land use rights for allocated land may only be granted to those specific projects which are in compliance with the Catalogue, subject to the approval of the competent governmental authorities.  We, as a privately owned agricultural producer, may not be qualified to be granted such land use rights for allocated land according to the Catalogue.  Consequently, our use of such land may be subject to challenge in the future, and the legal consequences could include the confiscation of such land by the governmental authorities or a demand that we pay a market price for purchasing the land use rights for such land and converting the allocated land use right to a granted land use right.

Because Chinese law governs almost all of our material agreements, we may not be able to enforce our legal rights within China or elsewhere, which could result in a significant loss of business, business opportunities, or capital.

Chinese law governs almost all of our material agreements.  We cannot assure you that we will be able to enforce any of our material agreements or that remedies will be available outside of China.  The system of laws and the enforcement of existing laws in China may not be as certain in implementation and interpretation as in the United States.  Our inability to enforce or obtain a remedy under any of our current or future agreements could result in a significant loss of business, business opportunities or capital.  It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets based in China.

Substantially all of our assets will be located in the PRC and all of our officers and our present directors reside outside of the United States.  As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under federal securities laws.  Moreover, we have been advised that China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extradition treaties now in effect between the United States and China would permit effective enforcement of criminal penalties of the federal securities laws.

We do not have insurance coverage.

We currently do not purchase property insurance for our properties, including raw materials, semi-manufactured goods, manufactured goods, buildings and machinery equipment, livestock, and we currently do not carry any product liability or other similar insurance, nor do we have business liability or business disruption insurance coverage for our operations in the PR. There is no insurance covering risks incurred through seasonal variation consequences. In this respect, we as an engineering based company have qualified personnel and staffs to manage and to limited the happenings of these relevant risk factors; however there is no guarantee that accidents will not happen, and if they happen, the consequences may have a material adverse effect on our business, financial condition and results of operations.

Because our cash and cash equivalent are held in banks which do not provide capital guarantee insurance, the failure of any bank in which we deposit our funds could affect our ability to continue in business.

Banks and other financial institutions in the PRC do not provide insurance for funds held on deposit.  A significant portion of our assets are in the form of cash deposited with banks in the PRC, and in the event of bank failure, we may not have access to, or may lose entirely, our funds on deposit.  Depending upon the amount of cash we maintain in a bank that fails, our inability to have access to such cash deposits could impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue in business.

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Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business.  Foreign companies, including some that may compete with us, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time to time in the PRC.  We cannot assure you that our employees or other agents will not engage in such conduct for which we might be held responsible.  If our employees or agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Labor laws in the PRC may adversely affect our results of operations.

On June 29, 2007, the PRC government promulgated a new labor law, namely, the Labor Contract Law of the PRC, or the New Labor Contract Law, which became effective on January 1, 2008.  The New Labor Contract Law imposes greater liabilities on employers and significantly affects the cost of an employer’s decision to reduce its workforce.  Further, it requires that certain terminations be based upon seniority and not merit.  In the event we decide to significantly change or decrease our workforce, the New Labor Contract Law could adversely affect our ability to effect such changes in a manner that is most advantageous to our business or in a timely and cost-effective manner, thus materially and adversely affecting our financial condition and results of operations.

Risks Related to Ownership of our Common Stock

Volatility in our common stock price may subject us to securities litigation.

Stock markets, in general, have experienced in recent months, and continue to experience, significant price and volume volatility, and the market price of our common stock may continue to be subject to similar market fluctuations unrelated to our operating performance or prospects.  This increased volatility, coupled with depressed economic conditions, could continue to have a depressing effect on the market price of our common stock.  The following factors, many of which are beyond our control, may influence our stock price:

•	the status of our growth strategy including the building of our new production line with the net proceeds from the offering;

•	announcements of technological or competitive developments;

•	regulatory developments in the PRC affecting us, our customers or our competitors;

•	announcements regarding patent or other intellectual property litigation or the issuance of patents to us or our competitors or updates with respect to the enforceability of patents or other intellectual property rights generally in the PRC or internationally;

•	actual or anticipated fluctuations in our quarterly operating results;

•	changes in financial estimates by securities research analysts;

•	changes in the economic performance or market valuations of our competitors;

•	additions or departures of our executive officers;

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•	release or expiration of lock-up or other transfer restrictions on our outstanding common stock; and

•	sales or perceived sales of additional shares of our common stock.

In addition, the securities markets have, from time to time, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies.  Any of these factors could result in large and sudden changes in the volume and trading price of our common stock and could cause our stockholders to incur substantial losses.  In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted securities class action litigation against that company.  If we were involved in a class action suit or other securities litigation, it would divert the attention of our senior management, require us to incur significant expense and, whether or not adversely determined, have a material adverse effect on our business, financial condition, results of operations and prospects.

Your ability to bring an action against us or against our directors and officer, or to enforce a judgment against us or them, will be limited because we conduct substantially all of our operations in the PRC and because the majority of our directors and officers reside outside of the United States.

We are a Nevada holding company and substantially all of our assets are located outside of the United States.  Substantially all of our current operations are conducted in the PRC.  In addition, all of our directors and officers are nationals and residents of countries other than the United States.  A substantial portion of the assets of these persons are located outside the United States.  As a result, it may be difficult for you to effect service of process within the United States upon these persons.  It may also be difficult for you to enforce in U.S. courts judgments on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, none of whom are residents in the United States and the substantial majority of whose assets are located outside of the United States.  In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts.  Our counsel as to PRC law has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law.  Courts in the PRC may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based on treaties between the PRC and the country where the judgment is made or on reciprocity between jurisdictions.  The PRC does not have any treaties or other arrangements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States.  In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates basic principles of PRC law or national sovereignty, security or the public interest.  So it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States.

We will be a “controlled company” within the meaning of the NASDAQ Marketplace rules and, as a result, will qualify for and will rely on certain exemptions from certain corporate governance requirements.

We have submitted a listing application for our shares of common stock to be listed on the NASDAQ Stock Market LLC. After the closing of this offering, our chief executive officer will continue to control a majority of the voting power of our outstanding common stock. As a result, we will be a “controlled company” pursuant to Rule 5615(c) of the corporate governance standards of the NASDAQ Stock Market LLC.  Under such rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements of the NASDAQ Stock Market LLC, including the requirements that:

•	a majority of our Board of Directors consist of independent directors;

•	the nominating and corporate governance committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

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•	the compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	there be an annual performance evaluation of the nominating and corporate governance and compensation committees.

This controlled company exemption does not extend to the audit committee requirements under Rule 5605(c) or the requirement for executive sessions of Independent Directors under Rule 5605(b)(2).

We intend to elect to be treated as a “controlled company” in the event that our shares should become listed on the Nasdaq Stock Market LLC.  As a result, you may not have the same protections afforded to stockholders of companies that are mandatorily subject to all of the corporate governance requirements of the NASDAQ Stock Market LLC.

One of our directors and officers controls a majority of our common stock and his interests may not align with the interests of our other stockholders.

Solomon Lee, our chairman, chief executive officer and president, controls our company and will both before and after this offering beneficially own in excess of 50.1% of our issued and outstanding common stock.  This significant concentration of share ownership may adversely affect the trading price of our common stock because investors often perceive a disadvantage in owning shares in a company with one or several controlling stockholders.  Furthermore, our directors and officers, as a group, have the ability to significantly influence or control the outcome of all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, such as mergers, consolidations or the sale of substantially all of our assets.  This concentration of ownership may have the effect of delaying or preventing a change in control of our company which could deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our common stock.  In addition, without the consent of Mr. Lee, we could be prevented from entering into transactions that could be beneficial to us.  Mr. Lee may cause us to take actions that are opposed by other stockholders as his interests may differ from those of other stockholders.

Future issuances of capital stock may depress the trading price of our common stock.

Any issuance of shares of our common stock (or common stock equivalents) after this offering could dilute the interests of our existing stockholders and could substantially decrease the trading price of our common stock.  We may issue additional shares of our common stock in the future for a number of reasons, including financing our operations and business strategy (including in connection with acquisitions, strategic collaborations or other transactions).

Sales of a substantial number of shares of our common stock in the public market could depress the market price of our common stock, and impair our ability to raise capital through the sale of additional equity securities.  We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

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We believe that the market price of our shares in the OTC BB markets is adversely affected by the current stigma associated with Chinese companies quoted or listed publicly in the United States.

We believe that the market price of our shares in the OTC BB markets is adversely affected by the current stigma associated with Chinese companies quoted or listed publicly in the United States. Although we managed to maintain our liquidity to a certain degree, our market prices are suffering (e.g., our shares are presently trading at approximately 25% of our net tangible asset value per share). Many Chinese companies are suffering from this stigma, which tends to affect both market prices and liquidities, and our company is no exception. There are reasons of varying degrees of legitimacy explaining this stigma, including but not limited to: (i) investors’ experience of losses suffered in the course of investing in other Chinese companies, (ii) the difficulty some Chinese companies have had in preparing auditable financial statements, (iii) the difficult in enforcing US judgments in foreign courts generally, all of which have contributed to a negative perception in the minds of some US investors regarding all Chinese companies publicly traded on US markets. Regardless of the reasons for this perception, should it continue over a sustained period of time our market prices may keep on trading below our net tangible asset value per share, which would not only increase the risk that our shareholders lose the funds they have invested in our company, but may also adversely affect our ability to maintain our growth plan on a timely manner and thus our business and financial condition as well.

If following the closing of the offering, shares of our common stock remains subject to the U.S. “Penny Stock” Rules, investors who purchase our common stock in the offering may have difficulty re-selling their shares of our common stock as the liquidity of the market for our shares may be adversely affected by the impact of the “Penny Stock” Rules.

Although we anticipate that at some point following this offering, shares of our common stock will trade on the NASDAQ Capital Market, in the event that shares of our common stock do not become listed on the NASDAQ Capital Market or if our shares are in the future delisted from the NASDAQ Capital Market, it may be more difficult for investors in the offering to sell the shares of our common stock.  A “penny stock” is generally defined by regulations of the U.S. Securities and Exchange Commission (“SEC”) as an equity security with a market price of less than US$5.00 per share.  However, an equity security with a market price under US$5.00 will not be considered a penny stock if it fits within any of the following exceptions:

(i)	the equity security is listed on a national securities exchange;

(ii)	the issuer of the equity security has been in continuous operation for less than three years, and either has (a) net tangible assets of at least US$5,000,000, or (b) average annual revenue of at least US$6,000,000; or

(iii)	the issuer of the equity security has been in continuous operation for more than three years, and has net tangible assets of at least US$2,000,000.

Although we believe our common stock is not a penny stock based upon the exception (iii) above, we cannot provide any assurance that in the future our common stock will not be classified as Penny Stock.

If an investor buys or sells a penny stock, SEC regulations require that the investor receive, prior to the transaction, a disclosure explaining the penny stock market and associated risks. Furthermore, trading in our common stock is currently subject to Rule 15g-9 of the Exchange Act, which relates to non-NASDAQ and non-exchange listed securities.  Under this rule, broker/dealers who recommend our securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale.

The low price of our common stock has a negative effect on the amount and percentage of transaction costs paid by individual shareholders.  The low price of our common stock also limits our ability to raise additional capital by issuing additional shares.  There are several reasons for these effects.  First, the internal policies of certain institutional investors prohibit the purchase of low-priced stocks.  Second, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin.  Third, some brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks.  Finally, broker's commissions on low-priced stocks usually represent a higher percentage of the stock price than commissions on higher priced stocks.  As a result, our stockholders may pay transaction costs that are a higher percentage of their total share value than they would if our share price were substantially higher.

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As an issuer of “penny stock” the protection provided by the federal securities laws relating to a forward-looking statement does not apply to us and as a result we could be subject to legal action.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks.  As a result, if we are a penny stock, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

The issuance of any of our equity securities pursuant any equity compensation plan we may adopt may dilute the value of existing stockholders and may affect the market price of our stock.

In the future, we may issue to our officers, directors, employees and/or other persons equity based compensation under any equity compensation plan we may adopt to provide motivation and compensation to our officers, employees and key independent consultants.  The award of any such incentives could result in an immediate and potentially substantial dilution to our existing stockholders and could result in a decline in the value of our stock price.  The exercise of these options and the sale of the underlying shares of common stock and the sale of stock issued pursuant to stock grants may have an adverse effect upon the price of our stock. In addition, if the holders of outstanding convertible securities convert such securities into common stock, you will suffer further dilution; at present, the only convertible securities issued and outstanding are the 7,000,000 shares of Series B Preferred Stock, which are convertible into common stock on a one-for-one basis.

The requirements of being a public company may strain our resources, divert management's attention and affect our ability to attract and retain qualified board members .

We are a public company and subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and the Sarbanes-Oxley Act of 2002. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls for financial reporting. For example, Section 404 of the Sarbanes-Oxley Act requires that our management report on the effectiveness of our internal controls structure and procedures for financial reporting. Section 404 compliance may divert internal resources and will take a significant amount of time and effort to complete. If we fail to maintain compliance under Section 404, or if in the future management determines that our internal control over financial reporting are not effective as defined under Section 404, we could be subject to sanctions or investigations by the NASDAQ Stock Market should we in the future be listed on this market, the SEC, or other regulatory authorities. Furthermore, investor perceptions of our company may suffer, and this could cause a decline in the market price of our common stock. Any failure of our internal controls could have a material adverse effect on our stated results of operations and harm our reputation. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in an adverse opinion on internal controls from our independent auditors. We may need to hire a number of additional employees with public accounting and disclosure experience in order to meet our ongoing obligations as a public company, particularly if we become fully subject to Section 404 and its auditor attestation requirements, which will increase costs. Our management team and other personnel will need to devote a substantial amount of time to new compliance initiatives and to meeting the obligations that are associated with being a public company, which may divert attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.

Our shares of common stock may be thinly traded, so you may be unable to sell at or near ask prices or at all.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained. Our common stock is currently traded on the OTC Bulletin Board where the shares have historically been thinly traded, meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent.

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This situation may be attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community who generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we have become more seasoned and viable. As a consequence, there may be periods of several days, weeks or months when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot assure you that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained or not diminish.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. The management has limited experience as a management team in a public company and as a result projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Securities analysts may elect not to report on our common stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our common stock, and securities analysts may not elect not to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our common stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our common stock.

Risks Related to this Offering:

New investors in our common stock will experience immediate and substantial dilution.

The public offering price of our common stock is substantially higher than our net tangible book value per share of common stock. Investors purchasing shares of common stock in this offering will, therefore, incur immediate dilution in net tangible book value per share of common stock. See “Dilution.”

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Because there is no minimum required for the offering to close, investors in this offering will not receive a refund in the event that we do not sell an amount of shares sufficient to pursue the business goals outlined in this prospectus .

We have not specified a minimum offering amount nor have or will we establish an escrow account in connection with this offering. Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives or proceed with our operations due to a lack of interest in this offering. If this were to occur, we may be forced to curtail or abandon our operations with a loss to investors who purchase stock under this prospectus. Further, because there is no escrow account in operation and no minimum investment amount, any proceeds from the sale of shares offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. Investor funds will not be returned under any circumstances whether during or after the offering.

We are offering our shares of common stock at a fixed price. This price may be substantially higher than the market price on the date of effectiveness of the registration statement of which this prospectus forms a part.

We are offering our shares of common stock at a fixed price. This price may be substantially higher than the market price on the date of effectiveness of the registration statement of which this prospectus forms a part. While presently contemplated to be $1.00 per share, we reserve the right to lower or increase this price prior to any sale(s) being made prior to effectiveness of the registration statement of which this prospectus forms a part. If the price is substantially higher than the market price on the date that the sale, if any, is made, it is possible that you will pay substantially more for our shares of common stock that you would pay in an open market purchase.

Our management might not use the proceeds of this offering effectively.

Our management has broad discretion over the use of proceeds of this offering. In addition, our management has not designated a specific use for a substantial portion of the proceeds of this offering. Accordingly, it is possible that our management may allocate the proceeds in ways that do not improve our operating results. In addition, cash proceeds received in the offering may be temporarily used to purchase short-term, low-risk investments, and such investments might not be invested to yield a favorable rate of return.

We are selling the shares of common stock offered in this prospectus without an underwriter and may not be able to sell any of the shares offered herein.

Our officers and directors are offering the shares of common stock being sold on our behalf. There is no broker-dealer retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that we will be capable of selling all, or any, of the shares of common stock being offered hereby.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. We discuss many of the risks in greater detail under the heading “Risk Factors.” Also, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. Except as required by law, we assume no obligation to update any forward-looking statements after the date of this prospectus.

This prospectus also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified the statistical and other industry data generated by independent parties and contained in this prospectus and, accordingly, we cannot guarantee their accuracy or completeness, though we do generally believe the data to be reliable. In addition, projections, assumptions and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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USE OF PROCEEDS

There is no minimum number of shares that must be sold in the offering, we will retain the proceeds from the sale of any of the offered shares, and funds will not be returned to investors. It is possible that no proceeds will be received by the Company or that if any proceeds are received, that such proceeds will not be sufficient to cover the costs of the offering. The estimated net proceeds to the Company from the sale of the maximum number of shares of common stock offered hereby are estimated to be approximately $26,080,000 after deducting estimated offering expenses.  We intend to use the net proceeds of this offering to finance our developments capital expenditures, summarized as follows:

	25% of the Maximum Offering	50% of the Maximum Offering	75% of the Maximum Offering	100% of the Maximum Offering
	$	$	$	$
Gross Proceeds	6,562,500	13,125,000	19,687,500	26,250,000
Less offering expenses
Commissions	-	-	-	-
Consulting, Legal and advertising	150,000	150,000	150,000	150,000
Printing and advertising	20,000	20,000	20,000	20,000
Net Proceeds	6,392,500	12,955,000	19,517,500	26,080,000

Use of Net Proceeds
Sales and brokerage fess	31,963	64,775	97,588	130,400
Marketing and out of pocket expenses	63,925	129,550	195,175	260,800
Legal and professional endorsement fees	95,888	95,888	95,888	95,888
Capital Expenditures in:
1 SJAP (Huangyuan Xining)'s developments	1,860,218	3,799,436	5,738,655	7,677,874
2 HSA (Hunan, Linli)'s Developments	1,860,218	3,799,436	5,738,655	7,677,874
3 Corporate division	2,480,290	5,065,915	7,651,540	10,237,165

Total Use of Net proceeds	6,392,500	12,955,000	19,517,500	26,080,000

The following terms further clarify certain line items or terms used in the Use of Net Proceeds set forth above:

All general administration and general expenses required for this offering will be absorbed into our daily operation cost.

Sales and brokerage fees is estimated at an average of 0.5% of the net proceeds.

Marketing and out of pocket expenses (including traveling expenses) are based on 1% of the net proceeds.

Advertising, legal and professional expenses are based on a flat rate of US$150,000.

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Allocation of the proceeds will be mainly used by SJAP, HSA and the Company’s Corporate division based on the ratio of 30%, 30% and 40% respectively. As for the funding needs for the development of MEIJI, HU Plantation and CA, we believe that these 3 entities may have sufficient internally generated cash-flows to self-finance their respective developments.

If we fail to meet expectations, we may need to adjust the use of proceeds, which we presently expect would affect principally the Company’s Corporate division and delay the development of SJAP and HSA until such time we will be in a financial position to commence financing these activities. If we must curtail or cease these activities, our growth plan will be delayed, which would have a material, adverse effect on our financial condition and business.

The “Corporate Division” is under the ultimate holding company “SIAF” and in the past (up until September 30, 2012) was a “non-revenue generating division.” However, our management decided to reorganize it into a “revenue generating division” by reallocating part of the revenues generated activities and other newly developed business activities into SIAF starting in the fourth quarter of 2012.

These activities include, without limitation, the following:

•	Consulting and servicing activities on developments and projects that do not involve building of fishery farms that CA is doing but other developments; (i.e. the Trading Centers, the wholesale Centers, the restaurant developments, etc.);
•	The imports and export trades;
•	The marketing and sales net-working developments; and
•	The logistic net-working developments

As such the “Corporate Division” has its own needs in capital expenditure that will involve working capital, operating capital and other development capital etc.

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DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  As of September 30, 2013, we had $307,708,038 in net tangible book value and $2.39 in net tangible book value per share. Because this is a direct public offering, with no minimum number of shares that must be sold, it is possible that none or some of the maximum number of shares offered will be sold. In our case, the net tangible book value per share is higher than the offering price, so the sale of the shares to you is accretive rather than dilutive.

After giving effect to the sale of 25%, 50%, 75% and 100% of the maximum shares of Common Stock offered by the Company hereby, at an assumed initial public offering price per share of $1.00 and the application of the estimated net proceeds there from (after deducting estimated offering expenses), the net tangible book value of the Company as of September 30, 2013, under the assumptions set forth above and after giving effect to the sale of shares offered hereby, would decrease from $2.39 to $2.21, $2.16, $2.11 and $2.06 per share, respectively. This represents an immediate decrease in the net tangible book value of $0.18, $0.23, $0.28 and $0.33 per share to current shareholders, respectively, and an immediate accretion of $1.21, 1.16, 1.11 and 1.06 per share to new investors.

The following table summarizes the per share dilution based on 25% of the maximum number of shares being sold:

Public offering price per share	$1.00
Net tangible book value per share before this offering	$2.39
Decrease per share attributable to new investors	$0.18
Adjusted net tangible book value per share after this offering	$2.21
Accretion per share to new investors	$1.21
Percentage accretion	121%

The following table summarizes the per share dilution based on 50% of the maximum number of shares being sold:

Public offering price per share	$1.00
Net tangible book value per share before this offering	$2.39
Decrease per share attributable to new investors	$0.23
Adjusted net tangible book value per share after this offering	$2.16
Accretion per share to new investors	$1.16
Percentage accretion	116%

The following table summarizes the per share dilution based on 75% of the maximum number of shares being sold:

Public offering price per share	$1.00
Net tangible book value per share before this offering	$2.39
Decrease per share attributable to new investors	$0.28
Adjusted net tangible book value per share after this offering	$2.11
Accretion per share to new investors	$1.11
Percentage accretion	111%

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The following table summarizes the per share dilution based on 100% of the maximum number of shares being sold:

Public offering price per share	$1.00
Net tangible book value per share before this offering	$2.39
Decrease per share attributable to new investors	$0.33
Adjusted net tangible book value per share after this offering	$2.06
Accretion per share to new investors	$1.06
Percentage accretion	106%

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Since January 5, 2012, our common stock has been quoted on OTC Bulletin Board under the symbol of “SIAF.” Prior thereto, on July 24, 2007, our Common Stock began to be quoted on the Pink OTC Markets under the symbol “SIAF.PK.” The following table lists the high and low bid price for our Common Stock as quoted by the Pink OTC Markets, then the OTC BB during each quarter within the last two completed fiscal years. These quotations reflect inter-dealer prices, without retail mark-up, markdown, or commission and may not represent actual transactions.

Year 2011	High	Low
First Quarter	$1.58	$1.21
Second Quarter	$1.43	$0.82
Third Quarter	$1.04	$0.45
Fourth Quarter	$0.78	$0.36

Year 2012	High	Low
First Quarter	$0.93	$0.50
Second Quarter	$0.98	$0.42
Third Quarter	$0.67	$0.34
Fourth Quarter	$0.71	$0.51

Year 2013	High	Low
First Quarter	$0.67	$0.38
Second Quarter	$0.55	$0.36
Third Quarter	$0.61	$0.35
Fourth Quarter to date	$0.62	$0.38

The closing price of our common stock on the OTC Bulletin Board on December 17, 2013 was $0.422 per share.

Holders

As of December 13, 2013, an aggregate of 135,752,043 shares of our common stock were issued and outstanding and were owned by approximately 5,344 stockholders of record.

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Dividends

On October 2, 2011, we declared cash dividends of US $0.01 per share of our common stock with a record date of October 31, 2010, and payment date of November 15, 2011. Subsequently, the dividend was fully paid to shareholders of record on November 15, 2011. On December 6, 2012, we declared cash dividends of US $0.01 per share of our common stock with a record date of December 26, 2012, and payment date of January 15, 2013. Subsequently, the dividend was fully paid to shareholders of record on January 15, 2013.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2012, with respect to compensation plans under which the Company’s equity securities are authorized for issuance:

	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	The weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation Plans approved by Security holders	None	-	-

Equity compensation Plans not approved By security holders	None	-	-
Total	None

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BUSINESS

In this prospectus, unless the context requires otherwise, references to the “Company,” “Sino Agro” “we,” “our company,” “our” and “us,” refer to Sino Agro Food, Inc., a Nevada corporation together with its subsidiaries.

Business Overview and Introduction

We introduced our business activity in China in 2006 as an engineering consulting company aiming to and specializing in building agriculture and aquaculture farms and the development of related business operations using our expertise and knowhow in specific agriculture and aquaculture technologies (e.g., our A Power Re-circulating Aquaculture System and technology and our cattle growing feeding and caring technology), engineering designs of, and, management systems for, in-door and outdoor fishery and cattle farms and vegetable farms (based on hydroponic technologies) adaptable to various climate and growing conditions, production of organic, green and natural agriculture produce after having developed many aquaculture fishery farms and cattle farms and related business developments in addition to sales and marketing of produce and products in Australia and Malaysia since 1998.

In all of these developments we were the master engineer pioneering the construction and building of farms from raw land into fully operational facilities covering the construction and building of infrastructure including staff quarters, offices, processing facilities, storage, and all related production facilities, and their related management teams responsible for developing all business activities into effective and efficient operations.

During the past few years, our company has matured into a company dedicated to the agriculture and aquaculture industry. We currently maintain our operation of the HU Plantation as well as our services in engineering consulting and specializing in the developments of two major products, namely meat derived from the rearing of beef cattle and seafood derived from the growth of fish, prawns and other marine species having individual markets with revenues generated from activities that we divide into five standalone business divisions or units: (1) Fishery, (2) Cattle, (3) Organic Fertilizer, (4) HU Plantation and (5) Marketing and Trading.

Tables of information: The tables below show:

(1)	Table (1) Corporate Structure as of September 30, 2013, where the boxes marked “Unincorporated project companies” mean that their respective Sino Foreign Joint Venture Company (“SJVC”) has not yet been officially formed, and that the Company has paid a25% deposit as consideration toward their respective acquisitions pending the official formation of their corresponding SJVC scheduled to occur during year 2014 and 2015.

(2)	Table (2) shows the abbreviation of the names of the companies.

(3)	Table (3) shows the location of the Company’s businesses

(4)	Table (4) shows the business activities of the Company’s businesses.

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TABLE 2: ABBREVIATED NAMES OF THE ENTITIES

#	Abbreviation	Names of entities	Date of formation

		Incorporated Companies

1	SIAF	Sino Agro Food, Inc.	1974
2	CA	Capital Award Inc.	2003
3	MEIJI	Macau EIJI Company Ltd.	2005
4	APWAM	A Power Agro Agriculture Development (Macau) Ltd.	2007
5	TRW	Tri-way Industries Ltd. (Hong Kong)	2009
6	CS	Capital Stage Inc.	2003

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7	CH	Capital Hero Inc.	2003
8	JHST or HU Plantation	Jiangmen City Heng Sheng Tai Agriculture Development Co. Ltd.	2009
9	JHMC or Cattle Farm 1	Jiangman City Hang Mei Cattle Farm Development Co. Ltd.	2012
10	SJAP	Qinghai Sanjiang A Power Agriculture Co. Ltd.	2009
11	JFD or Fish Farm 1	Jiangmen City A Power Fishery Development Co. Ltd.	2011
12	HSA	Hunan Shenghua A Power Agriculture Co. Ltd.	2011

		Unincorporated Project Companies

13	Wholesale Center1 or APNW	Guangzhou City A Power Nawei Trading Co. Ltd. China	2012
14	ZSAPP or Prawn Farm 2	Zhongshan A Power Prawn Culture Farms Development Co. Ltd. China	2012
15	EBAPCD or Prawn Farm 1	Enping City A Power Prawn Culture Development Co. Ltd. China	2011
16	Cattle Farm 2	Enping City A Power Beef Cattle Farm 2 Co. Ltd. China	2011
17	Fish & Eel Farm 2	XinHui City Gao A Power Aquaculture Fishery Development co. Ltd.	2011

All “Unincorporated Project Companies” are private companies formed in China with Chinese citizens acting as their legal representatives as required by Chinese law. These companies’ names will be changed in accordance with the names granted by the relevant authorities once their corresponding Sino Foreign Joint Venture companies (SJVC) have officially been formed. AS of the date of this prospectus, we do not own any equity stake in any of these Unincorporated Project Companies (highlighted in white color boxes). However, it means that we have paid certain amount of pre-payments as deposits toward part of the respective consideration required for the purchase of respective future SJVC, and the corresponding payments made are equal to the % of equity stakes being paid for in respective future SJVC.

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TABLE 3:MAP OF THE COMPANY’S ENTITIES

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TABLE 4: BUSINESS ACTIVITIES OF THE COMPANY’S ENTITIES

ABBREVIATION	Business activities
SIAF	Engineering consulting (in general types of developments), business management, trading, sales and marketing

CA	Engineering consulting (mainly in development of fishery), management of fishery operation, marketing and sales of fishery produces and products.

MEIJI	Engineering consulting (mainly in cattle farming and vegetable farming), management service and marketing and sales of cattle and related products.

APWAM	Holding Company

TRW	Holding Company and holder of Technology Licenses.

CS	Dormant

CH	Dormant

JHST or HU Plantation	HU Plantation, Immortal Vegetable farming, processing and sales of produces and products.

JHMC or Cattle Farm 1	Growing of cattle at Cattle Farm 1 which is a demonstration farm

SJAP

Existing activities:

Manufacturing of organic fertilizer, bulk and concentrated livestock feed, and rearing of cattle and corporative farming

Expected added activities by 2014

Slaughter and de-boning of cattle and value added processing of beef products

Manufacturing of Enzyme

Electricity generation via Mash Gas Station

JFD or Fish Farm 1	Growing of fish (sleepy cod species), eels (Flower Pattern species) and prawns

HSA	Existing Activities Manufacturing of organic fertilizer, 100% pure organic mixed fertilizer and lake fish farming organic fertilizer. Expected added activities by 2014 Cattle farming

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Wholesale Center1	Marketing, sales and distribution of seafood and meats and related products.

ZSAPP or Prawn Farm 2

Hatchery and Nursery operation of prawns (or shrimp), production started from Q2, 2012

Growing of prawns (or shrimp) using open-dams applying re-circulating filtration systems, with production started from Q3 2013, although construction work is still in progress.

EBAPCD or Prawn Farm 1	Growing of prawns (or shrimp), production starting in Q3 2013

Cattle Farm 2	By year 2014 — Cattle Growing

Fish & Eel Farm (2)	Growing of fish, eels and prawns (or shrimps), production will start by year 2014 although construction work is still in progress.

Description of Prawns and Fingerling referring to the prawn farms and related production:

Prawns: In this prospectus, we refer to prawns as the common name for prawns of all species, including shrimp, big giant prawns or jumbo prawns.

Prawn Fingerling (or prawn flies): In this prospectus, we refer to prawn fingerling of all species including prawn fingerling for Mexican White species which are 7 to 10 days old baby prawns after hatching from eggs and for Big Giant Prawns which are 21 to 28 days old baby prawns after hatching from eggs.

SUMMARY OF BUSINESS INFORMATION, OPERATION MODELS, TECHNOLOGIES, PRODUCE AND PRODUCTS:

Our Sino Foreign Joint Venture Companies (SJVC)

There are two methods that we use to obtain our SJVC’s in China;

•	One where we pay for our entire share of capital expenditures and associated costs (including establishment and development cost) and applying for the formation of the SJVC starting from day one. A Sino Joint Venture Agreement (or Memorandum of Understanding) is usually executed in advance bearing corresponding terms and conditions agreed by the joint venture parties.

Examples: SJAP, JHST and HSA.

•	The other way involves us acquiring the entity only after its business operation has been developed and started to generate revenues; in this case, we would have determined that the particular operation would be beneficial to the Company in all aspects, and thereafter we would apply for the formation of its SJVC:

Examples: JHMC and JFD.

This method is typically used in connection with projects that we built and developed for our Chinese investors such that the Joint Venture Agreements bear standard terms and conditions, in other words where the investors agree:

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1.	to appoint us as their Consulting Engineer granting the right for us to appoint local qualified sub-contracts to build/construct the farms and local suppliers to supply all plants and equipment and related parts and components of the farms;
2.	to let us have full management right on the construction and development of the farm and the management right to manage the operation of the related developed business operation of the farm afterward and as the sole marketing and distribution agent of the farm for the sales and marketing of the farm’s produces and products;
3.	to pay for all construction and development costs in accordance with the terms and conditions of our consulting servicing contracts for acting as their consulting engineer;
4.	in the event that we decide to acquire the developed farm and related business operations, the investors shall agree to incorporate a Sino Foreign Joint Venture Company to acquire all assets and liabilities of the said farm and business and allow us the option to take up to 75% of the SJVC at 100% net asset value of the SJVC and the investors keep 25% of the SJVC; and
5.	in the event we decide not to acquire the developed farm and related business operation, the investors agree to appoint us as the management of operation of the farm for a minimum period of 15 years.

Our Employees

The following table describes our employees and for which divisions they work as of August 31, 2013:

Abbreviation	Management	Skilled	Non-skilled	Casual	Total
SIAF, including CA, MEIJI, APWAM, TRW, CS and CH	12	15	3	0	30
JHST	5	18	43	128	194
JHMC	2	2	13	16	33
SJAP	16	26	65	150	257
JFD	2	6	6	0	14
HSA	5	5	12	0	22
Total	42	72	142	294	550

Cooperative Farming Model

Our Cooperative Farming Model provides us with an intermediary supply pipeline so we can ramp up our production at lower marginal cost to our operations, albeit on favorable trade terms from us.

Our strategy is to identify agriculture projects with strong growth potential linked to sales demand where small farmers lack commercial scale and expertise and where they benefit with our strategic alliance approach so that we have a win-win outcome for local small farmers who cooperate with us as an intermediary to produce the goods to supply our farms. We believe that this model ensures that we have a supply pipeline so we can ramp up production at lower margin cost to our operations albeit on favorable trade terms from us. We then work with the local government and with their help we introduce and initiate Farmers Cooperatives, such as in Huangyuan County, Xining City. This concept of strategic alliance with smallholder farmers under a Cooperative Farming Model was originated based on the following key characteristics and value enhancers:

1. Once we have completed our assessment of the ability of the regional farmers to grow crops and pastures for us as our nominated contractors using our land that was leased to us free of rent by the local government or using the farmer’s own land, and using our plants and equipment for their planting and harvesting, we provide the farmers with supervision and associated services, seeds and organic fertilizer on credit terms offset by the crops and pastures that we purchase from them.

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2. We also use this regional farmers’ concept when we are growing cattle as these farmers are our contractors using our bulk livestock feed on credit terms that will be offset by the amount of mature cattle that we buy from them.

3. The ultimate aim of this arrangement is to obtain cattle that will be qualified as “organically reared cattle” such that we shall be able to produce “Organic beef products” on a commercial scale basis.

The Organic Chain: (Organic Beef Product and Supply Chain)

•	SIAF’s agricultural waste is prepared by SIAF into bio-organic fertilizer. Also the livestock feed is prepared into bio-organic livestock feed.
•	The bio-organic fertilizer and the bio-organic livestock feed is sold to farmers that work on SIAF’s land-use rights (which are owned by the government) at a discounted price. The fertilizer and the livestock feed is also prepared based on our enzyme. The use of the enzyme is synergistic as the production of fertilizer and livestock feed is permissible during 12 months of the year, which is a competitive advantage.
•	The farmers use the bio-organic fertilizer on the soil and feed the grain to the cows together with the livestock feed. Tests made by the government that owns the land shows the following results from use of the bio-organic fertilizer:
•	Additional average weight gain per head of fattening cattle;
•	Additional fresh milk produced;
•	All feeds are much easier to digest resulting in a much cleaner environment in the cattle yards and houses;
•	No sickness during the period was recorded through the cause of consumption of our feeds; and
•	All cattle preferred to eat our feed and were reluctant to revert back to the consumption of their old feed after they had consumed our feed during the period.
•	SIAF acquires the young cattle from the regional farmers when they are about 6 months old. Due to the discounted price of the bio-organic fertilizer, SIAF acquires the young cattle to a discounted price from the farmers for a win-win outcome. The young cattle are fed with SIAF’s organic livestock feed (our “Stock Feed Manufacturing Technology”).

Recent Case studies :

Our records show that farmers’ averaged annual incomes increased from RMB 480/Mu (about 660 square meters)/year to RMB 2,100/Mu/year by planting crops and pasture for us applying our fertilizer with harvesting being done by our teams of harvesting workers using our machineries and equipment.

Farmers who grow cattle using our livestock feed and sold their cattle to us has annual incomes increased by 4 times because it used to take them 4 years to grow and fatten a head of cattle to about 600 kg of body weight, but now it takes them less than 12 months to fatten a head of cattle to a body weight of no less than 700 Kg.

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Our Technologies

A Power Re-circulating Aquaculture System and Technology; (APRAS)

We built our fishery (both for growing of fish or shrimp) farms using our A Power Re-circulating Aquaculture System and Technology (“APRAS”), now in its 10th version, to operate our sizeable commercial farming facilities. The A Power Technology and System is “an engineered, self-contained water treatment and re-circulating aquaculture system (“RAS”) for the growth of aquatic animals on a commercial scale”, whereas in the farm all fish grow-out tanks are in modules that can be built in various sizes to adapt to the growing capacity of the farm. This technology is proven, having been used in Europe and Australia for over 30 years. The Company attributes the following benefits to the system: improved productivity, lower labor requirements, mortality rates of less than 8% and feed-to-fish conversion ratios of 1:1 for pallet feed and 2:1 for non-pallet feed. The indoor system is fully controlled, tank water treated through micro-bio bacterial compartments to digest soluble wastes, solid waste separators remove the insoluble wastes, UV and O3 chambers clean the water and oxygen of the water is maintained by in-built aerators with water temperature controlled by heat exchangers, which is then recycled at the rate between 60 times to 120 times per hour adjustable according to the motion requirement of the growing species of fish with water temperature being maintained at suitable ranges to suit the species of fish. Importantly, this system does not require chemicals or antibiotics and is pollution free. All tanks in the farm are built with concrete and all buildings are made of steel with concrete walls that will last for tens of years, also all plant and equipment and components are replaceable such that we expect these to last for least 25 years. Given the high incidence of pollution in aquaculture and the existing outdated open dam aquaculture methods used in China, we believe that our technology gives us distinct advantages both in the sales of fishes and prawns and for our consulting and service business to develop more farms in China.

At the same time we believe that land prices are rising rapidly in China and our RAS has the ability to maximize the utilization of land because our technology can produce greater quantity per surface area compared to the existing open-dam or caging aquaculture systems and technologies (which are rather old systems) used in China; for instance, a standard AP Modular tank has a surface area of 100 m2 and the capacity to produce over 40 MT of prawns (or shrimp) per year whereas the old systems’ average of production is at 6 Mt/660 m2 per year; in other word, we can produce annually 1,600 MT of prawns (or shrimp) per acre of land whereas the old systems are producing 36 MT of prawns (or shrimp) per acre per year which gives us a considerable advantage. Now that we have established a few commercial APRAS farms in China and proven their commercial viability, we believe that in theory and conceptually the Company has the potential to venture into developing aquaculture projects with annual productivity over hundreds of thousands of metric tons will not be too far away, however, there is no guarantee that our annual productivity will reach hundreds of thousands of metric tons.

Our Aromatic Feed formula and Feeding Systems

We feed our cattle with a portion of our aromatic feed (which is a feed mix consisting of various Chinese herbs to improve the health of the cattle) at a ratio in accordance with their needs during each growing stages of the cattle while they are being grown in the farm. The end results are that our cattle have better growth rates and are healthy animals with tender meats that have an aromatic favor.

Our Enzyme Technologies (“Bacterial and Bio-organic Manufacturing Technology).

We have two Enzyme Technologies, one that was invented by SJAP and is being used for the manufacture of organic fertilizer and bulk livestock feed by SJAP at Qinghai, Xining’s operation T2 and another one that we brought from a third party that is being used in our Cattle Farm 1’s operation to produce livestock feed T1 and at HSA to produce 100% pure organic mixed fertilizer. We have the exclusive right to use both Enzyme technologies, however T2 has not been patented but T1 is a patented intellectual property that we bought from a third party (see Exhibit 10.1 for further information).

There are fundamental differences between T1 and T2 as shown in Table below:

Fundamentals	T1 (Page 65)	T2 (Page 40)
Required temperature for fermentation	15 degree C	4 degree C
Days required to complete fermentation processes	21 days	7 days
Temperature variation for storages	Up to -10 degree C	Up to -30 degree C
Shelve-life	One year	Two years or more
Protein % increases after fermentation	3%	6%

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T2 is more practical and suitable to apply at colder climate regions such as at SJAP’s operation at Qinghai, Xining which typically has 6 months of winter at average temperature of -20 degree C and below whereas T1 is more suitable to regions where the climate is milder, such as at JHMC (Cattle Farm 1) and HSA where there are typically 10 months of warm and hot climate with mild winters.

An example showing the manufacturing process of Bulk Livestock Feed:

 Raw materials consisting of crop wastes as well as locally grown and available wild wheat plus wild wheat sterns, wild peas with sterns and leaves, and selective pastures grown, will be cut and rolled into bales with the enzyme being added during the cutting and rolling process then packed and sealed in airtight and weather proof packaging for storage in the open. The materials will go through a number of aging and fermentation processes generated by the enzyme such that the feed will be ready for consumption as and when the farmers will require them to feed their cattle or sheep.

Our Formulas used for the manufacture of Concentrated livestock feed:

 We have 6 formulas that we apply in our concentrated livestock feed manufacturing process, and these are formulas invented by our joint venture partners who were professors at the University of Xining before they joined our operation at SJAP. All cattle’s daily dietary needs include the consumption both of the bulk and concentrated livestock feed that are tailor made to suit each stage of their growing cycles (e.g., milking cows require higher protein diet while weaning calves need more calcium to grow body frames, and fattening cattle need higher energy input to gain body weight) in order that optimal growth efficiency be achieved. The bulk livestock feed provides the carbohydrates while the concentrated livestock feed provides the protein, vitamins, trace elements and other necessary supplements that will be required by cattle at various stages of their growing cycles. Our formulas will enhance feed with specific concentrated raw materials (i.e. soya bean, corns and seeds, etc.), such that no excessive raw materials will be wasted and consumed thus producing healthy cattle with maximal efficiency. At the same time this will reduce excessive body fat of growing cattle.

In this respect SJAP has done many tests to show that on average the fattened cattle has around 15 Kg of fat/body weight of 800 Kg if they were not fed with our concentrated Livestock feed, and the fattened cattle fed with our concentrated livestock feed on average has only 6 Kg of fat/body weight of 800 kg which means that saleable net weight gain per cattle is 9 kg because fats are not saleable.

Intellectual Properties:

From the chapter of our Technology (above) we have one Enzyme Technology (T1) is a patented intellectual property whereas all others namely the “A Power Re-circulating Aquaculture System and Technology”, T2 the other enzyme technology and 6 formulas used for the manufacture of Concentrated livestock feed are not patented intellectual properties.

Cost and effects of compliance with environmental laws:

We believe that our environmental impact treatments are commercially cost effective based on recycling of waste described as follows:

•	Under our APRAS systems the water is being re-circulated in the grow-out tanks and being treated internally in the filtration chambers with insoluble waste being centrally collected and reapplied to our cropping fields as organic fertilizer and all soluble wastes are being consumed in our bacterial chambers to allow the recycling of cleared water. In this respect the Company is now planning on building commercial hydroponic farms (growing vegetables and fruit in door using the fish farms’ organic fertilizer), adjacent to all of our APRAS farm with the first hydroponic farm expected to be built during the first quarter of 2014. We believe this will yield economic efficiency.

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•	SJAP is planning to build a mash gas station in year 2014 to generate electricity based on the source of energy generated from the fermentation processes of the cattle waste collected from its cattle farms and after the fermentation processes, the residue will be recycled as raw materials for the manufacturing of its organic fertilizer. In this respect the Government has agreed to grant SJAP a development grant of US$2 million to help initiate the mash gas station.

•	We believe the most cost effective way to take care of any environment impact associated with our businesses is to create commercial viabilities through recycling the waste.

Vertical Integration

Our five year business plan, which started in January 2010 and runs through December 2014, aims to complete the development of all the integrated activities listed below with a view to achieving our marketing plan concept of “From Farms to Plates.”

Vertical integration for our fishery developments: We intend to have following activities developed to support one another:

• Research and development in the fishery technologies, growing techniques, management systems, species of aquatic animals that will be grown that will have commercial market niches, breeding stocks that will have the ability to produce and sustain supplies of fingerling (or baby stocks) in commercial scales, feed analysis and formulation, marketing and sales, logistics and transportation of live aquatic animals and other related general information of the industry (e.g., we have established relationships with a number of local professional sub-contractors and entities to carry out the referred duties for the Company).

• Hatchery and nursery farm. For example, we established ZSAPP (or Prawn Farm 2) to serve such purpose.

• Grown-out farms. For example, we established Fish Farm 1 and Prawn Farm 1 for the growth of aquatic animals.

• Marketing and distribution networks, e.g., we are developing Wholesale Center 1 and chains of restaurants with the intention that they will eventually be used as part of our ultimate distribution channels to sell our aquatic seafood. Our vision of our distribution channels consists of sales channels via secondary wholesalers, restaurant and hotel distributors, super market chain distributors and commissioned sales agents. Some of these will be in direct competition to health shops and super market chains, establishments similar to Wholesale Center 1 and the chains of restaurants that we intend to develop for and on behalf of our Chinese joint venture investors.

Vertical integration for our organic beef and cattle business developments at SJAP: We intend to have following activities developed to support one another:

• Research and Development in the enzyme and feed technologies, growing techniques, management systems, breeding stocks, analysis and formulation, marketing and sales, logistic and transporting, and many aspect information of the industry (we have established this activity inhouse at SJAP).

•	Manufacturing of organic fertilizer (in operation since 2009).

•	Cultivating and planting and harvesting of organic crops and pasture (ongoing since 2010).

•	Manufacturing of Bulk Livestock Feed (ongoing since 2010).

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•	Manufacturing of Concentrated Livestock Feed (commenced operation since March 2013).

•	Cattle Growing and rearing (in operation since 2010).

•	Farming corporative (initiated and formed in 2010 and currently we have over 86 members in the corporative).

•	Slaughtering, deboning and value added manufacturing of cattle, beef meats and products (that we are developing and constructing starting in January 2013 targeting completion of and starting operation of Phase 1 developments during the first quarter of 2014.

•	Marketing and sales and distribution networks: During the fourth quarter of 2013, we have started discussions with some of the first and second tiers wholesalers and distributors in Beijing City, Shanghai City and Guangzhou City in preparation for the sales of meat as soon as our meat production commences, which we anticipate will begin no later than January 2014.

•	Manufacturing of enzyme: by December 7, 2013, we had completed the land leveling on the site where we are going to construct the enzyme factory; however given that the winter season has arrived, there will be no further construction work being carried out until April or May 2014.

•	Development of mash gas station to complete our environmental program such that we shall able to recycle all of our cattle waste into raw material for the manufacture of our organic fertilizer and to supply electricity to our regional neighbors within the District of Huangyuan to service our corporate social responsibility.

Information on Marketing, sales and distribution, produces and products:

The Fishery Sector

 The Chinese markets prefer and pay premium prices for Live Aquatic animals, and there are many live seafood wholesale markets with hundreds of wholesalers selling live seafood in many Provinces of China supported by well-developed logistics services in road and air transports. As such we currently are selling our aquatic seafood mainly to wholesalers in the wholesale markets at Shanghai City, Southern Coastal Cities and the Guangzhou City which are the more dominant markets.

•	Fish Farm 1: We produce Sleepy Cod which is a tropical species growing mainly in the Southern regions of Guangdong Province, and an attractive breed for aquaculture purposes as it is a relatively small fish that grows well in our APRAS and provides “white pieces of fillets with flaky flesh that we believe most of the Asians like,” and is similar to that of the much-prized marble or sand goby. It is easy to ship, as it lies motionless in shipping bags, and stacks well in the live fish tanks used in Asian restaurants. Our APRAS system provides suitable environments to grow Sleepy Cod that allow the fish to grow in separated compartments inserted in the tanks to avoid harm to their skin thus they would have un-scratched appearance and it is for this reason that our system is a water management system built to recycle clean water back to the grow-out tanks free from any pollutants and diseases such that we don’t need to use any antibiotics or any harmful chemicals to grow our fish and the environments in our tanks are similar to the fish tanks where the restaurants keep their fish before selling them to their customers. Our fish are marketed with the understanding that our fish are free from chemicals and pollutants. Therefore, we believe that our Sleepy Cod are well received and in demand such that in general our Sleepy Cod sell at premium prices of between 8 to 10% above the daily market averages.

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The Sleepy Cod

Eels

•	From Prawn Farm 1: Stocking of prawn fingerling (baby prawns of 7 to 21 days old) began during the first quarter of 2013 for growing into marketable sized prawns from count sizes of 90/100 piece/Kg and larger. Larger prawns always demand higher premium prices. There are two varieties being grown; one is the Mexican White Prawns (or shrimp) which is an imported breed grown in water containing approximately 0.5% of salinity and that has a rather sweet flavor and crispy texture that is liked by Chinese consumers; the other variety is a locally bred species that we call the “LawZi Prawn” (its direct English translation is “Big Giant Prawns”) originated from Thailand but now well developed in China. The LawZi Prawns are grown in fresh water and are in high demand in many gourmet kitchens especially so when they are over 50 grams/piece.

The Mexican White Prawns (or Shrimp)

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The LawZi Prawns (or The Big Giant Prawns)

•	From Prawn Farm 2: Up to now it has been developed as a Hatchery and Nursery producing Prawn Fingerling and selling them to the regional prawn farmers. Through June 30, 2013, the Company produced and sold mainly Mexican White Prawn Fingerling (or baby prawns) and will sell the LawZi Prawn fingerling during the third quarter of 2013, having successfully bred the second generation of LawZi brood stock prawns crossed between the wild species and domestic species during the first quarter of 2013.

The 5 days old baby prawns	The 20 or more days old baby prawns

The Organic Fertilizer, Livestock Feed and Cattle growing at SJAP:

•	Currently SJAP is manufacturing organic fertilizer (since 2009), Bulk livestock feed (from 2010), Concentrated Livestock feed (starting March 2013), and has been growing cattle since 2011.

Organic Fertilizer

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Bulk Livestock Feed

The Organic Fertilizers are sold mainly to our corporative farmers who plant crops and pastures for us that we repurchase to process into Bulk Livestock Feed. Part of this Bulk Livestock feed will be used to grow cattle in our own cattle station and part will be sold to our corporative growers for growing cattle with the remaining part being sold to other regional farmers.

Concentrated Livestock Feed

The Concentrated Livestock Feed (“CLSF”) complements SJAP’s bulk livestock feed to provide the local cattle and sheep farming industry with a completed feed formula that can cater to the growing of cattle and sheep at various growing cycles (e.g., specially formulated mixes with efficient nutrients for dairy cows and sheep, weaning, fattening and mature cattle and sheep). The advantage of the formulated feed combination is that the cattle and sheep growers will realize cost savings in production knowing precisely the amount of concentrated feed that will be needed by their livestock, thus avoiding excess concentrated feed being wasted on over feeding, resulting in worthless excess fat in mature animals. In this respect, the Chinese central government has placed an order with SJAP to reserve annually up to 5000 MT of CLSF as part of the country’s annual reserved emergency livestock feed inventory. From March 2013 onward, SJAP generates additional revenue generated from the sales of CLSF.

The cattle we grow are primarily Simmental (a common breed introduced to China in the early 20th century), Charolais, and some Angus cattle. In general, we buy 6 to 8 months old cattle when they have established their body frames, then they will be fattened either by us in our indoor cattle stations or by our corporative farmers at their own farms for a further 6 to 10 months until they will reach body weight averaging 700/800 Kg/head and sell them as live cattle to the wholesale cattle buyers. It is because our cattle are well fed and healthy with better meat recovery rates such that we normally get premium prices that are calculated to about 10% above the daily market averages. We also earn between 10 to 12% from buying the cattle back from the corporative farmers and resold to the cattle wholesalers.

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Competitors:

At this stage we are primary producers, and in this respect there are millions of primary producers in China turning out multiples of billion metric tons of primary produces per year under various methods and technology systems, as such our production of merely a few thousand tons per year is among part of the supply chains competing internally among primary producers in a rather stable market circumstance because China needs food. All primary produces are subjecting to situation of seasonal supplies and demands with higher quality products getting better prices and in this respect we believe that our more modern agriculture technologies and systems provide us with better opportunities to compete well among most the old and out dated technologies and systems that are being used by the majority of the primary producers in China.

SUMMARY OF OUR BUSINESS ACTIVITIES CARRIED OUT BY OUR EXISTING OR NEWLY FORMED SUBSIDIARIES.

1.	Fishery Division operated by Capital Award Inc. (“CA”)

CA generates revenues from two main activities: “Engineering and Consulting Services” and “Marketing and Sales of Aquatic sea food” as described below:

Engineering and Technology Services via Consulting and Service Contracts (“CSC’s”) for the development, construction, supply of plants and equipment and management of fishery (including prawn) farms and related business operation.

The Information below shows the general principal terms and conditions of our Consulting and Service contracts on fishery developments covering:

•	The Contracting parties: CA is the consulting and service provider (as the turnkey contractor) and the Developer of the Project (the China businessmen and investors).
•	Development schedules of the project
•	Responsibilities and obligations of the parties: CA is to build the fishery project (including development of its related business operation) using its APRAS technology and system and know-how and management expertise and systems for and on behalf of the Developer such that the Developer is to be responsible to pay CA for its work (inclusive all sub-contractors and suppliers appointed by CA) on a timely manner (normally on a 60 days term).
•	Provision clauses allowing CA to appoint and to select Sub-contractors and suppliers.
•	Extra work and additional work and extra cost provisions.
•	Warranty and limitation of liabilities.
•	Scope of works and lists of supplies (including all plants and equipment).
•	Installation, training and commissioning of the developments and business operation.
•	Granting to CA of right of management of operation and marketing and sales of the produce and products from the farm’s operation.

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CA has entered into numerous CSC’s; their information and status are shown in the table below:

Name of the developments	Location of development	Designed capacity per year	Land area or Built up area	Current Phase & Stage	Commencement date of development	(Estimated) development's completion date on or before	Contractual amount	% of completion as at 30.09.2013
$
Fish Farm (1)	Enping City	1,200 MT	9,900 m2	fully operational	July. 2010	Jun-11	$5.3 million	Fully operational

Prawn Farm (1)	Enping City	2013=400MT 2014=800MT 2015=1200 MT	23,100 m2	2 phases and road work	Phase 1 on June 2011 Phase (2.1) Phase (2.2) Road work Started Aug. 2012	Phase (1) on December 2012 Phase (2) completed Q1 2013	Phase (1) $11.6 million Phase (2) 6.39 million Road work $2.94 million	In operation

Fish Farm (2) "The Fish & Eel Farm	Xin Hui District, Jiang Men.	2014=800 MT 2015= 1600 MT 2016=2000MT	165,000 m2	3 Phases	Phase 1 January 15, 2012 Bridge & Road Oct. 2012 Phase (3) 2013 & (4)2014	Phase 1 June 2014 Bridge & Road Dec. 2013 Phase (3) & (4) 2015	Phase (1) $8.73 million Bridge & Road $2.48 Phase (3) $4.38 M Phase (4) $10.63 Million	Phase (1) & Bridge and Road completed Jan. 2013 Phase (3) 43% and Phase (4) not started.

Prawn Farm (2) The Hatchery & Nusery & Grow-out prawn farm	San Jiao Town, Zhong San City,	2013=1.6 Billion Fingerling and 400MT of prawns increasing yearly and by 2015 = 3.2 billion fingerling and 1200 MT of Prawns	120,000 m2	2 phases	Phase (1) and Phase (2) May 2012 Phase (3) 2014	Phase (1) Dec. 2012 and Phase (2) December 2013.Phase (3) Dec. 2014	Phase (1) $9.26 m and Phase (2) 8.42 Million Phase (3) 11.5 Million	Phase (1) fully operational and Phase (2) in operation and Phase (3) not started

Notes to the developments and their progresses:

(a)	Phase 1 development work on a prawn hatchery and nursery farm (Prawn Farm 2) with Zhongshan A Power Prawn Culture Development Co. Ltd. (“ZSAPP”) (a proposed name of this future SJVC), where the Company owns a direct 25% equity interest, was completed in May 2012. Prawn Farm 2 has generated income since May 2012. Phase 2 development involves development of facilities for the production of prawns, brood stock, and associated expansion activities commencing in May 2012 and completed in June 2013with production of prawns starting from August 2013. The work that has been completed during the second quarter of 2013 included the development of: (i) an additional indoor prawn nurturing apartment, (ii) three brood stock open dams with all under-ground in built filtration systems that capable of holding up to 3,000 mother prawns at a time, (iii) all external fences of the farm, and (iv) two open dams with all in built filtration systems that has the capacity to grow out up to 12 MT of fish per year and all associated infrastructure. There are 30 Mu (equivalent to 5 acres) of land that has been reserved for the construction of an indoor APRAS farm designed with the capacity to grow up to 1,200 MT of prawns per year at the complex. Its construction work is planned to start during Q1 2014 when most of the existing open dams’ work will be completed sometime within the same quarter. The Company has pre-paid $5,558,057 toward the consideration of its future SJVC toward the assets of the fully developed farm, equivalent to just under 20% equity interest of the future SJVC that is targeted to be formalized within year 2014.

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(b)	The development work on the fish and eel farm (Fish Farm 2) with an unrelated entity, Gao A Power Fishery Development Co. Ltd., is still in progress. The project is delayed because the property is situated on an inlet and drainage is extremely difficult to resolve and costly to fix. We have engineered a solution resolving this problem by constructing semi-enclosed growing dams that will be built with light building materials on land to be filled by soil collected from the extra water holding dams constructed at the same complex, outfitted with re-circulated filtration systems built externally adjacent to the water holding dams and the grow-out dams to suit the growing of prawns, fishes and/or eels in this farm. We are dividing workflow into phases and stages to yield the optimal financial efficiency and benefits. As of September 30, 2013, infrastructure construction work has begun with Phase1’s construction work expected to be completed during year 2014.

(c)	The development work on a prawn farm at Huanyuan County, Xining City (Prawn Farm 3) is for an unrelated third party Chinese investor, Wu Aquaculture A Power Development Co. Ltd. (a proposed name for this future SJVC) originally planned to be on SJAP property. All engineering design and related pre-development work has been completed, with original plans to begin construction and infrastructure work in May 2013. However, management decided in February 2013 to relocate Prawn farm 3 to another block of land adjacent to SJAP’s existing property consisting of a much bigger area to accommodate future expansion whenever necessary. As a result of the relocation, the block of land where Prawn Farm 3 will be situated sets on a 45Mu area requiring rezoning from agriculture to industrial status. Any rezoning on parcels greater than 40Mu requires central government approval versus from local authorities (for parcels less than 40Mu), unfortunately requiring more time and causing delays in completing the process.

Fish Farm 1

Views of the Fish Farm 1 complex situated on 9,900 m2 of land in the Enping City District. It is a fully self-contained complex providing a development prototype model for China.

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The farm has 16 grow-out APM tanks growing fish in-door and on land with the capacity to grow-out over 1,200 MT of fish/year. Market prices of Sleepy Cod have fallen sharply since Q42012 from US$27 / kg to its current $15 / Kg, such that, part of Fish Farm 1 has been remodeled to adapt to the growing of eels (in four tanks started from Q2 2013) and prawns (in 8 tanks started from Q3 2013) with the remaining 4 tanks growing Sleepy Cod.

Prawn Farm 1

Situated in the district of Enping City on 26,100 m2 of land, Prawn Farm 1 has a designed capacity to grow up to 1,200 Mt / year by 2015, and current capacity to grow-out 250/300 MT of prawns in 2013. It is a fully self-serviced complex with office, staff quarters, laboratory, dried and cold storages, stand-by generator room, heating rooms, water storage and tanks, landscaping gardens, etc.

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The plastic netting rolls are designed to provide shelter for the prawns and thus to increase the grow out capacity of the tanks.

Each grow-out tank in the farm is measures 12 m x 10 m x 2.5 m deep holding up to 240,000 liters of water, stocking between 500,000 to 600,000 (Big Giant Prawn) fingerling (that are between 21 days to 28 days old being supplied from our own Hatchery & Nursery –Prawn Farm 2) in each tank and grow them upto12 weeks to reach marketable sizes from counts of 75 pieces / kg and larger. During their growing period in the farm, prawns are being graded frequently to achieve the optimum grow-out efficiency, as such some faster growing prawns may reach marketable sizes after 8 weeks and some of the slower growing prawn may need 12 weeks. From our first and second batch of grow-out record during the quarter, we show that the average of marketable prawn being harvested per tank is just under 8 MT / tank / growing cycle, and as such, the productivity / tank / year can be conservatively estimated at 40 MT / tank / year. Comparing productivity to existing open dam prawn farming, which requires 26,000 m2 (surface area of an open dam) to produce the 40 MT of marketable prawns / year, the same harvest can be obtained in one grow-out tank measuring 120 m2, drastically reducing the amount of surface area necessary to produce the same measurable results.

Prawn Farm 2

Prawn Farm 2 has a much bigger land bank of 120,000 m2 because apart from its core function of being the hatchery and nursery operation to supply quality prawn fingerling, the farm is now developing open grow-out dams that have built-in RAS filtration systems to save on water consumption as well as to provide cleaner water aimed at reducing the impact of pollution. In this respect, part of the open-dams started prawn production during this quarter. At the same time 30,000 m2 has been reserved for the construction of an in-door APRAS grow-out farm targeting to grow up to 1,200 MT of prawns/year with commencement of construction work scheduled to start early in 2014.

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The tanks in the picture are nursery tanks. Each tank has the capacity to nurture up to 10 million prawns every 5 days per 30 cubic liters (or 30 MT) of water. Prawn Farm 2 is also built as a fully self-contained complex with all associated facilities.

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Marketing and Sales of aquatic seafood:

CA is the sole marketing, sales and distribution agent of the Re-circulating Aquaculture System (“RAS”) fishery and prawn (or shrimp) farms, and purchases all marketable fish and prawns (or shrimp) from the farms and in turn sells them to wholesale markets.CA also supplies the farms with fingerling, baby or adult fish or prawns and stock feed. Presently, our RAS farms do not produce enough fish or prawns to warrant the establishment and sales of value added processing products or facilities given that the Chinese markets pay the best prices for live fish and prawns. Thus, CA sells only live fish and prawns. In this respect, CA generates revenue from the sale of seafood bought from farms that are either a subsidiary of the Company or an unincorporated project company and from contracted growers in the manner described below:

Fish Farm 1: JFD is the owner and operator of Fish Farm 1; the Company presently owns a 75% equity interest in JFD.

Fish Farm 1represents our typical development model and is built on a block of land measuring 9,900 m2 containing staff quarters providing accommodation for up to 15 workers, a self-contained office, a laboratory, external live bait holding tanks, all season red worms nurturing tanks, dry and cold storages, workshops, processing facilities, a heating room, 500 MT of water holding tanks, landscape gardens, standby generator rooms, all related underground and above ground infrastructure, and a 4,000 m2fish grow-out farm supporting16 RAS tanks, each measuring 10 m x 10 m x 3 m in depth holding up to 240,000 liters (or 240 Metric Tons (MT) of water with the production capacity to grow up to 80 MT of aquatic animals per year depending on its stocking cycles (or frequency of stocking of fish) and the initial size of the fish being stocked in each cycle. In other words, if the initial stocked fingerling is around 30/40 mm per fish, then it will take over 12 months to grow the fish into a marketable fish (averaging over 500 gram/fish) such that its annual production is only up to 30/35 MT/tank; however if the initial fish being stocked are at an average of 200 to 300 grams each then its stocking and harvesting cycle is 4 times per year, enhancing annual production capacity to up to 80 MT/tank.

Initially, Fish Farm 1 was designed to grow sleepy cod, which had a niche market with most attractive prices in Chinese markets; however, sleepy cod does not have a large market share in China compared to the carp species. Our market research of the sleepy cod market shows that total annual local domestic production is about 25,000/28,000 MT distributed to more than 100 wholesale markets throughout many provinces, with the markets at Guangzhou City, the Southern Coastal towns of Guangdong and markets in Shanghai City comprising the dominant markets. From the time we started stocking sleepy cod in 2011 until the end of year 2012, live sleepy cod constituted a niche market in China and sold at wholesale for an average price of US$27/Kg until the cheaper imports from other Asian countries were permitted to be imported to China at a low import tax starting in January 2013, such that the wholesale prices fell sharply to an average of US$15/Kg. We mainly had fed live bait fish to our baby sleepy cod (250 to 300 gram each) that we bought from our contracted suppliers costing us approximately US$5/sleepy cod grown at an average feed to weight gain conversion rate of 2.5 Kg of live bait to 1 kg of weight gained. As such, when we purchased our supplies of live bait at an average of US$1.65/Kg, and low mortality rate at the average below 8% coupled with our recorded 3.5 stocking and harvesting cycles per year, Fish Farm 1consistently achieved good sales revenues with gross profit margin of 50/55 % in 2011 and 2012. However its gross profit margin fell in 2013 to between 35/40 % while the cost of supplies of baby sleepy cod and live bait fell correspondingly by an average of only 10%.

In this respect and in an attempt to mitigate the adverse circumstances, during the first quarter of 2013 we stepped up the modification of our RAS tanks to adapt to the growing of eels with 4 tanks and prawns (or shrimp) with 8 tanks and the expansion program in the Research and Development Station to accommodate the nurturing of Flower Pattern Eels’ fingerlings to grow into adult eels (of 500 gram/eel and upward) that would be supplied to Fish Farm 1 to grow the adult eels into marketable sized eels (around 1.5 kg/eel and larger) which at present are selling at high prices between US$27/28 per Kg. Fish Farm 1 is now stocked with and growing Flower Pattern eels, prawns and sleepy cod.

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Prawn Farm 1 (or EBAPCD) : EBAPCD is the proposed name of the future SJVC (subject to approval by relevant Chinese authorities under our application for SJVC status), established to own and operate Prawn Farm 1. EBAPCD generated revenue starting during the third quarter of 2013. Capital Award recognized income from purchases of prawns from Prawn Farm 1 and sold them to the wholesale markets that were booked in the Fishery Division’s sales of goods.

On April 22, 2013, we placed our first 500,000 (Mexican White) prawn fingerling in Prawn Farm 1, and as of the date of this Quarterly Report management reported that prawns are meeting growth benchmarks with low mortality reaching around 15 cm/prawn in size. The Company believes that its Prawn Farm 1 represents the first indoor RAS prawn farm in Asia. Going forward, Prawn Farm 1 will carry out its rotational stocking and harvesting program targeting to produce between 250/ 300 MT of live prawns in 2013. During this quarter Prawn Farm 1 harvested over 102 MT of marketable sized prawns.

We have seen a rapid increase in live prawn prices in the first quarter of this year (averaging 100% increases in prices compared to the corresponding period last year) with current wholesale price averaging US$15/Kg for size of 80s (equivalent to 80 to 90 pieces of prawn/Kg), and prices going up proportionately to sizes of Mexican White prawns, and at a premium rate for popular, but rarer species (e.g., our big giant prawns, Green Prawn, Banana Prawns and Tiger Prawns). From latest growing records of the farm, the average time required to grow prawns from 7 days old Mexican White fingerling and 21-days old Big Giant Prawn fingerlings to marketable sizes in commercial scale at the Prawn Farm 1 under our RAS system is recorded between 60/70 days for marketable Mexican White prawns for sizes weighing at 80 pieces / Kg, and 80/90 days for marketable Big Giant Prawns for sizes weighing at 75 pieces / Kg. We intend to add in more grading tanks to grade out the bigger sized prawns from the smaller sized prawns thus to grow them in separated tanks in the farm that will be able to reduce grow-out period of the prawns because we will be able to grade them more frequently such that some of the faster growing prawns will be able to reach marketable sizes much faster because the graded prawns can be fed and cared for more appropriately and directly in their own graded tanks. The records also show a very low mortality rate, recording less than 5%, which is far superior to the existing open dam prawn farms’ average of 50%.

Prawn Farm 2 (or ZSAPP) : ZSAPP is also an intended name of the future SJVC (subject to approval by relevant Chinese authorities under our application for SJVC status), established to own and operate Prawn Farm 2. ZSAPP has been generating revenues since May 2012. However, ZSAPP’s financial statements will not be consolidated with ours until approval of this SJVC is obtained, and one of our subsidiaries acquires a majority equity interest therein. However, during the interim period, prior to the said official formation of the SJVC, Capital Award acts as its sole marketing agent and recognizes income from the following: (i) Management fees and commission fees charged to Prawn Farm (2) based on RMB20 / 10,000 pieces of Mexican White prawn fingerling and RMB40 / 10,000 pieces of Big Giant Prawn fingerling being sold by PF(1) that were booked in the Fishery Division’s Consulting and Service Revenues and (ii) the purchases of prawns from PF(2) and sold them to the wholesale markets that were booked in the Fishery Division’s sales of goods.

ZSAPP has been successful during the first quarters of 2013, producing LawZi Prawn (or the Big Giant Prawns) fingerling from the 5,000 pieces breeding stock that were imported from South-East Asian countries. By the second quarter of 2013, the reproduction of the Big Giant Prawns fingerling had become consistent; consequently, during the third quarter of 2013, ZSAPP sold 258 million Mexican White fingerling at an average of RMB165 / 10,000 fingerling and over 100 million of Big Giant Prawn fingerling at an average of RMB460 / 10,000 fingerling. During the past two years, our research confirmed that the demand and prices of the Big Giant Prawns in the local domestic markets were high (at between RMB450 to 550/10,000 flies in 2012) because supplies of quality Big Giant Prawn fingerling is competitively low compared to Mexican White (price averaged between RMB150 to 170/10,000 flies in 2012), due to problems of inbreeding. As such, we expect high demand for our Big Giant Prawn flies by the regional prawn growers, as they will be the offspring from our 2nd generation breeding stock free from inbreeding problems. As of the last week of September 2013, we imported an additional 5,000 breeding-stock prawns from South East Asian countries in an effort to continue improving our offspring culture.

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Fish sales generated from purchases with other open-dam growers contracted by Capital Award . Capital Award has been contracting with local aquaculture farms to grow sleepy cod since 2012based on a fixed production cost, with recently added eel growing contracts commencing in the first quarter of 2013. There are existing contracts that will provide up to 800,000 pieces of sleepy cod and 600,000 pieces of eels to be sold by Capital Award between 2013 through the early part of 2014. During Q3 2013, there were over 124,000 pieces of Sleepy cod and 66,000 pieces of eels being sold from these contracts.

The Beef Cattle business of MEIJI:

Similarly to CA, MEIJI has two sources of revenues, its Engineering and Services revenues and its marketing and sale of cattle;

2.1. Engineering and services revenues . Revenues are generated from the construction and development of Cattle Farm 1 and Cattle Farm 2.

The MEIJI table below shows the latest status of their developments:

Name of the developments	Location of development	Land area or Built up area	Estimated Capacity / year	Current Phase & Stage	Commencement date	Estimated completion date on or before	Contractual amount	% of completion as at 30.09.2013
Cattle Farm (1)	LiangXi Town, Enping City	165,013 m2	1,500 Heads	2 phases	Apr-11	Dec. 2011	$3 million +$1.17 m	Fully Operational
Cattle Fram (2)	LiangXi Town, Enping City	230,300 m2	2,500 heads	2 Phases	Feb. 2012	March. 2014	$10.6 million	80%
Cattle Farm (1) external road work	LiangXi Town, Enping City	4.5 Km road		One Phase	Sept. 2012	March. 2013	$4.32 million	Completed
Cattle Farm (2) External Road work.	LiangXi Town, Enping City	5.5 Km Road		One Phase	Sept. 2012	March. 2013	$5.28 Million	Completed

Enping is situated in the Southern part of China with a semi-tropical climate, and the cattle farm is operated based on our semi-free range growing and management system that allows the cattle to roam around and feed in our pasture fields during the mornings and be kept and fed with our formulated aromatic feed in our semi-opened cattle houses during the hot days and nights. This is an entirely different agricultural environment than that of SJAP in Huangyuan, Xining, which has bitterly cold and long winter seasons and where all cattle are being grown in fully insulated cattle houses.

The 2012 experience of the JHMC farm showed that the growth rate of the cattle in this environment is faster than in SJAP (averaging 1.78 Kg/day/head in weight gain compared to SJAP’s 1.5 kg/day/head). However, Cattle Farm 1 showed higher mortality rates than SJAP (recording 5% in Cattle Farm 1 compared to 0.25% in SJAP). The reason for the higher mortality is due mainly to the change of climate, as Cattle Farm 1 has to buy young cattle from farms situated in the cold Northern part of China where they have ample supply of young cattle at lesser costs, but require over 3 days of transportation, such that some of the weaker young cattle could not adapt to the hot climate of Enping and thus could not recover from the journey. To avoid the repetition of this high mortality rate, Cattle Farm 1 had built additional semi-open cattle houses that are equipped with cooling systems as temporary depots to receive the young cattle and to nurture them back to health before they are grown in our normal cattle houses.

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The other differential aspect between Cattle Farm 1 and SJAP is in the management of environmental impact. SJAP is going to build a mash gas station (estimated by the year end of 2013) to manage all of its cattle waste into electricity with its residue recycled as raw material used in its manufacturing of organic fertilizer, whereas in Cattle Farm 1, the cattle waste is being kept in septic wells that is treated with our enzyme under a fermentation process, and then is channeled to fertilize our pasture fields at the farm. JHMC’s waste treatment program is sufficient for the time being as it has enough pasture fields to absorb the waste yielded from limited number of cattle (up to 500 head) being grown on the farm; however as the cattle number increases beyond the fields’ fertilizer absorption capacity, an alternative environment treatment plan must be implemented in order that this JHMC farm can grow more cattle.

Earlier in the year, Cattle Farm 1bought young cattle between 6 to 8 months old and fattened them on the farm for a further 6 to 10 months; however from Q2 2013 onward, Cattle Farm 1bought slightly older cattle (between 15 to 16 months old) and fattened them at the farm for a further 3 to 6 months, then sold them to the wholesale markets and/or to the Beijing cattle farm and wholesale shop (that we have invested in). In this respect we are expecting faster and higher turnover of sales due to faster turn-around cycles of growth of cattle at the farm. As such, during this quarter, Cattle Farm 1 sold over 751 heads of cattle averaging 18 months old.

Cattle Farm 2 will be complementary to Cattle Farm 1 having an additional 76 acres of land suitable for growing our type of pasture (a cross between Elephant and Yellow grass) that has a very high yield rate of over 35 MT/0.167 acres/year, and containing an average of over 9% protein that is very suitable for consumption by cattle. Between the two farms, under normal seasons, they have a capacity to produce up to 30,000 MT of pasture/year that is capable of feeding up to 5,000 head of cattle/year based on the consumption rate of average of 6 MT/head/year if the environmental issue mentioned above is resolved properly.

By the end of February 2013, the Company had completed the external roadwork of about 10 Km leading from the outer-boundary access road to and surrounding the two farms. The development cost of this road was shared at the ratio of 2/3 by Cattle Farm 1 and 1/3 by Cattle Farm 2. This all-season road was constructed at the request of the district village committee of Enping City, enhancing corporate social responsibility in our development of the two cattle farms. Development work on Cattle Farm 2 was almost completed at the end of September 2013, with pasture being planted and stocking of cattle expected to commence as early as January 2014.

Cattle Farm 1

Cattle Farm 1 was built as a demonstration farm to show that cattle can be raised in a semi-tropical climate using our Semi-grazing and housing method that we call “Semi-free growing” management system where the cattle are allowed to graze in the field during the early morning and kept indoors and hence away from the hot sun during the hot summer afternoon. So far this method has proven reliable with the growth rate of the cattle measuring slightly better than the cattle at SJAP (i.e., averaging some 0.28 kg/day/cattle more).

2.2. Marketing and sale of live Cattle by MEIJI: Similar to CA in its model of operation, MEIJI purchases fully grown cattle from Cattle Farm 1 and sells them to the cattle wholesalers, as well as buys young cattle from other farmers and sells the young stock to Cattle Farm 1.

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All cattle farms developed by MEIJI will be using its “Semi-free growing” management system and aromatic-feed programs and systems to raise beef cattle.

Beef is traditionally a niche market in China, as it is mainly sold to expensive restaurants or upscale hotels rather than to Chinese consumers. This situation is rapidly changing, though, owing to urbanization and rising incomes, the rising demand for a high protein diet, and the rise in restaurant dining due to work demands.

Our free range cattle grown in the Enping farms are fed with natural pastures, concentrated livestock feed and our Aromatic Feed that contains Chinese herbal plants specially designed to improve animal health such that these Enping farms produce healthy cattle and in turn quality meat. Although we cannot have them certified as pure organic meat yet because we cannot get certification from suppliers of the raw materials used to make our concentrated feed purely organic, we believe that we are not far away from being qualified to obtain 100% pure organic meat certification.

The Enping cattle farms are situated in Guangdong Province, which is not a traditional cattle growing country due to its tropical climate. Most cattle and beef supplies are imported from the Western and Northern Provinces at higher costs entailing higher wholesale and retail prices in Guangzhou City and in its urban cities, which provides marketing advantages for our cattle sales within the region.

Moreover, our 2012 sampled meat trials carried out with a number of reputable restaurants and hotels in Beijing City were well received with constant requests for us to supply them on a long-term basis. Our strategy is to ensure we can supply the quantity to maintain consistently sustainable supplies as required by our customers. At Enping cattle farms we will grow at least 1,000 heads of mature cattle in 2013, which is the minimum number required to sustain the supplies to just a couple of restaurant chains.

Cattle Farm 1 is doing well and on target having sold, during first half of this year, over 630 heads of mature cattle grown collectively from the stocked six months old calves and the 12 months yearling cattle bought in January and May of 2012, respectively. Out of the total sales of cattle during the first six months of this year, on April 22, 2013, 180 heads of matured beef cattle had been transported to Beijing City to be sold to one of the wholesalers specializing in supplying quality beef meat to top hotel and restaurant chains. The change of stocking of older cattle (from 15 to 16 months old) and fattening the mat the farm for period of 5 to 6 months starting from Q2 2013 resulted in CF(1) selling over 751 heads of cattle (at an average of 18 months old) enhancing much faster turn-around of sales of cattle at the farm.

The Consulting Services agreement between Macau EIJI Company Limited (MEIJI) and a group of China parties represented by a privately owned Chinese company name of “Enping Bi Tao A Power Cattle Farm co. Ltd” (the China Party) for the development of Cattle Farm (1) dated April 15, 2011;

Principal terms and conditions of the agreement:

•	The China Party is the developer of Cattle Farm 1 and MEIJI is an engineering and management consultant providing development of cattle farms and related business operations with the expertise to provide those related services.

•	Cattle Farm 1 is developed on a 250 Mu (about 42 acres) situated at Yane Xiabban Villiage in the town of Liangxi, Enping City, Guangdong Province.

•	The scope of work for MEIJI is on project engineering management, installation and commissioning, farm management, construction and buildings and supply of plants and equipment for consideration of US$3 million covering the development of a basic cattle farm to house 500 heads of cattle at a given time.

•	Further or additional work if and when necessary to be carried out, they will be mutually agreed and determined by both parties.

•	The China Party is to be responsible to finance the development paying MEIJI for its respective work.

•	Subject to project completion and its performance, the parties agree to form a Sino Foreign Joint Venture company (SFJVC). MEIJI retains the right to acquire up to 75% equity in the SFJVC based on its book value at the time of acquisition to be paid to the China Party, accordingly.

In February 2013, we entered a joint venture with a group of businessmen (referred to herein as the “the Chinese Party”). We started setting up a Cattle Station and related facilities on a block of leased land measuring about 130,000 m2 within the Central Cattle Market and Facility of Beijing City (that we call “The Beijing Cattle Farm”) to act as an intermediate housing to grow our Aromatic beef cattle and to sell together with our Aromatic Cattle from Cattle Farm 1 through regional distributors, and in turn to some of the top hotels and restaurants chains in Beijing City and also through wholesale shops that the Joint Venture intends to develop (“Operation of sales”). In this respect, the development of wholesale shops fits in well as part of our interstate wholesale and distribution development plan that we mapped for some of the big cities in China, and this one in Beijing City is the beginning of such a plan being put into motion. By July 31, 2013, the Joint Venture established one small wholesale shop within close proximity to the Beijing Cattle Farm and started sales of our beef meats regionally. During Q3 2013, this Beijing cattle station is housing 450 head of cattle and its wholesale shop is selling an average of 3 head of cattle per day. We are satisfied with its sale performance and realize that potentially there is good commercial viability to support expansion of similar shops developed within Tier (one) and Tier (2) cities in China.

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The Joint Venture Agreement has not been finalized; consequently, the Joint Venture is currently based on a verbal understanding only with following principal terms and conditions;

•	The Chinese Party will be responsible for the development of and management of daily operations of “The Beijing Cattle Farm” and the “Operation of sales.”

•	Our company is responsible is to supply the aromatic beef cattle to the “Beijing Cattle Farm” that will be billed to the Chinese Party at maximum trading term no longer than 120 days initially for the first 12 months of operation and gradually reducing to within 60 days within year 2 of operation.

•	Capital expenditure including working capital is limited at US$2.5 million for year (1) of the development and operation that will be contributed 65% and 35% by the Company and the Chinese Party respectively. Subsequent capital requirement will be reviewed by both parties on or before February 28, 2014 pending its year (1) progresses.

•	Subject to the progressive performances of its business operation of year (1) and (2), if satisfactorily performed, the parties will apply to form a Sino Foreign Joint Venture company based on the injection of said business operation on or before February 2015.

We are waiting on respective lawyers to finalize all terms and condition of this joint venture for execution targeting to be on or before February 28th 2014. In the mean time we don’t expect to generate additional revenue from this operation except the sales of cattle from Cattle Farm 1.

Pictures Taken in July 2013 showing the Beijing Cattle Farm and the Small Wholesale Shop.

2.     SJAP and HSA Division in fertilizer, livestock feed and cattle:

We have two operations in this division spread over two provinces in China, consisting of the following:

3.1 Operation 1. Operation 1 is operated from Huangyuan County of Xining City; Qinghai Province by SJAP, a majority owned subsidiary of the Company incorporated in China in 2009. As of the date of this prospectus, SJAP’S principal activities that are generating revenues comprise: (i) manufacturing and sale of organic fertilizer, (ii) manufacturing and sale of livestock feed, and (iii) rearing and sale of beef cattle. On February 28, 2013, SJAP completed its development of the Concentrated Livestock Feed Manufacturing Factory, and started the production and sales of Concentrated Livestock Feed (“CLF”).This CLF complements SJAP’s bulk livestock feed to provide the local cattle and sheep farming industry with a completed feed formula that can cater to the rearing of cattle and sheep at various growing cycles (e.g., specially formulated mixes with efficient nutrients for dairy cows and sheep, weaning, fattening and mature cattle and sheep). The advantage of the formulated feed combination is that the cattle and sheep growers will realize cost savings in production knowing precisely the amount of concentrated feed that will be needed by their livestock, thus avoiding excess concentrated feed being wasted on over feeding, resulting in worthless excess fat in mature animals. In this respect, the Chinese central government has placed an order with SJAP to reserve up to 5000 MT of CLF annually as part of the country’s annual reserve emergency livestock feed inventory. Thus, from March 2013 onward, SJAP expects to have additional revenue generated from the sales of CLF.

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The fertilizer, bulk livestock feed and cattle divisions under SJAP contributed 3%, 2% and 10% of the Company’s total revenue and 3%, 2% and 5% of the Company’s total consolidated gross profit, respectively, in 2012 derived from the production of about 4,500 head of mature cattle (between 15 months to 18 months old) from its own cattle houses and the co-operative growers, collectively, 25,000 MT of organic fertilizer, and 22,000 MT of bulk stock feed.

Our strategy is to increase the number of co-operative growers and obtain more internal cattle houses in an attempt to double the volume of production of mature cattle during 2013, which in turn would increase the demand for the production of fertilizer and bulk stock feed to grow in tandem. The cost of rearing cattle is expected to be lower as a result of concentrating efforts on manufacturing and/or selling livestock feed. The regional farmers are contracted to grow crops and pasture for us using our land that has been provided lease-free by the local Government or by using their own land, our equipment operated by our workers for planting and harvesting, and our super vision and associated services as well as seed and organic fertilizer. These items are provided to them on credit, which are then charged against their account when the Company purchases the crops and pasture grass from them in return. Regional farmers also raise cattle for us using our bulk livestock feed under the same credit terms and conditions described above. That is, when the Company purchases the mature cattle from them, their accounts is charged for the feed against the amount paid.

The cattle we grow are primarily Simmental (a common breed introduced to China in the early 20thcentury), Charolais, and some Angus cattle. In general, 12 to 15-monthold cattle are sold to local farmers by our cattle agents, and we commit to repurchasing the cattle between 21 months to 24 months old.

We intend to rent part of our cattle housing to farmers upon completion of development of all our cattle houses sometime in 2014, and will provide slaughter and deboning services to them once our abattoir and deboning facilities are completed in 2014. In this respect, SJAP received a business permit from the Chinese authorities on April 17, 2013, and construction commenced on April 21, 2013 on the abattoir, de-boning factory, and related packaging facility. Since it is rare and difficult to obtain a permit for an abattoir facility in China, having this facility is expected to become a very valuable asset. We are expecting trial runs of the slaughter facilities commencing on or before the end of December 2013 because as of week (1) of November 2013, construction of the Slaughter complex is about 80% completed, targeting phase (1) operation to begin Q1 2014.

Presently, we sold mostly live-cattle to or through various cattle wholesalers to existing wholesales and distributing markets that did not require much marketing efforts and networking, however by 2014, it will require organized marketing net-works and efforts to sell our beef (meats) and beef products efficiently in order that we could achieve better profit margins for our quality meat and establish our own brands and labels.

In China, beef is customarily distributed through various tiers of established wholesalers and distributors that source their beef from various slaughter cum deboning houses located across many districts in China, whereas most of these wholesalers are selling multiple types of frozen or freshly chilled meats (including pork and poultry etc.), as well as some slaughter houses supplying and specializing solely in beef. In turn, these wholesalers and distributors supply beef to regional super market chain stores, retailing wet and frozen food markets, the catering industry, etc. Therefore, after having established its own slaughterhouse and deboning factory, SJAP is expected to automatically become the primary supplier of beef. As such, many existing wholesalers and distributors will source their beef supplies directly from us. With the current ever increasing demands of quality beef meats due to the increase of middle class consumers, the Government’s enforcement of food safety regulation, and of anti-smuggling and illegal imports of beef, the right opportunity exists for SJAP to market its high-quality beef product. Therefore, the Company is confident in selling its beef meats successfully in the domestic markets, along with a certain portion to be exported to some South Asian countries (i.e. Malaysia, Singapore, Hong Kong, Middle East countries and Thailand etc.) in 2014that the Local Government is encouraging us to do.

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•	Table (below) shows presently in China the average of mark-up margin for most of the sellers and operators in the beef trade:

Type of wholesalers, distributors or retailers	Mark-up Margin in
Localities	1st Tier cities	2nd and 3rd tier cities	4th& 5th tier & lower tier cities
	Low / High	Low / High	Low / High
Slaughter cum de-boning houses	30% / 35%	33% / 38%	39% / 42%
1st tier wholesalers and distributors	10% / 12%	12% / 15%	15% / 20%
2nd and 3rd tier wholesalers and distributors	15% / 20%	18% / 25%	20% / 30%
1st tier retailers (i.e. super market chains)	22% to 35%	22% / 35%	22% / 35%

•	Our marketing strategy in selling our beef meats and beef products is as follows:

Development and marketing targets: We aim to target our sales of beef and beef products to the middle class consumers through following developments shown below:

Period of development		Items of developments and through marketing channels of	Estimated annual production of beef			Shares of sales
			2014	2015	2016	2014	2015	2016
From / to			MT	MT	MT
			6,000	9,000	18,000
Q4 2013	12-31-14	Development of up to 5 sales and distribution out-lets in Beijing, Guangzhou, Tianjin, Chongqing & Shanghai City, to distribute sales through and by
		(A). Existing localized 1st , 2nd and 3rd tier wholesalers and distributors in these cities				60%	45%	35%
		(B). Own sales and distribution outlets*				40%	30%	30%
Jan. 2014	12-31-15	Development of up to 5 sales and distribution out-lets in Fuzhou, Changsha, Suzhou, Shenzhen and Xiamen City, to distribute sales through and by
		(A). Existing localized 1st , 2nd and 3rd tier wholesalers and distributors in these cities					15%	20%
		(B). Own sales and distribution out-lets *					10%	15%

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*Our own sales distribution outlets will include the development and operation of the following:

* 1st and 2nd tiers Wholesales and distribution network in direct competition to the existing localized wholesalers.

*Distribution &service networking into super market chains

*Franchising of “Bull” Restaurants that will be selling our own beef and beef products

*Franchising of retail butcher shops similar to the Beijing shop.

Note: currently the one and only “Bull” restaurant is to act as SJAP’s first demonstration model converted from one of our old cattle houses situated next to our newly renovated cattle houses at SJAP’s complex. It has a seating capacity of over 130andis now popular local dining facility having achieved sales of just over $420,000 in year 2012 with net profit of just over $50,000 (or netting about 12%) and is using one head of cattle / every 3 days.

Therefore, it is within reason to assume that in the big cities, compared to the small community of Huangyuan where the demonstration restaurant is located, a similar restaurant must have the capacity to use up to at least 2 head of cattle / day equal to 730 head / year, and therefore if and when we shall develop 50 Bull restaurants, we anticipate seeing sales of up to 36,500 heads of cattle being used in a year, which would be more than the amount SJAP is targeting to slaughter in 2016 (i.e., 30,000 heads).

The table below shows some of biggest wholesale frozen food (including beef) markets in Tier 1 cities (i.e. Beijing, Shanghai and Guangzhou City) from which there are many established logistic services to channel frozen goods to other 2nd and 3rd tier cities where many existing localized wholesalers and distributors are situated and operating from:

City	Name of wholesale (cold storage) Markets	Address
Beijing	XinFa Di Wholesale Market of Agricultural Produce 新发地农产品批发市场	XinFa Di Bridge, Jingkai Highway, Fengtai District, Beijing
	Jing Hua Jin Niu Qing Zhen wholesale Market of Meat and Aquatic Produce 京华金牛清真肉类水产批发市场	No.6 Nanding Road, Fengtai District, Beijing
	YueGeZhuang wholesale Market 岳各庄批发市场	No.34 Fengtai Road, Beijing
	Jin Xiu Da Di Wholesale Market of Meat 锦绣大地肉类批发市场	No.69 Fushi Road, Haidian District, Beijing
Shanghai	Shanghai City Beef and mutton wholesale trade Market 上海市牛羊肉批发交易市场	No.178 Nanda Road, Baoshan District, Shanghai
	Cao An Hu Tai Agricultural wholesale Market 曹安沪太农贸批发市场	Mei Ling North Road, Putuo District, Shanghai
	Shanghai Agricultural Produce wholesale Market Centre 上海农产品中心批发市场	Hunan Road, Pudong District, Shanghai
	Shanghai Qi Bao Agricultural and Sideline Products Integrated Trading Market 上海七宝农副产品综合交易市场	Laiting North Road, Minxing District, Shanghai

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	Shanghai Jiang Yang Agricultural Produce wholesale Market 上海江杨农产品批发市场	Jiang Yang North, Baoshan Distric, Shanghai
Guangzhou	HuiFeng Frozen Produce Market 汇丰冷冻品市场	No.5 Shui Chang Road, Huang shi Xi Road, GZ
	Zi You Ma Frozen Produce Wholesale Market 自由马冷冻批发市场	No.1 Huang shi Xi Road, GZ
	Da Luo Tang International Frozen Produce Centre 大罗塘国际冷冻中心	Qiao Xing Avenue, Panyu District, GZ

Note: Our intention is to acquire one of the existing wholesaling establishments in each of these 1st to 3rd tier cities to be our main sales and distribution outlets and as our main regional sales administration centers.

With the additional operation in the slaughterhouse, de-boning and value added processing activities from Q1 2014; we are expecting a rapid growth of year on year revenue and profits for SJAP thereafter. The table below shows an example of components of SJAP’s revenue that we expect to be generated starting from Q1 2014 from one head of cattle;

Assumption: based on purchasing of cattle between 15 to 16 months old and fattening for a period of 5 to 6 months then proceeding for slaughtering and de-boning whereas 10% of the beef meat will be used for value added processed beef products; (Revenue generated from marketing division is excluded);

Revenue components	Quantity	Unit price (Round average figures)		Revenues generated	Yielding information & statistic (Average)
(based on one head of cattle)		At cost	Sales value	(From each head of cattle)	Fertilizer / Mu / year	0.65 MT	1 Mu = 660 m2
(Ex-factory)		RMB	RMB		Bulk livestock feed	6 MT / year	consumption
Organic Fertilizer	1 MT	650 / MT	1200 / MT	1,200	Concentrated feed	4 Kg / Day	consumption
Bulk Livestock feed	3 MT	705 / MT	1250 / MT	3,750	Harvest of pasture	3.5 MT / Mu	yield / Mu/year
Concentrated feed	600 Kg	1500 / MT	2600 / MT	1,560	Average weight / cattle	500 kg / head	15 to 16 months old
Live Cattle	Live-weight	27 / Kg	29 / Kg	22,330	Average weight / cattle	770 Kg / head	20 to 22 months old
Slaughter house	Service fee	2200 / head	5000 / head	5,000	Average weight gain	1.5 Kg / day	Fattening period
Meats	423 Kg	65 / Kg	78 / Kg	32,995	Meat recovery rate	55%	423 Kg / head
Bones	116 Kg	Nil	60 / Kg	6,960	Bone weight	25%	116 Kg / head
Value added Beef products	42 Kg	78 / Kg	156 / Kg	6,552	Value added product	10%	42 Kg / head
Government Subsidy	1 head			1,000
Total sales Revenue / head				81,347

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Note: As primary producer, SJAP’s revenue generated from one head of cattle	= RMB29, 940.
As a value added processor, SJAP’s added revenue generated from one head of cattle	= RMB51, 507.
Total Revenue generated from one head of cattle	= RMB81, 347.

Overall, SJAP expects that revenues from operations will multiply and increase rapidly as a result of the addition of further herds, and of comprehensive value added processing and marketing facilities. SJAP sells its organic fertilizer and bulk livestock feed mainly to its cooperative and regional farmers in addition to using it to rear its own grown cattle, but because its geographic location is so far away from other major provinces there are high costs associated with selling its fertilizer, bulk livestock feed and live cattle other than to local purchasers; conversely, equivalent imports from other provinces must be purchased at a higher cost, providing SJAP with a competitive edge. Furthermore, Qinghai Province is a region rearing millions head of cattle and sheep per year, providing an ample market for SJAP’s fertilizer and livestock feed.

 In the longer term, we believe that wholesale prices of SJAP’s fertilizer and bulk livestock feed will maintain a steady growth rate of 5% to 10% per annum influenced mainly by rising labor cost of the country. Furthermore, we expect a trend of continuous increases in beef and cattle prices given the increase in demand for quality beef and beef products (including value-added products) in tandem with the rise of living standards in China, the short supply of quality breeding stock that will be required to produce enough cattle to satisfy the increased demand, and the Government’s stringent restrictions placed on imported cattle and beef meat from many developed nations due to disease and quarantine control measures, all of which will influence the price rise in cattle and beef meats in China.

The table below shows SJAP’s targeted production;

Revenue component	2013	2014	2015
Organic Fertilizer	40,000 MT	40,000 MT	40,000 MT
Bulk Livestock feed	60,000 MT	60,000 MT	60,000 MT
Concentrated feed	20,000 MT	30,000 MT	40,000 MT
Live cattle from
Own farms	4,000 heads	6,000 heads	9,000 heads
Corporative growers	4,000 Heads	6,000 heads	9,000 heads
Slaughter House
Cattle	0	20,000 heads	35,000 heads
Sheep	0	75,000 heads	110,000 heads
De-boning meats	0	6,000 MT	9,000 MT
De-boning Bones	0	1,500 MT	2,250 MT
Meat Products	0	450 MT	1,350 MT

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During this quarter, live cattle wholesale prices have been rather stable priced between (RMB 27 to RMB30 / Kg live weight for 2 to 3 years old beef cattle) representing a steady increase of 5 to 8% over Q1 2013 prices, but prices went up sharply for beef cattle below one year old (priced between RMB30 to RMB35 / Kg live weight) representing a strong increase of over 12% over Q1 2013 prices. This reflects that there is more demand for young cattle to be reared into mature cattle as the mature cattle market is becoming more stable and profitable. Current beef meat (in general, grade equivalent to meats de-boned from 2 to 3 year old beef cattle) is wholesaling between (RMB78 to RMB90 / Kg depending on quality specifications) for locally produced meats that have been food safety certified and processed by food safety regulated slaughterhouses and de-boning facilities.

On October 28, 2013, SJAP’s nomination to apply the merit credentials in China to become a certified China Dragon Head Business was approved by the Government Authorities. “The Dragon Head Business” is a prestigious certification granted by the Government to businesses, demonstrating corporate social responsibility (“CSR”), pioneering and leadership in business with, good standard of quality and services; frequently leading to additional governmental grants and other forms of assistance. Qinghai Province has bigger numbers of ethnic minorities receiving proportionately higher grants, incentives, assistances and subsidies from the Government, and SJAP has been well supported by the Government due to our CSR and we are expecting that we shall receive much greater supports from the Government with the approval of the Dragon Head Business.

SJAP’s operation and complex

The Corporate office building, the Cattle Station and the concentrated livestock feed manufacturing factory

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The organic fertilizer factory

The cattle houses -we now have over 12 cattle houses with each to house over 150 head with more cattle houses being built

Construction site and construction in progress of the slaughterhouse and deboning factory as of October 30, 2013

The “Bull” restaurant next to our Cattle Station.

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3.2 Operation 2 . Operation 2 is operated in Linli District, Hunan Province, by Hunan Shenghua A Power Agriculture Co. Ltd. China (“HSA”), a 76%owned subsidiary. As of the date of this prospectus, HSA conducts the following business activities, both of which are in the development stage: (i) manufacturing and sales of organic and mixed fertilizer, and (ii) cultivation of pastures and crops in preparation for the establishment of beef cattle farm. By January 2013, its first organic fertilizer production plant was established and started its production of organic fertilizer. On March 5, 2013, HSA secured the rights to use an enzyme developed by a Hong Kong Company some twenty years ago that has been utilized by global manufacturers of organic fertilizer. The advantage of this particular enzyme is that when it is applied to our organic fertilizer it has the ability to convert part of the organic raw materials into potash and phosphate without having to add in chemically formulated potash and phosphate, such that our end fertilizer can be qualified as pure organic fertilizer made with 100% natural organic raw materials. With this pure organic fertilizer HSA is in a position to fully explore the potential market for fish in farm lakes and thereby to attempt to align itself with the government’s policy of encouraging Lake Fish Farmers to use pure organic fertilizer instead of chemical fertilizers. In addition, cost savings from avoiding the use of chemical potash and phosphate will, in management’s belief, result in a better profit margin for the Company. Sales of pure organic fertilizer commenced during the fourth week of March, 2013.

Currently, chemical fertilizers in the region are sold at wholesale between RMB 3,000 to 3,600/MT depending upon their chemical composition, compared to organic fertilizer from SJAP selling at an average of RMB1,200 to RMB1,300/MT. Our new 100% pure organic fertilizer with up to 8% potash is currently being marketed between RMB 2,000 to RMB 2,200/MT targeting to reach an average up to RMB2,600/MT such that its prices will be at the mid-range of organic and chemical fertilizer.

HSA is targeting to produce up to 30,000 MT of 100% pure organic fertilizer in 2013 under its newly completed production plant and facilities aiming to increase its capacity to about 90,000 MT/year in stages by 2015 subject to its sales performance within the period. The main hardship related to selling fertilizer is the requirement to provide longer credit terms (sometimes up to 180 days) to our end buyers because these end users normally can afford to pay for them only after they sell their products; however only farmers who are assessed as creditworthy by us and who plant their fields and follow our requirement to harvest crops each year are considered.

Development of HSA in Linli District, Hunan Province is modeled like SJAP but it has a much better growing environment, being situated in a farming rich province that is next to the Guangdong Province and benefits from cheaper logistic costs, being closer to large markets, and has a more favorable climate (milder winters and longer summers compared to SJAP’s long bitterly cold winters and short summers). However financial support from the Government is more difficult to obtain due to there being more entities sharing the Government’s support provisions.

HSA had to endure both higher development costs and longer time to construct its facilities when compared to SJAP, whose property had 40 older (yet salvageable) buildings, which it has renovated to meet its needs.

Hunan Province is one of the biggest primary producing provinces of China with over 4 million primary producers producing rice, tea, tobacco, grapes, citrus, cotton, seedlings, sunflowers, herb plants and many varieties of cash crops and it has a long standing history in lake aquaculture producing millions of tons of fish and other seafood annually (e.g., total primary production is over RMB450 Billion, or about US$75 Billion recorded in 2011 as announced by Hunan Province Agriculture Department).

At our newly built fertilizer factory, the 100% pure organic mixed fertilizer (“POMF”) is generating stable income and revenues aiming to reach its 2013 target of 30,000 MT. By the end of September 2013,HSA produced and sold more than 12,000 MT of POMF at an average price above RMB 2,500/MT (or US$403/MT) collectively during the first nine months of 2013.

Work on the construction and development of a cattle station commenced in March 2012 with preparation work in progress being carried out on its general layout, cultivation and planting of crops and pasture on 75 acres situated below the hill of the fertilizer factory, and the hill leveling next to the fertilizer factory where the cattle houses will be built with work is presently in progress.

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HSA’s complex and operation

4.     Hylocereus Undatus (“HU”) Plantation

JHST, an SJVC that is 75% owned by MEIJI, is consolidated as a subsidiary, and is the owner and operator of the Hylocereus Undatus Plantation (the “HU Plantation”), which is situated at Enping City, Guangdong Province. In 2012, JHST contributed 9% and 10% of the Company’s revenue and gross profit, respectively. The plantation was developed in 2008 with revenues being generated since year 2009. As of the date of this Quarterly Report, JHST has two types of operations; (i) growth and sales of flowers, and (ii) drying and value added processing and sales of HU flower products. Hylocereus Undatus is commonly referred to as Dragon Fruit plants.

JHST cultivates 187 acres of Hylocereus Undatus, or Dragon Fruit (cacti) flowers in Guangdong Province. Dragon Fruit flowers for a very short period, sometimes only one night, and must be picked before they turn from green to white 20 to 25 cm long flowers, so they are by definition a fairly delicate crop. The harvesting season is from July through October.

Dragon Fruit cacti take three years to reach maturity, though they will flower a little even in their first year, and can produce for as long as twenty years. JHST began planting in late 2007, and by 2013 all of the plants are mature plants (averaging over 4 years old). To date, the product has been sold in the form of dried flowers, which are used in health-related soups and teas, and fresh flowers and consumed as vegetables in China.

Currently, fresh flowers are sold to regional wholesale and retail markets due to their short shelf life, whereas dried flowers are sold after they are dried and packed to a few major wholesalers who in turn distribute them to other wholesale and retail markets and export traders right through the winter and spring months (from October to June each year) in Guangdong Province. In this respect, it is a distinctly seasonal revenue product, as more than half of the division’s revenues are recognized in the third quarter, and no sales are made in the first quarter.

It was originally forecast that by 2014, dried and pickled flowers would make up 96% of the division’s flower income as produce is diverted away from delicate fresh flowers. However, the planting of a special Chinese herb (called XueYingZi and commonly referred to as “Immortal Vegetable” in China), which is rich in selenium, among the HU Plants is expected to help to prolong the shelf life of the fresh flowers from 2-3 days up to 12-14 days, which will increase the sales of fresh flowers that are delicious to eat as fresh vegetables and commonly accepted as quality gourmet vegetables. Somehow, from harvesting of this season, it was evidenced that the planting of Immortal Vegetables in between each row of the HU plants did not prolong the shelf life of the harvested fresh HU Flowers, such that we had to process up to 80% of dried flowers. As such, at last month of this quarter, we started trials in planting other cash crops in between the HU Plants with the aim of improving revenues covering all seasons.

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In respect of the Immortal Vegetables grown as trials over the (30 Mu field), we harvested over 200 MT of crops (inclusive roots) during this quarter, averaging about 6.7 MT / Mu from the density of about 1,700 plants / Mu that is within our estimate predicted earlier in Q2 2013. Our organic Immortal Vegetable plants have many properties that tend to induce good health. Tests and laboratory analysis are underway to determine exact properties.

HU Plantation and Immortal vegetable farm

By the fourth week of July, 2013, Immortal Vegetables (the Japanese name for Immortal Vegetables is “Snowsakurako”) are almost 1.6 meter tall and look good. We are now trying to pack these into small gift packs – selling them as organic vegetables. Latest laboratory test results showing each Kg of fresh Immortal vegetables contains 0.58 gram of selenium adding value to their sales. Upon close inspection, one can see there are Immortal vegetables grown in between the HU Plants acting as a protector for the HU plants because the Immortal Vegetables have the ability to repel the diseases that live in the HU Plants. By this quarter, the HU Plants are looking very healthy and strong.

The Corporate (or SIAF) Division

From the last quarter of 2012 the Company decided to generate the following business income to fund its shared services operations’ working capital annual budget:

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The Wholesale and Distribution Facilities development project including design, construction and project management of its business operation of a specialist modern beef wholesale and distribution center (Wholesale Center 2) for Guangzhou City NaWei trading Co. Ltd (“NWT”), an unrelated Chinese third party owned company situated at the Guangzhou City, LiWan District, New Wholesale Market. Work started in November 2012, and as of the date of this Quarterly Report, we have completed a freezing room facility that has the capacity to store up to 150 MT of frozen food at -25 degrees Celsius with renovation and alteration work progressing on other facilities (e.g., wholesale shop, packaging and processing facility, office, dry good storage and function room).

(1)	The Central Kitchen and related facilities development project including design, construct, project management of development and management of business operation for Guangzhou City Wangxiangcheng (“WXC”), an unrelated Chinese company, of a Central Kitchen, a Central Bakery, a fast food restaurant and 3 mobile food stores (Central Facility 1) situated adjacent to Wholesale Center 2. Work started in November 2012, and as of the date of this Quarterly Report, the construction work of the Central Kitchen is completed and in operation.

(2)	The Restaurant development project including design, construction, project management, and management of its business operation for WXC. As of July 30, 2013, Restaurant 1 at River South District has been operating for over 18 months, Restaurant 2 (at the UU Park Complex, Tianhe District) has been in operation for 10 months, Restaurant 3 (at the Sporting Complex, Tianhe District) has commenced operation since March 2013,the work at Restaurant 4, which is located at Harbor City Shopping Center, Guangzhou City, is almost completed and is targeted to open for business by end of August 2013, design and construction plans for Restaurant 5 (located at the center of Zhungzhen City, about a 35 minute drive from the Guangzhou City)have been submitted to the authorities for approval targeting construction work to start in August 2013. In this respect Restaurant (4) has commenced business operation on October 31st 2013 and renovation of restaurant (5) was 40% completed, and Restaurant 6 (at the Li Wan District, next to Wholesale Center 1) started renovation work since 15th September 2013.Collectively, these 6 restaurants cover a total gross area of 5,800 m2 (about 63,800 ft2) with seating capacity for 1,370 persons. As at October 31st 2013 planning on the establishment of 3 additional smaller shops selling and catering for specialized gourmet food were initiated, targeting completion for business operation on or before the end of December 2013.

Pictures below show the restaurants that we developed

Restaurant (1)	Restaurant (2)	Restaurant (3)	Restaurant (4)

Restaurant (5) Renovation is 75% completed as at 31st Oct. 2013 targeting opening for business operation within December 2013

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Restaurant (4) Started business operation 31th October 2013

(3)	We are constructing a trading complex for the Import and Export trades of the Company itself at another building adjacent to the Wholesale Center 1 and 2 (the “Trading Center”).As of the date of this Quarterly Report, the Trading Center is importing frozen and fresh chilled and live seafood (i.e. cuttlefish, squid, prawns, salmon, crabs and eels) from Malaysia, Thailand, Russia and Madagascar and other local coastal fishing towns, that were sold to Wholesale Center 1 for Wholesale Center 1’sdistribution and sales into various reputable food chain outlets, wholesale market stores and super market chains in the Guangzhou City, Shanghai City as well as in the southern coastal towns of the Guangdong Province.

We expect to be appointed the turnkey solution provider given our current success on existing projects with our Chinese investor who owns the Guangzhou City Wangxiangcheng (“WXC”) development plan to develop over 50 gourmet restaurants and fast food outlets collectively within 2 years (2013 to 2014), and via Guangzhou City NaWei trading Co. Ltd. (“NWT”) on the development of a number of modern health food department chains in the Guangzhou City during 2014 and 2015 with SIAF as its engineering consultant, management service provider, and marketer. As such, we expect SIAF’s business and engineering development division to be kept busy for the next 3 years. At the same time we are aiming to develop our import and export trades and the seafood value added trades in harmony with WXC’s and NWT’s developments to maintain our growth rates in the sales of fish, seafood and beef products to gain momentum in materializing our business vision of vertically integrated operations.

The Consulting Services Agreement between Guangzhou City, WangXiangCheng Enterprise Management Consulting Co. Ltd. and the Company (SIAF)

Principal terms and conditions of the agreement:

•	WXC is a restaurant owner & operator in China and SIAF is an engineering and management consultant that has the know-how in the development of business operation of catering and food services and the expertise to provide the related services.
•	The project development is involving: (1) the construction and business development of a Central Kitchen, a Central Bakery, a fast food restaurant, a Central Storage, a Central Reception Centre and associated facilities at a location situated in LiWan District, Guangzhou City and (2) 15 signature restaurants, 20 medium sized catering Food Shops, 30 small sized Mobile Food Stores with associated services and training at suitable locations in Guangzhou City.
•	The project development will be carried out under various Phases and sub-stages starting from October 1st 2012 and scheduled to be completed on or before September 30th 2015 at a total cost estimated at US$11.66 million.
•	WXC will be the developer will be responsible to finance and payment of the project development will make payments to SIAF or SIAF’s designated agents for work done and provided by SIAF in accordance with the agreement.
•	SIAF will be responsible in carrying out and provide the services to the Developer in accordance with scope of work of the agreement.
•	Upon completion of the project development subjects to the performances of the developed businesses, the parties agree to form a Sino Foreign Joint Venture company (“SFJVC”) to acquire and to operate the project businesses based on its book value and upon the official formation of the SFJVC SIAF will have the right to acquire up to 75% equity in the SFJVC thus to reimburse WXC for the amount paid by WXC on the project development up to the time of the SFJVC is formed officially.

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The import and export trading of SIAF:

During this quarter we imported and sold over 12 x 40’ sea containers of seafood from various countries (i.e. Russia, Malaysia, Thailand, Vietnam, Chile, etc.) and we did very well from Madagascar having imported over 500 MT of live seafood (including Mud crabs, flower pattern eels and other trailed variety of fish etc.)

Summary of the major work carried out in the first nine months of 2013:

As of November 18, 2013, we believe that all development work carried out within the first nine months of 2013demonstrated good progress including our own Trading Center (which is now operating, although part of its finishing work is still in progress), Leonie Chain’s Central Kitchen (as reported above, 100% has been completed) and Central Bakery has been in operation since May 2013, and we have 4 restaurants being completed with work in progress on 2 others. SJAP has completed more than 80% of its construction work on its slaughterhouse and deboning facilities, HST has completed its revitalization program of its HU Plantation (i.e., new irrigation systems with automatic sprinkle, replacing with organic soil, planting with immortal vegetables in between each row of the HU plants, extension of staff quarters such that it has accommodation now for more than 40 workers at one time), planned 13 acres of Immortal Vegetable and built associated nursery, commencement of production from Prawn Farm 1, started operation of the Beijing Cattle Farm and wholesale shop, Prawn Farm 2 completed 3 prawn grow-out open dams with RAS systems and the successful breeding of fingerling of Big Giant Prawns from our 2nd generation brood stocks, the establishment of facilities in Madagascar, and the successful production of the Lake Fish organic fertilizer. We view the foregoing developments as a giant step forward building strong fundamentals for the Company’s future growth.

Consequently, we are seeing the 5-year plan play out as envisioned. Particularly at the wholesale level in the fishery and beef divisions, economies of scale are being realized. And the benefits of vertical integration are being achieved gradually, most in evidence between the wholesale and distribution levels. These are enhancing the Company's competitive position. We are beginning to see a multiplier effect generating core sustainable value and adding a layer of corporate maturity and operational reliability, reinforced by all financial metrics continuing to move positively.

Summary of Our Land Assets

Item	Owner	Location	Project	Area (acre)	Nature of Ownership	Tenure	Date Acquired	Expiry Date
Hunan Lot 1	Hunan Shenghua A Power Agriculture Co. Ltd.	Ouchi Village, Fenghuo Town, Linli County	Fertilizer production	31.92	Lease	43	4-5-11	4-4-54
Hunan Lot 2	Hunan Shenghua A Power Agriculture Co. Ltd.	Ouchi Village, Fenghuo Town, Linli County	Pasture growing	247.05	Management Rights	60	7-18-11	-
Hunan Lot 3	Hunan Shenghua A Power Agriculture Co. Ltd.	Ouchi Village, Fenghuo Town, Linli County	Fertilizer production	8.24	Land Usage Rights	40	5-24-11	5-23-51

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Guangdong Lot 1	Jiangmen City Heng Sheng Tai Agriculture Development Co. Ltd.	Yane Village, Liangxi Town, Enping City	HU Plantation	8.23	Management Rights	60	8-10-07	-
Guangdong Lot 2	Jiangmen City Heng Sheng Tai Agriculture Development Co. Ltd.	Nandu Village of Yane Village, Liangxi Town, Enping City	HU Plantation	27.78	Management Rights	60	3-14-07	3-13-67
Guangdong Lot 3	Jiangmen City Heng Sheng Tai Agriculture Development Co. Ltd.	Nandu Village of Yane Village, Liangxi Town, Enping City	HU Plantation	60.72	Management Rights	60	4-18-07	-
Guangdong Lot 4	Jiangmen City Heng Sheng Tai Agriculture Development Co. Ltd.	Nandu Village of Yane Village, Liangxi Town, Enping City	HU Plantation	54.68	Management Rights	60	9-1207	-
Guangdong Lot 5	Jiangmen City Heng Sheng Tai Agriculture Development Co. Ltd.	Jishilu Village of Dawan Village, Juntang Town, Enping City	HU Plantation	28.82	Management Rights	60	9-12-07	-
Guangdong Lot 6	Jiangmen City Heng Sheng Tai Agriculture Development Co. Ltd.	Liankai Village of Niujiang Town, Enping City	Fish Farm, HU Plantation	31.84	Management Rights	60	1-1-08	12-31-68
Guangdong Lot 7	Jiangmen City Heng Sheng Tai Agriculture Development Co. Ltd.	Nandu Village of Yane Village, Liangxi Town, Enping City	HU Plantation	41.18	Management Rights	26	1-1-11	12-31-37
Guangdong Lot 8	Jiangmen City Heng Sheng Tai Agriculture Development Co. Ltd.	Shangchong Village of Yane Village, Liangxi Town, Enping City	HU Plantation	11.28	Management Rights	26	1-1-11	12-31-37
Guangdong Lot 9	Jiangmen City Hang Mei Cattle Farm Development Co. Ltd.	Xiaoban Village of Yane Village, Liangxi Town, Enping City	Cattle Farm	41.18	Management Rights	20	4-1-11	12-31-31

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Qinghai Lot 1	Qinghai Sanjiang A Power Agriculture Co. Ltd.	No. 498, Bei Da Road, Chengguan Town of Huangyuan County, Xining City, Qinghai Province	Cattle farm, fertilizer & livestock feed production	21.09	Land Usage Rights & Building ownership	40	11-1-11	10-30-51
Guangdong Lot 10	Jiangmen City Heng Sheng Tai Agriculture Development Co. Ltd.	Niu Jiang Town Enping City,	HU Plantation Processing factory	6.27	Management Right Lease	10	4-1-13	4-1-23

Total				620.28

We do not own any of the land mentioned in the Table above as such their nature of ownership are further clarified as follows:

As far as “ownership” of land is concerned, in general all land is owned by the Government. Whereas in urban areas, the land is owned directly by the central Government in rural and suburban areas, the land (agricultural land) is owned by the local village collectives, usually through the villagers’ collective economic organization or the village committees. Uncultivated land in mountain and other remote areas is also Government-owned. Corporate entities and individuals may own the property (building) erected on Government land.

As such, any transferrable rights to the land are in the form of usufructuary rights (i.e., the right to use and enjoy the benefits derived therefrom for a period of time).

There are several types of usufructuary rights. These include the right to land contractual management (granted by local village collectives for agriculture land), the right to use of construction land (state land in urban areas), etc. The right to land contractual management allows a party the right to possess, utilize, and obtain profits from agricultural land. This right is transferrable, but this land use right is based on agricultural household contracts and cannot be changed arbitrarily to non-agricultural purposes.

A usufructuary right properly granted in accordance with the laws may be transferred, leased, or mortgaged in accordance with the laws and the terms of the land-grant contract.

1.   A lease confers on the recipient the same right to use and enjoy the benefits except for the right to own the building erected by the recipient and the right to transfer. In case of government acquisition of the land, the compensation paid by the government for the building will go to the lessor, unless the lease agreement states otherwise.

The Agreement for the 109.79MU land of HSA is stated to be a lease agreement but the terms therein seem to suggest that HSA is being granted a Management Right.

2 & 3. Land Use Rights and Management Rights confer the same right to use and enjoy the benefits. “Land Use Right” is one granted by the State and usually used in the context of urban land, whereas “Management Right” is granted by local village collectives and the term is usually used in respect of rural land.

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4. The term Land Use Right relates to the right to use the land and enjoy the benefits derived there from, whereas Building Ownership Right relates to the right to ownership of the building erected on the land concerned.

SJAP was granted a Land Use Right by the State for the land (state-owned land), and a Building Ownership Right for the buildings erected thereon.

SIAF's Group of Companies - Rented Premises Profiles

	Company	Location	Usage	Landlord	Tenure

1	Sino Agro Food, Inc. Guangzhou Representative Office	Room 3801, Block A, China Shine Plaza, No. 9, Linhexi Rd., Tianhe district, Guangzhou City	Head office	Guangzhou Shine Real Property Development Limited Company	9 July 2012 to 8 July 2014

2	Jiangmen City Heng Sheng Tai Agriculture Development Co. Ltd.	Unit 1-3, Jiangzhou Shuizha Building, No. 19 Jiangjun Rd., Juntang Town, Enping City	Office	Enping City Jiangzhou Water Engineering Management Dept.	1 April 2013 to 31 March 2018

3	Jiangmen City A Power Fishery Development Co. Ltd.	Room 202, Finance Building Chang’an Street, Niujiang Town, Enping City	Office	The Economic Development Office of Enping Government	15 July 2011 to 14 July 2016

4	Jiangmen City Hang Mei Cattle Farm Development Co. Ltd.	Unit 4-5, Jiangzhou Shuizha Building No. 19 Jiangjun Rd., Juntang Town, Enping City	Office	Enping City Jiangzhou Water Engineering Management Dept.	1 June 2012 to 30 June 2017

INDUSTRY OVERVIEW

Economic outlook China

China’s economy is at present second only to that of the United States (third, if the European Union is counted as one economy), having overtaken Japan’s role as number two in 2010.1 The OECD expects that China’s real GDP will grow by 8.5% in 2013 and by 8.9% in 2014.2 The IMF expects that China will be the worlds’ largest economy in 2017 with 18.3% of the world economy. The USA’s share is expected to fall to 17.9% by 2017.3

1 The World Bank; China 2030, Building a Modern, Harmonious, and Creative Society [pages 3, 376-377], 2013

2 OECD Economic Outlook No. 92 (database)/OECD economic surveys: China 2013

3 IMF, October 2012

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The strong growth in China has delivered major improvements in living standards and poverty has been reduced dramatically.4 Based on the World Bank’s classification, China recently graduated from lower to upper middle-income status. A growing emphasis on improving access to health and education as well as high investment in infrastructure have helped spread the benefits of growth nationally including in rural areas, where incomes have enjoyed consistently strong gains. Recent OECD simulations suggest that China could maintain high, though gradually easing, growth during the current decade, averaging 8% in per capita terms.

Source: OECD Economic Outlook No. 92 (database)/OECD economic surveys: China 2013

Time Period	Low and middle income countries	China	High-income countries	United States
1990-2000	3.3	10.4	2.7	3.4
2000-2010	5.9	10.5	1.6	1.7
2010-2020 a	5.6-7.4	7.4-10.1	2.0-3.1	2.3-3.5
2020-2030 a	4.2-6.6	4.2-7.8	1.3-2.7	1.5-3.0

Average annual per capita GDP growth

Source: OECD Economic Outlook No. 92 (database)/OECD economic surveys: China 2013

1990-2000	1.6	9.3	2.0	2.3
2000-2010	4.6	9.8	1.0	0.7
2010-2020 a	4.4-6.1	6.8-9.5	1.6-2.6	1.5-2.7
2020-2030 a	3.4	3.9-7.6	1.1-2.4	0.9-2.4

Source: World Bank calculations using Envisage Model.

a. The lower and upper bounds reflect average growth rates in the low-growth and high-growth scenarios.

4 The World Bank; China 2030, Building a Modern, Harmonious, and Creative Society, 2013 [pages 3, 376-377]

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Source: IMF, October 2012

The share of the population aged 20 to 64 in the total population is expected to peak soon, according to the OECD, and the elderly dependency ratio will continue to rise, exerting downward pressure on saving rates. Agricultural employment has been falling for a decade at an average rate of 3.5% annually, with massive migration from the countryside to cities. Continuing migration of workers out of agriculture is expected to help boost farming profitability, leading to further gains from more mechanization. In addition, some consolidation of farms into bigger units may occur provided that the laws governing the ownership of rural land-use rights are changed to allow the sale of use-rights and favor the rental market for agricultural land, according to the OECD.5

Agriculture in China

China is the world’s largest agricultural economy. It is the leading producer of many agricultural commodities such as pork, horticultural products, rice and cotton and also the largest consumer of many agricultural products, such as pork, rice and soybeans. While China generally has been successful in meeting its rapidly rising demand for food and fiber by increasing domestic production, it has emerged as a leading global importer of several agricultural commodities, including cotton, soybeans, vegetable oils, and animal hides. As its domestic agricultural production has grown, China has also become the largest exporter in global markets for several horticultural products, including mandarin oranges, apples, apple juice, and garlic and other vegetables.

China’s increasingly important position in global agricultural markets followed decades of gradual growth in domestic food production and consumption. After the introduction of market-based reforms in 1978 that included the elimination of the collective production system and relaxation of government direction over certain farming production and marketing decisions, Chinese agricultural output grew significantly. Between 1978 and 2008, China almost doubled its production of grains (rice, wheat, and corn) and quadrupled its production of meats; production of fruit and milk was about 30 times greater in 2008 than in 1978. During these three decades, population growth of about 1% annually, coupled with annual per capita income growth of 8%, fueled a large increase in demand for more and higher-value agricultural products, especially by China’s large and growing middle class. China’s rapid growth in food consumption was largely met by domestic production growth, enabling it to remain self-sufficient in most major commodities. About 40% of China’s population of 1.3 billion is employed in the agricultural sector, and agriculture contributes about 11% to China’s GDP.6

5 OECD Economic Surveys China, March 2013 [Pages 20-21]

6 USITC: China’s Agricultural Trade: Competitive Conditions and Effects on U.S. Exports, March 2011 [pages 1-1 and1-8]

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China’s support for agriculture

China’s government support for agriculture is low compared to that of developed countries, such as the United States and the member states of the European Union, but in line with that of other rapidly growing economies, according to the United States International Trade Administration, or the USITC. As measured by the OECD’s PSE,7 the amount of support provided to Chinese farmers was low (and sometimes negative) during the 1990’s, but gradually rose to 9% in 2007. Compared with other countries at a similar level of development, including Brazil, Mexico, Russia, and South Africa, China’s support for farmers falls in the middle of the range. China’s PSE reflects changes in the central government’s policy priorities from grain self-sufficiency and low consumer prices toward a stronger focus on raising farm household incomes, according to the USITC.

Government support to China’s agricultural sector indicates that Chinese policymakers are placing a renewed emphasis on the rural economy. Indirect support, in the form of general services, is very high relative to similar support programs in other countries, due largely to investments in agricultural infrastructure. General services include modern research and extension services, food safety agencies, and agricultural price information services, most of which provide benefits to producers and consumers throughout the economy. Compared with direct payments to farmers, general services support is less production-distorting to the sector.

Agricultural consumption

China is a major global consumer of agricultural products. It consumes one-third of the world’s rice, one-fourth of all corn, and one-half of all pork and cotton, and it is the largest consumer of oilseeds and most edible oils. The traditional Chinese diet centers around staple foods (mainly grains and starches), which account for nearly one-half of the daily caloric intake. Average Chinese per capita consumption recently stabilized at approximately 3,000 calories per day, one of the highest levels among Asian countries.

Chinese food consumption is influenced by factors such as population size and demographics, income, food prices, and general preferences. Per capita income growth and urbanization are the two factors most responsible for altering recent consumption patterns in China. Rising income translates into higher per capita food consumption, while increasing urbanization is driving diversification of food choices because of greater availability and choice offered through increasingly diverse sales outlets.

Chinese consumers generally fall into one of three categories: rural consumers; urban low-income consumers; or urban high-income consumers. Although urban high-income consumers can afford to buy more and better-quality food, the ubiquity of food outlets in cities means that nearly every urban resident, regardless of income, has available an increasingly diverse food selection. Compared to rural diets, urban diets contain less grain and more non staple items, including processed and convenience foods. Rural migrants to cities tend to adopt the urban diet.

Expenditure on food

Food is the largest class of household expenditure for all Chinese income groups; even housing takes a smaller share of average household income, according to the USITC. As income rises, the absolute amount of food expenditure increases, although the share of income spent on food falls. Urban residents spend substantially more on food than their rural counterparts, according to the USITC. Higher incomes lead to an increase in both the quantity and quality of food demanded. However, while demand for higher quantities of food appears to level off in the top income households, demand for higher-quality foods continues to rise with income spending on food consumed outside the home being on the rise. In 2003, about 18% of urban household food expenditures and over 11% of rural household food expenditures were made outside the home. In 2008, the average per capita annual expenditure on dining out was $127 among urban residents, up 26% from a year earlier. Per capita expenditures on food consumed away from home vary among regions, with Shanghai spending the most ($300) and Tibet the least ($84). Most such expenditures are made in restaurants, both independent establishments and fast-food chains. Although consumption away from the household is increasing, most foods are still eaten at home. The exception is meat, with about half of all meat consumed outside the home.

7 7 OECD: PSE is defined as the estimated monetary value of transfers from consumers and taxpayers to farmers, expressed as a percentage of gross farm receipts (defined as the value of total farm production at farm gate prices), plus budgetary support

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Food preferences

Along with more varied consumption, higher incomes are leading to changing food preferences, including demand for better quality and safer foods. Food preferences determine where urban Chinese purchase their food, whether it be at local “wet markets,” urban supermarkets, or restaurants. Chinese value the diversity in food products that different shopping outlets offer. In the future, analysts predict that further income growth and urbanization will continue to increase demand for a variety of higher quality foods, according to the USITC.

Like that of other countries at similar stages of development, the traditional Chinese diet comprises mostly grains and other starches. Consumption of non-staple, higher-value foods such as meat (especially pork), dairy, fruits, vegetables, and processed food has grown significantly in the past three decades; 30% of the food currently consumed in China has been processed in some way, according to the USITC.

China’s per capita expenditures for animal proteins for 2008 averaged $184, up from $137 in the previous year. The Chinese consume about four times as much pork as poultry, the second most popular animal protein. Pork consumption has been encouraged by improved cold storage distribution, as the product can be transported greater distances to reach more customers. Pork consumption levels are also high due to government support programs, including purchasing pork for reserves and occasionally subsidizing pork purchases for low-income consumers.

Food quality and safety are important factors affecting Chinese food preferences. High-income urban groups that focus their expenditure on high-quality products also seek assurance that their food is safe. Safety concerns can determine where certain foods are bought: fresh produce is usually purchased at a wet market because fresher produce is perceived to be safer, while meats are increasingly bought at a supermarket because of the availability of cold storage.8

The market for aquatic and aquaculture in China

The information in this section regarding aquatic and aquaculture, including graphs, is taken from the USDA’s GAIN Report Number: CH12073 per 12/28/2012 unless otherwise stated.9

Total Aquatic Products Production

China has the world’s largest aquatic production and its market share has risen from 7% in 1961 to 35% by 2010.10 Total 2012 aquatic production in China is estimated to increase four percent over last year to reach 58 million tons, compared to the 56 million tons in 2011 and 53.7 million tons in 2010, according to the USDA. Fish production accounts for 59% of the total aquatic production, followed by shellfish and crustaceans at 22.6% and 10%, respectively. Fish production is, according to the USDA, expected to continue its upward growth trend to reach 34.5 million tons in 2012, up from 33 million tons in 2011 and 31.3 million tons in 2010.

In 2011, Shandong, Guangdong, Fujian and Zhejiang provinces profited from favorable coastal locations and abundant freshwater resources/facilities to rank as the top four aquatic production areas. In terms of freshwater cultured production, Hubei, Guangdong, and Jiangsu provinces are the largest producers. These rankings are expected to remain unchanged in 2012, according to the USDA.

8 USITC: China’s Agricultural Trade: Competitive Conditions and Effects on U.S. Exports, March 2011

9 Definition of terms: China’s definition of aquatic products includes both cultured (farm-raised) and wild caught products; aquatic products include fish, shrimp/prawn/crab, shellfish, algae, and other. Aquatic catch production is total volume of both fresh and seawater wild caught aquatic products; Aquaculture production is the total volume of both fresh and seawater cultured (farmed) aquatic products. This report will use Chinese terminology to maintain consistency between Chinese statistics and product categories. Total aquatic trade statistics below do not include fishmeal.

10 The State of World Fisheries and Aquaculture 2012, FAO

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China has a long history of aquaculture but large-scale production only began after the founding of the People's Republic of China in 1949. More recently, after China opened up to the outside world in the 1980's, the sector has been growing dramatically, becoming one of the fastest growing sectors among the agriculture industries in China.11

China remains the world largest aquaculture producer with total cultured aquatic production accounting for about 70% of the world total in recent years, based on industry sources. Total aquaculture water area reached 7.83 million hectares (MHa) in 2011 from 7.65 MHa in the previous year, with the majority (164,000 Ha) expansion in freshwater facilities. While the majority of cultured facilities are fresh water due to available natural resources, growth in seawater facilities has outpaced that of freshwater facilities over the past four years, rising 33% between 2008 and 2011, compared to 15% for freshwater. Aquaculture area growth slowing overall, investment in facility expansion is slowing, with 2011’s 2.5% expansion cooling significantly from 2009’s 14% expansion. Government officials relate that environmental concerns and the rapid industrialization/urbanization of China’s coastal region are hampering further aquaculture expansion.

Aquaculture fish production dominates the sector with a total production of 22.8 million tons, accounting for 69% of total fish production in 2011. Carp remains the most popular cultured freshwater fish with total production of 15.6 million tons in 2011 (up from 15.1 million tons in 2010), accounting for 72% of total freshwater cultured fish production, according to the USDA.

Cultured freshwater and seawater shrimp and prawn are produced primarily in Guangdong, Jiangsu, Hubei, Zhejiang and Guangxi provinces. In 2011, Guangdong led shrimp production with total cultured production of 609,207 tons, compared to 554,000 tons in 2010. Eel production is concentrated in Fujian, Guangdong, and Jiangxi provinces, and much of the production is destined for the Japanese market.

Aquatic consumption

As China’s processing and distribution systems become more developed and consumers rising affluence increases their interest in a more diversified and nutritious diet, seafood consumption is on the increase. According to the National Statistics Bureau, the per capita consumption of aquatic products was 14.62 Kg per urban dweller and 5.36 Kg per rural inhabitant in 2011. Per capita consumption is expected to increase steadily, with strong growth potential in the rural sector. The per capita consumption of aquatic products is highest in coastal regions, for example in Shanghai and Guangdong, (where aquatic products have been a traditional source of protein) and locations with relatively high disposable income.

According to Ministry of Agriculture (MOA) survey results (among 80 major aquatic product wholesale markets), the average wholesale price for aquatic products increased by 8.5% in the first eight months of 2012 from the previous year. The price increased by 9.7% for sea water products, and 6.9% for fresh water products. Prices for aquatic products are expected to grow in 2013, reflecting increases in the price of feed and other inputs.

Trade

Total aquatic trade value in 2012 is estimated at $27 billion, up four percent over $25.8 billion in 2011, according to the USDA. Total trade volume is expected to fall by two percent. According to MOA statistics, in the first three quarters of 2012, total aquatic trade volume stood at 5.86 million tons, down 2.4%, while trade value was $19.4 billion, up 6% over the previous year. Total aquatic import volume was 3.1 million tons, down 0.9% over the previous year; total aquatic trade surplus reached $7.5 billion, up $912 million over the same period from the previous year. Industry sources expect the 2012 total trade value will hit $27 billion. China’s aquatic export trade destinations (with export values over $100 million) rose from 17 countries/regions in 2009 to 25 in 2011 and will likely increase in 2012. Japan continues to be the largest export destination, followed by the United States and South Korea.

11 FAO - National Aquaculture Sector Overview China

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Exports and imports

Export value is expected to rise to $18.5 billion, up four percent over 2011. This growth is mainly due to increased prices as volume is expected to fall from the previous year. Most Chinese industry insiders believe that a stable recovery of global economies support higher aquatic exports in the near future.

Import value is estimated at $5.7 billion in 2012, almost unchanged from the previous year; however, total import volume is likely to be 2.6 million tons, down four percent over the previous year. Russia is expected to remain China’s largest supplier of aquatic products in 2012, followed distantly by the United States and Japan. Qingdao and Dalian continue to be the two largest arrival ports for aquatic products, accounting for 80% of the total import volume in first ten months of 2012. Well-established facilities, including processing factories in Qingdao and Dalian, solidify their status as the largest seafood import hubs in China.

China’s fishery production policy

China’s fishery production policy remains generally unchanged. In the 12th Five Year Fishery Development Plan, the MOA plans to continue to promote a more sustainable development model with resource utilization, environmental protection, production of safe products, and increases in farmer income as major priorities. In November 2012, MOA published a notice promoting a sustainable and healthy development of marine fishing in other territorial seas. The notice stressed the need to upgrade fishing facilities to maintain a stable catch volume which reached 1.15 million tons in 2011.

Implementation of aquaculture licensing system continues

The MOA will continue to implement a nationwide aquaculture licensing system during the 12th Five Year Fishery Development Plan period. Licensing thousands of small-scale aquaculture facilities, however, has proven to be a challenge for the government. As of the end of 2011, 79% of aquaculture facilities had obtained production licenses.

The policy on aquatic processing trade remains unchanged

China’s government reportedly positive view of the aquatic processing trade may be due to its role in generating new employment and producing rendered feed ingredients that are in demand by the growing feed industry. If imports are exported as processed products, they will not be subject to a tariff or value-added tax (VAT). Imports sold in China are subject to tariff and VAT.

According to MOA, the share of processing trade has declined, accounting for 28.6% of aquatic export value in 2012 (compared to 33% in 2010). Nevertheless, both Chinese industry and official sources claim that China is becoming the world’s processing center for mackerel, salmon, cod, and herring. Industry sources note that the number of enterprises involved in the “Processing Trade” is on the rise, especially in Shandong and Liaoning.

Aquatic exports for domestic consumption

High import costs, which include a duty plus value-added tax approaching 25%, make imports for domestic consumption expensive. Some industry experts are calling for reduced import duties and VAT for seafood species that are not produced in China to encourage more imports for domestic consumption.

Import certificate for live edible aquatic products

Through bilateral consultation, a NOAA amended version of the Health Certificate for live edible aquatic products was approved by the Administration for Quality Supervision, Inspection and Quarantine of China, or AQSIQ. Obtaining the certificate for live edible aquatic product may remain an issue for exporters.

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New hygiene certificate for US imported fishmeal

In late July 2011, the Department of Commerce, NOAA, the Seafood Inspection Program and AQSIQ reached agreement on a new health certificate for fish meal and fish oil exports to China, which took effect on July 1, 2012. In addition, AQSIQ approved registration of 26 US fish meal and fish oil exporters.

New health certificate for fish and fishery products

On April 10, 2012, AQSIQ requested an amendment to the US Health Certificate for Fish and Fishery Products destined to China, effective Jan 1, 2013. In late December, the Department of Commerce, NOAA, the Seafood Inspection Program and AQSIQ agreed on a new certificate which will be implemented January 1, 2013. The current certificate will be accepted for entry into China for fish and fishery products exported prior to January 1, 2013. Any fish and fishery products exported from the US after January 1, 2013 to China must be accompanied by the new health certificate.

Marketing

Due to market development efforts, domestic demand has increased for imported frozen aquatic products. Salmon, snow crab legs, and cod are all products commonly available in supermarkets. Product identification, such as brand names, logo and country of origin are important tools to attract consumer interest.

Scallops, salmon, Alaskan snow crab legs, king crabs, black cod, and oysters are popular items in many upscale hotels which commonly feature these products in buffets. With the proper display, high-value imported items can be promoted to customers.

Importers claim high value U.S. seafood products are easy to sell in both first and second tier cities, even in coastal cities such as Qingdao. Major obstacles include inconsistent availability due to insufficient supply and counterfeit products.

The market for meat in China

China is by far the world’s largest producer and consumer of meat which includes pork, poultry and beef. Historically, this situation did not have a large impact on the rest of the world, as China, for the most part, maintained self-sufficiency in meat. However, since 2007 the situation has changed dramatically. China has gradually turned into a net importer of meats.

World meat production was around 297.1 million tons in 2011 and forecast to grow by less than 2% to 302 million tons in 2012.12 China’s meat production reached 79.57 million tons in 2011, including 50.53 million tons of pork, yet the overall production was slightly less than the consumption; meanwhile, the net imports of meat climbed 33.59% year on year to 1.57 million tons. According to the “12 th Five-Year Plan” of the meat industry, it is expected that by the end of 2015, China’s total meat output will have reached 85 million tons, consisting of about 63% pork.

With strong economic growth, China’s urbanization has been occurring at a faster pace than commonly expected. By the end of 2011, the urban population for the first time exceeded the rural population, reaching 51.3% of the total population. If rural migrants working in urban areas are included, the population working and living in urban areas accounted for about 70% of the total population.

12 Food Outlook Global Market Analysis, published by the Trade and Market Division of FAO under Global Information and Early Warning System (GIEWS), November 2012

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Urbanization and rising purchasing power has led to a dietary pattern change switching from the consumption of traditional food grain products to an increase in consumption of meat.13 The change in consumer preferences, meaning higher priced red meat representing a major part of Chinese consumers main protein source, partly derives from the perception that consumption of red meat is equal to higher status than consumption of poultry or pork.14

There are several other specific market drivers which underpin the increase in demand for red meat. One driver is the improved living standard in China which stimulates the growth of beef markets since beef often sells at a much higher price and traditionally goes beyond a majority of people's affordable level. Another is the fact that Chinese people's dietary structure is becoming more diversified and reasonable, bringing larger amount of beef consumption since beef has nutritional benefits. Lastly, further regulation of China's beef industry is likely to ensure sufficient supply of cattle and promote the development of the beef industry which would result in safer and healthier beef products.15

The strong rise in feed grain prices in the past five years is now moving substantially through the market chain and is being reflected in higher meat prices with the exception of poultry where adjustments have been made. On the contrary, world meat consumption continues to grow at one of the highest rates among major agricultural commodities. Thus, developing countries can expect an increase in meat imports despite strong meat prices, driven by population and income growth and high income elasticity of demand. Equally so, strong prices will result in sustained export earnings, which will encourage large meat exporting countries to invest in international meat markets. When breaking the expected increase of demand down by region it is evident that the Asia and Pacific region is projected to stand for the largest increase in demand by far.16

The supporting policies from Chinese government is expected to ensure adequate supply of cattle sources from the upstream area and improve the quality and taste of beef products. Therefore, consumers are likely to get safer and healthier beef products and beef consumption is expected to move to a higher development level in the near future.17

The market for fertilizer in China

Demand for fertilizer in China is forecast to increase 3.3% per annum through 2015 to 262 million metric tons. Sales of fertilizers are expected to be supported by healthy expansion of agricultural activities as the amount of sown areas continues to grow and rural income levels rise. Farmers will continue to register steadily increasing incomes, the result of growing crop prices and government subsidies designed to supplement their revenues and reduce their material costs. Subsidies aimed directly at cutting the cost of fertilizers is expected to encourage additional use. In addition, rising crop prices have encouraged farmers to invest in fertilizers to further boost crop yields. Advances will also be driven by increases in the hectares of sown land dedicated to growing cash crops. However, increasing demand for organic food and improved understanding of the correct application of fertilizers is expected to prevent demand from rising at a faster pace.

In value terms, fertilizer demand is expected to grow 6.0% per year to 548 billion yuan, outpacing gains in volume terms. Faster value growth will be driven by strong demand for higher value multi-nutrient fertilizers. In addition, advances will be supported by continued growth in fertilizer prices as the cost of natural gas, oil, coal, and other raw materials continues to increase.

Demand for fertilizer nutrients in China is projected to grow 4.4%annually through 2015 to 98.1 million metric tons. Nutrient demand will be stimulated by increasing use of higher nutrient level products as income levels grow in rural areas in China. In addition, government efforts to promote multi-nutrient fertilizers will also support gains in fertilizer nutrient demand. Accounting for more than three-fourths of total fertilizer demand in 2010, single-nutrient fertilizers will remain the larger product type through 2015, despite a relatively low growth rate of 2.1% per year. Sales of single nutrient fertilizers will continue to be supported by their relatively low prices. Multi-nutrient fertilizer demand will post a strong annual growth rate of 7.3% through 2015, fortified by government efforts to promote their utilization.

13 China’s growing appetite for meats: Implications for World meat trade. A Multi-Client Study, April 2012

14 China and Hong Kong: Food Opportunities for Maine, Maine International Trade Center, March 2012

15 Frost & Sullivan: China’s beef market has great growth potential

16 Meat - OECD-FAO Agricultural Outlook 2012-2021

17 Frost & Sullivan: China’s beef market has great growth potential

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The size, growth and composition of fertilizer demand in the six regions that make up China vary considerably. The Central-South and Central-East will remain the two largest regional fertilizer markets. Due to the comparatively high income levels in the Central-South and Central-East - which enable residents to afford more expensive food items - demand for cash crops such as fruits and vegetables will rise in these regions, which in turn will fuel demand for fertilizer. Sales in the Northeast and Northwest regions will outpace the average through 2015, benefiting from the Great Western Development Strategy, the Northeast Revitalization Policy, and increasing income levels for farmers.18

In 2006, the central government started a program intended to partially compensate farmers for price increases in fuel, fertilizer and other agricultural inputs. In the case of fertilizers, government support is part of several separate programs targeting fertilizer producers, with cost reductions being passed along to farmers purchasing the input. By 2009, fuel and fertilizer subsidies totaled $10.5 billion.19

18 Fertilizers in China, Industry Study with Forecasts for 2015 & 2020, Freedonia Group; June 2012

19 USITC: China’s Agricultural Trade: Competitive Conditions and Effects on U.S. Exports, March 2011

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of financial condition and results of operation together with the financial statements and the related notes appearing beginning on page F-1 of this prospectus. The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this prospectus. See “Risk Factors” beginning on page 4 of this prospectus. Our actual results may differ materially.

Forward-looking Statements

We and our representatives may from time to time make written or oral statements that are “forward-looking,” including statements contained in this prospectus and other filings with the SEC, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “project,” “forecast,” “may,” “should,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update or revise any of the forward-looking statements after the date of this annual report to conform forward-looking statements to actual results.  Important factors on which such statements are based are assumptions concerning uncertainties, including but not limited to, uncertainties associated with the following:

•	Inadequate capital and barriers to raising the additional capital or to obtaining the financing needed to implement our business plans;

•	Our failure to earn revenues or profits;

•	Inadequate capital to continue business;

•	Volatility or decline of our stock price;

•	Potential fluctuation in quarterly results;

•	Rapid and significant changes in markets;

•	Litigation with or legal claims and allegations by outside parties; and

•	Insufficient revenues to cover operating costs.

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Description and interpretation and clarification of business category on the consolidated results of the continued operations

●	Fishery Division refers to the operations of Capital Award Inc. (CA) covering its operation of consulting and Services and sales of seafood, where;

Capital Award generates revenues being the sole marketing, sales and distribution agent of the fishery farms (covering both of the fish and prawn farms) developed by Capital Award in China in following manners:

(A). Engineering and Technology Services via Consulting and Service Contracts (“CSC’s”) for the development, construction, supplies of plants and equipment and management of fishery (and prawn or shrimp) farms and related business operation.

(B). Sales of seafood

Capital Award generates revenues being the sole marketing, sales and distribution agent of the fishery farms (covering both of the fish and prawn farms) developed by Capital Award in China in following manners:

(1) Sales to SJVC and sales derived from the SJVC (whereas currently only JFD is a SJVC) are being consolidated in Tri-way Industries Ltd. (Hong Kong) (TRW) as one entity.

(2) Sale to and sales derived from un-incorporated companies (covering EBAPCD and ZSAPP) are accounted for independently as follows:

CA and EBAPCD: (a). CA purchases prawn fingerling and feed stocks from third party suppliers and resells to EBAPCD at variable small profit margins and (b). CA purchases matured prawns from EBAPCD and sells to third parties (in wholesale markets) at gross profit margin around 15%.

CA and ZSAPP: (a). CA earns commission from the sales of prawn fingerling that are sold by ZSAPP to third parties, and in this respect ZSAPP produces its own prawn fingerling as such there is no need for CA to purchase prawn fingerling for them like in the case of EBAPCD described above, and (b). CA purchases matured prawns from ZSAPP and sells to third parties (in wholesale markets) at gross profit margin around 15%.

●	Plantation Division refers to the operations of Jiangmen City Heng Sheng Tai Agriculture Development Co. Ltd. (JHST) in the HU Plantation business, and the JHST’s financial is being consolidated in the financials of Macau EIJI Company Ltd. (MEIJI) as one entity.

●	Beef Division refers to the Fattening and sales of beef cattle operation of Qinghai Sanjiang A Power Agriculture Co. Ltd. (SJAP), and this SJAP’s Beef operation’s financial is being consolidated into the financials of A Power Agro Agriculture Development (Macau) Ltd. (APWAM) as one entity.

●	Organic Fertilizer Division refers to (i) the operation of SJAP in manufacturing and sales of organic fertile, bulk livestock feed and, concentrated livestock feed and (ii) the operation of Hunan Shenghua A Power Agriculture Co. Ltd. (HSA ) in manufacturing and sales of organic fertilizer that are being consolidated into APWAM as one entity.

●	Cattle Farm Division refers to the operations of Cattle farm (1) under Jiangman City Hang Mei Cattle Farm Development Co. Ltd. (JHMC) being consolidated into MEIJI as one entity and MEIJI’s operation in the consulting and service for development of other cattle farms (i.e. Cattle Farm 2) or projects.

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●	Corporate & Others Division refers to the business operations of Sino Agro Food, Inc., including consulting and service operations provided in projects that are not included in the Fishery Division, corporate affairs and the imports and exports business.

CONSOLIDATED RESULTS OF CONTINUED OPERATIONS

Part A. Consolidated Results of Continued Operations for the three months ended September 30, 2013 compared to the three months ended September, 2012

Revenue

Revenue increased by $22,357,009 or 46.24% to $70,707,697 for the three months ended September 30, 2013 from $48,350,688 for the three months ended September 30, 2012. The increase was primarily due to the natural growth of revenue generated from our plantation, beef, organic fertilizer, and beef and corporate and others operations and the maturity of on-going divisional businesses improving their revenues.

The following chart illustrates the changes by category from the three months ended September 30, 2013 to the three months ended September 30, 2012.

Revenue

		2013	2012
Category	Referring to	Q3	Q3	Difference
		$	$	$
Fishery	CA	26,704,244	27,088,699	(384,455)

Plantation	MEIJI/JHST	10,534,960	7,236,186	3,298,774

Beef	APWAM/ SJAP	8,164,934	3,785,964	4,378,970

Organic fertilizer	APWAM/SJAP & HS.A	12,270,019	1,710,686	10,559,333

Cattle farm	MEIJI	4,639,397	8,529,153	(3,889,756)

Corporate and others	SIAF	8,394,143	-	8,394,143

Total		70,707,697	48,350,688	22,357,009

Fishery : (Referring to CA). Revenue from fishery decreased by $384,455 or (1.42%) to $26,704,244 for the three months ended September 30, 2013 from $27,088,699 for the three months ended September 30, 2012. The change was primarily due to the decrease of revenues generated from consulting and service fee for the three months ended September 30, 2013 of $6,939,405 from $11,578,519 for the three months ended September 30, 2012 and the increase of sales of fish, prawns and eels for the three months ended September 30, 2013 of $19,764,829 from $15,510,180 for the three months ended September 30, 2012 as shown and analyzed in the table below:

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	2013	2012
	Q3	Q3	Difference in		Primarily due to
	$	$	$	%
Revenue
Fishery
Consulting & Services	6,939,405	11,578,519	-4,639,114	-40%	Decrease in consulting work due to lesser work in farm building in 2013.

Sales of live seafoods	19,764,839	15,510,180	4,254,659	27%	Increase in productivities derived from natural growth.

	26,704,244	27,088,699	-384,455	-1%

Informations		2013 Q3			2012 Q3
Live seafood consisting:	Quantity	Quantity	Unit price	Revenue	Quantity	Unit price	Revenues	Difference in		Specifications
	unit		$	$		$	$	$	%
Sleepy cods	MT	453	15.9/Kg	7,212,375	460	26.16 / Kg	12,054,266	-4,841,891	-40%	Marketable sized fish (from 500 g & upward) / fish
Sleepy cods	Pieces	580,122	4.83 / Piece	2,801,989	493,702	7 / Piece	3,455,914	-653,925	-19%	Fingerling and small fish (From 200 g & upward)
Dark Ring circle eels	MT	413	18.85/Kg	7,790,875	-	-	-	7,790,875		Marketable sizes (From 1.5K & upward) / Eel.
Flower Pattern eels	Pieces	380,000	1.62 / Piece	615,600	-	-	-	615,600		Fingerling and small eels (from 6 mm to 30 mm)
Prawns	MT	112	12 / Kg	1,344,000	-	-	-	1,344,000		Marketable sized prawns (From 75 pieces & larger) / Kg.
				19,764,839			15,510,180	4,254,659	27%

Plantation: (Referring to JHST) Revenue from plantation of flowers increased by $3,298,774 or 45.59% to$10,534,960 for the three months ended September 30, 2013 from $7,236,186 for the three months ended September 30, 2012. The increase was primarily due to the increase of production of dried flowers and the increase of wholesale prices in both of the dried and fresh flowers detailed in the table below.

Revenue

Plantation

		2013 Q3			2012 Q3
Items of sales	Quantity	Quantity	Unit price	Revenue	Quantity	Unit price	Revenues	Difference in		Specifications
	unit		$	$		$	$	$	%
Dried Flowers
own farm	MT	429	12,257/MT	5,258,253	332	12,170/MT	4,040,440	1,217,813	30%	averaged 55 pieces of fresh flowers per
External farms	MT	328	12,257/MT	4,020,296	223	12,170/MT	2,716,380	1,303,916	48%	kg of dried flowers
Fresh Flowers	Pieces	7,309,407	0.15/Piece	1,096,411	3,576,069	0.13/Piece	479,366.00	617,045	129%
Other value added	Kg	20,000	8/kg	160,000				160,000		value added packs
flower products				10,534,960			7,236,186	3,298,774	46%

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Beef : (Referring to SJAP) Revenue from beef increased by $4,378,970or 115.66% to $8,164,934 for the three months ended September 30, 2013 from $3,785,964for the three months ended September 30, 2012.The increase was primarily due to our increase of sales due to production increases as shown in the table below:

Revenue

Beef

		2013 Q3			2012 Q3
	Quantity unit	Quantity	Unit price	Revenue	Quantity	Unit price	Revenues	Difference in		Specifications
			$	$		$	$	$	%
Beef cattle	Heads	2,600	2,747/Heads	8,164,934	1,290	2,935/Heads	3,785,964.00	4,378,970	116%	Below 24 months old beef cattle
				8,164,934			3,785,964	4,378,970	116%

Organic fertilizer : (Referring to SJAP &HSA) Revenue from organic fertilizer sector’s increased by $10,559,333or 617.26% to $12,270,019 for the three months ended September 30, 2013 from $1,710,686 for the three months ended September 30, 2012. The increase was primarily due to the reasons listed in the table below:

Revenue					2013 Q3				2012 Q3
	From	Quantity	Quantity	Unit price	Revenue	Quantity	Quantity	Unit price	Revenue	Difference in		Specifications
Organic Fertilizer Sector	SJAP	unit		$	$	unit		$	$	$	%	or reasons
Organic Fertilizer		MT	16,366	173.49/MT	2,839,360	MT	3,230	163/MT	661,860	2,177,500	329%	General pasture corp fertilizer

Bulk Livestock feed		MT	18,162	156.13/MT	2,835,561	MT	712	133/MT	94,597	2,740,964	2898%	9% protein bulk feed

Concentrated feed		MT	8,429	414.11/MT	3,490,520	MT			-	3,490,520		Formulated concentrated feed

Organic & Mixed fertilizer	HS.A	MT	8578	260/MT	3,104,578	MT	3,053	313/MT	954,224	2,150,354	225%	HS.A's fertilizer plane started in 2013
					12,270,019				1,710,681	10,559,338

Cattle farm :(Referring to MEIJI) Revenue from the cattle farm decreased by $3,889,756 (or - 46%) to $4,639,397 for the three months ended September 30, 2013 from $8,170,536 for the three months ended September 30, 2012. The Decrease was primarily to the decrease of consulting services as most of its existing farms’ development work is completing and there is no new development being contracted with detailed segments differences as shown in the table below:

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	2013	2012	Difference in		Primarily due to
	Q3	Q3	$	%
Revenue
Cattle Farm
Consulting & Services	-	7,194,814	-7,194,814	-100%	Decrease in consulting work due to no new cattle
					farms being built in Q3 2013.
Sales of live cattle	4,639,397	1,262,184	3,377,213	268%	Increase in productivities derived from natural growth.
Sales of beef meats	-	72,155	-72,155		No meat being process in Q3 2013
	4,639,397	8,529,153	-3,889,756	-46%

Informations		2013 Q3			2012 Q3
	Quantity	Quantity	Unit price	Revenue	Quantity	Unit price	Revenues	Difference in		Specifications
	unit		$	$		$	$	$	%
Live cattle	MT	1,500	3,093/Heads	4,639,397	586	2,154/Heads	1,262,184	3,377,213	268%	Blow 24 months old beef cattle
Beef meats	Kg				5,788	12.47/kg	72,155	-72,155	-100%
				4,639,397			1,334,339	3,305,058	248%

Corporate and others: Revenues from corporate and others for the three months ended September 30,2013 increased by $8,394,143 from $0 for the three months ended September 30, 2012, the increase is due primarily to the increase of sales through trading of the imported frozen and fresh seafood for the three months ended September 30,2013 as shown in the table below:

	2013	2012
	Q3	Q3	Difference in		Primarily due to
			$	%
Revenue
Corporate Sector
Consulting & Services	1,934,460	-	1,934,460		A portion of CA's development work was
					reallocated to the corporate sector.
Sales of imported seafoods	6,459,683	-	6,459,683		Imports trades started only from Q4 2012
					thus it is a natural growth as most trades developed.

	8,394,143	-	8,394,143

Informations		2013 Q3			2012 Q3
	Quantity	Quantity	Unit price	Revenue	Quantity	Unit price	Revenues	Difference in		Specifications
	unit		$	$		$	$	$	%
Cattle fish,Squids & mixed seafood	Kg	90,016	7.43/Kg	668,942						Mixed size (Frozen) Mainly via Malaysia
Salmon	Kg	96,000	12.61/Kg	1,210,176						Large (Frozen) mainly via chilean agent
Live Mud Crabs	Kg	132,000	12.91/Kg	1,704,753						(Large -from 05 kg each ) from Madagasca
Live flower pattern Eels	Kg	132,000	21.79/Kg	2,875,812						(from 1 Kg/Piece & upward ) from Madagasca
				6,459,683			-	-	-

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Cost of Goods Sold

Cost of Goods Sold increased by $21,986,718 or 97.30% to $44,584,572 for the three months ended September 30, 2013 from $22,597,854 for the three months ended September 30, 2012. The increase was primarily due to the Company increasing its scale of operation from continuing operations in terms of our fishery, plantation, beef, organic fertilizer, cattle farm, beef and corporate and other for three months ended September 30, 2013as compared for the three months ended September 30, 2012.

The following chart illustrates the changes by category from the three months ended September 30, 2013 compared to the three months ended September 30, 2012.

Cost of Goods Sold

	2013	2012
Category	Q3	Q3	Difference
	$	$	$
Fishery	16,911,642	12,077,613	4,834,029

Plantation	4,832,794	2,915,191	1,917,603

Beef	6,097,904	2,778,536	3,319,368

Organic Fertilizer	6,737,283	1,532,639	5,204,644

Cattle farm	3,974,942	3,293,875	681,067

Corporate and others	6,030,007	-	6,030,007

Total	44,584,572	22,597,854	21,986,718

Fishery : Cost of goods sold from fishery increased by $4,834,029 or 40.02% to $16,911,642 for the three months ended September 30, 2013 from $12,077,613 for the three months ended September 30, 2012. The increase was primarily due to an increase in the sales relating to the increase volume of fish, prawns & eels production of our fish and prawn farms for the three months ended September 30, 2013, comparing to the three months ended September 30, 2012.

Plantation: Cost of goods sold from plantation of flowers increased by $1,917,603 or 65.78% to $4,832,794for the three months ended September 30, 2013from $2,915,191 for the three months ended September 30, 2012.The increase was primarily due to cost increase in farm labor, logistic and associated general overhead of operation due to the related increase of sale.

Beef : Cost of goods sold from beef increased by $3,319,368 or 119.46% to $6,097,904 for the three months ended September 30, 2013 from $2,778,536 for the three months ended September 30, 2012.The increase was primarily due to the increase sales volume of cattle, which led to a corresponding increase in the cost of sales.

Organic fertilizer : Cost of goods sold from organic fertilizer increased by $5,204,644 or 339.59% to $6,737,283 for the three months ended September 30, 2013from $1,532,639 for the three months ended September 30, 2012. The increase was primarily due to the related increase of sales.

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Cattle farm : Cost of goods sold from cattle farm development increased by $681,067 or 20.68% to $3,794,942 for the three months ended September 30, 2013 from $3,293,875for the three months ended September 30, 2012.The increase was primarily due to the increase of cattle being grown and sold by the Cattle Farm 1for the three months ended September 30, 2013.

Corporate and others : Cost of sales for the three months ended September 30, 2013 increased by $6,030,007 from $0 for the three months ended September 30, 2012. The increase is due primarily to the corresponding increase of sales and trades and consulting services for the three months ended September 30, 2013.

Gross Profit

Gross profit increased by $370,291to $26,123,125for the three months ended September 30, 2013 from $25,752,834 for the three months ended September 30,2012. The increase was primarily due to the corresponding decrease in revenues generated from the Consulting and Service segments of the Fishery (by $4,639,114) and Cattle sector (by $7,194,209)for the three months ended September 30, 2013 compared to the three months ended September 30, 2012 as shown also in Chapter above.

The following chart illustrates the change from the three months ended September 30, 2013 to the three months ended September 30, 2012.

Gross profit

	2013	2012
Category	Q3	Q3	Difference
	$	$	$
Fishery	9,792,602	15,011,086	- 5,218,484

Plantation	5,702,166	4,320,995	1,381,171

Beef	2,067,030	1,007,428	1,059,602

Organic fertilizer	5,532,736	178,047	5,354,689

Cattle farm	664,455	5,235,278	-4,570,823

Corporate and others	2,364,136	-	2,364,136

Total	26,123,125	25,752,834	370,291

Fishery : Gross profit of the fishery decreased by $5,218,484 or (34.76%) to $9,792,602for the three months ended September 30, 2013from $15,011,086 for the three months ended September 30, 2012.The decrease was primarily due to (i) part of the sales from fishery segment was reallocated to a new segment marked “Corporate and others” amounting to $1,934,390 and (ii) incomes decreased from lesser revenues being generated from consulting and service and (iii) the decrease in the sales prices of sleepy cod fish dropping from $27/kg during the three months ended September 30,2012 to $15.3/Kg during the three months ended September 30, 2013.

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The table below shows the segments’ differences and reasons for changes:

	Fishery:	2013	2012
		Q3	Q3	Difference in		Primarily due to
				$	%
Revenues	Consulting & Services	6,939,405	11,578,519	-4,639,114	-40%	Decrease in consulting work due to less fishery
Gross Profit	Consulting & Services	4,235,944	8,351,712	-4,115,768	-49%	farms being built in Q3 2013.

Revenues	Sales of fish, prawns & eels	19,764,839	11,510,180	4,254,659	27%	Increase in productivities derived from natural growth.
Gross Profit	Sales of fish, prawns & eels	5,556,658	6,659,374	-1,102,716	-17%	Decrease in Sleepy cod price from $27/Kg to $15.2/Kg

	Total Revenues	26,704,244	27,088,699	-384,455	-1%
	Total Gross Profits	9,792,602	15,011,086	-5,218,484	-35%

Plantation : Gross profit from the plantation increased by $1,381,171 or 31.96% to $5,702,166 for the three months ended September 30, 2013from $4,320,995 for the three months ended September 30, 2012. The increase was due mainly to the increase of wholesale prices both on dried and fresh flowers and the increase of production of flowers from $12.17 / Kg (Q3 2013) to $8.67/Kg (or 40.37%) (Q3 2012) and $0.15 / piece (Q3 2013) to $0.13 / piece (or 15.38%) (Q2 2012), respectively.

Beef : Gross profit from beef increased by $1,059,602or 105.18% to $2,067,030 for the three months ended September 30, 2013from $1,007,428 for the three months ended September 30, 2012which is due primarily to the natural growth of all segments of operation.

			2013	2012
			Q3	Q3	Difference in		Primarily due to
					$	%
	Beef Sector	SJAP
Revenues	Cattle		8,164,934	3,785,964	4,378,970	116%	Natural increases in productivity

Gross Profits	Cattle		2,067,030	1,007,428	1,059,602	105%

Organic fertilizer : Gross profit from organic fertilizer increased by $5,354,689 or 3,007.46% to $5,532,736 for the three months ended September 30, 2013 from $178,047 for the three months ended September 30, 2012. The increase was primarily due to the increase of production in all segments enhancing higher gross profits.

92

		Q3	Q3	Difference in		Primarily due to
	From			$	%
Revenue
Organic Fertilizer Sector	SJAP
Organic Fertilizer		2,839,360	661,860	2,177,500	329%	Increase growing of crops and of external sales
Bulk Livestock feed		2,835,561	94,597	2,740,964	2898%	Increase of demands internally & externally
						and the increase of cropping land in 2013.
Concentrated feed		3,490,520	-	3,490,520		Concentrated feed manufacturing started Q1 2013

Organic & Mixed fertilizer	HS.A	3,104,578	954,224	2,150,354	225%	HS.A's new production plan started operation in 2013
		12,270,019	1,710,681	10,559,338

Gross Profits	From

Organic Fertilizer Sector	SJAP
Organic Fertilizer		1,528,920	258,127	1,270,793	492%
Bulk Livestock feed		1,553,735	46,366	1,507,369	3251%

Concentrated feed		1,283,363	-	1,283,363

Organic & Mixed fertilizer	HS.A	1,166,718	-126,445	1,293,163
		5,532,736	178,048	5,354,688

Cattle farm : Gross profit from cattle farm development decreased by $4,570,823 (or 12.69%) to $664,455 for the three months ended September 30, 2013 from $5,235,278 for the three months ended September 30, 2012. The decrease was primarily due to decrease of consulting and service as Cattle Farm’s construction is coming to completion and there is no new cattle farm being built in the quarter.

		2013	2012
		Q3	Q3	Difference in		Primarily due to
				$	%
	Cattle Farm

Revenue	Consulting & Services	-	7,194,209	-7,194,209	-100%	Decrease in consulting work due to no new cattle
Gross profits		-	4,822,316	-4,822,316	-100%	farms being built in Q3 2013.

Revenue	Sales of live cattle	4,639,397	1,262,788	3,376,609	267%	Increase in productivities derived from natural growth.
	Sales of beef meats	-	72,155	-72,155	-100%	No meat being process in Q3 2013
Gross Profits	Sales of live cattle	664,455	405,867	258,588
	Sales of beef meats	-	7,096	-7,096	100%

	Total Revenue	4,639,397	8,529,152	-3,889,755	-46%
	Total Gross Profits	664,455	5,235,279	-4,570,824	-87%

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Corporate and others: Gross profit from the corporate and others increased by $2,364,136 for the three months ended September 30, 2013 from $0 for the three months ended September 30, 2012. The increase is due primarily to part of the Fishery segment’s sales in consulting service and trading of fish sales were reallocated to this segment for the three months ended September 30, 2013.

General and Administrative Expenses and Interest Expenses

General and administrative expenses (including depreciation and amortization) increased by $989,976 to $2,313,365 for the three months ended September 30, 2013 from $1,323,389 for the three months ended September 30, 2012. The increase was primarily due to the increase in wages and salaries payments paid as incentive compensation to our staff by the issuance of shares amounting to $666,778for the three months ended September 30,2013 compared to $90,600 for the three months ended September 30, 2012 and included in the miscellaneous were payments for overseas professional services of $781,684 for the three months ended June 30,2012 whereas payments for overseas professional services were billed under Office and corporate expenses instead of miscellaneous for the three months ended September 30,2013.

The following chart illustrates the changes by category from the three months ended September 30, 2013 compared to the three months ended September 30, 2012.

Category	2013 Q3	2012 Q3	Difference
	$	$	$
Office and corporate expenses	657,741	254,802	402,939

Wages and salaries	447,717	416,489	31,228

Traveling and related lodging	19,332	42,806	(23,474)

Motor vehicles expenses and local transportation	47,704	22,438	25,266

Entertainments and meals	34,384	36,373	(1,989)

Others and miscellaneous	259,626	47,930	211,696

Depreciation and amortization	560,485	496,921	63,564

Sub-total	2,026,989	1,317,759	709,230

Interest expenses	286,376	5,630	280,746

Total	2,313,365	2,735,677	989,976

Depreciation and Amortization

Depreciation and amortization increased by $148,273 or 21.14% to $849,900 for the three months ended September 30, 2013 from $701,627 for the nine months ended September30, 2012. The increase was primarily due to the increase of depreciation by $219,372 to $356,737 for the three months ended September 30, 2013 from depreciation of $137,365 for the nine months ended September 30, 2012 whereas the decrease of amortization by $71,099 to $493,163 for three months ended September 30, 2013 from amortization of $564,262 for the three months ended September 30, 2012.

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In this respect, total depreciation and amortization amounted to $2,464,865 for the nine months ended September 30, 2013, out of which amount, $1,608,792 was booked under General and administration expenses and $856,073 was booked under cost of goods sold; whereas total depreciation and amortization was at $2,146,943 for the nine months ended September 30, 2012 and out of which amount, $977,832 was booked under General and Administration expenses and $1,169,111 was booked under cost of goods sold.

Gain on extinguishment of debts

The Company entered into several agreements with third parties to settle debts by issuance of the Company’s common stock. The shares issued by the Company were valued at the trading price of the stock on the date the shares were issued. The Company has reported $160,997 and $641,831 as gain on the extinguishment of debts for the three months ended September 30, 2013 and 2012, respectively.

Part B. Consolidated results of continued operation Nine Months Ended September 30, 2013 Compared to the Nine Months Ended September 30, 2012

 Revenues

Revenues increased by $90,536,786 or 100.96% to $180,215,777for the nine months ended September 30, 2013 from $89,678,991 for the nine months ended September 30, 2012. The increase was primarily due to the increase of revenue generated from our fishery, plantation, beef, organic fertilizer, cattle farm and corporate and other operations and the maturity of ongoing divisional businesses improving their revenues.

The following chart illustrates the changes by category from the nine months ended September 30, 2013 to September 30, 2012.

Revenue

	2013	2012
Category	Q1- Q3	Q1-Q3	Difference
	$	$	$
Fishery	68,826,877	53,983,073	14,843,804

Plantation	14,089,946	9,318,049	4,771,897

Beef	22,288,842	11,231,389	11,057,453

Organic fertilizer	29,970,388	3,893,901	26,076,487

Cattle farm	19,423,115	11,252,579	8,170,536

Corporate and others	25,616,609	-	25,616,609

Total	180,215,777	89,678,991	90,536,786

Fishery : Revenues from fishery increased by $14,843,804 or 27.50% from $53,983,073 for the nine months ended September 30, 2012 to $68,826,877 for the nine months ended September 30, 2013.The increase in fishery was primarily due to our increased production of our fishery and prawn farms for the nine months ended September 30, 2013. Table below shows the segments’ differences and reason:

95

	2013	2012
	Q1 to Q3	Q1 to Q3	Difference in		Primarily due to
			$	%
Revenue
Fishery
Consulting & Services	24,490,886	28,819,981	-4,329,095	-15%	Decrease in consulting work due to lesser work in farm building in 2013.

Sales of live seafoods	44,335,991	25,163,092	19,172,899	76%	Increase in productivities derived from natural growth.

	68,826,877	53,983,073	14,843,804	27%

Informations		2013 Q1-Q3			2012 Q1-Q3
Live seafood consisting:	Quantity	Quantity	Unit price	Revenue	Quantity	Unit price	Revenues	Difference in		Specifications
	unit		$	$		$	$	$	%
Sleepy cods	Kg	2,140,687	12.17/Kg	26,068,505	682,847	25.89 / Kg	17,678,908	8,389,597	47%	Marketable sized fish (from 500 g & upward) / fish
Sleepy cods	Pieces	537,063	4.83/ Piece	2,598,692	925,036	8.09/ Piece	7,484,184	-4,885,492	-65%	Fingerling and small fish (From 200 g & upward)
Dark Ring circle eels	MT	890	14.73/Kg	13,109,958	-	-	-			Marketable sizes (From 1.5K & upward) / Eel.
Flower Pattern eels	Pieces	680,000	1.78 / Piece	1,214,836	-	-	-			Fingerling and small eels (from 6 mm to 30 mm)
Prawns	MT	112	12 / Kg	1,344,000	-	-	-			Marketable sized prawns (From 75 pieces & larger) / Kg.
				44,335,991			25,163,092	3,504,105	14%

Plantation : Revenues from plantation increased by $4,771,897or 51.21%to $14,089,946 for the nine months ended September 30, 2013from $9,381,049 for the nine months ended September 30, 2012.The increase was primarily due to the increase of production of dried flowers (by 301 MT) and to the increase of wholesale prices in both of the dried and fresh flowers from $0.13 / Piece in (Q1 –Q3 2012) and Dried Flowers of $12.17 / Kg (Q1 to Q3 2012) to $0.15 / piece (Q1 to Q3 2013) and $12.3 / Kg (Q1 to Q3 2013) as shown in the Table Below:

		2013 Q1-Q3			2012 Q1-Q3
	Quantity	Quantity	Unit price	Revenue	Quantity	Unit price	Revenues	Difference in		Specifications
	unit		$	$		$	$	$	%
Dried Flowers
own farm	MT	669	12,257/MT	8,197,075	431	12,170 / MT	5,245,270	2,951,805	56%	averaged 55 pieces of fresh flowers per
External farms	MT	328	12,257/MT	4,020,296	262	12,170 / MT	3,185,253	835,043		kg of dried flowers
Fresh Flowers	Pieces	10,370,907	0.15/piece	1,552,575	7,076,069	0.13/Piece	950,526.00	602,049	63%
Other value added flower products	Kg	40,000	8/kg	320,000				320,000		value added packs
				14,089,946			9,381,049	4,708,897	50%

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Beef : Revenues from beef increased by $11,057,453or 98.45%to $22,288,842 for the nine months ended September 30, 2013 from $11,231,389 for the nine months ended September 30, 2012.The increase was primarily due to our increase of sales due to increase of growing more cattle by SJAP.

Revenue

Beef

		2013Q1- Q3			2012 Q1-Q3
	Quantity	Quantity	Unit price	Revenue	Quantity	Unit price	Revenues	Difference in		Specifications
	unit		$	$		$	$	$	%
Beef	Heads	7,329	3,041/Heads	22,288,842	2,705	4,152/Heads	11,231,389	11,057,453	98%	Below 24 months old beef cattle
				22,288,842			11,231,389	11,057,453	98%

Organic fertilizer : Revenue from organic fertilizer increased by $26,076, 486 or 669.68% to $29,970,388 for the nine months ended September 30, 2013 from $3,893,901 for the nine months ended September 30, 2012. The increase was due to the increase of production and sales by the new HSA fertilizer factory~~.~~

Revenue					2013 Q1-Q3				2012 Q1-Q3
	From	Quantity	Quantity	Unit price	Revenue	Quantity	Quantity	Unit price	Revenue	Difference in		Specifications
Organic Fertilizer Sector	SJAP	unit		$	$	unit		$	$	$	%
Organic Fertilizer		MT	53,713	145/MT	7,774,568	MT	15,153	156/MT	2,363,790	5,410,778	229%	General pasture corp fertilizer

Bulk Livestock feed	MT	42,379	154/MT	6,542,184	MT	712	133/MT	1,475,608	5,066,576		343%	9% protein bulk feed

Concentrated feed		MT	19,167	409/MT	7,847,243	MT			-	7,847,243		Formulated concentrated feed

Organic & Mixed fertilizer	HS.A	MT	10,778	260/MT	7,805,966	MT	3,053	313/MT	54,503	7,751,463	14222%	General purpose organic mixed fertilizer
					29,969,961				3,893,901	26,076,060

Cattle farm : Revenues from cattle farm increased by $8,170,536 or 72.61% to $19,423,115for the nine months ended September 30, 2013from $11,252,579 for the nine months ended September 30, 2012. The increase in cattle farm was primarily due to the increase of cattle being grown at Cattle Farm 1during the nine months ended September 30, 2013.

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	2013	2012	Difference in		Primarily due to
	Q1-Q3	Q1-Q3	$	%
Revenue
Cattle Farm
Consulting & Services	7,762,124	9,885,097	-2,122,973	-21%	Decrease in consulting work due to no new cattle
					farms being built in Q3 2013.
Sales of live cattle	11,660,991	1,262,184	10,398,807	824%	Increase in productivities derived from natural growth.
Sales of beef meats	-	105,298	-105,298		No meat being process in Q3 2013
	19,423,115	11,252,579	8,170,536	73%

Informations		2013 Q3			2012 Q3
	Quantity	Quantity	Unit price	Revenue	Quantity	Unit price	Revenues	Difference in		Specifications
	unit		$	$		$	$	$	%
Live cattle	MT	3,351	3480/Heads	11,660,991	586	20153/Heads	1,262,184	10,398,807	824%	Blow 24 months old beef cattle
Beef meats	Kg				8,622	12.21/kg	105,298	-105,298	-100%
				11,660,991			1,367,482	10,293,509	753%

Corporate and others: Revenues increased by $25,616,609 for the nine months ended September 30, 2013 from $0 for the nine months ended September 30, 2012. The increase is due primarily to the part of the Fishery segment’s sales deriving from consulting service, and seafood trading were reallocated to the segment of “Corporate and others” during the corresponding period and the increase of imported seafood sales developed since Q4 2012 showing improved performances progressively during the period.

	2013	2012
	Q1-Q3	Q1-Q3	Difference in		Primarily due to
			$	%
Revenue
Corporate Sector
Consulting & Services	8,173,969	-	8,173,969		A portion of CA's development work was
					reallocated to the corporate sector.
Sales of imported seafoods	17,442,640	-	17,442,640		Imports trades started only from Q4 2012
					thus it is a natural growth as most trades developed.

	25,616,609	-	25,616,609

Informations		2013 Q1-Q3			2012Q1- Q3
	Quantity	Quantity	Unit price	Revenue	Quantity	Unit price	Revenues	Difference in		Specifications
	unit		$	$		$	$	$	%
Cattle fish,Squids & mixed seafood	Kg	787,991	12.65/Kg	9,968,080						Mixed size (Frozen) Mainly via Malaysia
Salmon	Kg	171,000	8.64/Kg	1,478,763						Large (Frozen) mainly via chilean agent
Live Mud Crabs	Kg	301,200	17.27Kg	5,199,820						(Large -from 05 kg each ) from Madagasca
Live flower pattern Eels	Kg	35,340	22.52/Kg	795,977						(from 1 Kg/Piece & upward ) from Madagasca
				17,442,640			-	-	-

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Cost of Goods Sold

Cost of goods sold increased by $70,825,071or 167.22% to $113,179,388 for the nine months ended September 30, 2013 from $42,354,317for the nine months ended September30, 2012. The increase was primarily due to the Company increased our fishery, plantation, beef, organic fertilizer, cattle farm and corporate and others operations for nine months ended September 30, 2013 as compared for the nine months ended September 30, 2012.

The following chart illustrates the changes by category from the nine months ended September 30, 2013 to September 30, 2012.

Cost of goods sold

	2013	2012
Category	Q1- Q3	Q1-Q3	Difference
	$	$	$

Fishery	45,266,534	24,168,363	21,098,171

Plantation	6,093,751	3,473,539	2,620,212

Beef	15,731,438	7,749,459	7,981,979

Organic fertilizer	15,869,331	2,607,968	13,261,363

Cattle farm	12,888,673	4,354,988	8,533,685

Corporate and others	17,329,661		17,329,661

Total	113,179,388	42,354,317	70,825,071

Fishery : Cost of goods sold from fishery increased by $21,098,171or 87.30% to $45,266,534for the nine months ended September 30, 2013from $24,168,363 for the nine months ended September 30, 2012. The increase of cost of sales of fishery was primarily due to the related increase of fish production during the nine months ended September 30, 2012.

Plantation : Cost of goods sold from plantation increased by $2,620,212or 75.43% to $6,093,751 for the nine months ended September 30, 2013from $3,473,539 for the nine months ended 30 September 2012. The increase in cost of sales of the plantation was primarily due to the increase of corresponding production of flowers.

Beef : Revenues from beef increased by $7,981,979 or 103.00%to $15,731,438 for the nine months ended September 30, 2013from $7,749,459 for the nine months ended September 30, 2012. The increase in cost of sales of the beef was primarily due to the increase of the corresponding increase of sale derived from more cattle being grown in the farm during the nine months ended September 30, 2013.

Organic fertilizer : Cost of goods sold from organic fertilizer increased by $13,261,363 or 508.49% to $15,869,331 for the nine months ended September 30, 2013 from $2,607,968 for the nine months ended September 30, 2012. The increase was due to the increase of fertilizer production from the new fertilizer factory of HSA during the nine months ended September 30, 2013.

Cattle farm : Cost of goods sold from cattle farm increased by $8,533,685 or 195.95% or to $12,888,673for the nine months ended 30 September 2013from $4,354,988for the nine months ended 30 September 2012. The increase in cattle farm was primarily due to the increase of production having more cattle being grown in Cattle Farm 1 during the nine months ended September 30, 2013.

99

Corporate and others: Cost of goods sold increased by $17,329,661 for the nine months ended September 30, 2013 from $0 for the nine months ended September 30, 2012. The increase is due primarily that part of the Fishery segment’s sale deriving from consulting service, and seafood trading was reallocated to the segment of “Corporate and others” and the increase in imported sales during the nine months ended September 30, 2013 as such enhancing corresponding increase in cost of sales accordingly.

Gross Profit

Gross profit increased by $19,711,715 or 41.65% to $67,036,389 for the nine months ended September 30, 2013 from $47,324,674 for the nine months ended September 30, 2012. The increase was primarily due to the corresponding increase in scale of operation of revenues from plantation, beef, organic fertilizer, cattle farm and corporate and others. The following chart illustrates the changes by category from the nine months ended September 30, 2013 and September 30, 2012.

Revenue

		2013	2012
Category	Referring to	Q3	Q3	Difference
		$	$	$
Fishery	CA	26,704,244	27,088,699	(384,455)

Plantation	JHST	10,534,960	7,236,186	3,298,774

Beef	SJAP	8,164,934	3,785,964	4,378,970

Organic fertilizer	SJAP	12,270,019	1,710,686	10,559,333

Cattle farm	MEIJI	4,639,397	8,529,153	(3,889,756)

Corporate and others	SIAF	8,394,143	-	8,394,143

Total		70,707,697	48,350,688	22,357,009

The gross profit by category is as follows:

Gross profit

	2013	2012
Category	Q1- Q3	Q1- Q3	Difference
	$	$	$
Fishery	23,560,343	29,814,709	(6,254,366)

Plantation	7,996,195	5,844,510	2,151,685

Beef	6,557,404	3,481,930	3,075,474

Organic fertilizer	14,101,056	1,285,934	12,815,122

Cattle farm	6,534,442	6,897,591	(363,149)

Corporate and others	8,286,948	-	8,286,948

Total	67,036,388	47,324,674	19,711,714

100

Fishery : Gross profit from fishery decreased by $6,254,366 or (34.76%) to $23,560,343 for the nine months ended September 30, 2013from $29,814,709 for the nine months ended September 30, 2012. The decrease in fishery was primarily due to the decrease in sleepy cod fish prices falling 44.33% from the average of $27/Kg for the nine months ended September 30, 2012 to its current average of $15.3/Kg for the nine months ended September 30, 2013 and the decrease in revenues generated from the consulting and service segment by $4,329,095 and the reallocation of $8,173,969 in revenue generated from the Consulting and Service segment of CA to the Corporate Sector during the period ended 30th September 2013.

		2013	2012
		Q1 to Q3	Q1 to Q3	Difference in		Primarily due to
				$	%
Fishery

Revenues	Consulting & Services	24,490,886	28,819,981	-4,329,095	-15%	Decrease in consulting work due to less fishery
						farms works in 2013 & part of other development
Gross Profits		11,957,912	14,890,484	-2,932,572	-20%	work being reallocated to Corporate sector.

Revenues	Sales of fish, prawns & eels	44,335,991	25,163,092	19,172,899	76%	Increase in productivities derived from natural growth of farms.
Gross Profits		11,602,431	14,924,225	-3,321,794	-22%	G.P.margin decreased due to Decrease in sleepy cod prices

	Total Revenues	68,826,877	53,983,073	14,843,804	27%
	Total Gross profits	23,560,343	29,814,709	-6,254,366	-21%

Plantation : Gross profit from plantation increased by $2,151,685 or 36.82% to $7,996,195 for the nine months ended September 30, 2013 from $5,844,510 for the nine months ended September 30, 2012. The increase in plantation was primarily due to the increase of sale due to increase of sales prices of dried and fresh flowers during the nine months ended September 30, 2013 from $12.4 / kg (Q2 2012) and $12.17 / Kg (Q3 2013) to $8.67/Kg (Q2 & Q3 2012) and $0.15 / piece (Q2 & Q3 2013) to $0.13 / piece (Q2 & Q3 2012) respectively.

Beef : Gross profit from beef increased by $3,075,474 or 88.33% to $6,557,404 for the nine months ended September 30, 2013from $3,481,930 for the nine months ended September 30, 2012. The increase was primarily due to our increase of sales due to increase of production in all segments of SJAP’s activities.

			2013	2012
			Q1 to Q3	Q1 to Q3	Difference in		Primarily due to
		From			$	%
Beef Sector		SJAP
Revenues	Cattle		22,288,842	11,231,389	11,057,453	98%	Natural increases

Gross Profits	Cattle		6,557,404	3,481,930	3,075,474	88%

Organic fertilizer : Gross profit from organic fertilizer increased by $12,815,122or 996.56% to $14,101,056 for the nine months ended September 30, 2013 from $1,285,934 for the nine months ended September 30, 2012. The increase was due to the increase of sales of fertilizer produced by the new fertilizer of HSA during the nine months ended September30, 2013.

101

		2013	2012
		Q1 to Q3	Q1 to Q3	Difference in		Primarily due to
	From			$	%
Revenue

Organic Fertilizer Sector	SJAP
Organic Fertilizer		7,774,568	2,201,307	5,573,261	253%	Increase growing of crops and of external sales
Bulk Livestock feed		6,542,184	725,606	5,816,578	802%	Increase of demands internally & externally
						and the increase of cropping land in 2013.
Concentrated feed		7,847,243	-	7,847,243		Concentrated feed manufacturing started Q1 2013

Organic & Mixed fertilizer	HS.A	7,805,966	966,988	6,838,978	707%	HS.A's new production plan started operation in 2013
		29,969,961	3,893,901	26,076,060
Gross Profits

Organic Fertilizer Sector	SJAP
Organic Fertilizer		4,433,358	1,114,664	3,318,694
Bulk Livestock feed		3,756,386	297,073	3,459,313

Concentrated feed		2,941,077	-	2,941,077

Organic & Mixed fertilizer	HS.A	2,970,235	-125,803	3,096,038
		14,101,056	1,285,934	12,815,122

Cattle farm : Gross profit from cattle farm decreased by $363,149 or -5.26% to $6,534,442 for the nine months ended 30 September 2013from $6,897,591for the nine months ended September 30, 2012. The decrease of gross profits due to decrease in income generated from Consulting and Services as work in Cattle Farm development was completed and there was no new cattle farm contract in 2013 as shown in the table below:

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	2013	2012
	Q1 to Q3	Q1 to Q3	Difference in		Primarily due to
			$	%
Revenue

Cattle Farm
Consulting & Services	7,762,124	9,885,097	-2,122,973	-21%	Decrease in consulting work due to no new cattle
					farms being built in Q3 2013.

Sales of live cattle	11,660,991	1,262,184	10,398,807	824%	Increase in productivities derived from natural growth.
Sales of beef meats	-	105,298	-105,298		No meat being process in 2013, due to food safety regulation
					being enforced by the Government it was hard to find
					processing facility in Guangzhou City.
	19,423,115	11,252,579	8,170,536	73%

Gross Profits
Consulting & Services	3,034,962	6,024,283	-2,989,321	-50%

Sales of live cattle	3,499,480	864,923	2,634,557	305%
Sales of beef meats	-	8,385	-8,385	-100%
	6,534,442	6,897,591	-363,149	-5%

Corporate and others: Gross profit increased by $8,286,948 for the nine months ended September 30, 2013 from $0 for the nine months ended September 30, 2012. The reason for the increase is due primarily to part of the fishery segment’s sales in consulting services and trading of imported seafood being reallocated to this segment deriving profit accordingly.

General and Administrative Expenses and Interest Expenses

General and administrative expenses and interest expenses (including depreciation and amortization) decreased by $42,321 or 0.67% to $6,239,067 for the nine months ended September 30, 2013from $6,281,388 for the nine months ended September 30, 2012. The decrease was primarily due to decrease in wages and salaries payments paid for incentive compensation to our staff by the issuance of shares amounting to $1,333,556for the nine months ended September30, 2012 compared to $271,800 for the nine months ended September 30, 2013, and included in the miscellaneous were payments for overseas professional services of $781,684 for the nine months ended September 30,2012 whereas payments for overseas professional services were billed under Office and corporate expenses instead of miscellaneous for the nine months ended September 30, 2013.

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Category	2013 Q1-Q3	2012 Q1-Q3	Difference
	$	$	$
Office and corporate expenses	1,986,403	1,406,241	580,162
Wages and salaries	1,409,818	2,279,780	(869,962)
Traveling and related lodging	54,330	63,081	(8,751)
Motor vehicles expenses and local transportation	121,597	59,638	61,959
Entertainments and meals	99,234	88,767	10,467
Others and miscellaneous	560,507	977,832	(417,325)
Depreciation and amortization	1,608,792	1,400,419	208,373
Sub-total	5,840,681	6,275,758	(435,077)
Interest expenses	398,386	5,630	392,756

Total	6,239,067	6,281,388	(42,321)

Depreciation and Amortization

Depreciation and amortization increased by $317,922 or 22.22% to $2,464,865 for the nine months ended September 30, 2013 from $2,146,943 for the nine months ended September30, 2012. The decrease was primarily due to the increase of depreciation by $674,889 to $995,408 for the nine months ended September 30, 2013 from depreciation of $320,519 for the nine months ended September 30, 2012, and the decrease of amortization by $356,967 to $1,469,457 for nine months ended September 30, 2013 from amortization of $1,826,424 for the nine months ended September30, 2012.

In this respect, total depreciation and amortization amounted to $2,464,865 for the nine months ended September 30, 2013, out of which amount, $1,608,792was booked under General and administration expenses and $856,073 was booked under cost of goods sold; whereas total depreciation and amortization was at $2,146,943 for the nine months ended September 30, 2012 and out of which amount, $977,832 was booked under General and Administration expenses and $1,169,111 was booked under cost of goods sold.

Gain (loss) of extinguishment of debts

Any deficit (excess) of the fair value of the shares over the carrying cost of the debt has been reported as a gain (loss) on the extinguishment of debt of $1,212,010 and $1,459,343 has been credited (charged) to operations for the nine months ended September 30, 2013 and 2012, respectively.

Part C. More detailed segment information and analysis of the financial statements of continued operation for the Nine months ended September 30, 2013

This Part C discusses and analyzes certain items that we believe would assist our shareholders in obtaining a better understanding on the Company’s results of operations and financial condition:

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(A) Breakdown of Balance Sheet items (1) on total current assets:

As of September 30, 2013
$
Cash and cash equivalents	9,588,415
Inventories	17,933,503
Cost and estimated earnings in excess of billings on uncompleted contracts	1,759,821
Deposits and prepaid expenses	84,856,620
Accounts receivable, net of allowance for doubtful debts	59,690,624
Other receivables	9,617,650
183,446,633

Note (1): Breakdown of Inventories

As of September 30 2013
$
Sleepy cods Prawns and Eels	5,684,730
Harvested HU plantation	719,329
Bread grass	4,100,388
Beef cattle	1,037,967
Organic fertilizer	858,645
Forage for cattle and consumable	3,640,752
Raw materials for bread grass and organic fertilizer	1,198,784
Raw materials for HU plantation	692,908
Immature seeds	-
17,933,503

Note (2) Breakdown of Deposits and Prepaid Expenses

$
Deposits for
- purchases of equipment	1,025,161
- acquisition of land use right	7,826,508
- inventory purchases	1,843,325
- aquaculture contract	4,719,101
- building materials	1,281,935
- proprietary technology	4,404,210
- construction in progress	29,173,167
Shares issued for employee compensation and oversea professional fee	133,744
Temporary deposits paid to entities for investments in future Sino Foreign Joint Venture companies	33,541,840
Miscellaneous	907,629
84,856,620

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Note (2A) Breakdown of Deposit for- acquisition of Land Use Right:

As of September 30, 2013, we have $7,826,508 for a deposit paid for the acquisition of a Land Use Right derived from the following transactions:

•	$3,182,180 (or RMB20,000,000) was for the full payment on June 6, 2012 for the Land Use Right by HSA of a block of land measuring 150 Mu (approximately 25 acres of prime agriculture land) located at Linli District of Hunan Province within 10 Km of HSA’s complex. The process of application to register the said “Land Use Right” is in progress and is expected to be finalized officially on or before the end of year 2013 as such and in the interim prior to the Land Use Right being officially registered, this payment is recorded as Deposit and Prepaid Expenses.

•	$190,930 (or RMB1,200,000) was paid by SJAP as deposit for the acquisition of “Land Use Right” on a block of land measuring 15 Mu (or 2.475 acres) located at Huangyuan district next to SJAP’s complex on October 15, 2012. This piece of land will be rezoned into Residential from its present status of agriculture and transferred from the Local Government (Huangyuan County) to SJAP to build new staff quarters; as such SJAP is waiting on the completion of such processes to finalize the said purchase of Land Use Right.

•	$4,453,398 (or RMB 27,989,606) was the full payment Capital Award made for the purchase of the Land Use Right on a block of prime agriculture land measuring 235 Mu (approximately 38.5 acres) located at the Cong Hua District Guangzhou City in late October 2010. This block of land is part of a larger block of land (of some 500 acres) that was applying to become a subdivision; however in 2011 the Land Law was changed such that the said sub-division would require the approval of the central government instead of the approval by the local government alone prior to 2011, entailing a much longer approval process. Cong Hua District was rezoned as a suburb of the Guangzhou City in 2010 and is within close proximity of the Guangzhou City; as such management evaluates it as a valuable piece of land very suitable for the development of one of our agriculture projects.

•	The new block of land namely “Guangdong Lot 10 (referred to in our “Summary of Land Assets” of this report) is land zoned as “Industrial Land” that will be used by HST to expand its processing operation of the HU Plants and Immortal Vegetables and it has a tenure period of 10 years secured under a Management Right at the cost of RMB3,040,000 (equivalent to $490,322) that was fully paid; as such as at the period ended June 30, 2013 no additional deposit and prepayment was recorded.

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Note (2.B) Information of “Temporary deposit and pre-payments for investments in future assets and in future Sino Foreign Joint Venture companies”:

Under account of	Segment of	Project name	Estimated total	Estimated time	Current status	Deposit & prepayments	Land Bank	% equivalent
Subsidiary			Asset value	of Acquisition	of Project	made as at 30.09.2013	or Built Up area	to equity paid
			$			$	m2
SIAF	Corporate	Trade Center	3.5 million	own development	30% completed	1,673,885	5,000	31%

CA	Fishery	Fish Farm (1)	26.22 Million	2016	2 out 4 phases completed	6,000,000	23,100	23%
		Prawn Farm (1)	20.93 Million	2014	in operation	11,682,680	165,000	56%
		Prawn Farm (2)	29.18 Million	2014	Part operational Part work in progress	8,627,218	120,000 developed 96,000 m2 undeveloped	29%

MEIJI	Cattle	Cattle Farm (2)	15.88 Million	2014	95% completed	5,558,057	230,300	35%
						33,541,840

Note (3) Breakdown of Accounts Receivable:

	As of 30.09.2013
	Accounts receivable	Current	0-30 days	31-90 days	91-120 days	over 120 days and less than 1 year
	$	$	$	$	$	$
Consulting and Service (from 6 contracts) totaling	21,872,041.62		7,070,415	8,787,510	3,596,626	2,417,490

Sales of Fish (from Farms and from imports)	19,637,244		15,487,510	3,439,131	-	710,604

Sales of Cattle and Beef Meats (from Enping Farm)	2,313,134		2,313,134	-	-	-

Sales of HU Flowers (Dried)	3,380,897		2,926,556	454,341	-	-

Sales Fertilizer, Bulk Stock feed and Cattle by SJYL	7,521,200		5,525,061	1,952,641	27,269	16,230

Sales Fertilizer from H.S.A..	4,966,107		2,407,057	1,710,416	848,634

Total Accounts Receivable	59,690,624		35,729,733	16,344,038	4,472,529	3,144,324

Percentage of total population	100%		60%	27%	7%	5%

Information on trading terms and provision for diminution in value of accounts receivable:

None of our accounts receivable is more than 12 months old. Receivables from revenue derived from consulting and services billed for work completed are within our normal trading terms capped within 180 days with our principal investor and therefore no diminution in value is required, as the quality of the receivable is not in doubt.

Fish Sales: Most farmed fish are sold to wholesalers at prevailing daily market prices capped within 90 days trading terms with a small portion at 180 days (for oversized fish, as the sale of oversized fish takes time to sell). We sold over US$10.9 million in fish to the wholesalers during the 3rd quarter 2013, and as of September 30, 2013, accounts receivable of $0 was over 180 days. These debtors are wholesalers who are profitable and viable businesses with a good track record and therefore provision of diminution in value is not required as collection is not in doubt.

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Sales of dried HU flowers: The dried flowers were sold to wholesalers in line with our longer trading terms (e.g., up to 180 days) so as to offset their holding cost so that they could sell the dried flowers through the winter months (from December 2013 to June 2014 when the new season starts). We agreed with the wholesalers that they would buy our dried flowers as soon as we produce them. Therefore, we consider the receivables from the sales of dried HU flowers to be from wholesalers with a good track record and therefore provision for diminution in value is not required as collection is not in doubt. As shown in the table above, $4,966,107 sales revenues are derived from new season sales whereas all 2012 season’s sale was paid and collected.

Sales of fertilizer and bulk Livestock Feed: These were sales made to regional farmers who are contracting to grow crops and pastures for us using and purchasing our fertilizer and we in turn are to buy their cattle that are fed with bulk cattle feed purchased from us, such that we are ultimately to repurchase the cattle. Under this term of arrangements our accounts receivable are normally carried forward until such time they can be offset against our account payables (that is, the amount owed for the amount of crops and pastures is offset against the amount of cattle that we have brought from them respectively). Therefore there is no need to provide any diminution in value as these debtors are on-going and profitable and viable businesses with a good track record with us and collection from them is not in doubt.

Information on Concentration of credit risk of account receivables:

We had 4 major customers (referring to Customer A, B, C and D mentioned in the Financial Statement of this report under Note2.26), only A and B are accounted for ten percent or more of our consolidated revenues during the nine months ended September 30, 2013 shown in the table below:

	Nine months ended September 30 2013
	% of total Revenue	$	Total Revenue
Customer A	17.21%	31,015,135
Customer B	16.76%	30,202,616
Customer C	8.41%	15,156,147
Customer D	8.24%	14,849,780

	50.62%	91,223,678	180,215,777

Customer A is Guangzhou Wholesale market (Store 8) represented by Mr. Han Zhiqiang who distributes our live fish (or other live aquatic animals, e.g., prawns and eels) to other wholesalers at the Guangzhou Wholesale Fish Markets. While there are over 300 live seafood wholesalers at the Guangzhou wholesale markets, about 30 of them in Mr. Han’s group of wholesalers handling the sales of our aquatic seafood. Furthermore, although we billed our live aquatic seafood sales to one wholesaler (Mr. Han) that did not mean that our live aquatic seafood was sold by one wholesaler. During the nine months period ended September 30, 2013, Transactions through Mr. Han had generated 17.21% of our total consolidated revenue (equivalent to $31,015,135 out of our total revenue of $180,215,777) derived from the sales of CA’s live aquatic seafood under the segment of Fishery.

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Customer B is WSC 1, which is owned and operated by Guangzhou City A Power NaWei Trading Co. Ltd (“APNW”).CA was the consulting engineer responsible for the construction of WSC 1and development of its business operation via a Consulting and Service Contract granted by APNW. APNW is now one of our main wholesalers which we bill our sales of seafood (including live and frozen seafood) to. APNW then distributes the seafood to other wholesalers in various cities in China. WSC 1 is situated ideally at the center of all interprovincial logistic services. At the same time, APNW has obtained all relevant Import Quotas and Permits during the nine months ended September 30, 2013. As such, SIAF uses APNW’s permits for its import and export trades to be carried out in China. Transactions through WSC 1 had generated 16.76% of our total consolidated revenue (equivalent to $30,202,616 out of our total revenue of $180,215,777) derived collectively from the following segments of activities:

Customer B with				Nine months ended September 30, 2013
Name of company	Segments	Operation Division	Abbreviation name	% of total consolidated	Amount in
				Revenue	$

CA	Fishery	Consulting and Services	Wholesale Center (1)	0.98%	1,760,135
		Sales of fish (from Fish Farm 1)		2.48%	4,467,497
		Sales of fish / eels from Contract Growers		2.86%	5,161,377

SIAF	Corporate	Trading sales of seafood		10.44%	18,813,607
				16.76%	30,202,616

Customer C is one of our main agents, namely Mr. Zhen Runchi is the cattle wholesaler selling matured Cattle for MEIJI and also selling young Cattle to MEIJI.

Customer D is one of our main agents, namely Mr. Li Changfa, who distributes SJAP’s organic fertilizer, bulk livestock feed and concentrated livestock feed to our cooperative farmers and other regional farmers. During the nine months period ended September30, 2013, Mr. Li had transacted 8.24% of our total consolidated revenue (equivalent to $14,849,780 out of our total revenue of $180,215,777) derived from the sale of SJAP’s organic fertile, bulk livestock feed and concentrated livestock feed under the segment of Organic Fertilizer and Bread Grass.

The Company had 4 major customers whose accounts receivable balance individually represented the following percentages of the Company’s total accounts receivable during the nine months ended September 30, 2013:

	As of September 30, 2013		Total
	% of total Accounts receivables	amount in $	Accounts receivables
Customer A	14.44%	8,621,742
Customer B	11.38%	6,792,173
Customer C	10.50%	6,266,461
Customer D	9.96%	5,946,496
	46.28%	27,626,872	59,690,624

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Note4 Breakdown of Other Receivables:

As of September 30, 2013
$
Cash advances paid as consideration to secure investments	5,542,587
Advanced to employees	461,893
Advanced to suppliers	3,327,138
Miscellaneous	286,033

9,617,650

Note 4A: Breakdown of Advances to Suppliers at SJAP’s operations:

 At SJAP it is a common practice to make cash advances to our cooperative growers (presently standing at 100 members) who are our suppliers, to carry them through respective growing periods (for cropping or pasturing or cattle growing purposes) before final harvests of produce or sale of their cattle. On average, it works out at less than US$63,742 per member that in the management’s opinion is a normal ongoing season to season process deemed fair and equitable. In this respect, as the said average increases it means that the average cooperative farmer is increasing his productivity (whether in the growing of crops or cattle), and in simple terms, it represents good progress indicating that SJAP’s revenue is also increasing.

(B). Breakdown of Balance Sheet Item (2) on Current Liabilities:

As at September 30, 2013
Current liabilities
Accounts payable and accruals	8,231,077
Billings in excess of cost and estimated earnings on uncompleted contracts	2,413,455
Due to a director	4,989,134
Other payables	10,824,617
Due to related parties
Dividend payable	-
Short term bank loan	2,439,818
Total current liabilities	28,898,101

Note 7. Accounts payables and accrued expenses clarification:

Our current trading environment to limited number of suppliers who will offer prolonged credit terms means that most purchases are paid for in cash or short credit terms (7 to 10 days), and in a way this allows us better bargaining ability to obtain cash discounts resulting in the low trade account payables balance of $8,231,077 representing about 4.57% of total sales of $180.2 million for the reasons stated below:

Our main Account Payables during the nine months ended September 30, 2013 were generated from the following activities:

1.	We supply the following cost elements: our own staff, engineering and technology that enhanced our profit margins and reduced the overall cost of sales. Consulting and services (“C&S”) since inception is the major contributor of income to date and cost of sales averaging52% and 31% for CA and SIAF, respectively derived from its respective C&S during the quarter.

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2.	Implementation, supervision, training and associated management work and most of the building sub-contractors worked on sub-contract at fixed costs; consequently, thus profit margins are contained providing ample opportunity for expanded credit terms. For contracts related to the construction of farms we use plants, equipment, parts and components that were specially manufactured and made as per our own design and engineering by local manufacturers and suppliers (who carry a high amount of initial development costs and inventories for us based on the understanding that we would pay for the deliveries of goods sold within shorter trading terms such that they could afford to carry such costs). We pay promptly in this respect and believe that, as time has passed, our track record has earned us excellent credibility with all of our suppliers and sub-contractors.

3.	Fish sales started gradually in late 2011, and the cost of sales averaged 47% and 63% in the three months ended June 30 and September 30, of 2013, respectively (the bulk of the cost came from the supplies of baby fingerlings and the live-bait as the main fish feed), and customary trading terms of Chinese suppliers is on a cash on delivery basis, and suppliers who provide short credit terms presently is limited to no more than a select few.

4.	Cattle sales at SJAP’s own cattle stations and from its cooperative farmers started in 2011 at lower profit margins compared to the sales of fish and the cost of sales was averaging 77% and 80% for the three months ended June 30 and September 30, of 2013, respectively; it is also customary in China to pay for the young live cattle by cash on deliveries. The Enping cattle farm started to buy young cattle in 2011 and started sales of mature cattle in 2012; cost of sales is averaging 72%and 90% in the three months ended June 30 and September 30,of 2013, respectively. Most of the young cattle supplies were from small primary producers (local small farmers) who did not have great financial resources; as such we paid for these supplies of young cattle in cash on delivery or short credit term after delivery.

5.	In SJAP, the bulk of our fertilizers were sold to farmers who are growing pastures and crops for us such that their fertilizer sales were kept as book entries that would be offset with the pastures and crops that we would buy back from them. In the case of JHMC, which is a very early stage company, especially in fertilizer manufacturing, such that prolonged credit term facilities have not been established for its purchase of raw materials.

6.	Bulk livestock feed are produced by regional cooperative growers under contract to us and they use our supply of fertilizer and seeds that represented the main cost components enhancing cost of sales, which average 48% and 40% in the three months ended June 30 and September 30,of 2013. Again, sale of fertilizer is held on credit against crops and pasture grass purchased from them, as well as bulk livestock feed sold to them for cattle rearing, and reconciled once cattle are purchased from them.

Note 8.Analysis of Other Payables:

As of September 30, 2013, we have other payables totaling $10,824,617, composed of the following:

Promissory notes amounting to $2,950,414 were issued to unrelated third parties for advances granted by third parties collectively to the Company (and/or to its subsidiaries) that are personally guaranteed by a director, repayable within two years at interest free term. Promissory notes could be repaid either by cash or in shares of the Company or a combination thereof. If shares settle debt amounts, the respective share conversion rates will be determined by both parties at the time of settlement.

A grant of $2,408,101 was received from the Chinese government to SJAP for the development of a certain project; however if SJAP will not be able to complete the project, it will have to repay the grant to the Government. As of September 30, 2013, as work is in progress on the said project but it is not yet completed, the grant is recorded as other payables.

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Other advances that were given by other unrelated third parties collectively to our subsidiaries with no fixed term of repayment at interest free terms that do not have any promissory note or agreement but verbal understandings amounting to $5,466,102.

C. Breakdown of Income Statements (1) Segment Item – Revenue, Cost of Sales and Gross Profit (for the three months ended September 30, 2013):

Segments	Sales Revenue	% of total	Cost of sales	% of total cost	Gross Profit	Gross	Note
As of September 30, 2013	Q32013	Revenue	Q32013	of sales	Q32013	Profit
	$		$		$	%
Fishery Sector
CA
Consulting and Service	6,939,405	10%	2,703,461	6%	4,235,944	61%	a
Others in sales of Fish, Prawns and commissions etc.	19,764,839	28%	14,208,181	32%	5,556,658	28%	b

Sales of Fish							c
Cattle Farm Sector
MEIJI
Consulting and Service					-		d
Others in sales of cattle, meat and commission etc.	4,639,397	7%	3,974,942	9%	664,455	14%	e

Beef Organic fertilizer Sector
Qinghai Sanjiang A Power, HuangYuan, Xining
Fertilizer	2,839,360	4%	1,310,440	3%	1,528,920	54%	f
Bulk Live Stock Feed	2,835,561	4%	1,281,826	3%	1,553,735	55%	g
Concentrated Live-stock Feed and related products	3,490,520	5%	2,207,157	5%	1,283,363	37%	h
Cattle	8,164,934	12%	6,097,904	14%	2,067,030	25%	i
Hunan Shanghua A Power
Organic Fertilizer (ex-stocks)	2,198,582	3%	1,417,380	3%	781,202	36%	j
100% pure organic mixed fertilizer	905,996	1%	520,480	1%	385,516	43%	k
HU Plant Sector
Jiang Men HST	10,534,960	15%	4,832,794	11%	5,702,166	54%	l
Corporate Sector
SIAF					-
Consulting and Service	1,934,460	3%	565,574	1%	1,368,886	71%	m
Import and export sales	6,459,683	9%	5,464,433	12%	995,250	15%	n
others
Total	70,707,697	100%	44,584,572	100%	26,123,125

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Note (a), (d) and (m) Consulting and Service

The table below highlights on general information of ongoing Consulting and Services of the quarter provided by Capital Award, MEIJI and SIAF respectively:

Name of the developments	Location of development	Designed capacity per year	Land area or Built up area	Current Phase & Stage	Commencement date of development	(Estimated) development's completion date on or before	Contractual amount	% of completion as at 30.09.2013
$
Fish Farm (1)	Enping City	1,200 MT	9,900 m2	fully operational	July. 2010	Jun-11	$5.3 million	Fully operational

Prawn Farm (1)	Enping City	2013=400MT 2014=800MT 2015=1200 MT	23,100 m2	2 phases and road work	Phase 1 on June 2011 Phase (2.1) Phase (2.2) Road work Started Aug. 2012	Phase (1) on December 2012 Phase (2) completed Q1 2013	Phase (1) $11.6 million Phase (2) 6.39 million Road work $2.94 million	In operation

Fish Farm (2) "The Fish & Eel Farm	Xin Hui District, Jiang Men.	2014=800 MT 2015= 1600 MT 2016=2000MT	165,000 m2	3 Phases	Phase 1 January 15, 2012 Bridge & Road Oct. 2012 Phase (3) 2013 & (4)2014	Phase 1 June 2014 Bridge & Road Dec. 2013 Phase (3) & (4) 2015	Phase (1) $8.73 million Bridge & Road $2.48 Phase (3) $4.38 M Phase (4) $10.63 Million	Phase (1) & Bridge and Road completed Jan. 2013 Phase (3) 43% and Phase (4) not started.

Prawn Farm (2) The Hatchery & Nusery & Grow-out prawn farm	San Jiao Town, Zhong San City,	2013=1.6 Billion Fingerling and 400MT of prawns increasing yearly and by 2015 = 3.2 billion fingerling and 1200 MT of Prawns	120,000 m2	2 phases	Phase (1) and Phase (2) May 2012 Phase (3) 2014	Phase (1) Dec. 2012 and Phase (2) December 2013.Phase (3) Dec. 2014	Phase (1) $9.26 m and Phase (2) 8.42 Million Phase (3) 11.5 Million	Phase (1) fully operational and Phase (2) in operation and Phase (3) not started

Name of the developments	Location of development	Land area or Built up area	Estimated Capacity / year	Current Phase & Stage	Commencement date	Estimated completion date on or before	Contractual amount	% of completion as at 30.09.2013
Cattle Farm (1)	LiangXi Town, Enping City	165,013 m2	1,500 Heads	2 phases	Apr-11	Dec. 2011	$3.0 million +$1.17 Million	Fully Operational
Cattle Fram (2)	LiangXi Town, Enping City	230,300 m2	2,500 heads	2 Phases	Feb. 2012	March. 2014	$10.6 million	80%
Cattle Farm (1) external road work	LiangXi Town, Enping City	4.5 Km road		One Phase	Sept. 2012	March. 2013	$4.32 million	Completed
Cattle Farm (2) External Road work.	LiangXi Town, Enping City	5.5 Km Road		One Phase	Sept. 2012	March. 2013	$5.28 Million	Completed

Whereas CA’s and SIAF’s revenues (Note a & m) generated from its Consulting and Service Contracts (“C&S”) are normal resulting Gross Profit (“GP”) margin around its general standard of above 45% pending which stages of working is being carried out during certain period that may yield higher or lower margin, MEIJI’s GP margin (Note b of Q2 2013) (at only 10%) is much lower than its general standard (of about 30 to 35%) due primarily to its work done during the quarter mainly consisting of the finishing work of the external roads that involved many sub-contractors who are registered in the panels of the Government that did not allow MEIJI to gain higher margins and at the same time, the heavy rainy weather of the quarter interrupted many working schedules arranged for the development of Cattle Farm 2 that involved extra costs and SIAF’s work (Note m) performed during the quarter on the development and construction of restaurants and wholesale centers involved much work that was carried out by our own departments resulting in much higher GP margins (71%) for the quarter than our normal standard (recorded at average of 45 to 55%), as such we are expecting that the GP margins will be adjusted and vary from quarter to quarter as the work progresses.

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Notes (b, c, e, f, g, h, i, j, k, l, n, and o), specifically analysis of Fish sales of Capital Award (Fishery), sales of SJAP & HS.A (Beef, & organic fertilizer), sales of JHST (HU Plantation), and SIAF (Corporate) providing detailed information on all sales receivables are shown in Table below:

Segments	Corresponding	Sales Revenue	Corresponding derivation details and information
As of September 30, 2013	Notes	Q32013	Quantity	Units	Unit Price	Average	amount	Specification
		$			$	Weight	$
Fishery Sector
CA
Consulting and Service	a. (See above)	6,939,405
Sales of live seafood	b & C	19,764,839
Sleep Cod			453	MT	15.9 / Kg	0.5 Kg & above	7,212,375	Marketable (From 500 g upward)
Sleepy cod			580,122	Pieces	4.83 / Piece	150 g & larger	2,801,989	Small fish or fingerling
Dark Ring Circle Eels			413	MT	18.85 / Kg	1.5 Kg & Larger	7,790,875	Marketable (From 1.5 kg / piece upward)
Flower Pattern Eels			380,000	Pieces	1.62 / Piece	200 g & larger	615,600	Small eels or fingerling
Prawns			112	MT	12 / Kg	75pieces & larger	1,344,000	Marketable (from 75 pieces / kg & upward)
							19,764,839
Cattle Farm Sector
MEIJI
Consulting and Service	(d). See above
Sales of live cattle	e	4,639,397	1,500	head	5.33 /kg	580 Kg/head	3093/head	Below 24 months old beef cattle

Beef、Organic fertilizer Sector
Qinghai Sanjiang A Power, HuangYuan, Xining
Fertilizer	f	2,839,360	16,366	MT	173.49 / MT	25kg/bag		General pasture crop fertilizer
Bulk Live Stock Feed	g	2,835,561	18,162	MT	156.13 / MT	100kg/bag		9% protein bulk feed
Concentrated Live-stock Feed	h	3,490,520	8,429	MT	414.11/ MT	20 kg/bag		Formulated concentrated feed
Cattle	i	8,164,934	2,600	Heads	5.7 / Kg	550 kg/head	3140/head	Below 24 months old beef cattle
Hunan Shanghua A Power
Mixed Organic Fertilizer	j	2,198,582	8,578	MT	260 / MT	25 kg/bag		General purpose Organic mixed fertilizer
100% pure organic mixed fertilizer	k	905,996	2,200	MT	410 / MT	25 kg / Bag		Lake fishmen pure organic fertilizer

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Segments	Corresponding	Sales Revenue	Corresponding derivation details and information
As of September 30, 2013	Notes	Q32013	Quantity	Units	Unit Price	Average	Average	Specification
		$			$		$

HU Plant Sector
Jiang Men HST	l	10,534,960
Dried Flowers
own farm			429	MT	12,257 / MT	23.6 million pieces	5,258,253	averaged 55 pieces of fresh flowers per
External farms			328	MT	12,257/MT	18.04 Million pieces	4,020,296	kg. of dried flowers
Fresh Flowers			7,309,407	Pieces	0.15 / piece	200g / piece	1,096,411
Other value added flower products			20,000	Kg	8 / Kg		160,000	Value added packs
							10,534,960
Corporate Sector
SIAF
Consulting and Service	(m). See above	1,934,460
Import and export sales	n	6,459,683
Cattlefish, Squids & mixed seafood			90,016	Kg	7.43 / Kg	4 x 40'	668,942	Mixed sizes (Frozen) Mainly via Malaysia
Salmon			96,000	Kg	12.61 / Kg	4 x 40'	1,210,176	Large (Frozen) mainly via Chilean agent
Live Mud Crabs			132,000	Kg	12.91 / Kg	10 Kg / box	1,704,753	Live (Large - from 05 Kg each) from Madagascar
Live Flower Pattern Eels			132,000	Kg	21.79 / Kg	10 Kg / box	2,875,812	Live (from 1 Kg / Piece & upward) Madagascar
others							6,459,683
Total		70,707,697

Income Taxes

There was no income tax payable in nine months ended September 30, 2013 or 2012. In compliance with US Treasury Internal Revenue Service code, the Company will file an annual return reflecting its fiscal 2013 audited financials; this required regardless of its tax exemption as a result of its operating income wholly contained in China, i.e. no income generated through operations in the United States. Amendments will be filed for previous years, as well, as recommended by our current auditor to allay concerns or problems resulting in penalties, fines, etc. from failure to comply.

Off Balance Sheet Arrangements:

None.

Other Significant Factors That May Affect Cash/Liquidity:

Inflation factors affecting operations:

On the surface the Government’s anti-inflationary measures seemed to be working during the nine months ended September 30, 2013. However, management remains concerned since most of the building material, cost of labor and essential consumer goods are still rising at a higher rate than GDP. Its impact on consumer spending has not seemed to materialize, though, with growth in spending maintaining an upward trajectory.

As of September 30, 2013, the Company had no other significant transactions that may affect our cash/liquidity other than those mentioned in this prospectus.

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The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. Cash and cash equivalents kept with financial institutions in People’s Republic of China (“PRC”) are not insured or otherwise protected. Should any of those institutions holding the Company’s cash become insolvent, or the Company is unable to withdraw funds for any reason, the Company could lose the cash on deposit at that institution.

Liquidity and Capital Resources

As of September 30, 2013, we had unrestricted cash and cash equivalents of $9,588,415, (see notes to the consolidated account), and our working capital as of September 30, 2013 was $154,548,532.

As of September 30, 2013, our total long-term debts are as follows:

Contractual Obligations	Less than 1 year	1-3 years	3-5 years	More than 5 years	Total
Short Term Bank Loan		$2,439,818
Bonds payable		$975,000
Long Term Debts	$0	$0	$178,920	$0	$0
Promissory Notes Issued to third parties	$2,950,414

Cash provided by operating activities totaled $38,065,409 for the nine months ended September 30, 2013. This compares with cash provided by operating activities$10,291,120 for the nine months ended September 30, 2012. The increase in cash flows from operations primarily resulted from net cash provided by net income for the period after adjustments of non- cash items.

Cash used in investing activities totaled $36,172,595 for the nine months ended September 30; 2013.This compares with cash used in investing activities totaling $8,843,511 for the nine months ended September 30, 2012. The increase in cash flows used in investing activities primarily resulted from payment for construction of $31,494,031 for the nine months ended September 30, 2013 as compared with payment for construction of $2,317,082for the nine months ended September 30, 2012.

Cash used in financing activities totaled $(1,353,533) for the nine months ended September 30, 2013. This compares with cash from financing activities totaling $4,435,593 for the nine months ended September 30, 2012. The decrease in cash flows provided by investing activities is primarily due to no non-controlling interest contribution for the nine months ended September 30 2013 whereas there were non-controlling interest contributions of $2,993,186 for the nine months ended September 30, 2012 and also due to there was short-term loan of $1,577,038 being repaid during the three months ended September 30, 2012 whereas there is no such repayment during the three months ended September 30, 2013.

Reasons for using equity financing:

Insofar the Company has not entered into long-term loan arrangements, SJAP has an arrangement with the Agriculture Development Bank of China for a short term bank loan (one year), and have applied to the same bank to refinance part of the short term loan into a long term arrangement, which is pending approval. Started in July 2013, the Company has approached several lending institutions situated in the USA, Hong Kong and Sweden seeking long-term funding that is still in progress. At the same time, the Company is arranging with a financial institution in Stockholm, Sweden as the project manager to offer corporate bonds to various European investors eventually ~~to~~ listing them on a regulated European exchange. The Company is completing all relevant legal documentation, and regulatory filings with the appropriate authorities in anticipation of letting the bond sometime between month ends of December 2013 and January 2014.

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Our Cash Asset ratio excluding marketable securities (i.e. cash/current liabilities) under current conditions is around 0.33. Ideally, our cash ratio (including marketable securities) should be at 1.0 or higher. Thus, common stock is utilized to help offset cash available to cover immediate expenses.

Sales of unregistered shares:

The Table below shows the sales of shares and equity changes during the nine months ended September 30, 2013:

Date	Nature	Market Price when issuance	Par value	Issuance price / share	Shares issued / brought back	Consideration received	Income from issuance of shares	Investors
								Number of Persons / Entities
								Non-USA	USA
As at 31.12.2012	Total issued and outstanding shares				100,004,850	85,917,696		235	5,138

03.01.2013	Settlements of other payables	0.527	926	0.530	925,977	490,768	2,778.12	1
03.01.2013	Settlements of other payables	0.527	835	0.530	835,106	442,606	2,505.14	1
15.01.2013	Settlements of other payables	0.480	1,415	0.530	1,415,094	750,000	70,754.88	-
15.01.2013	Settlements of other payables	0.480	1,415	0.530	1,415,094	750,000	70,754.88	-
20.02.2013	Settlements of other payables	0.480	1,433	0.520	1,432,692	745,000	57,307.84	1
20.02.2013	Settlements of other payables	0.480	962	0.520	961,538	500,000	38,461.76	1
15.03.2013	Settlements of other payables	0.490	1,182	0.550	1,181,818	650,000	70,909.18	-
28.03.2013	Settlements of other payables	0.510	645	0.620	645,161	400,000	70,967.89	-
28.03.2013	Settlements of other payables	0.510	1,532	0.620	1,532,258	950,000	168,548.42	-
18.04.2013	Settlements of other payables	0.485	2,241	0.580	2,241,379	1,300,000	212,931.19	-
18.04.2013	Settlements of other payables	0.485	948	0.580	948,276	550,000	90,086.14	-
10.05.2013	Settlements of other payables	0.440	2,915	0.460	2,915,055	1,340,925	21,337.72	1
10.05.2013	Settlements of other payables	0.440	1,067	0.460	1,066,887	490,768	3,200.72
10.05.2013	Settlements of other payables	0.440	160	0.460	160,012	73,606	58,300.80
25.06.2013	Settlements of other payables	0.365	663	0.410	663,362	271,979	29,850.87	1
25.06.2013	Settlements of other payables	0.365	1,829	0.410	1,829,268	750,000	82,317.18	21
02.07.2013	For workers entitlements	0.450	297	0.450	297,209	133,745	-	1
05.07.2013	Settlements of other payables	0.358	1,865	0.460	1,865,297	850,000	182,223.67	1
15.07.2013	Settlements of other payables	0.420	1,323	0.450	1,323,223	600,000	44,246.34	1
02.08.2013	Settlements of other payables	0.382	1,843	0.370	1,843,000	680,000	-24,026.00	1
12.08.2013	Settlements of other payables	0.445	1,588	0.400	1,587,500	635,000	-71,437.50	1
05.09.2013	Settlements of other payables	0.361	1,474	0.380	1,473,710	562,000	29,990.69	1

As at 30.09.2013	Total issued and outstanding shares				128,563,766	99,834,091		268	5,138

●           Total issuance for the nine months ended September 30, 2013 is 28,558,916 shares for received consideration of $13,916,395 and out of which 297,209 shares were issued at $0.45 / shares for workers’ entitlements for $133,744 with the balanced 28,261,707 shares were issued to settle other payables of $13,782,651 at an average of $0.49 / shares. There were 128,563,766 total issue and outstanding shares as at September 30 2013.

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As of September 30, 2013, we have other payables totaling $10,824,617, composed of the following:

Promissory notes amounting to $2,950,414 were issued to unrelated third parties for advances granted by third parties collectively to the Company (and/or to its subsidiaries) that are personally guaranteed by a director, repayable within two years at interest free term. Promissory notes could be repaid either by cash or in shares of the Company or a combination thereof. If shares settle debt amounts, the respective share conversion rates will be determined by both parties at the time of settlement.

Other advances that were given by other unrelated third parties collectively to our subsidiaries with no fixed term of repayment at interest free terms that do not have any promissory note or agreement but verbal understandings amounting to $5,466,102. As such as of September 30 2013, total outstanding advances made by unrelated third parties recorded as other payables in the Company’s account amounting to $8,416,516.

A grant of $2,408,101 was received from the Chinese government to SJAP for the development of a certain project; however if SJAP will not be able to complete the project, it will have to repay the grant to the Government. As of September 30, 2013, as work is in progress on the said project but it is not yet completed, the grant is recorded as other payables.

In this respect, all third parties are un-related parties who made advances to the Company (“Third Party Lenders”) over the years and have become faithful shareholders of and investors in the Company. The Company’s 5 years business plan started from 2010 to complete its vertical integration developments of business activities by the end of year 2014 requiring substantial development capitals as well as working capitals, as such, said third parties’ advances helped to bridge the short fall on cash flow required to carry out all capital expenditure of the developments, and we have over the years built up good reputation with; all of our trade suppliers (creditors) having paid our obligations promptly from sufficient cash flow generated from our operations; and with “The Third Party Lenders” having meet our obligations to them constantly and promptly partly from our cash flow generated from our operations and partly from the issuance of shares. Table 4 below shows the capital expenditure of $74 million (net of interim working capital) spent during the nine months to September 30 2013 that were financed by internally generated operational cash flow (82%) and by the issuance of shares (18%).

Apart from the reasons given above, the other reasons of why the Company has been using equity (issuance of shares) to finance part of its development expenditures were that:

●	When the Company initiated its 5 year plan in 2010, many Chinese companies that are (or were) publicly traded in the USA were down-graded due in many cases to poor reputations that resulted from accounting irregularities, among reasons. This fact made it extremely difficult for the Company to seek finance from non-PR sources; this situation continued until very recently, when that some non-PRC financial institutions are starting to consider making loans to PRC entities.
●	Because the Company is incorporated in the U.S. and its shares on a US market with a JV subsidiary structure with operations in the PRC, complexities arise with respect to financing in Europe or negotiations in the US. As such, we are experiencing much longer periods and procedures involving significant expenses in the due diligence exercises and processing of our loan applications and in most cases the Company could not afford the interest costs at that time.
●	The Company found it difficult to borrow funds from commercial lending institutions in the PRC that typically provide low interest loans since (i) it was a start-up agriculture company, (ii) the PRC banks’ customary lending policies often require years of track records, and (iii) most of the governmental banks provide only short term loan (with one year tenure) to companies in their early years of operations. As such the Company didn’t plan on taking any sizable loan debts from any financial institutions until such time as it could generate sufficient revenues and incomes to service its long term debts.

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The Tables below show respective financial summaries and related analysis of the financials recording and analyzing progress of growth of the Company having initiated its 5 years plan from 2010:

Interpretation:

●	CAGR = Compound Annual Growth Rate
●	LTM = Last Twelve Months

1. Group revenue (USDm)
2007	2008	2009	2010	2011	2012	Q1-Q3 2013
16	16	22	41	52	139	180

Income Statement (Group inclusive minorities)
				Q1-Q3 2013
USDm	2010	2011	2012	(9 months)

Sales	40.6	51.9	138.6	180.2

COGS	-13.9	-24.9	-65.8	-110.7

Gross Profit	24.4	25.5	70.4	69.5

SG&A	-3.3	-4.4	-6.6	-5.8

EBITDA	21.1	21.1	63.8	63.7

Depreciation & Amortization	-2.2	-1.5	-2.4	-2.5

EBIT	18.9	19.6	61.4	61.2

Net other income / Expenses	-5.9	1.4	2.1	1.74

Interest expense	-0.4	0.0	-0.3	-0.4

Taxes	0.0	0.0	0.0	0.0

Net Income	12.7	21.1	63.3	62.5

Depreciation and amortization will be increased at a higher rate as more Sino Foreign Joint Venture companies (SFJVC’s) will be officially formed and acquired, however before the completion of their respective acquisition, all corresponding pre-payments and deposits paid to satisfy their consideration of purchases are not subjected to depreciation and amortization.

119

Revenue and EBITDA (Group) (USDm)

	2010	2011	2012	Q1-Q3 2013
Revenue(rhs)	41	52	139	180.2
EBITDA(rhs)	21	21	64	63.7
EBITDA margin (Ihs)	52%	41%	46%	35%

●	The decrease of the EBITDA margin in Q1-Q3 2013 is preliminary due to the fall of sleepy cods’ market prices and production of other newly replaced species have not caught up sufficiently and at the same time there are less consulting and service incomes due to the many phases of the older projects are in their completion stages whilst the new projects have yet been started.

120

3. Net tangible assets (Group) (USDm)

2010	2011	2012	Q1-Q3 2013
68	118	189	296

Key Figures

	2010		2011		2012		Q1-Q3 2013
Net debt, USDm	-0.1		-1.4		-5.1		-7.0
Net debt / Q1-Q3 2013 EBITDA	0.0	x	(0.1	)x	(0.1	)x	(-01	)x
Equity ratio	94%		89%		89%		90%

Balance sheet (Group)

USDm	2010	2011	2012	Q1-Q3 2013
Current Assets
Cash and Cash equivalent	3.9	1.4	8.4	9.6
Inventories	8.9	4.4	17.1	17.9
Deposit and Prepaid expenses	14.2	14.9	47.3	84.9
Account receivables	12.8	27.5	52.9	59.7
Other current assets	4.0	26.0	8.3	11.4

Fixed assets
Property and equipment	36.2	62.8	100.2	135.8
Goodwill	12.0	0.7	0.7	0.7
Other fixed assets	15.7	14.2	8.1	7.8

Total Assets	107.8	151.8	243.1	327.8

Current liabilities
Account payable, accrued expenses	0.4	1.2	5.8	8.2
Interest bearing debts	-	-	3.2	2.4
Other current liabilities	2.5	15.2	13.7	18.2

None-current liabilities
Deferred dividends payable	-	-	3.1	3.1
Long term interest bearing debts	3.8	-	0.2	0.2

Total Liabilities	6.7	16.4	26.0	32.2

Equity	101.1	135.4	217.1	295.6

Total Liabilities and Equity	107.8	151.8	243.1	327.8

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4. Capital expenditure (Group) (USDm)

	2007	2008	2009	2010	2011	2012	Q1-Q3 2013
Capital expenditure (net of interim working capital)	14	6	4	3	0	49	74
Capital expenditure, financed by equity	24	0	0	15	14	18	13
Capex/Sales	231%	41%	20%	45%	27%	41%	41%

Cashflow

USDm	2010	2011	2012	Q1-Q3 2013
Net income from continuing operations	-1.6	21.1	63.3	62.5
Adjustments to net cash from operations
Depreciation	0.7	0.2	0.4	1.0
Amortization	0.5	1.0	1.9	1.5
Others	6.6	1.2	0.6	0.5
Net working capital	-4.8	-18.9	-27.8	-27.5
Net cash provided by operating activities	1.4	4.6	38.4	38.0
Net cash used in investing activities	-3.9	-2.3	-38.3	-36.1
Proceeds from long term debt			0.2	0.3
Non-controlling interest contribution			3.6	-
Proceeds from short term debt			3.2	-0.7
Dividend paid	0.4	-0.6	-0.1	-1.0
Net cash provided by (used in) financing activities	-0.4	-0.6	6.9	-1.4
Net cash flow provided by continuing operations	-2.9	1.7	6.9	0.5
Discontinued operations	2.1	-3.1		-
Effect on exchange rate	2.3	-1.1	0.1	0.6
Increase in cash position	1.5	-2.5	7.0	1.2
Cash position beginning of period	2.4	3.9	1.4	8.4
Cash position at the end of period (continued operations)	3.9	1.4	8.4	9.6

Acquisition of SJVC’s and further acquisition plan:

A development agreement typically contains an option clause for further investment.  Initially, the owners of project companies invite us to invest in their venture. If our management felt interest in their proposal, we would carry out an in-depth study of the target company including legal due diligence, business plan, budget and projected financial information.  We make our decision through the resolution of board of directors. If we determine to proceed, we would first form an SFJVC with acquiree and then we acquire further equity interest. The acquisition price of such further interests is determined in accordance to the book value of SFJVC as of the acquisition date. Consideration generally consists in part of cash and in part of contract against trade debts.   Project companies record development cost as construction in progress and treat the amount due to us as partial investment in new SFJVC.

We are the consulting and service provider providing turnkey services to the China Developer of the project for the development of the project as such our expenditure in the project includes (i) our own administration and operational expenses provided for and incurred in the project (charged and recorded under our general and administrative operation expenses) are billed to the China developer accordingly, (ii) whereas all other development expenditures (inclusive of our subcontractors’ and sub-suppliers’ costs and our marked up profits ) are billed to the developer who will paid accordingly.

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We plan to acquire further SJVC’s at the time they will be formed officially after their approval by relevant China Authorities with details shown in the Table below:

	Acquisition by which subsidiary	Estimated time of SFJVC being formed	Estimated time of completion of acquisition	Estimated Total consideration	Deposit paid up to date	Deposit paid is equivalent to % of equity	Estimated time of progress payments
Enping Prawn PF1	CA	June 2014	August 2014	$20.94m	$11.68 m	56%	Q1 to Q2 2014
Zhongshan Prawn PF2	CA	Phase 3 Work still in progress, targeting completion Q3 2014	August 2015	$26.20 m	$8.63 m	33%	Q4 2013 & all year round 2014
Fish & eel Farm 2	CA	Phase 3 & 4 work are in progress targeting completion Q4 2015	August. 2016	$26.22 m	$6.0 m	23%	Q4 2013 & all year round 2014 & 2015
Cattle Farm 2	MEIJI	Final work is still in progress	August 2014	$15.88 m	$5.56 m	35%	On or before June 30 2014
WXC businesses	SIAF	Work is in progress until end 2015	Not yet determined	Not fully determined	$1.67 m	Not yet know	Partially in 2014.

☐	Normally and prior to the official formation of the SJVC’s we take up equity position in the company that is the developer of the project to secure our future acquisition of the SJVC’s.

☐	The total consideration of the future purchase of any SFJVC is based on its book value at that time of official formation having injected all of the related project’s development assets and liabilities into the SFJVC.

☐	As such the required acquisition cost is generally funded partly by cash and partly by receivable owing on the consulting and service fee.

Part (D). Consolidated Results of Continued Operations Fiscal Year 2012 Compared to Fiscal Year 2011

Part (D). A

Revenues

Revenues including continued and discontinued operations increased by $86,733,736 (or 167.18% from $51,879,903 for the year ended December 31, 2011to $138,613,639 for the year ended December 31, 2012. The increase was primarily due to maturity of all business sectors of the Company except for beef (i.e., fishery, plantation, organic fertilizer and cattle farm) as they gradually move into operational stages instead of developing stages.

123

The following chart illustrates the changes of revenues by category from the year ended December 31, 2012 to December 31, 2011.

	2012	2011	Difference
	$	$	$
Fishery	86,346,475	26,422,125	59,924,350
Plantation	11,878,599	6,113,155	5,765,444
Beef	14,224,324	15,182,222	-957,898
Organic Fertilizer	9,126,240	2,480	9,123,760
Cattle Farm	17,038,001	4,159,921	12,878,080
Total	138,613,639	51,879,903	86,733,736

Fishery : Revenue from fishery increased by $59,924,350 (or 226.80%) from $26,422,125 for the year ended December 31, 2011 to $86,346,475 for the year ended December 31, 2012. The increase in fishery was primarily due to our increase in revenue from the sale of fish and prawn and development contracting services for the year ended December 31, 2012 compared to the sale of fingerlings and consulting income for the year ended December 31, 2011.

Plantation : Revenue from our plantation increased by $5,765,444 (or 94.31%) from $6,113,155 for the year ended December 31, 2011 to $11,878,599 for the year ended December 31, 2012. The increase was primarily due to the increase of wholesale prices in fresh and dried flowers for the year ended December 31, 2012.

Beef : Revenue from beef decreased by $957,898 (or 6.31%) from $15,182,222 for the year ended December 31, 2011 to $14,224,324 for the year ended December 31, 2012. The decrease was primarily due to the fact that calves grew and become salable beef cattle.

Organic fertilizer : Revenue from organic fertilizer increased by $9,123,760 from $2,480 for the year ended December 31, 2011 to $9,126,240 for the year ended December 31, 2012. The increase was primarily due to the startup of the new business of organic fertilizer during the year ended December 31, 2012.

Cattle farm : Revenue from cattle farm development increased by $12,878,080 (or 309.57%) from $4,159,921 for the year ended December 31, 2011 to $17,038,001 for the year ended December 31, 2012. The increase was primarily due to increased development contract service of cattle farms for the year ended December 31, 2011.

Cost of Goods Sold

Cost of goods sold increased by $41,855,597 (or 155.30%) from $26,951,874 for the year ended December 31, 2011 to $68,807,471 for the year ended December 31, 2012. The increase was primarily due to the Company increasing its scale of operations from continuing operations in terms of its fishery, plantation, cattle farm and beef operations.

The following chart illustrates the changes of cost of goods sold by category from the year ended December 31, 2012 to December 31, 2011.

Category	2012	2011	Difference
	$	$	$
Fishery	39,862,296	15,392,278	24,470,018
Plantation	5,035,955	2,070,835	2,965,120
Beef	11,031,756	6,974,847	4,056,908
Organic fertilizer	5,266,047	2,406	5,263,640
Cattle farm	7,611,417	2,511,508	5,099,909
	68,807,471	26,951,874	41,855,597

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Fishery : Cost of goods sold from fishery increased by $24,470,018 (or 158.98%) from $15,392,278 for the year ended December 31, 2011 to $39,862,296 for the year ended December 31, 2012. The increase was primarily due to an increase in the sales volume relating to fish and the expansion of contracted services for the year ended December 31, 2012 compared to for the year ended December 31, 2011.

Plantation : Cost of goods sold from our plantation increased by $2,965,120 (or 143.18%) from $2,070,835 for the year ended December 31, 2011 to $5,035,955 for the year ended December 31, 2012 due to good harvest in 2012. The increase was primarily due to cost increases in farm labor, logistic and associated general overhead of operations.

Beef : Cost of goods sold from beef increased by $4,056,908 (or 58.16%) from $6,974,847 for the year ended December 31, 2011 to $11,031,756 for the year ended December 31, 2012. The increase was primarily due to fact that cattle are in growing stage and therefore cost of sales increase even though revenue from beef decreases.

Organic fertilizer : Cost of goods sold from organic fertilizer increased by $5,263,640 (or 2,187.71%) from $2,406 for the year ended December 31, 2011 to $5,266,047 for the year ended December 31, 2012. The increase was primarily due to the startup of the new business of organic fertilizer for the year ended December 31, 2012.

Cattle farm : Cost of goods sold from cattle farm development increased by $5,099,909 (or 203.03%) from $2,511,508 for the year ended December 31, 2011 to $7,611,417 for the year ended December 31, 2012. The increase in cattle farm was primarily due to the commencement of our contracting services in the cattle farming industry for the year ended December 31, 2012.

Gross Profit

Gross profit increased by $44,878,139 (or 180.03%) from $24,928,029 for the year ended December 31, 2011 to $69,806,168 for the year ended December 31, 2012. The increase was primarily due to the corresponding increases in revenues from our fishery, plantation, cattle farm and organic fertilizer operations.

The following chart illustrates the changes of gross profit by category from the year ended December 31, 2012 to December 31, 2011.

Category	2012	2011	Difference
	$	$	$
Fishery	46,484,179	11,029,847	35,454,332
Plantation	6,842,644	4,042,320	2,800,324
Beef	3,192,568	8,207,375	(5,014,805)
Organic fertilizer	3,860,193	74	3,860,119
Cattle farm	9,426,584	1,648,413	7,778,169
Total	69,806,168	24,928,029	44,878,139

Fishery : Gross profit from fishery increased by $35,454,332 from $11,029,847 for the year ended December 31, 2011 to $46,484,179 for the year ended December 31, 2012. The increase was primarily due to our increased contract service income from fishery and prawn development contracts and sale of fish for the year ended December 31, 2012 versus consulting income and sale of fish for the year ended December 31, 2011.

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Plantation : Gross profit from our plantation increased by $2,800,324 (or 69.28%) from $4,042,320 for the year ended December 31, 2011 to $6,842,644 for the year ended December 31, 2012. The increase was due mainly to the increase of wholesale prices both on dried and fresh flowers for the year ended December 31, 2012.

Beef : Gross profit from beef decreased by $5,014,805 (or 61.1%) from $8,207,373 for the year ended December 31, 2011 to $3,192,568 for the year ended December 31, 2012. The decrease was primarily due to the decrease of revenue and the increase of cost of sales.

Organic fertilizer : Organic fertilizer increased by $3,860,119 from $74 for the year ended December 31, 2011 to $3,860,193 during the year ended December 31, 2012. The increase was primarily due to the start-up of our new business of organic fertilizer for the year ended December 31, 2012.

Cattle farm : Gross profit from cattle farm development increased by $7,778,171 (or 471.86%) from $1,648,415 for the year ended December 31, 2011 to $9,426,584 for the year ended December 31, 2012. The increase in cattle farm was primarily due to the commencement of our contracting services in the cattle farming industry for the year ended December 31, 2012.

General and Administrative Expenses and Interest Expenses

General and administrative and interest expenses from continuing and discontinued operation (including depreciation and amortization) increased by $3,046,994 (or 57.21%) from $5,302,736 for the year ended December 31, 2011 to $8,349,729 for the year ended December 31, 2012. The increase was primarily due to increase on the depreciation and amortization amounting to $1,764,288 for the year ended December 31, 2012 from $936,509 for the year ended December 31, 2011, and the increase in others and miscellaneous of $2,152,605 for year ended December 31, 2012 from $280,728for the year ended December 31, 2011.

Category	2012	2011	Difference
	$	$	$
Office and corporate expenses	1,619,888	1,718,389	-98,501
Wages and salaries	2,555,681	2,122,975	432,706
Traveling and related lodging	77,730	94,728	-16,998
Motor vehicles expenses and local transportation	112,448	54,462	57,986
Entertainments and meals	103,222	94,945	8,277
Others and miscellaneous	2,152,605	280,728	1,871,877
Depreciation and amortization	1,764,288	936,509	827,779
Sub-total	8,385,862	5,302,736	3,083,126
Interest expenses	282,320	-	282,320
Total	8,668,182	5,302,736	3,365,446

In this respect, total depreciation and amortization amounted to $2,378,270 for the year ended December 31, 2012, out of which amount, $1,764,288 was reported under general and administration expenses and $613,982 was reported under cost of goods sold; whereas total depreciation and amortization was at $1,475,450 for the year ended December 31, 2011 and out of which amount $936,509 was reported under General and Administration expenses and $538,941 was reported under cost of goods sold.

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Part (D). B. Discussion and analysis on the results of operations 2012: This Part B discusses and analyzes certain items that we believe may require further clarification and explanation; other items of comparison 2012 to 2011 are not discussed in this Part B but in Part A above).

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Accounts receivable	Current	0-30 days	31-90 days	91-120 days	over 120 days and less than 1 year

Consulting and Service (from 6 contracts) totaling	32,769,312	6,524,405	18,420,793	1,811,533	6,012,581

Sales of Fish (from Farms and from imports)	5,216,923	1,612,905	1,726,826	1,877,192	-

Sales of Cattle and Beef Meats (from Enping Farm)	610,880	335,984	274,896	-	-

Sales of HU Flowers (Dried)	5,549,439	-	2,538,175	2,749,650	261,614

Sales Fertilizer, Bulk Stock feed and Cattle by SJYL	6,795,524	1,950,575	3,634,487	10,982	1,199,480

Sales Fertilizer from HAS	2,006,272	390,112	1,189,607	417,485	9,068

Total Accounts Receivable	52,948,350	10,813,981	27,784,784	6,866,842	7,482,743

Percentage of total	100%	21%	52%	13%	14%

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Balance Sheet items (1) on total current assets:

As of December 31, 2012
$

Cash and cash equivalents	8,424,265
Inventories	17,114,755
Cost and estimated earnings in excess of billings on uncompleted contracts	2,336,880
Deposits and prepaid expenses	47,308,857
Accounts receivable, net of allowance for doubtful debts	52,948,350

Other receivables	5,954,248
Total current assets	134,087,355

Accounts Receivable:

At December 31, 2012

Provision for diminution in value of accounts receivable:

Receivables from revenue derived from consulting and services billed for work completed are within our normal trading terms with our principal investor and therefore no diminution in value is required.

Fish Sales: Most farmed fish are sold to wholesalers at prevailing daily market prices capped within 90 days trading terms with a small portion at 180 days as the sale of oversized fish takes time to sell.

We sold over US$43 million of fish to the wholesalers in year 2012, and as of December 31, 2012, accounts receivable of $1,877,192 was over 180 days past due representing less than 2% of the total sales. These debtors are wholesalers who are profitable and viable businesses with a good track record and therefore provision of diminution in value is not required.

Sales of dried HU flowers: The dried flowers have been sold to wholesalers with longer trading terms (e.g., up to 180 days) so as to offset with their holding cost so that they could sell the dried flowers through the winter months (from December 2013 to June 2014 when the new season starts) whereby we agreed with the wholesalers that they would buy our dried flowers as soon as we produce them. Therefore, we consider the receivables from the sales of dried HU flowers to be from wholesalers with a good track record and therefore provision for diminution in value is not required.

Sales of fertilizer and bulk livestock feed: Sales are made to regional farmers who agree to grow crops and pasture by purchasing and using our fertilizer. The farmers raise cattle on these pastures and we have agreed to purchase the cattle from these farmers at a later date. Under this arrangement the accounts receivable that are owed to us by the farmers can be offset by the amount that we owe to the farmers for the purchase of the cattle. Therefore there is no need to provide any diminution in value to the account receivable.

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Deposits and Prepayments (Break-down)

Deposits for Prepayments for purchases of equipment	318,192
Miscellaneous	4,892,258
Deposits for- acquisition of land use right	7,826,508
Deposits for- inventory purchases	2,228,854
Deposits for- aquaculture contract	7,062,600
Deposits for- building materials	2,000,000
Deposits for- proprietary technology	2,254,839
Prepayments for construction in progress	14,423,021
Shares issued for employee compensation and oversea professional fee	271,800
Temporary deposits payment for acquiring equity investments	6,030,785
47,308,857

Balance Sheet Item (2) on Current Liabilities:

As of December 31, 2012
$
Current liabilities
Accounts payable and accruals	5,762,643
Billings in excess of cost and estimated earnings on uncompleted contracts	2,790,084
Due to a director	3,345,803
Dividend payable	951,308
Other payables	6,422,478
Short term bank loan	3,181,927
Total current liabilities	22,686,243

Account payables and Accruals:

Our current trading environment does not include many suppliers who will offer credit terms which means that most purchases are paid for in cash and this results in a low trade account payables balance of $8,762,643 representing about 8.4% of total sales of $68.8 million for the reasons stated below: (Note: For % cost of sales of the segment, please also refer to the table immediately following this section).

Trading environment of the following activities:

1.	Consulting and services since inception account is the major contributor of income to date and cost of sales average 27% for cattle farms and others, and 40% for prawn or fish farms. We supply the following cost elements: our own staff, engineering, technology implementation, supervision, training and associated management work and most of the building sub-contractors worked on sub-contract at cost fixed by us; as such no big profit margin is accepted plus we require a prolonged credit term. For contracts related to the construction of farms we use plants, equipment, parts and components that were specially manufactured and made as per our own designs and engineering by local manufacturers and suppliers (who carry a high amount of initial development costs and inventories for us based on the understanding that we would pay for the deliveries of goods sold within shorter trading terms such that they could afford to carry such costs). We believe that, as time has passed, our track record has earned us excellent credibility with all of our suppliers and subcontractors due to our good standing.

2.	Fish sales started gradually from late 2011with low cost of sales averaging 47% (the bulk of the cost comes from the supplies of baby fingerlings and the live-bait as the main fish feed), and customary trading terms of Chinese suppliers is on a cash on delivery basis, and suppliers who provide credit terms presently is limited to no more than a select few.

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3.	Cattle sales at Xining SJAP’s own cattle stations and from its cooperative farmers started in 2011at lower profit margins compared to the sales of fish with cost of sales averaging 77%, and it is also customary in China to pay for the young live-cattle by cash on deliveries. The Enping cattle farm started to buy young cattle in 2011 and started sales of mature cattle in 2012, but at small quantities with cost of sales averaging at 72% which is lower than in SJAP due to the fact that sales of mature cattle were from JHMC directly without the sales from cooperative farmers as in SJAP. Most of the young cattle supplies were from small primary producers (local small farmers) who did not have great resources of finance; as such we paid for these supplies of young cattle in cash on deliveries.

4.	In SJAP, the actual cost of sales are averaging 49% and the bulk of our fertilizers were sold to farmers who are growing pastures and crops for us such that their fertilizer sales were kept as book entries that would be contrasted with the pastures and crops that we would buy back from them. In the case of JHMC, in 2012, its cost of sales were higher than in SJAP at 77% due to the fact that JHMC did not have its own production facilities constructed in 2012, such that its organic fertilizer was supplied from SJAP and thus involved additional transportation costs.

5.	Bulk livestock feed are produced by regional cooperative growers under contract to us and they use our supply of fertilizer and seeds that represented the main cost components enhancing cost of sales at an average of 48%. Again, sale of fertilizer is held on credit against crops and pasture grass purchased from them, as well as bulk livestock feed sold to them for cattle rearing, and reconciled once cattle are purchased from them.

Other Payables: As of December 31, 2012, we have other payables totaling $6,422,478. Promissory notes amounting to $3,352,394 were issued to third parties and personally guaranteed by a director, repayable within two year with no interest being accrued Promissory notes could be repaid either as cash or shares of the Company or a combination of both. Debt amounts and the conversion rates applicable to the shares are determined by both parties as they agree to settle the debt by the Company’s issuance of shares.

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Income Statements (1) Segment break-down on Revenue (to third parties):

Segments	Sales Revenue	% of total	Cost of sales	% of total cost	Gross Profit	% of total
	2012	Revenue	2012	of sales	2012	gross
	$		$		$	profit
Fishery Sector
Capital Award
Consulting and Service	36,193,780	26%	14,340,937	21%	21,852,843	31%
Others in sales of Fish, Prawns and commissions and management services	44,795,779	32%	23,329,038	34%	21,469,741	31%
Fish Farm 1 Triway)
Sales of Fish	391,009	0.28%	183,774	0%	207,235	0%
Cattle Farm Sector
MEIJI
Consulting and Service	11,080,131	8%	2,998,343	4%	8,081,788	12%
Others in sales of cattle, meat and commission etc.	5,688,904	4%	4,419,418	6%	1,269,486	2%
Cattle Farm 1	268,966	0.19%	193,656	0%	75,310	0%
Beef Organic fertilizer Sector
SJAP
Fertilizer	3,825,194	3%	2,136,239	3%	1,688,955	2%
Bulk Live Stock Feed	2,863,637	2%	1,382,827	2%	1,480,810	2%
Cattle	14,448,695	10%	11,079,144	16%	3,366,551	5%
HSA
Fertilizer	2,213,038	2%	1,699,593	2%	513,445	1%
HU Plant Sector
JHST	11,878,599	9%	5,035,955	7%	6,842,644	10%
Corporate Sector
SIAF
Consulting and Service	3,267,401	2%	909,677	1%	2,357,724	3%
Others	1,698,506	1%	1,098,870	2%	599,636	1%
Total	138,613,639	100%	68,807,471	100%	69,806,168	100%

Segment of Revenue analysis and explanation:

1. In 2012, revenue of the consulting and management service by segments aggregated 36% (or $50.5 million) of the total revenue ($138.6 million) of the Company derived collectively from Capital Award (26% or $36.2 million), MEIJI (8% or $11 million) and SIAF (2% or $3.3 million).

The revenue from consulting and management service by segments has been reduced by 4% from 40% in 2011 to 36% in 2012 as shown in the table below. The reason for such decrease is primarily due to the increase of sales revenue of other segments (e.g., sales of fish, cattle and other goods), and this trend is expected to continue as more farms are anticipated to be developed and as the productivity of the existing developed farms increases. However, as we are an agriculture engineering based company, we intend to continue to build farms and other wholesaling and retailing facilities with the objective of maintaining the revenue from consulting and management service within 25% to 30% of the Company's total consolidated revenue year to year.

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	Financial information 2010 to 2012 of the segments
Segments	Revenue			Cost of Sales			Gross Profit
	2010	2011	2012	2010	2011	2012	2010	2011	2012
	$	$	$	$	$	$	$	$	$
Fishery Sector
Capital Award
Consulting and Service	4,163,833	16,488,192	36,193,780	1,006,209	7,561,874	14,340,937	3,157,624	8,926,318	21,852,843
Beef Sector
MEIJI
Consulting and Service	-	4,159,921	11,080,131	-	2,511,508	2,998,343	-	1,648,413	8,081,788
Corporate Sector
SIAF
Consulting and Service			3,267,401	-	-	909,677	-	-	2,357,724

Total sales revenue of the segments	4,163,833	20,648,113	50,541,312	1,006,209	10,073,382	18,248,957	3,157,624	10,574,731	32,292,355
Segment % of the group consolidated total	38%	40%	36%
Consolidated total of continuing operations	10,918,766	51,879,903	138,613,639	3,731,204	26,951,874	68,807,471	7,187,562	24,928,029	69,806,168

2. In 2012, the revenue from other segments (e.g., sales of fish, fertilizer, bulk livestock feed, cattle, etc.) increased by 4% from 60% in 2011 to 64%. This increase is due primarily to additional farms being built in 2012, contributing to the increase in production as shown in the table below.

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	Financial information 2010 to 2012 of the segments
Segments	Revenue			Cost of Sales			Gross Profit
	2010	2011	2012	2010	2011	2012	2010	2011	2012
	$	$	$	$	$	$	$	$	$
Fishery Sector
Capital Award
Others in sales of Fish, Prawns and commissions etc.		9,933,933	44,798,779		7,830,404	23,329,038	-	2,103,529	21,469,741
Fish Farm 1							-	-	-
Sales of Fish	-	-	391,009	-	-	183,774	-	-	207,235
Cattle Farm Sector							-	-	-
MEIJI							-	-	-
Others in sales of cattle, meat and commission etc.	-	-	5,688,904	-	-	4,419,418	-	-	1,269,486
Cattle Farm 1	-	-	268,966	-	-	193,656	-	-	75,310
Beef Organic fertilizer Sector							-	-	-
SJAP							-	-	-
Fertilizer	1,400,712	11,814,921	3,825,194	525,646	4,975,462	2,136,239	875,066	6,839,459	1,688,955
Bulk Live Stock Feed	579,367	2,514,617	2,863,637	371,024	1,205,763	1,382,827	208,343	1,308,854	1,480,810
Cattle	-	852,751	14,445,695		793,649	11,079,144	-	59,102	3,366,551
Concentrated Live Stock Feed (Only for 2013)							-	-	-
HSA							-	-	-
Fertilizer	-	2,453	2,213,038	-	2,381	1,699,593	-	72	513,445
Cattle (Only for 2013)							-	-	-
HU Plant Sector							-	-	-
JHST	4,774,854	6,113,115	11,878,599	1,828,325	2,070,833	5,035,955	2,946,529	4,042,282	6,842,644
Corporate Sector							-	-	-
SIAF							-	-	-
Others			1,698,506	-	-	1,098,870	-	-	599,636
							-	-	-
Segments' Total	6,754,933	31,231,790	88,072,327	2,724,995	16,878,492	50,558,514	4,029,938	14,353,298	37,513,813
Segment % of the consolidated total	62%	60%	64%
Consolidated total of	10,918,766	51,879,903	138,613,639	3,731,204	26,951,874	68,807,471	7,187,562	24,928,029	69,806,168

Income Taxes

No EIT has been provided in the financial statements of CA, ZX, JHST, JHMC, JFD, HSA and SJAP since they are exempt from EIT for the years ended December 31, 2012 and 2011 as they are within the agriculture, dairy and fishery sectors. However as of December 31, 2012 JFD has been levied with an EIT of 25%, which JFD is appealing to the Taxation Department for a waiver of this tax. The Company expects to prevail in its appeal, therefore there is no EIT being provided for JFD during the years ended December 31, 2012 and 2011.

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No EIT has been provided in the financial statements of HSA for the income earned for the years December 31, 2012 as they are within the agriculture, dairy and fishery sectors. EIT has been provided in the financial statements of HSA at 25% for the income for the years ended December 31, 2011 as it is not within the agriculture, dairy and fishery sectors.

However, as of December 31, 2012, Taxation Department agreed that HSA is exempt from EIT for the years ended December 31, 2012 and 2011. No EIT has been provided in the financial statements of HSA for the income earned for the years December 31, 2012 as they are within the agriculture, dairy and fishery sectors. EIT has been provided in the financial statements of HSA at 25% for the income for the years ended December 31, 2011 as part of its revenue was generated from other source of supply other than SJAP that was not exempted from EIT.

However, as of December 31, 2012, Taxation Department agreed that JFD is exempt from EIT for the years ended December 31, 2012 and 2011. No EIT has been provided in the financial statements of JFD for the income earned for the years December 31, 2012 as they are within the agriculture, dairy and fishery sectors. JFD had been levied with an EIT of 25% in 2011, but JFD’s appeal to the Taxation Department for a waiver of this tax was successful by December 31, 2012.

CRITICAL ACCOUNTING POLICIES

BASIS OF PRESENTATION

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). All material inter-company transactions and balances have been eliminated in consolidation.

The Renminbi of the People’s Republic of China (RMB) has been determined to be the Company’s functional currency. The balance sheets were translated at year end exchange rates. Expenses were translated at moving average exchange rates in effect during the years. The effects of rate changes on assets and liabilities are recorded as accumulated other comprehensive income.

BASIS OF CONSOLIDATION

The consolidated financial statements include the financial statements of SIAF, its subsidiaries Capital Award, CS, CH, TRW, MEIJI, HJST, HSA, and APWAM and its variable interest entity SJAP. All material inter-company transactions and balances have been eliminated in consolidation. The results of companies acquired or disposed of during the year are included in the consolidated Financial Statements from the effective date of acquisition.

BUSINESS COMBINATIONS

The Company adopted the accounting pronouncements relating to business combinations (primarily contained in ASC Topic 805 “Business Combinations”), including assets acquired and liabilities assumed arising from contingencies. These pronouncements established principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquire as well as provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. In addition, these pronouncements eliminate the distinction between contractual and non-contractual contingencies, including the initial recognition and measurement criteria and require an acquirer to develop a systematic and rational basis for subsequently measuring and accounting for acquired contingencies depending on their nature. Our adoption of these pronouncements will have an impact on the manner in which we account for any future acquisitions.

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NON - CONTROLLING INTEREST IN CONSOLIDATED FINANCIAL STATEMENTS

The Company adopted the accounting pronouncement on non-controlling interests in consolidated financial statements, which establishes accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. This guidance is primarily contained in ASC Topic “Consolidation”. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated financial statements. The adoption of this standard has not had material impact on our consolidated financial statements.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make assumptions and estimates that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods covered thereby. Actual results could differ from these estimates. Judgments and estimates of uncertainties are required in applying the Company’s accounting policies in certain areas. The following are some of the areas requiring significant judgments and estimates: determinations of the useful lives of assets, estimates of allowances for doubtful accounts, cash flow and valuation assumptions in performing asset impairment tests of long-lived assets, estimates of the reliability of deferred tax assets and inventory reserves.

REVENUE RECOGNITION

The Company’s revenue recognition policies are in compliance with ASC 605. Sales revenue is recognized when all of the following have occurred: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price is fixed or determinable, and (iv) the ability to collect is reasonably assured. These criteria are generally satisfied at the time of shipment when risk of loss and title passes to the customer. Service revenue is recognized when services have been rendered to a buyer by reference to the stage of completion. License fee income is recognized on the accrual basis in accordance with the underlying agreements.

Government grants are recognized upon (i) the Company has substantially accomplished what we must be done pursuant to the terms of the policies and terms of the grant that are established by the local government; and (ii) the Company receives notification from the local government that the Company has satisfied all of the requirements to receive the government grants; and or (iii) the amounts are received.

Revenues from the Company's fishery development services contract are performed under fixed-price contracts. Revenues under long-term contracts are accounted for under the percentage-of-completion method of accounting in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 605, Revenue Recognition (“ASC 605”). Under the percentage-of-completion method, the Company estimates profit as the difference between total estimated revenue and total estimated cost of a contract and recognized that profit over the contract term. The percentage of costs incurred determines the amount of revenue to be recognized. Payment terms are generally defined by the installation contract and as a result may not match the timing of the costs incurred by the Company and the related recognition of revenue. Such differences are recorded as either costs or estimated earnings in excess of billings on uncompleted contracts or billings in excess of costs and estimated earnings on uncompleted contracts.

The Company determines a customer’s credit worthiness at the time an order is accepted. Sudden and unexpected changes in a customer’s financial condition could put recoverability at risk.

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The percentage of completion method requires the ability to estimate several factors, including the ability of the customer to meet its obligations under the contract, including the payment of amounts when due. If the Company determines that collectability is not assured, we will defer revenue recognition and use methods of accounting for the contract such as the completed contract method until such time as the Company determines that collectability is reasonably assured or through the completion of the project.

For fixed-price contracts, the Company uses the ratio of costs incurred to date on the contract (excluding uninstalled direct materials) to management's estimate of the contract's total costs, to determine the percentage of completion on each contract. This method is used as management considers expended costs to be the best available measure of progression of these contracts. Contract costs included all direct material, subcontract and labor costs and those indirect costs related to contract performance, such as supplies, tool repairs and depreciation. The Company accounts for maintenance and repair services under the guidance of ASC 605 as the services provided relate to construction work. Contract costs incurred to date and expected total contract costs are continuously monitored during the term of the contract. Changes in job performance, job conditions, and estimated profitability arising from contract penalty, change orders and final contract settlements may result in revisions to the estimated profitability during the contract. These changes, which include contracts with estimated costs in excess of estimated revenues, are recognized as contract costs in the period in which the revisions are determined. Profit incentives are included in revenues when their realization is reasonably assured. At the point the Company anticipates a loss on a contract, the Company estimates the ultimate loss through completion and recognizes that loss in the period in which the possible loss was identified.

The Company does not provide warranties to customers on a basis customary to the industry; however, the customers can claim warranty directly from product manufacturers for defects in equipment or products. Historically, the Company has experienced no warranty claims.

The Company’s fishery development consultancy services revenues are recognized when the relevant services are rendered, and are subject to a Chinese business tax at a rate of 0% of the gross fishery development contract service income approved by the Chinese local government.

COST OF GOODS SOLD

Cost of goods sold consists primarily of direct purchase cost of merchandise goods, and related levies.

SHIPPING AND HANDLING

Shipping and handling costs related to cost of goods sold are included in general and administrative expenses which totaled $84,297 and $58,392 for the years ended December 31, 2012 and December 31, 2011, respectively.

ADVERTISING

Advertising costs are included in general and administrative expenses, which totaled $1,973 and $99,526 for the years ended December 31, 2012 and December 31, 2011, respectively.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. Cash and cash equivalents kept with financial institutions in People’s Republic of China (“PRC”) are not insured or otherwise protected. Should any of those institutions holding the Company’s cash become insolvent, or the Company is unable to withdraw funds for any reason, the Company could lose the cash on deposit on that institution.

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ACCOUNTS RECEIVABLE

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Terms of the sales vary. Reserves are recorded primarily on a specific identification basis.

The standard credit period of the Company’s most of customers is three months. Any amount that has an extended settlement date of over one year is classified as a long term receivable. Management evaluates the collectability of the receivables at least quarterly. Provision for doubtful accounts as of December 31, 2012 and December 31, 2011 are $0. There were no bad debts written off for the years ended December 31, 2012 or December 31, 2011.

INVENTORIES

Inventories are valued at the lower of cost (determined on a weighted average basis) and net realizable value. Costs incurred in bringing each product to its location and conditions are accounted for as follows:

•	raw materials - purchase cost on a weighted average basis;
•	manufactured finished goods and work-in-progress - cost of direct materials and labor and a proportion of manufacturing overhead based on normal operation capacity but excluding borrowing costs; and
•	retail and wholesale merchandise finished goods - purchase cost on a weighted average basis.

Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs of completion and the estimated costs necessary to make the sale.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation and any accumulated impairment losses. Such costs include the cost of replacing parts that are eligible for capitalization when the cost of replacing the parts is incurred. The assets’ residual values, useful lives and depreciation methods are reviewed, and adjusted if appropriate, at the end of each year.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets.

Milk cows	10 years
Plant and machinery	5 - 10 years
Structure and leasehold improvements	10 -20 years
Mature seed	20 years
Furniture, fixtures and equipment	2.5 - 10 years
Motor vehicles	5 -10 years

An item of property and equipment is removed from the accounts upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on disposal of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the item) is included in the consolidated statements of income in the period the item is disposed.

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GOODWILL

Goodwill is an asset representing the fair economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized. Goodwill is tested for impairment on an annual basis at the end of the company’s fiscal year, or when impairment indicators arise. The Company uses a fair-value-based approach to test for impairment at the level of each reporting unit. The Company directly acquired MEIJI which is engaged in Hu Plantation. As a result of this acquisition, the Company recorded goodwill in the amount of $724,940. This goodwill represents the fair value of the assets acquired in these acquisitions over the cost of the assets acquired.

PROPRIETARY TECHNOLOGIES

The Company has determined that technological feasibility is established at the time a working model of products is completed. Master license of stock feed manufacturing technology was acquired and the costs of acquisition were capitalized as proprietary technologies when technological feasibility had been established. Proprietary technologies are intangible assets of finite lives. Proprietary technologies are amortized using the straight line method over their estimated lives of 25 years. Management evaluates the recoverability of proprietary technologies on an annual basis of the end of the company’s fiscal year, or when impairment indicators arise. As required by ASC Topic 350 “Intangible - Goodwill and Other”, the Company uses a fair-value-based approach to test for impairment.

CONSTRUCTION IN PROGRESS

Construction in progress represents direct costs of construction as well as acquisition and design fees incurred. Capitalization of these costs ceases and the construction in progress is transferred to property and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until construction is completed and the asset is ready for its intended use.

LAND USE RIGHTS

Land use rights represent acquisition of land use right rights of agriculture land from farmers and are amortized on the straight line basis over the respective lease periods. The lease period of agriculture land is in the range from 30 years to 60 years. Land use rights purchase prices were determined in accordance with the 2007 PRC Government’s minimum lease payments of agriculture land and mutually agreed between the company and the vendors. No independent professional appraiser performed a valuation of land use rights at the balance sheet dates.

CORPORATE JOINT VENTURE

A corporation formed, owned, and operated by two or more businesses (ventures) as a separate and discrete business or project (venture) for their mutual benefit is considered to be a corporate joint venture. Investee entities, in which the company can exercise significant influence, but not control, are accounted for under the equity method of accounting. Under the equity method of accounting, the company’s share of the earnings or losses of these companies is included in net income.

A loss in value of an investment that is other than a temporary decline is recognized as a charge to operations. Evidence of a loss in value might include, but would not necessarily be limited to absence of an ability to recover the carrying amount of the investment or inability of the investee to sustain an earnings capacity that would justify the carrying amount of the investment.

VARIABLE INTEREST ENTITY

An entity (investee) in which the investor has obtained less than a majority-owned interest, according to the Financial Accounting Standards Board (FASB). A variable interest entity (VIE) is subject to consolidation if a VIE is an entity meeting one of the following three criteria as elaborated in ASC Topic 810-10, Consolidation .

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(a)	equity-at-risk is not sufficient to support the entity's activities
(b)	As a group, the equity-at-risk holders cannot control the entity; or
(c)	The economics do not coincide with the voting interest

If a firm is the primary beneficiary of a VIE, the holdings must be disclosed on the balance sheet. The primary beneficiary is defined as the person or company with the majority of variable interests

TREASURY STOCK

Treasury stock consists of a Company’s own stock which has been issued, but is subsequently reacquired by the Company. Treasury stock does not reduce the number of shares issued but does reduce the number of shares outstanding. These shares are not eligible to receive cash dividends. Accounting for excesses and deficiencies on treasury stock transactions is governed by ASC 505-30-30.

State laws and federal agencies closely regulate transactions involving a company’s own capital stock, so the purchase of outstanding shares and converting them into treasury shares must have a legitimate purpose. Some of the most common reasons for purchasing outstanding shares are as follows:

(i) to meet additional stock needs for various reasons, including newly implemented stock option plans, the issuance stock for convertible bonds or convertible preferred stock, or a stock dividend;

(ii) to eliminate the ownerships interests of a stockholder;

(iii) to increase the market price of the stock that returns capital to shareholders; and

(iv) to potentially increase earnings per share of the stock by decreasing the shares outstanding on the same earnings.

The cost method of accounting for treasury stock shares has been adopted by the Company. The purchase of outstanding shares is treated as a temporary reduction in shareholders’ equity in view of the expectation to reissue the shares instead of retiring them. When the Company reissues the treasury shares, the temporary account is eliminated. The cost of treasury stock shares reacquired is charged to a contra account, in this case a contra equity account that reduces the stockholder equity balance.

INCOME TAXES

The Company accounts for income taxes under the provisions of ASC 740 “Accounting for Income Taxes”. Under ASC 740, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

The provision for income tax is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. Deferred taxes area accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized.

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Deferred income taxes are calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it relates to items credited or charged directly to equity, in which case the deferred tax is also adjusted in the equity accounts. Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis. ASC 740 also prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. ASC 740 also provides guidance related to, among other things, classification, accounting for interest and penalties associated with tax positions, and disclosure requirements. Any interest and penalties accrued related to unrecognized tax benefits will be recorded in tax expense.

POLITICAL AND BUSINESS RISK

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC's economy. The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

IMPAIRMENT OF LONG-LIVED ASSETS AND INTANGIBLE ASSETS

In accordance with ASC 360, “Property, Plant and Equipment”, long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The Company reviews the carrying amount of its long-lived assets, including intangibles, for impairment, at the end of each fiscal year. An asset is considered impaired when estimated future cash flows are less than the carrying amount of the asset. In the event the carrying amount of such asset is considered not recoverable, the asset is adjusted to its fair value. Fair value is generally determined based on discounted future cash flow. As of December 31, 2011 and December 31, 2010, the Company determined no impairment charges were necessary.

EARNINGS PER SHARE

As prescribed in ASC Topic 260 “Earning per Share”, Basic Earnings per Share (“EPS”) is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year. Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants. The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company’s common stock at the average market price during the period.

For the years ended December 31, 2012 and 2011, basic earnings (loss) per share from continuing operations attributable to the Company’s common stockholders amounted to $0.70 and $0.21, respectively. For the years ended December 31, 2012 and 2011, diluted earnings (loss) per share from continuing operations attributable to the Company’s common stockholders amounted to $0.63 and $0.23, respectively.

For the years ended December 31, 2012 and 2011, basic earnings per share from continuing and discontinued operations attributable to the Company’s common stockholders amounted to $0.70 and $0.43, respectively. For the years ended December 31, 2012 and 2011, diluted earnings (loss) per share from continuing and discontinued operations attributable to the Company’s common stockholders amounted to $0.63 and $0.39, respectively.

For the six months ended June 30, 2013 and 2012, basic earnings per share attributable to Sino Agro Food, Inc. and subsidiaries common stockholders amount to $0.28 and $0.22, respectively. For the six months ended June 30, 2013 and 2012, diluted earnings per share attributable to Sino Agro Food, Inc. and its subsidiaries’ common stockholders amounted to $0.27 and $0.20, respectively.

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FOREIGN CURRENCY TRANSLATION

The reporting currency of the Company is the U.S. dollar. The functional currency of the Company is the Chinese Renminbi (RMB). For those entities whose functional currency is other than the U.S. dollars, all assets and liabilities are translated into U.S. dollars at the exchange rate on the balance sheet date; shareholder equity is translated at historical rates and items in the statements of income and of cash flows are translated at the average rate for the period.

Because cash flows are translated based on the weighted average translation rate, amounts related to assets and liabilities reported in the statements of cash flows will not necessarily agree with changes in the corresponding balances in the balance sheets. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the consolidated statements of equity.

For the fiscal year ended December 31, 2012

Translation gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the statements of income and comprehensive income as incurred. The balance sheet amounts with the exception of equity as of December 31, 2012 and December 31, 2011 were translated at RMB6.2855 to $1.00 and RMB6.30 to $1.00, respectively. The average translation rates applied to the consolidated statements of income and comprehensive income and of cash flows for the years ended December 31, 2012 and December 31, 2011 were RMB6.31 to $1.00 and RMB6.33 to $1.00, respectively.

For the fiscal quarter ended September 30, 2013

Translation gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the statements of income and comprehensive income as incurred. The balance sheet amounts with the exception of equity as of September 30, 2013 and December 31, 2012 were translated at RMB6.15 to $1.00 and RMB6.29 to $1.00, respectively. The average translation rates applied to the consolidated statements of income and comprehensive income and of cash flows for the six months ended September 30, 2013 and September 30, 2012 were RMB6.21 to $1.00 and RMB6.33 to $1.00, respectively.

NON-GAAP FINANCIAL MEASURES

Non-GAAP financial measures can represent our actual U.S. dollars reported earnings per share including foreign exchange gain of net assets denominated in RMB as the underlying trend shows Chinese Renminbi appreciates steadily against United States dollars. As such, we measure diluted earnings per share growth rate using comprehensive income divided by the weighted average number of shares outstanding, and provide guidance on the comprehensive income per share.

Below is a reconciliation of reported EPS to non-GAAP EPS for the three months ended September 30, 2013 and 2012:

Consolidated results	2013Q3	2012Q3
Diluted net earnings per share (EPS)	$0.15	$0.25
Translational impact (a)	$0.00	$-0.01
Non - GAAP measure EPS	$0.15	$0.24
Non - GAAP measure EPS growth rate (b)	-37.5%

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(a)	Translation impact is the difference between reported EPS and using non -GAAP measure.
(b)	Calculated as a percentage of growth from the prior year's reported EPS.

Below is a reconciliation of reported EPS to non -GAAP measure EPS for the six months ended September 30, 2013 and 2012:

Consolidated results	2013Q1-Q3	2013Q1-Q3
Diluted net earnings per share (EPS)	$0.40	$0.47
Translational impact (a)	$0.02	$0.01
Non - GAAP measure EPS	$0.42	$0.47
Non - GAAP measure EPS growth rate (b)	-10.6%

(a)	Translation impact is the difference between reported EPS and using non -GAAP measure.
(b)	Calculated as a percentage of growth from the prior year's reported EPS.

ACCUMULATED OTHER COMPREHENSIVE INCOME

ASC Topic 220 “Comprehensive Income” establishes standards for reporting and displaying comprehensive income and its components in financial statements. Comprehensive income is defined as the change in stockholders’ equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The comprehensive income for all periods presented includes both the reported net income and net change in cumulative translation adjustments.

RETIREMENT BENEFIT COSTS

PRC state managed retirement benefit programs are defined contribution plans and the payments to the plans are charged as expenses when employees have rendered service entitling them to the contribution.

STOCK-BASED COMPENSATION

The Company adopts both ASC Topic 718, “Compensation - Stock Compensation” and ASC Topic 505-50,”Equity-Based Payments to Non-Employees” using the fair value method in which an entity issues its equity instruments to acquire goods and services from employees and non-employees. Stock compensation for stock granted to non-employees has been determined in accordance with this accounting standard and the accounting standard regarding accounting for equity instruments that are issued to other than employees for acquiring, or in conjunction with selling goods or services, as the fair value of the consideration received or the fair value of equity instruments issued, whichever is more reliably measured. This accounting standard allows the “simplified” method to determine the term of employee options when other information is not available. Under ASC Topic 718 and ASC Topic 505-50, stock compensation expenses is measured at the grant date on the value of the option or restricted stock and is recognized as expenses, less expected forfeitures, over the requisite service period, which is generally the vesting period.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

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Level 1 Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2 Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3 Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accrued expenses, approximate their fair values because of the short maturity of these instruments.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accrued expenses, approximate their fair values because of the short maturity of these instruments. The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value as of September 30, 2013 or December 31, 2012, nor gains or losses are reported in the statements of income and comprehensive income that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the fiscal period ended September 30, 2013 or December 31, 2012.

NEW ACCOUNTING PRONOUNCEMENTS

The Company does not expect any recent accounting pronouncements to have a material effect on the Company’s financial position, results of operations, or cash flows.

In January 2011, the FASB issued an Accounting Standard Update (ASU”) No, 2011-01, Receivables Topic 310):Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses, to be concurrent with the effective date of the guidance for determining what constitutes a troubled debt restructuring, as presented in proposed Accounting Standards Update, Receivables (Topic 310): Clarifications to Accounting for Troubled Debt Restructurings by Creditors. The amendments in this Update apply to all public-entity creditors that modify financing receivables within the scope of the disclosure requirements about troubled debt restructurings in Update 2010-20. Under the existing effective date in Update 2010-20, public-entity creditors would have provided disclosures about troubled debt restructurings for periods beginning on or after December 15, 2010. The amendments in this Update temporarily defer that effective date, enabling public-entity creditors to provide those disclosures after the Board clarifies the guidance for determining what constitutes a troubled debt restructuring. The deferral in this Update will result in more consistent disclosures about troubled debt restructurings. This amendment does not defer the effective date of the other disclosure requirements in Update2010-20. In the proposed Update for determining what constitutes a troubled debt restructuring, the Board proposed that the clarifications would be effective for interim and annual periods ending after June 15, 2011. For the new disclosures about troubled debt restructurings in Update 2010-20, those clarifications would be applied retrospectively to the beginning of the fiscal year in which the proposal is adopted. The Company does not expect the adoption of ASU 2011-01 to have a significant impact on its consolidated financial statements.

In April 2011, the FASB issued ASU No. 2011-03, Transfers and Servicing (Topic 860): Reconsideration of Effective Control for Repurchase Agreements (ASU 2011-03), intended to improve financial reporting of repurchase agreements and refocus the assessment of effective control on a transferor’s contractual rights and obligations rather than practical ability to perform those rights and obligations. The guidance in ASU 2011-03 is effective for the first interim or annual period beginning on or after December 15, 2011.The Company does not expect the adoption of ASU 2011-03 to have a significant impact on its consolidated financial statements.

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In May 2011, the FASB issued ASU No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs (ASU 2011-04). ASU 2011-04 represents the converged guidance of the FASB and the International Accounting Standards Board (IASB) on fair value measurement. A variety of measures are included in the update intended to either clarify existing fair value measurement requirements, change particular principles requirements for measuring fair value or for disclosing information about fair value measurements. For many of these requirements, the FASB does not intend to change the application of existing requirements under Accounting Standards Codification (ASC) Topic 820, Fair Value Measurements. ASU2011-04 is effective for interim and annual periods beginning after December 15, 2011 and early application is not permitted. The Company does not expect the adoption of ASU 2011-04 to have a significant impact on its consolidated financial statements.

In June 2011, the FASB issued ASU No. 2011-05, Presentation of Comprehensive Income (ASU 2011-05), intended to increase the prominence of items reported in other comprehensive income and to facilitate convergence of accounting guidance in this area with that of the IASB. The amendments require that all non-owner changes in stockholders’ equity be presented in a single continuous statement of comprehensive income or in two separate but consecutive statements. Amendments under ASU 2011-05 for public entities should be applied retrospectively for fiscal years, and interim periods within those years, beginning December 15, 2011. The Company does not expect the adoption of ASU 2011-05 to have a significant impact on its consolidated financial statements.

In July 2011, the FASB issued accounting guidance on disclosures about the credit quality of financing receivables and the allowance for credit losses. The guidance expands disclosures for the allowance for credit losses and financing receivables by requiring entities to disclose information at disaggregated levels. It also requires disclosure of credit quality indicators, past due information and modifications of financing receivables. The Company does not expect the adoption of this guidance to have a significant impact on its consolidated financial statements.

In September 2011, the FASB issued Intangibles - Goodwill and Other (Topic 350) - Testing Goodwill for Impairment (ASU No. 2011-08), which amends ASC 350 to first assess qualitative factors before performing the quantitative goodwill impairment testing. The ASU provides the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If the results of the qualitative analysis indicate it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, the quantitative two-step impairment test, which is required under current U.S. GAAP, would not be necessary. The ASU is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. The Company does not expect the adoption of ASU 2011-08 to have a significant impact on its consolidated financial statements.

In July 2012, the FASB issued Accounting Standards Update ASU 2012-02, the amendments to ASC 350, Intangibles-Goodwill and Other: Testing Indefinite-Lived Intangible Assets for Impairment (“ASU 2012-02”). The amendments apply to all entities, both public and nonpublic, that have indefinite-lived intangible assets, other than goodwill, reported in their financial statements. In accordance with the amendments an entity has the option first to assess qualitative factors to determine whether the existence of events and circumstances indicates that it is more likely than not that the indefinite-lived intangible asset is impaired. If, after assessing the totality of events and circumstances, an entity concludes that it is not more likely than not that the indefinite-lived intangible asset is impaired, then the entity is not required to take further action. However, if an entity concludes otherwise, then it is required to determine the fair value of the indefinite-lived intangible asset and perform the quantitative impairment test by comparing the fair value with the carrying amount in accordance with Subtopic 350-30. An entity also has the option to bypass the qualitative assessment for any indefinite-lived intangible asset in any period and proceed directly to performing the quantitative impairment test. An entity will be able to resume performing the qualitative assessment in any subsequent period. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, and early adoption is permitted. The Company will apply these amendments for reporting periods beginning after December 31, 2012. The Company does not expect the adoption of the amendments to have a material impact on the consolidated financial statements.

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CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

Effective June 19, 2013, we dismissed Madsen & Associates CPAs, Inc. (“M&A”) from serving as our independent registered public accounting firm. As of June 19, 2013, we engaged Anthony Kam & Associates Limited (“AK&A”) as our new independent accountants. Our board of directors, which acts as its audit committee, recommended that we change audit firms and made the decision to engage AK&A.

The reports of M&A on our financial statements for the fiscal years ended December 31, 2011 and December 31, 2012 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits of our financial statements for the fiscal years ended December 31, 2011 and December 31, 2012 and its review of our financial statements for the fiscal quarter ended March 31, 2013, there were no disagreements with M&A on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of M&A, would have caused them to make reference thereto in their report on the financial statements for such years.

During the fiscal years ended December 31, 2011 and December 31, 2012 and through June 19, 2013, we had not consulted with AK&A on any matter that (i) involved the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, in each case where a written report was provided or oral advice was provided that AK&A concluded was an important factor considered by our company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Board of Directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year and until his successor is elected and qualified or until his earlier resignation or removal. Our directors and executive officers are as follows:

Name	Age	Position
Lee Yip Kun Solomon	63	CEO and Director
Tan Poay Teik	54	Chief Marketing Officer and Director
Chen Bor Hann	48	Secretary and Director
Yap Koi Ming (George)	60	Independent Director
Nils Erik Sandberg	73	Independent Director

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Lee Yip Kun Solomon. Mr. Lee has been a Director and our Chief Executive Officer since August 2007. From March 2004 to date he has been Group Managing Director of Capital Award Inc. Since May, 1993, he has been the CEO of Irama Edaran Sdn. Bhd. (Malaysia), a modern fishery developer. There was no formal relationship between Sino Agro Food and Irama Edaran. He received a B.A. Major in Accounting and Economics from Monash University, Australia in July 1972. As a member of the board, Mr. Solomon contributes his knowledge of our company and a deep understanding of all aspects of our business, products and markets, as well substantial experience developing corporate strategy, assessing emerging industry trends, and business operations.

Tan Paoy Teik. Mr. Tan has been a Director and our Chief Marketing Officer since August 2007. Since July, 2005, he has been Group Managing Director of Milux Corporation Bhd. (Malaysia), a manufacturer of home and gas appliances. He received an MBA from South Pacific University in 2005. Mr. Tan is currently the Managing Director of Milux Corporation Bhd; as such, he spends half of his working time with Milux and half with our company. As a member of the board, Mr. Tan contributes his knowledge of the company and a deep understanding of all aspects of our business, products and markets, as well substantial experience developing corporate strategy, assessing emerging industry trends, and business operations.

Chen Bor Hann. Mr. Chen has been a Director and Secretary since August 2007. Since March, 2004, he has been Director and Business Development Manager of Capital Award Inc. From September 1995 to March 2004, he was Fishery Supervisor of Irama Edaran Sdn. Bhd. (Malaysia). As a member of the board, Mr. Chen contributes his knowledge of the company and a deep understanding of all aspects of our business, products and markets, as well substantial experience developing corporate strategy, assessing emerging industry trends, and business operations.

Nils-Erik Sandberg. Mr. Sandberg has been an Independent Director of the Company since January 1, 2013. He brings international investment experience and skills in corporate governance, investor relations, and corporate finance with local knowledge of NASDAQ OMX Stockholm and Swedish Stock Exchange that will benefit the Company. He was appointed the Chairman of the Compensation Committee of the Company as of February 1, 2013. He is President of the Jordan Fund, a Swedish investment group network since 1990. Mr. Sandberg also currently holds a position as an adviser for Gustavia Energy and Commodities Fund, formerly known as the Stockpicker JF Commodity Energy Fund, since 2008. Mr. Sandberg was the founder and served as the CEO of Hydrocarbon International HCI AB, a publicly traded Swedish oil Company, from 1986 to 1993. Mr. Sandberg was the founder and served as the CEO of Grauten Oil AB, a publicly traded Swedish oil company, from 1986 to 1993. Mr. Sandberg was a director of International Petroleum Corporation, predecessor of Lundin Oil, later Lundin Petroleum, which trades on both the NASDAQ-OMX and TSX exchanges.

Koi Ming Yap (George) . Mr. Yap has been an Independent Director of the Company since January 1, 2013. He brings international investment banking, corporate finance, financial reporting, investment strategies, and international auditing experience and skills in corporate governance, investor relations, and corporate finance with knowledge of NASDAQ OMX Stockholm and the Swedish Stock Exchange that will benefit the Company. He was appointed the Chairman of the Audit Committee of the Company as of February 1, 2013. He is a practicing international chartered accountant with over 30 years standing and is a practicing member of The Institute of Chartered Accountants in England and Wales since 1984. His international experience has covered Australia-NZ, United Kingdom-, Europe, Malaysia, the ASEAN, China and Hong Kong. Mr. Yap has been the managing principal of K M Yap & Company, a sole proprietary firm of Chartered Accountancy in NSW, Sydney, since 1990.  He has been managing director of Brenna Investments Pty Ltd. since 1998 and has held the position of Public Interest Director (non-executive) for the Federation of Investment Managers Malaysia, in Malaysia since 2010 (a position sanctioned by the Securities Commission of Malaysia). Mr. Yap specializes in strategic corporate finance solutions, business plans, registering listings on stock exchanges, international banking, financial management, risk management, financial reporting, auditing, financial management, investment management, and providing corporate finance solutions in terms of sourcing finance, as well as cornerstone investors in IPOs, reverse mergers, and takeovers, that are expected to benefit the Company.

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Family Relationships

There are no family relationships among our officers or directors.

Involvement in Certain Legal Proceedings

None of the director(s) or executive officers of the Company: (i) has been involved as a general partner or executive officer of any business which has filed a bankruptcy petition; (ii) has been convicted in any criminal proceeding nor is subject to any pending criminal proceeding; (iii) has been subjected to any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (iv) has been found by a court, the United States Securities and Exchange Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law.

Board Committees:

Audit Committee

Our Audit Committee currently consists of two directors: Messrs. Yap (chairman) and Sandberg. The Board has determined that:

•	Mr. Yap qualifies as an “audit committee financial expert,” as defined by the SEC in Item 407(d)(5) of Regulation S-K; and

•	all members of the Audit Committee (i) are “independent” under the independence requirements of Marketplace Rule 5605(a)(2) of the NASDAQ Stock Market, Inc., (ii) meet the criteria for independence as set forth in the Exchange Act, (iii) have not participated in the preparation of our financial statements at any time during the past three years and (iv) are financially literate and have accounting and finance experience.

The designation of Mr. Yap as an “audit committee financial expert” will not impose on him any duties, obligations or liability that are greater than those that are generally imposed on him as a member of our Audit Committee and our Board, and his designation as an “audit committee financial expert” will not affect the duties, obligations or liability of any other member of our Audit Committee or Board.

Compensation Committee

Our Compensation Committee currently consists of two directors: Messrs. Sandberg (chairman) and Yap. The Board has determined that:

•	all members of the Compensation Committee qualify as “independent” under the independence requirements of Marketplace Rule 5605(a)(2) of the NASDAQ Stock Market, Inc.;

•	all members of the Compensation Committee qualify as “non-employee directors” under Exchange Act Rule 16b-3; and

•	all members of the Compensation Committee qualify as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

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Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one of more executive officers serving on our Board or Compensation Committee.

Code of Conduct

The Board has established a corporate Code of Conduct which qualifies as a “code of ethics” as defined by Item 406 of Regulation S-K of the Exchange Act. Among other matters, the Code of Conduct is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the Code of Conduct to appropriate persons identified in the code; and

•	accountability for adherence to the Code of Conduct.

Waivers to the Code of Conduct may be granted only by the Board. In the event that the Board grants any waivers of the elements listed above to any of our officers, we expect to announce the waiver within four business days on a Current Report on Form 8-K.

The Code of Conduct applies to all of the Company’s employees, including our principal executive officer, the principal financial and accounting officer, and all employees who perform these functions. If we amend our Code of Conduct as it applies to the principal executive officer, principal financial officer, principal accounting officer or controller (or persons performing similar functions), we shall disclose such amendment through the filing of a Current Report on Form 8-K.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Principal Executive Officer, our two most highly compensated executive officers other than our CEO who occupied such position at the end of our latest fiscal year and up to two additional executive officers who would have been included in the table below except for the fact that they were not executive officers at the end of our latest fiscal year, by us, or by any third party where the purpose of a transaction was to furnish compensation, for all services rendered in all capacities to us or our subsidiary for the latest fiscal years ended December 31, 2011 and December 31, 2012.

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Name and Principal Position	Year	Salary($)	Bonus ($)	Option Awards ($)	Nonequity incentive plan compensation	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Lee Yip Kun Solomon	2012	336,000	0	0	0	0	0	336,000
Chief Executive Officer	2011	336,000	0	0	0	0	0	336,000
Tan Paoy Teik	2012	174,000	0	0	0	0	0	174,000
Chief Marketing Officer	2011	174,000	0	0	0	0	0	174,000
Chen Bor Hann	2012	60,000	0	0	0	0	0	60,000
Secretary	2011	60,000	0	0	0	0	0	60,000

Summary Equity Awards

There has been no equity incentive award made to any of our executive officers as of our fiscal year ended December 31, 2012.

Employment Agreements

Lee Yip Kun Solomon . On June 14, 2011, we entered into a three-year employment agreement effective as of January 1, 2011 with Lee Yip Kun Solomon, our Chief Executive Officer and President (the “Lee Agreement”). Pursuant to the Lee Agreement, Mr. Lee is entitled to an annual base salary of $336,000 and to receive 336,000 shares of our common stock. Such shares have not been issued to Mr. Lee. Mr. Lee shall also be eligible for discretionary performance bonus payments; no such bonus has been paid. The Lee Agreement provides for Mr. Lee to be eligible to participate in any incentive compensation established by the Company; no such plan has been established. The Lee Agreement also includes confidentiality obligations to which Mr. Lee must adhere.

Tan Paoy Teik . On June 14, 2011, we entered into a three-year employment agreement effective as of January 1, 2011 with Tan Paoy Teik, our Chief Marketing Officer (the “Tan Agreement”). Pursuant to the Tan Agreement, Mr. Tan is entitled to an annual base salary of $174,000 and to receive 174,000 shares of our common stock. Such shares have not been issued to Mr. Tan. Mr. Tan shall also be eligible for discretionary performance bonus payments; no such bonus has been paid. The Tan Agreement provides for Mr. Tan to be eligible to participate in any incentive compensation established by the Company; no such plan has been established. The Tan Agreement also includes confidentiality obligations to which Mr. Tan must adhere.

Chen Bor Hann . On June 14, 2011, we entered into a three-year employment agreement effective as of January 1, 2011 with Chen Bor Hann, our Secretary (the “Hann Agreement”). Pursuant to the Hann Agreement, Mr. Hann is entitled to an annual base salary of $60,000 and to receive 60,000 shares of our common stock. Such shares have not been issued to Mr. Hann. Mr. Hann shal1 also be eligible for discretionary performance bonus payments; no such bonus has been paid. The Hann Agreement provides for Mr. Hann to be eligible to participate in any incentive compensation established by the Company; no such plan has been established. The Hann Agreement also includes confidentiality obligations to which Mr. Hann must adhere.

General

At no time during the last fiscal year with respect to any person listed in the table above was there:

"	any outstanding option or other equity-based award re-priced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined;
"	any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;
"	any option or equity grant;
"	any non-equity incentive plan award made to a named executive officer

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"	any nonqualified deferred compensation plans including nonqualified defined contribution plans; or
"	any payment for any item that should be included as All Other Compensation in a Summary Compensation Table.

We have no compensation arrangements (such as fees for retainer, committee service, service as chairman of the board or a committee, and meeting attendance) with directors. Directors did not receive any compensation except for that received as executive officers as set forth above.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During fiscal year 2010, we borrowed an aggregate of $926,196 from Mr. Lee, our chairman and chief executive officer. During fiscal year 2011, Mr. Lee paid $8,969,078 for and on behalf of the Company and we repaid Mr. Lee $9,605,510 of the foregoing amount, leaving us indebted to Mr. Lee in the amount of $289,764 on December 31, 2011. During fiscal year 2012, we borrowed an aggregate of $3,056,039 from Mr. Lee, leaving us indebted to Mr. Lee in the amount of $3,345,803 on December 31, 2012. The amounts are unsecured, interest free and have no fixed term of repayment.

During the year ended December 31, 2011, we repurchased 7,000,000 shares of our common stock from Capital Adventure for $396,400. Capital Adventure is owned by Messrs. Solomon Lee, Tan and Chen, our three executive directors.

DUE FROM RELATED PARTIES

	2012	2011

Due from proceeds receivable	$-	$5,386,233
Due from HYT	-	10,434,519
	$-	$15,820,752

The Company sold its 100% equity interest in the HYT Group (This group consisted of HYT and ZX) for the sum of $45,000,000. The purchaser of this equity interest was Mr. Xi Ming Sun, who is a director of ZX and owned an equity interest in the HYT Group prior to this purchase. Mr. Sun paid the Company $10,526,095 in cash (of which $8,969,078 was subsequently refunded by the Company to Mr. Sun) and the Company received land use rights valued at $38,056,750 as partial payment for the purchase of this equity interest. At December 31, 2011, Mr. Sun still owed the Company the sum of $5,386,233 and such amount was repaid to the Company during the fourth quarter of 2012. As of December 31, 2012 and 2011, the outstanding amount due from Mr. Xi Ming Sun is $0 and $5,386,233, respectively.

Due from HYT is an advance, which is unsecured, interest free and to be repaid within one year from December 31, 2011. By December 31, 2012, this sum had been repaid.

Mr. Lee, the founder, chief executive officer and a member of the board of directors of our company has never disposed of any assets to our company, nor has he received anything but the annual compensation reported elsewhere in this prospectus and the shares of Series A Preferred Stock as shown in the beneficial ownership table. See “Description of Securities” for a description of the Series A Preferred Shares.

The Company does not presently have a policy that addresses related-party matters but is considering implementing such a policy.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Prior to the Offering

The following table sets forth certain information concerning the number of shares of our Common Stock beneficially owned based on 135,752,043 issued and outstanding shares of Common Stock as of December 13, 2013 by: (i) each of our directors; (ii) each of our named executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our outstanding shares of Common Stock.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Other than as described in the notes to the table, we believe that all persons named in the table have sole voting and investment power with respect to shares beneficially owned by them. All share ownership figures include shares issuable upon exercise of options or warrants exercisable within 60 days of the date of this prospectus, which are deemed outstanding and beneficially owned by such person for purposes of computing his or her percentage ownership, but not for purposes of computing the percentage ownership of any other person. Unless otherwise indicated below, beneficial ownership is calculated based on the 135,752,043 shares of Common Stock issued and outstanding as of the date of this prospectus.

Name and address	Shares of Common Stock	Percent of Common Stock	Shares of Series A Preferred Stock	Percent of Series A Preferred Stock	Percent of Capital Stock (1)
Directors and Officers (2):
Lee Yip Kun Solomon	12,500,000	9.2%	75	75%	61.8%
Tan Poay Teik	0	0	20	20%	16%
Chen Bor Hann	0	0	5	5%	4%
George Yap	0	0	0	0	0
Nils Erik Sandberg (3)	4,123,210	3%	0	0	*

All Officers and Directors as a Group (5 persons)	16,623,210	12.2%	100	100%	82.4%

5% or Greater Beneficial Owners
Nordnet Pensionsfoersaekring AB	15,744,591	11.6%	-	0	2.3%
Forsakringsaktiebolaget Avanza Pension	14,895,771	10.9%	-	0	2.2%

* Less than one percent.

(1)       Includes the voting power of the 100 shares of Series A Preferred Stock issued and outstanding, which in the aggregate carry the voting power of eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of our company or action by written consent of our shareholders. Each outstanding share of the Series A Preferred Stock shall represent its proportionate share of the 80%, which is allocated to the outstanding shares of Series A Preferred Stock.

(2)       The address for each of the officers and directors is c/o Sino Agro Food, Inc., Room 3801, Block A, China Shine Plaza, No. 9 Lin He Xi Road, Tianhe District, Guangzhou City (510610), P.R.C.

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(3)       Includes 910,300 shares of Common Stock owned of record by Mr. Sandberg’s spouse and 850,000 shares of common stock owned of record by Ängby Sportklubb, a not-for-profit organization of which Mr. Sandberg is the chairman of the board of directors. Mr. Sandberg disclaims any beneficial ownership of the shares of common stock held by Ängby Sportklubb.

Subsequent to the Offering

The following table sets forth certain information concerning the number of shares of our Common Stock beneficially owned based on the 135,752,043 issued and outstanding shares of Common Stock as of December 13, 2013 as well as the additional 26,250,000 such shares that would be issued and outstanding assuming completion of the sale of all shares of common stock offered in this prospectus by: (i) each of our directors; (ii) each of our named executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our outstanding shares of Common Stock.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Other than as described in the notes to the table, we believe that all persons named in the table have sole voting and investment power with respect to shares beneficially owned by them. All share ownership figures include shares issuable upon exercise of options or warrants exercisable within 60 days of the date of this prospectus, which are deemed outstanding and beneficially owned by such person for purposes of computing his or her percentage ownership, but not for purposes of computing the percentage ownership of any other person. Unless otherwise indicated below, beneficial ownership is calculated based on the 162,002,043 shares of common stock issued and outstanding assuming the sale of all shares of common stock offered by this prospectus.

Name and address	Shares of Common Stock	Percent of Common Stock	Shares of Series A Preferred Stock	Percent of Series A Preferred Stock	Percent of Capital Stock (1)
Directors and Officers (2):
Lee Yip Kun Solomon	12,500,000	7.7%	75	75%	61.5%
Tan Poay Teik	0	0	20	20%	16%
Chen Bor Hann	0	0	5	5%	4%
George Yap	0	0	0	0	0
Nils Erik Sandberg (3)	4,123,210	2.5%	0	0	*

All Officers and Directors as a Group (5 persons)	16,623,210	10.3%	100	100%	82.1%

5% or Greater Beneficial Owners
Nordnet Pensionsfoersaekring AB	15,744,591	9.7%	-	0	1.9%
Forsakringsaktiebolaget Avanza Pension	14,895,771	9.2%	-	0	1.8%

* Less than one percent.

(1)       Includes the voting power of the 100 shares of Series A Preferred Stock issued and outstanding, which in the aggregate carry the voting power of eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of our company or action by written consent of our shareholders. Each outstanding share of the Series A Preferred Stock shall represent its proportionate share of the 80%, which is allocated to the outstanding shares of Series A Preferred Stock.

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(2)       The address for each of the officers and directors is c/o Sino Agro Food, Inc., Room 3801, Block A, China Shine Plaza, No. 9 Lin He Xi Road, Tianhe District, Guangzhou City (510610), P.R.C.

(3)       Includes 910,300 shares of Common Stock owned of record by Mr. Sandberg’s spouse and 850,000 shares of common stock owned of record by Ängby Sportklubb, a not-for-profit organization of which Mr. Sandberg is the chairman of the board of directors. Mr. Sandberg disclaims any beneficial ownership of the shares of common stock held by Ängby Sportklubb.

PLAN OF DISTRIBUTION

This is a self-underwritten offering.  This prospectus is part of a registration statement that permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to any of them for any shares that are sold by them.  We may also engage registered broker-dealers to offer and sell the shares. We may pay any such registered persons who make such sales a commission of up to __% of the sale price of shares sold, and provide the registered persons a non-accountable expense allowance of up to 3% of the sale price of shares sold.  However, we have not entered into any underwriting agreement, arrangement or understanding for the sale of the shares being offered.  In the event we retain a broker who may be deemed an underwriter, we will file a post-effective amendment to this registration statement with the Securities and Exchange Commission. This offering is intended to be made solely by the delivery of this prospectus and the accompanying subscription agreement to prospective investors. We may terminate this offering prior to the expiration date. Our officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our directors and officers will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. Those conditions are as follows:

a.	Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation;

b.	Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.	Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) and (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

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TERMS OF THE OFFERING

This is a direct public offering by Sino Agro Food, Inc. of a maximum of 26,250,000 shares of our common stock at $1.00 per share.  The shares will be sold at a fixed price of $1.00 per share until the earlier of (i) the date when the sale of all 26,250,000 shares is completed or (ii) 180 days from the date of this prospectus.  There is no minimum amount of aggregate subscriptions and there is no minimum amount of subscription required per investor.  Subscriptions, once received, are irrevocable. Accordingly, there is no minimum number of shares that must be sold in the offering, we will retain the proceeds from the sale of any of the offered shares, and funds will not be returned to investors. It is possible that no proceeds will be received by us or that if any proceeds are received, that such proceeds will not be sufficient to cover the costs of the offering. There is no commitment on the part of any person to purchase and pay for any shares.

There can be no assurance that all, or any, of the shares will be sold.  In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this prospectus, we have not identified the specific states where the offering will be sold. We will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

PROCEDURES FOR AND REQUIREMENTS FOR SUBSCRIBING

This is a direct public offering and, as such, payment for the sale of the shares in this offering will be payable to Sino Agro Food, Inc. and we will have immediate access to these funds.  Investors can purchase common stock in this offering by completing a subscription agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part of.  All payments are to be made to Sino Agro Food, Inc. and are required in the form of United States currency either by personal check, bank draft, or by cashier’s check.  All subscription agreements and checks are irrevocable and should be delivered to Sino Agro Food, Inc., Room 3801, Block A, China Shine Plaza, No. 9 Lin He Xi Road, Tianhe District, Guangzhou City 510610, P.R.C., Attn: Solomon Lee, CEO.   We reserve the right to either accept or reject any subscription.  Any subscription rejected by us will be returned to the subscriber within five business days of the rejection date.  Once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber.  Once we accept a subscription, the subscriber cannot withdraw it.

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us.  Subscriptions, once received by us, are irrevocable.   All checks for subscriptions should be made payable to Sino Agro Food, Inc.

After the registration statement of which this prospectus forms a part has been declared effective, we will provide each investor with a copy of the final prospectus relating to this offering.

DESCRIPTION OF SECURITIES

General

The authorized capital stock of our company consists of 180,000,000 shares of capital stock, consisting of 170,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, 100 of which have been designated Series A Preferred Stock, 7,000,000 of which have been designated as Series B Preferred Stock and 1,000,000 of which have been designated as Series F Preferred Stock. As of the date of this prospectus, there were 135,752,043 shares of Common Stock, 100 shares of Series A Preferred Stock issued and outstanding, 7,000,000 shares of Series B Preferred Stock issued and outstanding and no shares of Series F Preferred Stock issued and outstanding.

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Series A Preferred Stock

The Series A Preferred Stock ranks (i) senior to any of the shares of Common Stock, and any other class or series of stock of our company which by its terms shall rank junior to the Series A Preferred Stock, and (ii) junior to any other series or class of preferred stock of our company and any other class or series of stock of our company which by its term shall rank senior to the Series A Preferred Stock. The Series A Preferred Stock pays no dividend. The Series A Preferred Stock is not convertible. In general, the outstanding shares of Series A Preferred Stock shall vote together with the shares of Common Stock as a single class and, regardless of the number of shares of Series A Preferred Stock outstanding and as long as at least one of such shares of Series A Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of our company or action by written consent of our shareholders. Each outstanding share of the Series A Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series A Preferred Stock.

Series B Preferred Stock

The Series B Preferred Stock ranks senior to any of the shares of Common Stock and any other class or series of stock of our company which by its terms shall rank junior to the Series B Preferred Stock. The Series B Preferred Stock pays no dividend. Each holder of Series B Preferred Stock shall have the right, at such holder’s option, at any time or from time to time, to convert each share of Series B Stock into one (1) share of Common Stock. The Series B Preferred Stock shall carry no voting power, subject to certain limited exceptions and as provided by the Nevada Revised Statutes.

Series F Preferred Stock

The Series F Preferred Stock ranks junior to any of the shares of Common Stock, and any other class or series of stock of our company. Except for the coupon payment described herein, the Series F Preferred Stock pays no dividend. The Series F Preferred Stock carries with it a cash coupon, which shall be redeemed on May 30, 2014 (the “Coupon Redemption Date”) and thereafter until Redemption (as defined below) occurs. Upon the Coupon Redemption Date, holders of the Series F Preferred Stock shall be entitled to a lump sum cash payment directly from our company (or one or more of our authorized agents) equal to $3.40 for every one (1) share of Series F Preferred Stock then held (the “Redemption”). Upon proper Redemption, the Series F Preferred Stock shall terminate and thereafter cease to exist. The Series F Preferred Stock is not convertible. The Series F Preferred Stock shall carry no voting power, subject to certain limited exceptions and as provided by the Nevada Revised Statutes.

Common Stock

Holders of Common Stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of Common Stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our shareholders. A vote by the holders of a majority of the outstanding shares is required to effectuate certain fundamental corporate changes, such as liquidation, merger or an amendment to the articles of incorporation. Holders of Common Stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. Holders of the Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Common Stock.

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Transfer Agent

Our transfer agent is Broadridge Corporate Issuer Solutions, Inc., 1717 Arch Street, Suite 1300, Philadelphia, PA 19103.

Indemnification of Directors and Officers

Pursuant to our Articles of Incorporation and By-Laws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and persons controlling us, we have been advised that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

EXPERTS

The consolidated financial statements included in this prospectus have been audited by Madsen & Associates CPA’s, Inc., an independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing to the extent and for the periods indicated in their report appearing elsewhere herein.

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, New York 10006 has passed upon the validity of the shares of common stock to be sold in this offering.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, together with any amendments and related exhibits, under the Securities Act, with respect to our shares of common stock offered by this prospectus. The registration statement contains additional information about us and our shares of common stock that we are offering in this prospectus.

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We file annual, quarterly and current reports and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov . You may also read and copy any document we file at the Securities and Exchange Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. Access to those electronic filings is available as soon as practicable after filing with the Securities and Exchange Commission. You may also request a copy of those filings, excluding exhibits, from us at no cost. Any such request should be addressed to us at: Room 3801, Block A, China Shine Plaza, No. 9 Lin He Xi Road, Tianhe District, Guangzhou City, P.R.C., Attn: Solomon Lee, CEO.

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SINO AGRO FOOD, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2012 AND 2011

SINO AGRO FOOD, INC. AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

PAGE
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-1

CONSOLIDATED BALANCE SHEETS	F-2

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME	F- 3

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY	F-4 - F- 5

CONSOLIDATED STATEMENTS OF CASH FLOWS	F- 6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	F-7 - F-53

Madsen & Associates CPAs, Inc .

684 East Vine Street #3, Murray, UT 84107	PHONE: (801) 268-2632	FAX: (801) 268-3978

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Sino Agro Food, Inc.

(Incorporated in the State of Nevada, United States of America)

We have audited the accompanying consolidated balance sheets of Sino Agro Food, Inc. and subsidiaries as of December 31, 2012 and December 31, 2011, and the consolidated statements of income and other comprehensive income, the consolidated statements of stockholders’ equity, and the consolidated statements of cash flows for the years ended December 31, 2012 and December 31, 2011. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”).Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor have we been engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

The Company has restated its statement of cash flows to correct an error related to the reporting of cash flows from the sale of a subsidiary during 2011. The effects of this restatement are explained in note 34 to the consolidated financial statements.

In our opinion, these consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sino Agro Food, Inc. and subsidiaries as of December 31, 2012, and December 31, 2011, and the consolidated results of its operations and its cash flows for each of the years ended December 31, 2012 and December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

s/Madsen & Associates CPA’s, Inc.
Madsen & Associates CPA’s, Inc.

Murray, Utah

April 14, 2013, except for note 34 to the financial statements which is dated April 23, 2013

F-1

SINO AGRO FOOD, INC.

CONSOLIDATED BALANCE SHEETS

AS AT DECEMBER 31, 2012 AND 2011

	2012	2011
	$	$

ASSETS
Current assets
Cash and cash equivalents	$8,424,265	$1,387,908
Inventories	17,114,755	4,435,445
Cost and estimated earnings in excess of billings on uncompleted contracts	2,336,880	456,104
Deposits and prepaid expenses	47,308,857	14,868,838
Accounts receivable, net of allowance for doubtful accounts	52,948,350	27,531,915
Due from related parties	-	15,820,752
Other receivables	5,954,248	9,688,871
Total current assets	134,087,355	74,189,833
Property and equipment
Property and equipment, net of accumulated depreciation	19,946,302	2,667,765
Construction in progress	24,492,510	3,577,869
Land use rights, net of accumulated amortization	55,733,246	56,507,470
Total property and equipment	100,172,058	62,753,104
Other assets
Goodwill	724,940	724,940
Proprietary technologies, net of accumulated amortization	8,114,624	6,977,675
Long term accounts receivable	-	5,936,718
License rights	1	1
Unconsolidated equity investee	-	1,258,607
Total other assets	8,839,565	14,897,941
Total assets	$243,098,978	$151,840,878
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$5,762,643	$1,202,104
Billings on uncompleted contracts in excess of costs and estimated earnings	2,790,084	1,962,119
Due to a director	3,345,803	289,764
Dividends payable	951,308	155,957
Other payables	6,654,478	11,968,148
Due to related parties	-	867,413
Short term bank loan	3,181,927	-
	22,686,243	16,445,505
Non-current liabilities
Deferred dividends payable	3,146,987	-
Long term debts	175,006	-
	3,321,993	-
Commitments and contingencies	-	-
Stockholders' equity
Preferred stock: $0.001 par value (10,000,000 shares authorized, 10,000,100 and 7,000,100 shares issued and outstanding as of December 31, 2012 and December 31, 2011, respectively)	-	-
Series A preferred stock: $0.001 par value (100 shares designated, 100 shares issued and outstanding as of December 31, 2012 and December 31, 2011, respectively)	-	-
Series B convertible preferred stock: $0.001 par value (10,000,000 shares designated, 10,000,000 and 7,000,000 shares issued and outstanding as of December 31,2012 and December 31, 2011, respectively)	10,000	7,000
Series F Non-convertible preferred stock: $0.001 par value (1,000,000 shares designated, 0 shares issued and outstanding as of December 31, 2012 and December 31, 2011, respectively)	-	-
Common stock: $0.001 par value (130,000,000 shares authorized, 100,004,850 and 67,034,262 shares issued and outstanding as of December 31, 2012 and December 31, 2011, respectively)	100,005	67,034
Additional paid - in capital	91,216,428	72,794,902
Retained earnings	103,864,308	50,395,444
Accumulated other comprehensive income	3,868,274	3,446,838
Treasury stock	(1,250,000)	(1,250,000)
Total Sino Agro Food, Inc. and subsidiaries stockholders' equity	197,809,015	125,461,218
Non - controlling interest	19,281,727	9,934,155
Total stockholders' equity	217,090,742	135,395,373
Total liabilities and stockholders' equity	$243,098,978	$151,840,878

The accompanying notes are an integral part of these consolidated financial statements.

F-2

SINO AGRO FOOD, INC.

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	2012	2011
	$	$
Continuing operations
Revenue
- Sale of goods	88,072,327	31,231,728
- Consulting and service income from development contracts	50,541,312	20,648,175
	138,613,639	51,879,903
Cost of goods sold	(50,558,514)	(17,645,392)

Cost of services	(18,248,957)	(9,306,482)

Gross profit	69,806,168	24,928,029

General and administrative expenses	(8,385,862)	(5,302,736)
Net income from operations	61,420,306	19,625,293

Other income (expenses)

Government grant	139,836	-

Other income	308,332	449,498

Gain on extinguishment of debts	1,666,386	987,518

Interest expenses	(282,320)	-

Net other income (expenses)	1,832,234	1,437,016

Net income before income taxes	63,252,540	21,062,309

Provision for income taxes	-	(31)

Net income from continuing operations	63,252,540	21,062,278
Less: Net (income) attributable to the non - controlling interest	(5,706,708)	(5,371,246)
Net income from continuing operations attributable to the Sino Agro Food, Inc. and subsidiaries	57,545,832	15,691,032
Discontinued operations
Net income from discontinued operations - sale of subsidiaries to a related party	-	10,203,951
Less: Net income attributable to the non - controlling interest	-	-
Net income from discontinued operations attributable to the Sino Agro Food, Inc. and subsidiaries	-	10,203,951
Net income attributable to the Sino Agro Food, Inc. and subsidiaries	57,545,832	25,894,983
Other comprehensive income
Foreign currency translation gain	448,984	3,815,775
Comprehensive income	57,994,816	29,710,758
Less: other comprehensive (income) loss attributable to the non - controlling interest	(27,548)	(721,880)
Comprehensive income attributable to the Sino Agro Food, Inc. and subsidiaries	57,967,268	28,988,878
Earnings per share attributable to Sino Agro Food, Inc. and subsidiaries common stockholders:
From continuing and discontinued operations
Basic	$0.70	$0.43

Diluted	$0.63	$0.39

Earnings per share attributable to Sino Agro Food, Inc. and subsidiaries common stockholders:
From continuing operations

Basic	$0.70	$0.26

Diluted	$0.63	$0.23
Earnings per share attributable to Sino Agro Food, Inc. and subsidiaries common stockholders:
From discontinued operations

Basic	$0.00	$0.17

Diluted	$0.00	$0.16

Weighted average number of shares outstanding:

Basic	82,016,910	60,158,210

Diluted	92,016,910	67,158,210

The accompanying notes are an integral part of these consolidated financial statements.

F-3

SINO AGRO FOOD, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

			Series A		Series B Convertible		Series F Non convertible
	Common stock		Preferred stock		Preferred stock		preferred stock
	Par value $0.001		Par value $0.001		Par value $0.001		Par value $0.001
	Number		Number of		Number		Number of
	of shares	Amount	shares	Amount	of shares	Amount	shares	Amount
		$		$		$		$
Balance as of January 1, 2011	55,474,136	55,474	100	-	7,000,000	7,000	-	-

Issue of common stock
- For settlement of debts	15,619,397	15,619	-	-	-	-	-	-
- Services rendered	1,800,000	1,800	-	-	-	-	-	-
- Employees' compensation	2,760,729	2,761	-	-	-	-	-	-

Common stock redeemed at stated value for cancellation	(8,620,000)	(8,620)	-	-	-	-	-	-

Purchases of treasury stock	-	-	-	-	-	-	-	-

Disposal of HYT group	-	-	-	-	-	-	-	-

Net income for the year
- Continuing operation	-	-	-	-	-	-	-	-
- Discontinued operation	-	-

Cash dividends	-	-	-	-	-	-	-	-

Foreign currency translation gain	-	-	-	-	-	-	-	-

Balance as of December 31, 2011	67,034,262	67,034	100	-	7,000,000	7,000	-	-

Issue of Series B convertible preferred stock	-	-	-	-	3,000,000	3,000	-	-
Issue of common stock
- settlement of debts	32,064,588	32,065	-	-	-	-	-	-
- Employees' compensation	906,000	906
Amortize discount- Convertible notes
Net income for the year
- Continuing operation	-	-	-	-	-	-	-	-

Business combination of subsidiaries
- Cash dividends	-	-	-	-	-	-	-	-
- Deferred stock dividends	-	-	-	-	-	-	-	-

Foreign currency translation gain	-	-	-	-	-	-	-	-
Balance as of December 31, 2012	100,004,850	100,005	100	-	10,000,000	10,000	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-4

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

					Accumulated
	Treasury stock		Additional		other	Non -
	Number		paid - in	Retained	comprehensive	controlling
	of shares	Amount	capital	earnings	income	interest	Total
		$	$	$	$	$	$
Balance as of January 1, 2011	-	-	58,586,362	25,019,971	3,804,116	13,578,958	101,051,881

Issue of common stock
- settlement of debts	-	-	11,496,767	-	-	-	11,512,386
- services rendered	-	-	1,618,200	-	-	-	1,620,000
- employees' compensation	-	-	2,664,353	-	-	-	2,667,114

Common stock redeemed at stated value for cancellation	-	-	(1,570,780)	-	-	-	(1,579,400)

Purchases of treasury stock	(1,000,000)	(1,250,000)	-	-	-	-	(1,250,000)

Disposal of HYT group	-	-	-	-	(3,451,173)	(9,737,929)	(13,189,102)

Net income for the year
- Continuing operation	-	-	-	15,691,032	-	5,371,246	21,062,278
- Discontinued operation	-	-	-	10,203,951	-	-	10,203,951

Cash dividends	-	-	-	(519,510)	-	-	(519,510)

Foreign currency translation gain	-	-	-	-	3,093,895	721,880	3,815,775

Balance as of December 31, 2011	(1,000,000)	(1,250,000)	72,794,902	50,395,444	3,446,838	9,934,155	135,395,373
					.
Issue of Series B convertible preferred stock	-	-	-	-	-	-	3,000
Issue of common stock
- settlement of debts	-	-	17,831,352	-	-	-	17,863,417
- employees' compensation	-	-	361,494	-	-	-	362,400
Amortize discount - Convertible notes			228,680				228,680
Net income for the year
- Continuing operation	-	-	-	57,545,832	-	5,706,708	63,252,540

Business combination of subsidiaries	-	-	-	-	-	3,613,316	3,613,316
Dividends
- Cash dividends	-	-	-	(951,307)	-	-	(951,307)
- Deferred stock
dividends	-	-	-	(3,125,661)	-	-	(3,125,661)
Foreign currency translation gain	-	-	-	-	421,436	27,548	448,984
Balance as of December 31, 2012	(1,000,000)	(1,250,000)	91,216,428	103,864,308	3,868,274	19,281,727	217,090,742

The accompanying notes are an integral part of these consolidated financial statements.

F-5

SINO AGRO FOOD, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	2012	2011
		(Restated)
Cash flows from operating activities
Net income from continuing operations	$63,252,540	$21,062,278
Adjustments to reconcile net income from continuing operations to net cash from operations:
Depreciation	443,361	220,810
Amortization	1,934,909	1,043,181
(Gain) on extinguishment of debts	(1,666,386)	(987,518)
Common stock issued for services and employee's compensation	2,229,657	2,139,057
Changes in operating assets and liabilities:
Increase in inventories	(10,037,494)	(3,018,112)
Increase in deposits and prepaid expenses	(34,307,276)	(7,374,355)
Increase (decrease) in due to a director	12,239,470	(6,313,966)
Increase in accounts payable and accrued expenses	3,330,443	833,667
(Decrease) increase in other payables	1,482,417	16,748,043
Increase in accounts receivable	(18,142,198)	(18,250,484)
Increase in cost and estimated earnings in excess of billings on uncompleted contracts	(1,880,776)	(456,104)
Increase in billings on uncompleted contracts in excess of costs and estimated earnings	827,965	1,962,119
(Decrease) increase in due to related parties	(867,413)	643,529
Decrease (increase) in due from related parties	15,820,752	-
Decrease (increase) in other receivables	3,734,623	(3,651,677)
Net cash provided by operating activities	38,394,594	4,600,468
Cash flows from investing activities
Acquisition of proprietary technologies	(1,500,000)	-
Purchases of property and equipment	(10,756,744)	(252,346)
Proceeds of disposal of subsidiaries from a related party	-	557,700
Investment in unconsolidated equity investees	-	(1,258,607)
Net cash outflow from business combination of subsidiaries less cash acquired	(6,893,349)	-
Payment for construction in progress	(19,185,878)	(1,346,394)
Net cash used in investing activities	(38,335,971)	(2,299,647)
Cash flows from financing activities
Proceeds from long term debt	175,006	-
Non-controlling interest contribution	3,634,064	-
Proceeds from short term debt	3,181,927	-
Dividends paid	(134,631)	(573,814)
Net cash provided by (used in) financing activities	6,856,366	(573,814)
Net cash provided by continuing operations	6,914,989	1,727,007
Cash flows from discontinued operations
Net cash provided by operating activities	-	-
Net cash used in investing activities	-	(3,137,885)
Net cash used in financing activities	-	-
Net cash used in discontinued operations	-	(3,137,885)
Effects on exchange rate changes on cash	121,368	(1,091,240)
Increase in cash and cash equivalents	7,036,357	(2,502,118)
Cash and cash equivalents, beginning of year	1,387,908	3,890,026
	8,424,265	1,387,908
Less: cash and cash equivalents at the end of the year - discontinued operation	-	-
Cash and cash equivalents at the end of the year - continuing operations	$8,424,265	$1,387,908

Supplementary disclosures of cash flow information:
Cash paid for interest	$282,320	-
Cash paid for income taxes	-	$31
Non - cash transactions:
Common stock issued for settlement of debts	$17,863,417	$11,512,386
Series B convertible preferred stock	$3,000	-
Common stock issued for service and employee compensation	$362,400	$4,278,114
Common stock acquired for cancellation	-	$(1,579,400)
Transfer to property and equipment from construction in progress	$6,419,170	-
Transfer to land use rights from construction in progress	$528,451	-
Settlement of land use rights payable in contra of disposal proceeds receivable	-	$38,056,750
Disposal proceeds receivable from sale of subsidiaries, HYT and ZX	-	$5,386,233
Purchases of treasury stock	-	$(1,250,000)

Note: Certain comparative figures have been reclassified to conform to current year presentation.

The accompanying notes are an integral part of these consolidated financial statements.

F-6

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	CORPORATE INFORMATION

Sino Agro Food, Inc. (the “Company” or “SIAF”) (formerly known as Volcanic Gold, Inc. and A Power Agro Agriculture Development, Inc.) was incorporated on October 1, 1974 in the State of Nevada.

The Company was engaged in the mining and exploration business but ceased its mining and exploring business on October 14, 2005. On August 24, 2007, the Company entered into a Merger and Acquisition Agreement with Capital Award Inc., a Belize corporation (“CA”) and its subsidiaries Capital Stage Inc. (“CS”) and Capital Hero Inc. (“CH”). Effective the same date, CA completed a reverse merger transaction with SIAF. SIAF acquired all the outstanding common stock of CA from Capital Adventure, a shareholder of CA, for 32,000,000 shares of the Company’s common stock.

On August 24, 2007 the Company changed its name from Volcanic Gold, Inc. to A Power Agro Agriculture Development, Inc. On December 8, 2007, the Company changed its name to Sino Agro Food, Inc.

On September 5, 2007, the Company acquired three existing businesses in the People’s Republic of China (the “PRC”):

(a)	Hang Yu Tai Investment Limited (“HYT”), a company incorporated in Macau, the owner of a 78% equity interest in ZhongXingNongMu Ltd (“ZX”), a company incorporated in the PRC;

(b)	Tri-way Industries Limited (“TRW”), a company incorporated in Hong Kong;

(c)	Macau Eiji Company Limited (“MEIJI”), a company incorporated in Macau, the owner of 75% equity interest in Enping City Juntang Town Hang Sing Tai Agriculture Co. Ltd. (“HST”), a PRC corporate Sino-Foreign joint venture. HST was dissolved in 2010.

On November 27, 2007, MEIJI and HST established a corporate Sino - Foreign joint venture, Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd. (“JHST”), a company incorporated in the PRC with MEIJI owning a 75% interest and HST owning a 25% interest.

On November 26, 2008, SIAF established Pretty Mountain Holdings Limited (“PMH”), a company incorporated in Hong Kong with an 80% equity interest. On May 25, 2009, PMH formed a corporate Sino-Foreign joint venture, Qinghai Sanjiang A Power Agriculture Co. Ltd. (“SJAP”), incorporated in the PRC, of which PMH owned a 45% equity interest. At the time, the remaining 55% equity interest in SJAP was owned by the following entities:

•	Qinghai Province Sanjiang Group Company Limited (English translation) (“Qinghai Sanjiang”), a company owned by the PRC with major business activities in the agriculture industry; and

•	Guangzhou City Garwor Company Limited (English translation) (“Garwor”), a private limited company incorporated in the PRC, specializing in sales and marketing.

F-7

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SJAP is engaged in the business of manufacturing bio-organic fertilizer, livestock feed and development of other agriculture projects in the County of Huangyuan, in the vicinity of the Xining City, Qinghai Province, PRC.

In September 2009, the Company carried out an internal reorganization of its corporate structure and business, and formed a 100% owned subsidiary, A Power Agro Agriculture Development (Macau) Limited (“APWAM”), which was formed in Macau. APWAM then acquired PMH’s 45% equity interest in SJAP. By virtue of the acquisition, APWAM assumed all obligations and liabilities of PMH under the Sino Foreign Joint Venture Agreement. On May 7, 2010, Qinghai Sanjiang sold and transferred its equity interest in SJAP to Garwor. The State Administration for Industry and Commerce of Xining City Government of the PRC approved the sale and transfer. As a result, APWAM owned 45% of SJAP and Garwor owned the remaining 55%. This remains the case as of the date of this annual report (the “Report”).

On September 9, 2010, an application was submitted by the Company to the Companies Registry of Hong Kong for deregistration of PMH under Section 291AA of the Hong Kong Companies Ordinance. On January 28, 2011, PMH was dissolved.

On February 15, 2011 and on March 29, 2011, the Company entered into an agreement and a memorandum of understanding (an “MOU”), respectively, to sell 100% equity interest in HYT group (including HYT and ZX) to Mr. Xin Ming Sun, a director of ZhongXingNong Nu Co., Ltd for $45,000,000, with an effective date of January 1, 2011.7

The Company applied to form Enping City Bi Tao A Power Prawn Culture Development Co. Limited (“EBAPCD”), in which the Company would indirectly own a 25% equity interest on February 28, 2011.

On February 28, 2011, TRW applied to form a corporate joint venture, Enping City Bi Tao A Power Fishery Development Co., Limited (“EBAPFD”), incorporated in the PRC. TRW owned a 25% equity interest in EBAPFD. On November 17, 2011, TRW formed Jiang Men City A Power Fishery Development Co., Limited (“JFD”) in which it acquired a 25% equity interest, while withdrawing its 25% equity interest in EBAPFD. As of December 31, 2011, the Company had invested for the total cash consideration of $1,258,607 in JFD. JFD operates an indoor fish farm. On January 1, 2012, the Company acquired an additional 25% equity interest in JFD for the total cash consideration of $1,662,365. On April 1, 2012, the Company acquired an additional 25% equity interest in JFD for the total cash consideration of $1,702,580. These acquisitions were at our option according the terms of the original development agreement. The Company presently owns a 75% equity interest in JFD, representing majority of votes and controls its board of directors. As of December 31, 2012, the Company had consolidated the assets and operations of JFD.

F-8

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On April 15, 2011, MEIJI applied to form Enping City A Power Cattle Farm Co., Limited (“ECF”), all of which the Company would indirectly own a 25% equity interest in on November 17, 2011. On January 1, 2012, the Company had invested $1,076,489 in ECF and the amount was settled in contra against accounts receivable due from ECF. On September 17, 2012 MEIJI formed Jiang Men City Hang Mei Cattle Farm Development Co., Limited (“JHMC”) and acquired additional 50% equity interest for total cash consideration of $2,944,176 on September 30, 2012 while withdrawing its 25% equity interest in ECF. This acquisition was at our option according the terms of the original development agreement.

On July 18, 2011, the Company formed Hunan Shenghua A Power Agriculture Co., Limited (“HSA”), in which the Company owns a 26% equity interest, and SJAP owns a 50% equity interest with the Chinese partner owning the remaining 24%. As of December 31, 2012, MEIJI and SJAP invested $130,000 and $425,000 in HSA, respectively.

The Company’s principal executive office is located at Room 3801, Block A, China Shine Plaza, No. 9 Lin He Xi Road, Tianhe District, Guangzhou City, Guangdong Province, PRC, 510610.

The nature of the operations and principal activities of the Company and its subsidiaries are described in Note 2.2.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

2.1 FISCAL YEAR

The Company has adopted December 31 as its fiscal year end.

F-9

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.2 REPORTING ENTITY
The accompanying consolidated financial statements include the following entities:

Name of subsidiaries	Place of incorporation	Percentage held	Principal activities

Capital Award Inc. (“CA”)	Belize	100% directly	Fishery development and holder of AP License

Capital Stage Inc. (“CS”)	Belize	100% indirectly	Dormant

Capital Hero Inc. (“CH”)	Belize	100% indirectly	Dormant

Tri-way Industries Limited (“TRW”)	Hong Kong, PRC	100% directly	Investment holding, holder of enzyme technology master license for manufacturing of livestock feed and bio-organic fertilizer; has not commenced its planned business of fish farm operations.

Macau Meiji Limited (“MEIJI”)	Macau, PRC	100% directly	Investment holding, cattle farm development, beef cattle and beef trading

A Power Agro Agriculture Development (Macau) Limited (“APWAM”)	Macau, PRC	100% directly	Investment holding

Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd (“JHST”)	PRC	75% directly	Hylocereus Undatus Plantation (“HU Plantation”).

Jiang Men City A Power Fishery Development Co., Limited (“JFD”)	PRC	75% indirectly treated as subsidiary	Fish cultivation

Jiang Men City Hang Mei Cattle Farm Development Co., Limited (“JHMC”) Formerly known as Enping City A Power Cattle Farm Co., Limited (“ECF”)	PRC	75% indirectly treated as subsidiary	Beef cattle cultivation

Hunan Shenghua A Power Agriculture Co., Limited (“HSA”)	PRC	26% directly and 50% indirectly	Manufacturing of organic fertilizer, livestock feed, and beef cattle and sheep cultivation, and plantation of crops and pastures

Name of variable interest entity	Place of incorporation	Percentage held	Principal activities

Qinghai Sanjiang A Power Agriculture Co., Ltd (“SJAP”)	PRC	45% indirectly	Manufacturing of organic fertilizer, livestock feed, and beef cattle and plantation of crops and pastures

Name of unconsolidated equity investee	Place of incorporation	Percentage held	Principal activities

Enping City Bi Tao A Power Prawn Culture Development Co., Limited (“EBAPCD”) (pending approval)	PRC	25%	Prawn cultivation

2.3 BASIS OF PRESENTATION

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). All material inter-company transactions and balances have been eliminated in consolidation.

2.4 BASIS OF CONSOLIDATION

The consolidated financial statements include the financial statements of the Company, its subsidiaries CA, CS, CH, TRW, MEIJI, HYT, ZX, HJST, JFD, JHMC, HSA and APWAM and its variable interest entity SJAP. All material inter-company transactions and balances have been eliminated in consolidation. HYT and ZX were no longer recognized as subsidiaries as of January 1, 2011 and PMH was dissolved on January 28, 2011.

F-10

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SIAF, CA, CS, CH, TRW, MEIJI, JHST, JFD, JHMC, HSA, APWAM and SJAP are at times collectively referred to herein as the “Company.”

2.5 BUSINESS COMBINATION

The Company adopted the accounting pronouncements relating to business combination (primarily contained in ASC Topic 805“Business Combinations”), including assets acquired and liabilities assumed on arising from contingencies. These pronouncements established principles and requirement for how the acquirer of a business recognizes and measures in its financial statements he identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquisition as well as provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. In addition, these pronouncements eliminate the distinction between contractual and non-contractual contingencies, including the initial recognition and measurement criteria and require an acquirer to develop a systematic and rational basis for subsequently measuring and accounting for acquired contingencies depending on their nature. The Company’s adoption of these pronouncements will have an impact on the manner in which it accounts for any future acquisitions.

2.6 NON - CONTROLLING INTEREST IN CONSOLIDATED FINANCIAL STATEMENTS

The Company adopted the accounting pronouncement on non-controlling interests in consolidated financial statements, which establishes accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. This guidance is primarily contained in ASC Topic “Consolidation.” It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated financial statements. The adoption of this standard has not had material impact on the Company’s consolidated financial statements.

2.7 USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with US GAAP requires management to make assumptions and estimates that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods covered thereby. Actual results could differ from these estimates. Judgments and estimates of uncertainties are required in applying the Company’s accounting policies in certain areas. The following are some of the areas requiring significant judgments and estimates: determinations of the useful lives of assets, estimates of allowances for doubtful accounts, cash flow and valuation assumptions in performing asset impairment tests of long-lived assets, estimates of the realization of deferred tax assets and inventory reserves.

2.8 REVENUE RECOGNITION

The Company’s revenue recognition policies are in compliance with ASC 605. Sales revenue is recognized when all of the following have occurred: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price is fixed or determinable, and (iv) the ability to collect is reasonably assured. These criteria are generally satisfied at the time of shipment when risk of loss and title passes to the customer.

F-11

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Government grants are recognized when (i) the Company has substantially accomplished what must be done pursuant to the terms of the grant that are established by the local government; and (ii) the Company receives notification from the local government that the Company has satisfied all of the requirements to receive the government grants; and (iii) the amounts are received.

Multiple-Element Arrangements

In October 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-13, “Multiple Deliverable Revenue Arrangements .” ASU No. 2009- 13 amended the guidance on arrangements with multiple deliverables under ASC 605-25, “Revenue Recognition—Multiple-Element Arrangements.”

To qualify as a separate unit of accounting under ASC 605-25, the delivered item must have value to the customer on a standalone basis. The significant deliverables under the Company’s multiple-element arrangements are consulting and service under development contract, commission  and management service.

Revenues from the Company's consulting and services under development contracts are performed under fixed-price contracts. Revenues under long-term contracts are accounted for under the percentage-of-completion method of accounting in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 605, Revenue Recognition (“ASC 605”). Under the percentage-of-completion method, the Company estimates profit as the difference between total estimated revenue and total estimated cost of a contract and recognizes that profit over the contract term. The percentage of costs incurred determines the amount of revenue to be recognized. Payment terms are generally defined by the installation contract and as a result may not match the timing of the costs incurred by the Company and the related recognition of revenue. Such differences are recorded as either costs or estimated earnings in excess of billings on uncompleted contracts or billings in excess of costs and estimated earnings on uncompleted contracts. The Company determines a customer’s credit worthiness at the time an order is accepted. Sudden and unexpected changes in a customer’s financial condition could put recoverability at risk.

The percentage of completion method requires the ability to estimate several factors, including the ability of the customer to meet its obligations under the contract, including the payment of amounts when due. If the Company determines that collectability is not assured, the Company will defer revenue recognition and use methods of accounting for the contract such as the completed contract method until such time as the Company determines that collectability is reasonably assured or through the completion of the project.

For fixed-price contracts, the Company uses the ratio of costs incurred to date on the contract to management's estimate of the contract's total costs, to determine the percentage of completion on each contract. This method is used as management considers expended costs to be the best available measure of progression of these contracts. Contract costs include all direct material, subcontract and labor costs and those indirect costs related to contract performance, such as supplies, tool repairs and depreciation. The Company accounts for maintenance and repair services under the guidance of ASC 605 as the services provided relate to construction work. Contract costs incurred to date and expected total contract costs are continuously monitored during the term of the contract. Changes in job performance, job conditions, and estimated profitability arising from contract penalty, change orders and final contract settlements may result in revisions to the estimated profit ability during the contract. These changes, which include contracts with estimated costs in excess of estimated revenues, are recognized as contract costs in the period in which the revisions are determined. Profit incentives are included in revenues when their realization is reasonably assured. At the point the Company anticipates a loss on a contract, the Company estimates the ultimate loss through completion and recognizes that loss in the period in which the loss was identified.

F-12

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company does not provide warranties to customers on a basis customary to the industry, however, customers can claim warranty directly from product manufacturers for defects in equipment or products. Historically, the Company has experienced no warranty claims.

The Company provides various management services to its customers  in the PRC based on a negotiated fixed-price contract. The clients usually pay the fees when the services contract is signed and services are rendered. The Company recognizes these services-based revenues from contracts when (i) management services are rendered; (ii) clients recognize the completion of services; and (iii) collectability is reasonably assured. Fees received in advance are recorded as deferred revenue under current liabilities.

2.9 COST OF GOODS SOLD AND COST OF SERVICES

Cost of goods sold consists primarily of direct purchase cost of merchandise goods and related levies. Cost of services consists primarily direct cost and indirect costs incurred to date for development contracts and provision for anticipated losses for development contracts.

2.10 SHIPPING AND HANDLING

Shipping and handling costs related to cost of goods sold are included in general and administrative expenses which totaled $84,298 and $58,096 for the years ended December 31, 2012 and 2011, respectively.

2.11 ADVERTISING

Advertising costs are included in general and administrative expenses, which totaled $1,973 and $99,526 for the years ended December 31, 2012 and 2011, respectively.

2.12 FOREIGN CURRENCY TRANSLATION AND OTHER COMPREHENSIVE INCOME

The reporting currency of the Company is the U.S. dollar. The functional currency of the Company is the Chinese Renminbi (RMB).

For those entities whose functional currency is other than the U.S. dollar, all assets and liabilities are translated into U.S. dollars at the exchange rate on the balance sheet date; shareholders’ equity is translated at historical rates and items in the statements of income and of cash flows are translated at the average rate for the period. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported in the statements of cash flows will not necessarily agree with changes in the corresponding balances in the balance sheets. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statements of shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the statements of income and comprehensive income, as incurred.

Accumulated other comprehensive income in the consolidated statement of shareholders’ equity amounted to $3,868,274 as of December 31, 2012 and $ 3,446,838 as of December 31, 2011. The balance sheet amounts with the exception of equity as of December 31, 2012 and December 31, 2011 were translated using an exchange rate of RMB 6.29 to $1.00 and RMB 6.30 to $1.00, respectively. The average translation rates applied to the statements of income and other comprehensive income and of cash flows for the years ended December 31, 2012 and 2011 were RMB 6.31 to $1.00 and RMB 6.33 to $1.00, respectively.

F-13

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  2.13 CASH AND CASH EQUIVALENTS

The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. Cash and cash equivalents kept with financial institutions in the PRC are not insured or otherwise protected. Should any of those institutions holding the Company’s cash become insolvent, or should the Company become unable to withdraw funds for any reason, the Company could lose the cash on deposit with that institution.

  2.14 ACCOUNTS RECEIVABLE

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis.

The standard credit period for most of the Company’s clients is three months. The collection period over 1 year is classified as long-term accounts receivable. Management evaluates the collectability of the receivables at least quarterly. Provision for doubtful accounts as of December 31, 2012 and 2011 are $0.

2.15 INVENTORIES

Inventories are valued at the lower of cost (determined on a weighted average basis) and net realizable value.

Costs incurred in bringing each product to its location and conditions are accounted for as follows:

(a) raw materials - purchase cost on a weighted average basis;

(b) manufactured finished goods and work-in-progress - cost of direct materials and labor and a proportion of manufacturing overhead based on normal operation capacity but excluding borrowing costs; and

(c) retail and wholesale merchandise finished goods - purchase cost on a weighted average basis.

Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs for completion and the estimated costs necessary to make the sale.

2.16 PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation and any accumulated impairment losses. Such costs include the cost of replacing parts that are eligible for capitalization when the cost of replacing the parts is incurred. Similarly, when each major inspection is performed, its cost is recognized in the carrying amount of the property and equipment as a replacement only if it is eligible for capitalization. The assets’ residual values, useful lives and depreciation methods are reviewed, and adjusted if appropriate, at each financial year end.

F-14

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets.

Plant and machinery	5 - 10 years
Structure and leasehold improvements	10 - 20 years
Mature seeds	20 years
Furniture and equipment	2.5 - 10 years
Motor vehicles	5 -10 years

An item of property and equipment is removed from the accounts upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on disposal of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the item) is included in the consolidated statements of income in the period the item is disposed.

2.17 GOODWILL

Goodwill is an asset representing the fair economic benefits arising from other assets acquired in a business combination that are not individually identified or separately recognized. Goodwill is tested for impairment on an annual basis at the end of the Company’s fiscal year, or when impairment indicators arise. The Company uses a fair-value-based approach to test for impairment at the level of each reporting unit. The Company directly acquired MEIJI, which is the holding company of JHST that operates the Hu Plantation. As a result of this acquisition, the Company recorded goodwill in the amount of $724,940. This goodwill represents the fair value of the assets acquired in these acquisitions over the cost of the assets acquired.

2.18 PROPRIETARY TECHNOLOGIES

A master license of stock feed manufacturing technology was acquired and the costs of acquisition are capitalized as proprietary technologies when technological feasibility has been established. Stock feed manufacturing technology is amortized using the straight-line method over its estimated life of 20 years.

An aromatic cattle-feeding formula was acquired and the costs of acquisition are capitalized as proprietary technologies when technological feasibility has been established. Stock feed manufacturing technology is amortized using the straight-line method over its estimated life of 25 years.

The Company has determined that technological feasibility is established at the time a working model of products is completed. Proprietary technologies are intangible assets of finite lives. Management evaluates the recoverability of proprietary technologies on an annual basis at the end of the Company’s fiscal year, or when impairment indicators arise. As required by ASC Topic 350 “Intangible - Goodwill and Other”, the Company uses a fair-value-based approach to test for impairment.

F-15

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.19 CONSTRUCTION IN PROGRESS

Construction in progress represents direct costs of construction as well as acquisition and design fees incurred. Capitalization of these costs ceases and the construction in progress is transferred to property and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until construction is completed and the asset is ready for its intended use.

2.20 LAND USE RIGHTS

Land use rights represent acquisition of rights to agricultural land from farmers and are amortized on the straight-line basis over their respective lease periods. The lease period of agricultural land is in the range from 30 to 60 years. Land use rights purchase prices were determined in accordance with the 2007 PRC Government’s minimum lease payments on agricultural land and mutually agreed to terms between the Company and the vendors.

2.21 CORPORATE JOINT VENTURE

A corporation formed, owned, and operated by two or more businesses as a separate and discrete business or project (venture) for their mutual benefit is considered to be a corporate joint venture. Investee entities, in which the Company can exercise significant influence, but not control, are accounted for under the equity method of accounting. Under the equity method of accounting, the Company’s share of the earnings or losses of these companies is included in other income.

A loss in value of an investment that is other than a temporary decline is recognized as a charge to operations. Evidence of a loss in value might include, but would not necessarily be limited to, the absence of an ability to recover the carrying amount of the investment or inability of the investee to sustain an earnings capacity that would justify the carrying amount of the investment.

2.22 VARIABLE INTEREST ENTITY

A variable interest entity (“VIE”) is an entity (investee) in which the investor has obtained less than a majority interest, according to the Financial Accounting Standards Board (FASB). A VIE is subject to consolidation if a VIE meets one of the following three criteria as elaborated in ASC Topic 810-10, Consolidation:

(a)	equity-at-risk is not sufficient to support the entity's activities;

(b)	as a group, the equity-at-risk holders cannot control the entity; or

(c)	the economics do not coincide with the voting interest

If a firm is the primary beneficiary of a VIE, the holdings must be disclosed on the balance sheet. The primary beneficiary is defined as the person or company with the majority of variable interests. A corporation formed, owned, and operated by two or more businesses (ventures) as a separate and discrete business or project (venture) for their mutual benefit is defined as a joint venture.

2.23 TREASURY STOCK

Treasury stock means shares of a corporation’s own stock that have been issued and subsequently reacquired by the corporation. Converting outstanding shares to treasury shares does not reduce the number of shares issued but does reduce the number of shares outstanding. These shares are not eligible to receive dividends. Accounting for excesses and deficiencies on treasury stock transactions is governed by ASC 505-30-30.

F-16

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

State laws and federal agencies closely regulate transactions involving a company’s own capital stock, so the purchase of outstanding shares must have a legitimate purpose. Some of the most common reasons for purchasing outstanding shares are as follows:

(a) to meet additional stock needs for various reasons, including newly implemented stock option plans, stock for convertible bonds or convertible preferred stock, or a stock dividend.

(b) to make more shares available for acquisitions of other entities.

The cost method of accounting for treasury shares has been adopted by the Company. The purchase of outstanding shares and thus converting them into treasury shares is treated as a temporary reduction in shareholders’ equity in view of the expectation to reissue the shares instead of retiring them. When the Company reissues the treasury shares, the temporary account is eliminated. The cost of acquiring outstanding shares for converting into treasury shares is charged to a contra account, in this case a contra equity account that reduces the stockholder equity balance.

2.24 INCOME TAXES

The Company accounts for income taxes under the provisions of ASC Topic 740 “Accounting for Income Taxes.” Under ASC Topic 740, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

The provision for income tax is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized.

Deferred income taxes are calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

ASC Topic 740 also prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken, or for one expected to be taken, in a tax return. ASC Topic 740 also provides guidance related to, among other things, classification, accounting for interest and penalties associated with tax positions, and disclosure requirements. Any interest and penalties accrued related to unrecognized tax benefits will be recorded as tax expense.

F-17

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.25 POLITICAL AND BUSINESS RISK

The Company's operations are carried out in the PRC. Accordingly, the political, economic and legal environment in the PRC may influence the Company’s business, financial condition and results of operations by the general state of the PRC's economy. The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

2.26 CONCENTRATION OF CREDIT RISK

Cash includes cash at banks and demand deposits in accounts maintained with banks within the PRC. Total cash in these banks as of December 31, 2012 and 2011 amounted to $8,403,458 and $1,379,837, respectively, none of which is covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks to its cash in bank accounts.

Accounts receivable are derived from revenue earned from customers located primarily in the PRC. The Company performs ongoing credit evaluations of customers and has not experienced any material losses to date.

The Company had 5 major customers (A, B, C, D & E) whose business individually represented the following percentages of the Company’s total revenue for the periods indicated:

	2012	2011

Customer A	32.44%	-
Customer B	10.27%	-
Customer C	9.69%	-
Customer D	6.34%	-
Customer E	6.01%	-
Customer F		29.03%
Customer G	-	13.96%
Customer H	-	13.87%
Customer I	-	8.24%
Customer J	-	6.68%
	64.75%	71.78%

	Segment	Amount

Customer A	Fishery Development Division	$44,966,265

Customer B	Fishery Development Division	$17,206,190

F-18

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company’s same 5 major customers (A, B, C, D & E) whose accounts receivable balance individually represented the following percentages of the Company’s total accounts receivable for the periods indicated:

	2012	2011

Customer A	18.18%	15.31%
Customer B	14.32%	-
Customer C	11.14%	-
Customer D	9.94%	-
Customer E	8.23%	-
Customer F		9.14%
Customer G	-	8.60%
Customer H	-	8.39%
Customer I	-	8.22%

	61.81%	49.66%

As of December 31, 2012, amounts due from customers A, B, and C are $9,628,321, $7,584,293 and $5,898,681 respectively. The Company has not experienced any significant difficulty in collecting its accounts receivable in the past and is not aware of any financial difficulties of its major customers.

2.27 IMPAIRMENT OF LONG-LIVED ASSETS AND INTANGIBLE ASSETS

In accordance with ASC Topic 360, “Property, Plant and Equipment,” long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The Company reviews the carrying amount of its long-lived assets, including intangibles, for impairment, each reporting period. An asset is considered impaired when estimated future cash flows are less than the carrying amount of the asset. In the event the carrying amount of such asset is considered not recoverable, the asset is adjusted to its fair value. Fair value is generally determined based on discounted future cash flow. As of December 31, 2012 and 2011, the Company determined no impairment charges were necessary.

2.28 EARNINGS PER SHARE

As prescribed in ASC Topic 260 “Earnings per Share,” Basic Earnings per Share (“EPS”) is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year. Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants. The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company’s common stock at the average market price during the period.

For the years ended December 31, 2012 and 2011, 385,000 and 0 warrants, respectively were not included in the diluted earnings per share because shares issued in respect of the share warrants exercised was from Chinese shareholders as mentioned in note 27.

F-19

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2012 and 2011, basic earnings per share from continuing and discontinued operations attributable to Sino Agro Food, Inc. and subsidiaries common stockholders amount to $0.70 and $0.43, respectively. For the years ended December 31, 2012 and 2011, diluted earnings per share from continuing and discontinued operations attributable to Sino Agro Food, Inc. and its subsidiaries’ common stockholders amounted to $0.63 and $0.39, respectively.

For the years ended December 31, 2012 and 2011, basic earnings per share from continuing operations attributable to Sino Agro Food, Inc. and subsidiaries common stockholders amount to $0.70 and $0.26, respectively. For the years ended December 31, 2012 and 2011, diluted earnings per share from continuing operations attributable to Sino Agro Food, Inc. and its subsidiaries’ common stockholders amounted to $0.63 and $0.23, respectively.

For the years ended December 31, 2012 and 2011, basic earnings per share from discontinued operations attributable to Sino Agro Food, Inc. and subsidiaries common stockholders amount to $0.00 and $0.17, respectively. For the years ended December 31, 2012 and 2011, diluted earnings per share from discontinued operations attributable to Sino Agro Food, Inc. and its subsidiaries’ common stockholders amounted to $0.00 and $0.16, respectively.

2.29 ACCUMULATED OTHER COMPREHENSIVE INCOME

ASC Topic 220 “Comprehensive Income” establishes standards for reporting and displaying comprehensive income and its components in financial statements. Comprehensive income is defined as the change in stockholders’ equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The comprehensive income for all periods presented includes both the reported net income and net change in cumulative translation adjustments.

2.30 RETIREMENT BENEFIT COSTS

PRC state managed retirement benefit programs are defined contribution plans and the payments to the plans are charged as expenses when employees have rendered service entitling them to the contribution made by the employer.

2.31 STOCK-BASED COMPENSATION

The Company has adopted both ASC Topic 718, “Compensation - Stock Compensation” and ASC Topic 505-50, “Equity-Based Payments to Non- Employees” using the fair value method in which an entity issues its equity instruments to acquire goods and services from employees and non-employees. Stock compensation for stock granted to non-employees has been determined in accordance with this accounting standard and the accounting standard regarding accounting for equity instruments that are issued to other than employees for acquiring, or in conjunction with selling goods or services, as the fair value of the consideration received or the fair value of equity instruments issued, whichever is more reliably measured. This accounting standard allows the “simplified” method to determine the term of employee options when other information is not available. Under ASC Topic 718 and ASC Topic 505-50, stock compensation expenses is measured at the grant date on the value of the option or restricted stock and is recognized as expenses, less expected forfeitures, over the requisite service period, which is generally the vesting period.

F-20

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.32 FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value under U.S. GAAP, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy, which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1 Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2 Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3 Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accrued expenses, approximate their fair values because of the short maturity of these instruments. The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at December 31, 2012 or December 31, 2011, nor gains or losses are reported in the statements of income and comprehensive income that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the fiscal year ended December 31, 2012 or December 31, 2011.

2.33 NEW ACCOUNTING PRONOUNCEMENTS

The Company does not expect any recent accounting pronouncements to have a material effect on the Company’s financial position, results of operations, or cash flows.

In May 2011, the FASB issued amendments to authoritative guidance related to fair value measurement and disclosure requirements. The new guidance changes some fair value measurement principles and enhances disclosure requirements related to activities in Level 3 of the fair value hierarchy. The amendments are effective for interim and annual periods beginning after December 15, 2011. The adoption of this guidance did not have a material effect on our consolidated financial statements.

F-21

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In June 2011, the FASB issued authoritative guidance on the presentation of comprehensive income. This guidance specifies that an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. This guidance does not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. It also does not change the presentation of related tax effects, before related tax effects, or the portrayal or calculation of earnings per share. This guidance is to be applied retrospectively and is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. The adoption of this guidance did not have a material effect on our consolidated financial statements as it amended only the presentation of comprehensive income.

In July 2012, the FASB issued Accounting Standards Update ASU 2012-02, the amendments to ASC 350, Intangibles-Goodwill and Other: Testing Indefinite-Lived Intangible Assets for Impairment (“ASU 2012-02”). The amendments apply to all entities, both public and nonpublic, that have indefinite-lived intangible assets, other than goodwill, reported in their financial statements. In accordance with the amendments an entity has the option first to assess qualitative factors to determine whether the existence of events and circumstances indicates that it is more likely than not that the indefinite-lived intangible asset is impaired. If, after assessing the totality of events and circumstances, an entity concludes that it is not more likely than not that the indefinite-lived intangible asset is impaired, then the entity is not required to take further action. However, if an entity concludes otherwise, then it is required to determine the fair value of the indefinite-lived intangible asset and perform the quantitative impairment test by comparing the fair value with the carrying amount in accordance with Subtopic 350-30. An entity also has the option to bypass the qualitative assessment for any indefinite-lived intangible asset in any period and proceed directly to performing the quantitative impairment test. An entity will be able to resume performing the qualitative assessment in any subsequent period. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, and early adoption is permitted. The Company will apply these amendments for reporting periods beginning after December 31, 2012. The Company does not expect the adoption of the amendments to have a material impact on the consolidated financial statements.

3. SEGMENT INFORMATION

The Company establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as business segments and major customers in consolidated financial statements. The Company operated in four principal reportable segments: Fishery Development Division, and HU Plantation Division and Organic Fertilizer and Bread Grass Division, Cattle Development Division and discontinued Dairy Production Division since January 1, 2011 and added a new segment in that it refers to as “Corporate and others” in January 2012. No geographic information is required as all revenue and assets are located in PRC.

F-22

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	2012					Discontinued
	Continuing operations					operations
			Organic
	Fishery		Fertilizer and	Cattle Farm	Corporate	Dairy
	Development	HU Plantation	Bread Grass	Development	and	Production
	Division (1)	Division (2)	Division (3)	Division (4)	others (5)	Division (6)	Total

Revenue	$86,346,475	$11,878,599	$23,350,564	$17,038,001	$-	$-	$138,613,639

Net income (loss)	$39,150,568	$6,245,281	$3,875,609	$9,058,822	$(784,448)	$-	$57,545,832

Total assets	$79,222,788	$36,792,718	$96,282,055	$28,265,035	$2,536,382	$-	$243,098,978

	2011					Discontinued
	Continuing operations					operations
			Organic
	Fishery		Fertilizer and	Cattle Farm		Dairy
	Development	HU Plantation	Bread Grass	Development	Corporate and	Production
	Division (1)	Division (2)	Division (3)	Division (4)	others (5)	Division (6)	Total

Revenue	$26,422,125	$6,113,155	$15,184,702	$4,159,921	$-	$-	$51,879,903

Net income (loss)	$10,876,752	2,950,339	$3,262,178	$1,466,290	$(2,864,527)	$10,203,951	$25,894,983

Total assets	$37,030,261	$27,672,083	$54,353,901	$7,152,129	$25,632,504	$-	$151,840,878

Notes

(1)	Operated by Capital Award, Inc.(“CA”) and Jiangmen City A Power Fishery Development Co. Ltd (“JFD”).
(2)	Operated by Jiangmen City Heng Sheng Tai Agriculture Development Co. Ltd (“JHST”).
(3)	Operated by Qinghai Sanjiang A Power Agriculture Co. Ltd (“SJAP”), A Power Agro Agriculture Development (Macau) Limited (“APWAM”) and Hunan Shenghua A Power Agriculture Co., Limited (“HSA”).
(4)	Operated by Jiangmen City Hang Mei Cattle Farm Development Co. Ltd (“JHMC”) and Macau Meiji Limited (“MEIJI”).
(5)	Operated by Sino Agro Food, Inc. (“SIAF”)
(6)	Operated by Hang Yu Tai Investment Ltd (“HYT”)and ZhongSingNongMu Ltd (“ZX”) (Discontinued operation).

F-23

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Further analysis of revenue:-

	2012
	Continuing operations					Discontinued operations
Name of entity	Fishery Development Division	HU Plantation Division	Organic Fertilizer and Bread Grass Division	Cattle Farm Development Division	Corporate and others	Dairy Production Division	Total
Sales of goods
Capital Award, Inc. ("CA")	$44,798,779	$-	$-	$-	$-	$-	$44,798,779
Jiang Men City A Power Fishery Development Co., Limited ("JFD")	391,009	-	-	-	-	-	391,009
Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd ("JHST")	-	11,878,599	-	-	-	-	11,878,599
Qinghai Sanjiang A Power Agriculture Co., Ltd ("SJAP")	-	-	21,134,526	-	-	-	21,134,526
Hunan Shenghua A Power Agriculture Co., Limited ("HSA")	-	-	2,213,038	-	-	-	2,213,038
Macau Eiji Company Limited ("MEIJI")	-	-	-	5,688,904	-	-	5,688,904
Jiang Men City Hang Mei Cattle Farm Development Co., Limited ("JHMC") Formerly known as (Enping City A Power Cattle Farm Co., Limited ("ECF"))	-	-	-	268,966	-	-	268,966
Sino Agro Food, Inc. (SIAF)	-	-	-	-	1,698,506		1,698,506
Consulting and service income for development contract
Capital Award, Inc. (CA)	36,193,780	-	-	-	-	-	36,193,780
Macau Eiji Company Limited ("MEIJI")	-	-	-	11,080,131	-	-	11,080,131
Sino Agro Food, Inc. ("SIAF")	-	-	-	-	3,267,401	-	3,267,401
	$81,383,568	$11,878,599	$23,347,564	$17,038,001	$4,965,907	$-	$138,613,639

	2011
	Continuing operations					Discontinued operations
Name of entity	Fishery Development Division	HU Plantation Division	Organic Fertilizer and Bread Grass Division	Cattle Farm Development Division	Corporate and others	Dairy Production Division	Total
Sale of goods
Capital Award, Inc. ("CA")	$9,933,871	$-	$-	$-	$-	$-	$9,933,871
Jiang Men City A Power Fishery Development Co., Limited ("JFD")	-	-	-	-	-	-	-
Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd ("JHST")	-	6,113,155	-	-	-	-	6,113,155
Qinghai Sanjiang A Power Agriculture Co., Ltd ("SJAP")	-	-	15,182,305	-	-	-	15,182,305
Hunan Shenghua A Power Agriculture Co., Limited ("HSA")	-	-	2,397	-	-	-	2,397
Macau Eiji Company Limited ("MEIJI")	-	-	-	-	-	-	-
Jiang Men City Hang Mei Cattle Farm Development Co., Limited ("JHMC") Formerly known as Enping City A Power Cattle Farm Co., Limited ("ECF")	-	-	-	-	-	-	-
Sino Agro Food, Inc. (SIAF)	-	-	-	-	-	-	-
Consulting and service income
Capital Award, Inc. (CA)	16,488,254	-	-	4,159,921	-	-	20,648,175
Macau Eiji Company Limited ("MEIJI")	-	-	-	-	-	-	-
Sino Agro Food, Inc. ("SIAF")	-	-	-	-	-	-	-
	$26,422,125	$6,113,155	$15,184,702	4,159,921	$-	$-	51,879,903

F-24

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Further analysis of cost of sales and cost of services

COST OF GOODS SOLD

	2012
	Continuing operations					Discontinued operations
Name of entity	Fishery Development Division	HU Plantation Division	Organic Fertilizer and Bread Grass Division	Cattle Farm Development Division	Corporate and others	Dairy Production Division	Total
Sales of goods
Capital Award, Inc. ("CA")	$23,329,038	$-	$-	$-	$-	$-	$23,329,038
Jiang Men City A Power Fishery Development Co., Limited ("JFD")	183,774	-	-	-	-	-	183,774
Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd ("JHST")	-	5,035,955	-	-	-	-	5,035,955
Qinghai Sanjiang A Power Agriculture Co., Ltd ("SJAP")	-	-	14,598,210	-	-	-	14,598,210
Hunan Shenghua A Power Agriculture Co., Limited ("HSA")	-	-	1,699,593	-	-	-	1,699,593
Macau Eiji Company Limited ("MEIJI")	-	-	-	4,613,074	-	-	4,613,074
Jiang Men City Hang Mei Cattle Farm Development Co., Limited ("JHMC") Formerly known as (Enping City A Power Cattle Farm Co., Limited ("ECF"))	-	-	-	-	-	-	-
Sino Agro Food, Inc. ("SIAF")	-	-	-	-	1,098,870	-	1,098,870
	$23,512,812	5,035,955	$16,297,803	$4,613,074	$1,098,870	$-	$50,558,514

COST OF SERVICES

	2012
	Continuing operations					Discontinued operations
Name of entity	Fishery Development Division	HU Plantation Division	Organic Fertilizer and Bread Grass Division	Cattle Farm Development Division	Corporate and others	Dairy Production Division	Total

Consulting and service income for development contracts
Capital Award, Inc. ("CA")	$14,340,937	$-	$-	$-	$-	$-	$14,340,937
Macau Eiji Company Limited ("MEIJI")	-	-	-	2,998,343	-	-	2,998,343
Sino Agro Food, Inc. ("SIAF")	-	-	-	-	909,677	-	909,677
	$14,340,937	$-	$-	$2,998,343	$909,677	$-	$18,248,957

F-25

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

COST OF GOODS SOLD

	2011
	Continuing operations					Discontinued operations
Name of entity	Fishery Development Division	HU Plantation Division	Organic Fertilizer and Bread Grass Division	Cattle Farm Development Division	Corporate and others	Dairy Production Division	Total
Sales of goods
Capital Award, Inc. ("CA")	$8,597,604	$-	$-	$-	$-	$-	$8,597,604
Jiang Men City A Power Fishery Development Co., Limited ("JFD")	-	-	-	-	-	-	-
Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd ("JHST")	-	2,070,835	-	-	-	-	2,070,835
Qinghai Sanjiang A Power Agriculture Co., Ltd ("SJAP")	-	-	6,974,627	-	-	-	6,974,627
Hunan Shenghua A Power Agriculture Co., Limited ("HSA")	-	-	2,326	-	-	-	2,326
Macau Eiji Company Limited ("MEIJI")	-	-	-	-	-	-	-
Jiang Men City Hang Mei Cattle Farm Development Co., Limited ("JHMC") Formerly known as (Enping City A Power Cattle Farm Co., Limited ("ECF"))	-	-	-	-	-	-	-
Sino Agro Food, Inc. ("SIAF")	-	-	-	-	-	-	-
	$8,597,604	$2,070,835	$6,976,953	$-	$-	$-	$17,645,392

COST OF SERVICES

	2011
	Continuing operations					Discontinued operations
Name of entity	Fishery Development Division	HU Plantation Division	Organic Fertilizer and Bread Grass Division	Cattle Farm Development Division	Corporate and others	Dairy Production Division	Total

Consulting and service income for development contracts
Capital Award, Inc. ("CA")	$6,794,674	$-	$-	$-	$-	$-	$6,794,674
Macau Eiji Company Limited ("MEIJI")	-	-	-	2,511,808	-	-	2,511,808
Sino Agro Food, Inc. ("SIAF")	-	-	-	-	-	-	-
	$6,794,674	$-	$-	$2,511,808	$-	$-	$9,306,482

F-26

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.	INCOME TAXES

United States of America

The Company was incorporated in the State of Nevada, in the United States of America. The Company has no trading operations in United States of America and no US corporate tax has been provided for in the consolidated financial statements of the Company.

Undistributed Earnings of Foreign Subsidiaries

The Company intends to use the remaining accumulated and future earnings of foreign subsidiaries to expand operations in China and accordingly, undistributed earnings of foreign subsidiaries are considered to be indefinitely reinvested outside the United States and no provision for U.S. Federal and State income tax or applicable dividend distribution tax has been provided thereon.

China

Beginning January 1, 2008, the new Enterprise Income Tax (“EIT”) law replaced the existing laws for Domestic Enterprises (“DE’s”) and Foreign Invested Enterprises (“FIE’s”). The new standard EIT rate of 25% replaced the 33% rate currently applicable to both DE’s and FIE’s. The Company is currently evaluating the impact that the new EIT will have on its financial condition. Beginning January 1, 2008, China unified the corporate income tax rule on foreign invested enterprises and domestic enterprises. The unified corporate income tax rate is 25%.

Under new tax legislation in China beginning in January 2008, the agriculture, dairy and fishery sectors are exempt from enterprise income taxes.

No EIT has been provided in the financial statements of CA, ZX, JHST, JHMC, JFD, HSA and SJAP since they are exempt from EIT for the years ended December 31, 2012 and 2011 as they are within the agriculture, dairy and fishery sectors.

F-27

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

However, as of December 31, 2012, Taxation Department agreed that HSA is exempt from EIT for the years ended December 31, 2012 and 2011. No EIT has been provided in the financial statements of HSA for the income earned for the years December 31, 2012 as they are within the agriculture, dairy and fishery sectors. EIT has been provided in the financial statements of HSA at 25% for the income for the years ended December 31, 2011 as part of its revenue was generated from other source of supply other than SJAP that was not exempted from EIT.

However, as of December 31, 2012, Taxation Department agreed that JFD is exempt from EIT for the years ended December 31, 2012 and 2011. No EIT has been provided in the financial statements of JFD for the income earned for the years December 31, 2012 as they are within the agriculture, dairy and fishery sectors. JFD had been levied with an EIT of 25% in 2011, but JFD’s appeal to the Taxation Department for a waiver of this tax was successful by December 31, 2012.

Belize and Malaysia

CA, CS and CH are international business companies incorporated in Belize, and are exempt from corporate tax in Belize.

All sales invoices of CA were issued by its representative office in Malaysia and its trading and service activities are conducted in China. As the Malaysia tax law is imposed on a territorial basis and not on a worldwide basis, CA’s income is not subject to Malaysian corporate tax.

As a result, neither Belize nor Malaysia corporate tax is provided for in the consolidated financial statements of CA for the years ended December 31, 2012 and 2011.

Hong Kong

No Hong Kong profits tax has been provided in the consolidated financial statements of PMH and TRW, since these entities did not earn any assessable profits for the years ended December 31, 2012 and 2011.

Macau

No Macau Corporation tax has been provided in the consolidated financial statements of HYT, APWAM and MEIJI since these entities did not earn any assessable profits for the December 31, 2012 and 2011.

Provision for income taxes is as follows:

No deferred tax assets and liabilities are of December 31, 2012 and December 31, 2011 since there was no difference between the financial statements carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the period in which the differences are expected to reverse.

F-28

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	2012	2011

SIAF	$-	$-
CA, CS and CH	-	-
TRW	-	-
MEIJI and APWAM	-	-
JHST, JFD, JHMC and SJAP	-	-
HAS	-	31
	$-	$31

5.	NET INCOME FROM DISCONTINUED OPERATIONS

On February 15, 2011 and on March 29, 2011, the Company entered into an agreement and memorandum of understanding, respectively, to sell 100% equity interest in HYT group (including HYT and ZX) to Mr. Xin Ming Sun, a director of ZhongXingNong Nu Co., Ltd for $45,000,000, with an effective date of January 1, 2011. HYT group contributed revenue and net income for the Dairy Production Division. Prior to sale of HYT group, the Dairy Production Division represented a separate business segment; the disposal group has been treated as a discontinued operation in this quarterly financial report. The post-tax result of the Dairy Production Division has been disclosed as a discontinued operation in the consolidated statement of income and comprehensive income.

(a) Net income from discontinued operations

	Note	2012	2011

Revenue		$-	$-

Cost of goods sold		-	-

Gross profit		-	-

General and administrative expenses		-	-

Net income from operations		-	-

Interest expense		-	-

Net income before income taxes		-	-

Net income from sale of subsidiaries to a related party		-	10,203,951

Net income before income taxes		-	10,203,951

Provision for income taxes		-	-

Net income from discontinued operations		-	10,203,951

Less: Net income attributable to the non - controlling interest		-	-

Net income from discontinued operations attributable to the Sino Agro Food, Inc. and subsidiaries		$-	$10,203,951

F-29

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(b) Consideration received

2011

Consideration received in cash and cash equivalents from a related party, Mr. Xin Ming Sun	$10,526,095
Consideration received in land use rights from a related party, Mr. Xin Ming Sun	38,056,750
The Company refunded the excess to a related party, Mr. Xin Ming Sun	(8,969,078)
Disposal proceeds receivable of sale of subsidiaries from a related party, Mr. Xin Ming Sun	5,386,233
Total consideration proceeds	$45,000,000

(c) Net cash outflow on sale of subsidiaries, HYT and ZX

2011

Cash and cash equivalents balance disposed of	$(3,137,885)
Net cash outflow on sale of subsidiaries, HYT and ZX	$(3,137,885)

(d) Detailed cash flow from discontinued operations

	Note	2012	2011
Cash flows from operating activities
Net income for the year		$-	$10,203,951

Adjustments to reconcile net income to net cash from operations:
Depreciation		-	-
Amortization		-	-
Net gain of sale of subsidiaries, HYT and ZX		-	(10,203,951)
Changes in operating assets and liabilities:
Increase in inventories		-	-
Increase in deposits and prepaid expenses		-	-
Increase in other payables		-	-
Decrease in accounts receivable		-	-
Decrease in other receivables		-	-
Net cash provided by operating activities		-	-
Cash flows from investing activities
Net cash outflow on sale of subsidiaries, HYT and ZX	5(c)	-	(3,137,885)
Payment for acquisition of land use rights		-	-
Payment for construction in progress		-	-
Net cash used in investing activities		-	(3,137,885)
Cash flows from financing activities
Net cash provided by financing activities		-	-

Effects on exchange rate changes on cash		-	-
(Decrease) increase in cash and cash equivalents		-	(3,137,885)

Cash and cash equivalents, beginning of year		-	3,137,885

Cash and cash equivalents, at end of year		$-	$-

Supplementary disclosures of cash flow information:
Cash paid for interest		$-	$-
Cash paid for income taxes		$-	$-
Non - cash transactions
Disposal proceeds receivable of sale of subsidiaries, HYT and ZX		$-	$44,295,612

F-30

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.	DIVIDENDS

On October 10, 2011, the Company declared a cash dividend of $0.01 share, to be paid on November 15, 2011 to the stockholders as of the close of business on October 30, 2011.

On August 22, 2012, the Company’s Board of Directors declared that the Company’s stockholders were entitled to receive one share of restricted Series F Non-convertible Preferred Stock for every 100 shares of Common Stock owned by the stockholders as of September 28, 2012, with lesser or greater amounts being rounded up to the nearest 100 shares of common stock for purpose of the computing the dividend. The holders of record of shares of Series F Non - Convertible Preferred Stock shall be entitled to a coupon payment directly from the Company at the redemption rate of $3.40 per share and be payable on May 30, 2014.

On December 6, 2012,   the Company's Board of Directors has declared cash dividend on its Common Stock, payable in the amount of $0.01 for every one share issued and outstanding as of December 26, 2012, with a distribution date of January 15, 2013.

	2012	2011
Cash dividend
95,130,730 (2011: 51,950,974) outstanding shares of $0.01	$951,307	$519,509
Deferred stock dividend
91,931,287 outstanding shares of $0.01 (2011: 0)	3,125,661	-
	$4,076,968	$519,509

F-31

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.	CASH AND CASH EQUIVALENTS

	2012	2011

Cash and bank balances	$8,424,265	$1,387,908

8.	INVENTORIES

As of December 31, 2012, inventories are as follows:

	2012	2011

Sleepy cod and eels	$4,612,090	$-
Bread grass	1,473,653	449,984
Beef cattle	2,569,659	825,853
Organic fertilizer	737,166	807,689
Forage for cattle and consumable	278,900	-
Raw materials for bread grass and organic fertilizer	6,765,536	1,398,965
Raw materials for HU plantation	-	11,111
Immature seeds	677,751	842,313
Unharvested HU plantation	-	99,530
	$17,114,755	$4,435,445

9.	DEPOSITS AND PREPAID EXPENSES

	2012	2011

Deposits for prepayments for purchases of equipment	$318,192	$-
Miscellaneous	4,892,258	-
Deposits for- acquisition of land use right	7,826,508	4,453,665
Deposits for- inventory purchases	2,228,854	5,190,952
Deposits for- aquaculture contract	7,062,600	3,085,164
Deposits for- building materials	2,000,000	-
Deposits for- proprietary technology	2,254,839	-
Prepayments for construction in progress	14,423,021	-
Shares issued for employee compensation and oversea professional fee	271,800	2,139,057
Temporary deposits payment for acquiring equity investments	6,030,785	-
	$47,308,857	$14,868,838

The Company made temporary deposit payments for equity investments in the future development of a prawn farm hatchery and a prawn farm nursery.

Miscellaneous represents the value of the shares of the Company held by the custodian for convertible notes, rental and utility deposits, for sundries purchases and sundries prepaid expenses.

10.	ACCOUNTS RECEIVABLE

The Company has performed an analysis on all of its accounts receivable and determined that all amounts are collectible by the Company. As such, all accounts receivable are reflected as a current asset and no allowance for bad debt has been recorded as of December 31, 2012 and December 31, 2011. Bad debts written off for the years ended December 31, 2012 and 2011 are $0.

F-32

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Aging analysis of accounts receivable is as follows:

	2012	2011

0 - 30 days	$10,813,981	$20,061,598
31 - 90 days	27,784,784	1,828,058
91 - 120 days	6,866,842	2,457,259
over 120 days and less than 1 year	7,482,743	3,185,000
over 1 year	-	5,936,718
	52,948,350	33,468,633
Less: amounts reclassified as long term accounts receivable	-	(5,936,718)
	$52,948,350	$27,531,915

11.	OTHER RECEIVABLES

	2012	2011

Temporary payments	$4,657,728	$656,092
Advance to employees	166,722	130,191
Advance to suppliers	205,088	-
Miscellaneous	924,710	-
Due from third parties	-	8,902,588
	$5,954,248	$9,688,871

Payments due from employees and third parties are unsecured, interest free and without fixed term of repayment. Payments due from employees are the amounts advanced for handling business transactions on behalf of the Company, and are reconciled once the business transactions have been completed. Temporary payments represent deposits made for potential future investments. These payments have been classified as temporary because certain legal requirements and other financial issues have not yet been resolved regarding these payments.

12.	DUE FROM RELATED PARTIES

	2012	2011

Due from proceeds receivable	$-	$5,386,233
Due from HYT	-	10,434,519
	$-	$15,820,752

F-33

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company sold its 100% equity interest in the HYT Group (This group consisted of HYT and ZX) for the sum of $45,000,000. The purchaser of this equity interest was Mr. Xi Ming Sun, who is a director of ZX and owned an equity interest in the HYT Group prior to this purchase. Mr. Sun paid the Company $10,526,095 in cash (of which $8,969,078 was subsequently refunded by the Company to Mr. Sun) and the Company received land use rights valued at $38,056,750 as partial payment for the purchase of this equity interest. At December 31, 2011, Mr. Sun still owed the Company the sum of $5,386,233 and such amount was repaid to the Company during the fourth quarter of 2012. As of December 31, 2012 and 2011, the outstanding amount due from Mr. Xi Ming Sun is $0 and $5,386,233, respectively.

Due from HYT is an advance, which is unsecured, interest free and to be repaid within one year from December 31, 2011. By December 31, 2012, this sum had been repaid.

13.	PLANT AND EQUIPMENT

	2012	2011

Plant and machinery	$3,681,644	$1,855,068
Structure and leasehold improvements	15,446,062	27,211
Mature seeds	1,369,626	503,663
Furniture and equipment	212,479	773,185
Motor vehicles	277,513	106,298
	20,987,324	3,265,425

Less: Accumulated depreciation	(1,041,022)	(597,660)
Net carrying amount	19,946,302	2,667,765

Depreciation expense was $443,361 and $220,810 for the years ended December 31, 2012 and 2011, respectively.

14.	CONSTRUCTION IN PROGRESS

	2012	2011

Construction in progress
- Oven room for production of dried flowers	$828,905	$826,359
- Office, warehouse and organic fertilizer plant in HSA	10,450,518	26,646
- Organic fertilizer and bread grass production plant and office building	7,921,105	2,724,864
- rangeland for beef cattle and office building	5,291,982	-
	$24,492,510	$3,577,869

F-34

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15.	LAND USE RIGHTS

Private ownership of agricultural land is not permitted in the PRC. Instead, the Company has leased five lots of land. The cost of the first lot of land use rights acquired in 2007 was $6,194,505, which consists of 1,985.06 acres in the Hebei Province with leaseholds expiring in 2036, 2051, 2067 and 2077. The cost of the second lot of land use rights acquired in 2007 in the Guangdong Province was $6,408,289 and consists of 180.23 acres with the lease expiring in 2067. The cost of the third lot of land use rights acquired in 2008 in the Guangdong Province was $764,128, which consists of 31.84 acres with the lease expiring in 2068. The cost of the fourth lot of land use rights acquired in 2010 in the Hebei Province was $3,223,411, which consists of 825 acres with the lease expiring in 2066.The first lot of land use rights with the original cost of $6,194,505 and the fourth lot of land use rights with the original cost of $3,223,411 were disposed of with the sale of a subsidiary of ZX. The cost of the fifth lot of land use rights acquired in 2011 was $12,040,571, which consists of 93.64 acres in the Guangdong Province, with the lease expiring in 2031 and 2037. The cost of the sixth lot of land use rights acquired in 2011 was $35,405,750 which consisted of 287.21 acres in the Hunan Province, PRC and the leases expire in 2061. The cost of the seventh lot of land use rights acquired in 2012 was $528,240 which consisted of 21.09 acres in the Xining City, Qinghai Province, PRC and the leases expire in 2051.

	2012	2011

Cost (Note)	$58,630,950	$57,845,574
Less: Accumulated amortization	(2,897,704)	(1,338,104)
Net carrying amount	$55,733,246	$56,507,470

Note

Fiscal year	Expiry date	Location	Cost

Balance at 1.1.2011			$18,776,139
2011	2037	Enping City, Guangdong Province, PRC	12,365,293
2011	2051, 2054 and 2071	Linli County, Hunan Province, PRC.	35,405,750
Less: disposal upon sale of a subsidiary,ZX
	Acquired in 2007	Huebi Province, PRC	(6,194,505)
	Acquired in 2010	Huebi Province, PRC	(3,223,411)
	Exchange adjustment		716,307
Balance at 12.31.2011			57,845,573
2012	2051	Xining city, Qinghai Province, PRC	528,240
	Exchange adjustment		257,137
Balance at 12.31.2012			$58,630,950

Land use rights are amortized on the straight-line basis over their respective lease periods. The lease period of agriculture land is 30 to 60 years.

Amortization of land use rights was $1,599,600 and $732,946 for the years ended December 31, 2012 and 2011, respectively.

16.	PROPRIETARY TECHNOLOGIES

By an agreement dated November 12, 2008, TRW acquired an enzyme technology master license, registered under a Chinese patent, for the manufacturing of livestock feed and bioorganic fertilizer and its related labels for $8,000,000. On March 6, 2012 MEIJI acquired an aromatic-feed formula technology for the production of aromatic cattle for $1,500,000.

F-35

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	2012	2011

Proprietary technologies	$9,512,258	$8,000,000
Less: Accumulated amortization	(1,397,634)	(1,022,325)
Net carrying amount	$8,114,624	$6,977,675

Amortization of proprietary technologies was $375,309 and $310,235 for the years ended December 31, 2012 and 2011, respectively. No impairments of proprietary technologies have been identified during the years ended December 31, 2012 and 2011.

17.	GOODWILL

Goodwill represents the fair value of the assets acquired the acquisitions over the cost of the assets acquired. It is stated at cost less accumulated impairment losses. Management tests goodwill for impairment on an annual basis or when impairment indicators arise. In these instances, the Company recognizes an impairment loss when it is probable that the estimated cash flows are less than the carrying value of the assets. To date, no such impairment loss has been recorded.

	2012	2011

Goodwill from acquisition	$724,940	$724,940
Less: Accumulated impairment losses	-	-
Net carrying amount	$724,940	$724,940

18.	UNCONSOLIDATED EQUITY INVESTEE

On February 11, 2011, CA applied to form a corporate joint venture, Enping City Bi Tao A Power Prawn Culture Development Co. Limited (“EBAPCD”), incorporated in the People’s Republic of China. CA has the right to acquire up to a 75% equity interest in EBAPCD. EBAPCD has not commenced its business of prawn cultivation.

On February 28, 2011, TRW applied to form a corporate joint venture, Enping City Bi Tao A Power Fishery Development Co., Limited (“EBAPFD”), incorporated in the PRC. TRW owned a 25% equity interest in EBAPFD. On November 17, 2011, TRW formed Jiang Men City A Power Fishery Development Co., Limited (“JFD”) in which it acquired a 25% equity interest, while it withdrew its 25% equity interest in EBAPFD. As of December 31, 2011, the Company invested $1,258,607 in JFD. On January 1, 2012, the Company acquired an additional 25% equity interest in JFD for the amount of $1,662,365. On April 1, 2012, the Company acquired an additional 25% equity interest in JFD for the amount of $1,702,580. The Company presently owns a 75% equity interest in JFD and controls majority of votes and its board of directors. As result, the Company has consolidated the assets and operations of JFD.

F-36

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On April 15, 2011, MEIJI applied to form Enping City A Power Cattle Farm Co., Limited (“ECF”), incorporated in the People’s Republic of China. MEIJI had 25% equity interest in ECF. The PRC Government granted the official name of Jiang Men City Hang Meiji Cattle Farm Development Co., Limited (“JHMC”) to ECF on June 3, 2012. On April 1, 2012, the Company acquired an additional 25% equity interest in JFD for the amount of $1,702,580. The Company presently owns a 75% equity interest in ECF and controls majority of votes and its board of directors. As result, the Company has consolidated the assets and operations of JFD.

	2012	2011

Investment in unconsolidated joint venture	$-	$1,258,607

	2012	2011

Share of total assets	$-	$1,281,758

Share of total liabilities	$-	$23,151

Share of revenue	$-	$-

Share of net profits	$-	$-

19.	VARIABLE INTEREST ENTITY

On September 28, 2009, APWAM acquired the PMH’s 45% equity interest in the Sino-Foreign joint venture company, Qinghai Sanjiang A Power Agriculture Co. Limited (“SJAP”), which was incorporated in the People’s Republic of China. As of December 31, 2012, the Company has invested $2,251,359 in this joint venture. SJAP is engaged in its business of the manufacturing of organic fertilizer, livestock feed, and beef cattle and plantation of crops and pastures.

Continuous assessment of the VIE relationship with SJAP

The Company may also have a controlling financial interest in an entity through an arrangement that does not involve voting interests, such as a VIE. The Company evaluates entities deemed to be VIE’s using a risk and reward model to determine whether to consolidate. A VIE is an entity (1) that has total equity at risk that is not sufficient to finance its activities without additional subordinated financial support from other entities, (2) where the group of equity holders does not have the power to direct the activities of the entity that most significantly impact the entity’s economic performance, or the obligation to absorb the entity’s expected losses or the right to receive the entity’s expected residual returns, or both, or (3) where the voting rights of some investors are not proportional to their obligations to absorb the expected losses of the entity, their rights to receive the expected residual returns of the entity, or both, and substantially all of the entity’s activities either involve or are conducted on behalf of an investor that has disproportionately few voting rights.

F-37

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company also quantitatively and qualitatively examined if SJAP is considered a VIE. Qualitative analyses considered the extent to which the nature of its variable interest exposed the Company to losses. For quantitative analyses, the Company also used internal cash flow models to determine if SJAP was a VIE and, if so, whether the Company was the primary beneficiary. The projection of these cash flows and probabilities thereof requires significant managerial judgment because of the inherent limitations that relate to the use of historical data for the projection of future events. On December 31, 2012, the Company evaluated the above VIE testing results and concluded that the Company is the primary beneficiary of SJAP’s expected losses or residual returns and that SJAP qualifies as a VIE of the Company. As result, the Company has consolidated SJAP as a VIE.

The reasons for the changes are as follows:

•                  Originally, the board of directors of SJAP consisted of 7 members; 3 appointees from Qinghai Sanjiang (one stockholder), 1 from Garwor (one stockholder), and 3 from the Company, such that the Company did not have majority interest represented on the board of directors of SJAP.

•                  On May 7, 2010, Qinghai Sanjiang sold and transferred its equity interest in SJAP to Garwor. The State Administration for Industry and Commerce of Xining City Government of the People’s Republic of China approved the sale and transfer.

Consequently Garwor and the Company agreed that the new board of directors of SJAP would consist of 3 members; 1 appointee from Garwor and 2 appointees from the Company, such that the Company now had a majority interest in the board of directors of SJAP. Also, and in accordance with the Company’s Sino Joint Venture Agreement, the Company’s management appointed the chief financial officer of SJAP.

As result, the financial statements of SJAP were included in the consolidated financial statements of the Company.

20.	LICENSE RIGHTS

Pursuant to an agreement dated August 1, 2006 between Infinity Environmental Group Limited (“Infinity”) and the Company, the Company was granted an A Power Technology License with the condition that the Company was required to pay the license fee covering 500 units of APM as performance payment to Infinity on or before July 31, 2008. This license allows the Company to develop service, manage and supply A Power Technology Farms in the PRC using the A Power Technology, but subject to a condition that the Company is required to pay a license fee to Infinity once the Company has sold the license to its customer. Under the said license, the Company has the right to authorize developers and/or joint venture partners to develop A Power Technology Farms in the PRC. Infinity is a company incorporated in Australia.

21.	OTHER PAYABLES

	2012	2011

Due to third parties	$877,259	$10,794,449
Promissory notes issued to third parties	3,352,394	-
Convertible notes payable	232,000	-
Due to local government	2,192,825	-
Due to employees and others	-	1,114,848
Land use rights payable	-	58,851
	$6,654,478	$11,968,148

F-38

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Due to third parties, employees and others are unsecured, interest free and have no fixed terms of repayment.

22.     DUE TO THIRD PARTIES

	2012	2011

Due to third parties	$-	$867,413

Due to third parties represents short term advances to various companies and individuals that in the opinion of management are for the benefit of the Company. These advances are unsecured, interest fee, have no fixed terms of repayment and are due upon demand by the Company.

23.     CONSTRUCTION CONTRACTS

(i) Construction Billings on uncompleted contracts in excess of costs and estimated earnings.

	2012	2011

Billings	$9,810,427	$19,066,400
Less: Costs	(1,886,705)	(8,249,145)
Estimated earnings	(5,133,638)	(8,855,136)
Billings on uncompleted contracts in excess of costs and estimated earnings	$2,790,084	$1,962,119

(ii) Costs and estimated earnings in excess of billing on uncompleted contracts

	2012	2011

Costs	$3,755,046	$887,540
Estimated earnings	8,307,452	1,974,204
Less: Billings	(9,725,618)	(2,405,640)
Costs and estimated earnings in excess of billings on uncompleted contract	$2,336,880	$456,104

(iii) Billings on uncompleted contracts in excess of costs and estimated earning

	2012	2011

Billings	$19,536,045	$21,472,040
Less: Costs	(5,641,751)	(9,136,685)
Estimated earnings	(13,441,090)	(10,829,340)
Billings on uncompleted contracts in excess of costs and estimated earnings	$453,204	$1,506,015

F-39

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

24.     BORROWINGS

There are no provisions in the Company’s bank borrowings and long term debts that would accelerate repayment of debt as a result of a change in credit ratings or a material adverse change in the Company’s business. Under certain agreements, the Company has the option to retire debt prior to maturity, either at par or at a premium over par.

Short term bank loan

Name of bank	Interest rate	Term	2012		2011

Agricultural Bank of China	6%	August 8, 2012 - August 29, 2013
Huangyuan County Branch, Xining City, Qinghai Province,
P.R.C.			$3,181,927	^*	$-

^	personal and corporate guaranteed by third parties.
*	secured by land use rights with net carrying amount of $528,240.

Long term debts

Name of lender	Interest rate	Term	2012	2011

Gan Guo Village Committee	12.22%	June 2012 - June 2017
Bo Huang Town
Huangyuan County, Xining City
Qinghai Province, P.R.C.			$175,006	$-

25.     SHAREHOLDERS’ EQUITY

The Company’s share capital as at December 31, 2012 and December 31, 2011shown on the consolidated balance sheet represents the aggregate nominal value of the share capital of the Company as at that date.

On March 22, 2010, the Company designated 100 shares of Series A preferred stock at a par value per share of $0.001. As of the same date, 100 shares of Series A preferred stock were issued at $1 per share for cash in the amount of $100.

The Series A Preferred Stock :

(i)	does not pay a dividend;

F-40

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(ii)	votes together with the shares of Common Stock of the Corporation as a single class and, regardless of the number of shares of Series A Preferred Stock outstanding and as long as at least one of such shares of Series A Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Corporation or action by written consent of shareholders. Each outstanding share of the Series A Preferred Stock shall represent its proportionate share of the 80%, which is allocated to the outstanding shares of Series A Preferred Stock; and

(iii)	ranks senior to common stockholders, holders of Series B convertible preferred stockholders and any other stockholders on liquidation.

The Company has designated 100 shares of Series A preferred stock with 100 shares issued and outstanding as of December 31, 2012 and 2011, respectively.

The Series B Convertible Preferred Stock:

On March 22, 2010, the Company designated 7,000,000 shares of Series B convertible preferred stock at a par value per share of $0.001. The Series B convertible preferred stock is redeemable, the stockholders are not entitled to receive any dividend and voting rights but rank senior over common stockholders on liquidation, and can convert to common stock on a one for one basis at any time. On June 26, 2010, 7,000,000 shares of common stock were surrendered for cancellation and the Company issued 7,000,000 shares of Series B convertible preferred stock at $1.00 per share. Pursuant to share exchange agreement made as of December 22, 2012, between the Company and a stockholder, Capital Adventure Inc., a holder of 3,000,000 shares of common shares, with the consent of Board of Directors, to exchange for 3,000,000 shares of Series B convertible preferred stock on one-for-one basis. As of December 23, 2012, 3,000,000 shares of Series B convertible preferred stock were issued to Capital Adventure Inc., for the exchange of its holding of 3,000,000 shares of common stocks. As of December 31, 2012, 3,000,000 shares of common stocks were still not returned to the Company.

There were 10,000,000 shares and 7,000,000 shares of Series B convertible preferred stock issued and outstanding as of December 31, 2012 and December 31, 2011, respectively.

The Series F Non-Convertible Preferred Stock :

On August 13, 2012, the Company designated 1,000,000 shares of preferred stock with a par value per share of $0.001 as Series F Non-Convertible Preferred Stock with a face value of $1.00 per share with 0 shares issued and outstanding as of December 31, 2012.

The Series F Non-Convertible Preferred Stock:

(i)	is not redeemable;

(ii)	except for (iv), with respect to dividend rights, rights on liquidation, winding up and dissolution, rank junior and subordinate to (a) all classes of Common Stock,(b) all other classes of Preferred Stock and (c) any class or series of capital securities of the Company.

(iii)	except for (iv), shall not entitled to receive any dividend; and

F-41

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(iv)	on May 30, 2014, the holders of record of shares of Series F Non-Convertible Preferred Stock shall be entitled to a coupon payment directly from the Company at the redemption rate of $3.40 per share. Upon redemption, the Record Holder shall no longer own any shares of Series F that have been redeemed, and all such redeemed shares shall disappear and no longer exist on the books and records of the Company; redeemed shares of Series F which no longer exist upon redemption shall thereafter be counted toward the authorized but unissued “blank check” preferred stock of the Company.

Common Stock :

During the year ended December 31, 2011: (i) the Company reacquired 1,000,000 shares of its common stock which became treasury shares, for $1,250,000 at a price of $1.25 per share ; (ii) the Company issued 15,619,397 shares of common stock for $12,499,902 at values ranging from$0.50 to $1.50 per share to settle debts due to third parties; (iii) the Company purchased 8,620,000 shares for $1,579,400 at prices ranging from $0.01 to $0.78 for cancellation; (iv) the Company issued employees a total of 2,760,729 shares of common stock valued at fair value of range from $0.895 per share to $1.01 per share for $2,667,114; and (v) the Company issued 1,800,000 shares of common stock to a certain company that provided consulting services for the benefit of the Company at $0.895 per share for $1,620,000.

The Company executed several agreements with third parties to settle debts by issuance of the Company’s common stock. The shares issued by the Company were valued at the trading price of the stock on the date the shares were issued. Any excess of the fair value of the shares over the carrying cost of the debt has been reported as a gain on the extinguishment of debts of $987,518 has been credited to operations under Other income/(expenses) for the year ended December 31, 2011. As these activities were not part of our ordinary activities, we classified them as other income/(expenses).

On December 5, 2012, the Company obtained stockholder consent for the approval of an amendment to our articles of incorporation to increase our authorized shares of common stock, no par value (the “ Common Stock”), from 100,000,000 to 130,000,000. The board of directors believes that the increase in our authorized Common Stock will provide is with greater flexibility with respect to our capital structure for purposes including additional equity financings and stock based acquisitions.

During the year ended December 31, 2012, the Company issued (i) 32,064,588 shares of common stock for 18,193,714 at values ranging from $0.40 to $0.71 per share to settle debts due to third parties; and (ii) 906,000 shares of common stock valued to employees at fair value of $0.40 per share for $362,400 for employee compensation. The fair value of the common stock issued was determined by using the trading price of the Company’s common stock on the date the Shares were issued.

The Company executed several agreements with third parties to settle debts by issuance of the Company’s common stock. The shares issued by the Company were valued at the trading price of the stock on the date the shares were issued. Any excess of the fair value of the shares over the carrying cost of the debt has been reported as a gain on the extinguishment of debts of $1,666,386 has been credited to operations under Other income/(expenses) for the year ended December 31, 2012. As these activities were not part of our ordinary activities, we classified them as other income/(expenses).

The Company had common stock 100,004,850 and 67,034,262 issued and outstanding as of December 31, 2012 and 2011, respectively.

F-42

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

26.     CONVERTIBLE NOTES PAYABLE

In December of 2011, the Board of Directors passed a resolution authorizing the Company to enter into an agreement to borrow funds from a third party to assist in providing a method for certain Chinese shareholders to sell their shares in the Company. The Company entered into a series of convertible promissory notes along with common stock purchase warrants whereby this third party could exercise the conversion option and settle the amount due by receiving shares of stock from these certain Chinese shareholders. The monies borrowed from this third party were deposited into a custodial account that was not controlled by the Company. The Chinese shareholders also deposited their shares with this custodian. The shares transferred to the custodian were at all times, in the opinion of management, sufficient to satisfy the obligations of the convertible promissory notes and the outstanding common stock purchase warrants. All amounts owed this financing arrangement were to be repaid through the conversion options exercised by the third party and by the deliverance of the common shares of these certain Chinese investors.

During 2012, the Company borrowed a total of $ 460,000 from this third party under five separate promissory notes. Each note carried an interest rate of 12% per annum with a maturity date of six months from the date of issuance. Under the terms of the notes, the holder of the note has the option to convert the note to common shares at a discount of 15% from the average market price of the lowest three trading prices for the common stock during the ten trading days prior to the conversion date. The Company also issued a total of 842,500 common stock purchase warrants with an exercise price of $0.50 per share with an expiration date six months from the date of issuance.

The Company calculated the fair value of the warrants and the beneficial conversion feature utilizing the Black Scholes model at the date of the issuance of each promissory note. The relative fair values were allocated to the warrants and the debt. Accordingly, a discount was created on the debt and this discount will be amortized to interest expense of the life of the debt. Debt discount amortization as of December 31, 2012 was $ 178,867.

At December 31, 2012, there was $ 232,000 principal outstanding and accrued interest in the amount of $ 9,764 that was owed under the terms of the promissory notes. The Company has recorded these amounts as payable by the Company with a corresponding asset represented by the value of the shares of the Company held by the custodian at December 31, 2012.

27.     WARRANTS

As indicated in the convertible promissory note footnote, during 2012, the Company borrowed a total of $ 460,000 from a third party under five separate promissory notes secured by personal guarantee of a director. Each note carried an interest rate of 12% per annum with a maturity date of six months from the date of issuance. Under the terms of the notes, the holder of the note has the option to convert the note to common shares at a discount of 15% from the average market price of the lowest three trading prices for the common stock during the ten trading days prior to the conversion date. The Company also issued a total of 842,500 common stock purchase warrants with an exercise price of $0.50 per share with an expiration date six months from the date of issuance. The Company valued the warrants on the date of issuances and recorded amounts based on their relative fair values to the debt and to the warrants. The fair value of the warrants was determined using the Black-Scholes pricing model and included the following assumptions:

F-43

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Expected annual dividend rate	0.00%
Weighted average exercise price	$0.50
Risk-free interest rate	2.00%
Average expected life	6 months
Expected volatility of common stock	80.00%
Forfeiture rate	0.00%

The warrants have an exercise price of $0.5 and have a contractual life of 6 months from the date of issuance. The value of the discounts created by the warrants and beneficial conversion feature were $36,113 and $52,118, respectively. The discount related to the beneficial conversion feature will be amortized to interest expense over the life of the debt and the discount for the warrants will be amortized to interest expense over the contractual life of the warrants. The relative fair values were allocated to the warrants and the debt. Accordingly, a discount was created on the debt and this discount will be amortized to interest expense of the life of the debt.

As of December 31, 2012, the following share purchase warrants were outstanding and exercisable:

Expiry date	Exercise date	December 31, 2012

January 8, 2013	$0.50	150,000
February 15, 2013	$0.50	78,500
April 9, 2013	$0.50	157,000
		385,500

Share purchase warrant transactions and the number of share purchase warrants outstanding and exercisable are summarized as follows:

	2012	Exercise price
Number of warrants outstanding at January 1, 2012	-	-
Issued	842,000	$0.50
Exercised	-	-
Expired	(457,000)	-
Number of warrants outstanding at December 31, 2012	385,000

28.     OBLIGATION UNDER OPERATING LEASES

The Company leases (i) 2,178 square feet of agriculture space used for offices for a monthly rent of $512 in Enping City, Guangdong Province, PRC, its lease expiring on March 31, 2014;(ii) 2,300 square feet of office space in Guangzhou City, Guangdong Province, PRC for a monthly rent of $4,238, its lease expiring on October 15, 2012; (iii)5,081 square feet of office space in Guangzhou City, Guangdong Province, PRC for a monthly rent of $11,838, its lease expiring on July 8, 2014; and (iv) 1,555 square feet each for two staff quarter in Linli District, Hunan Province, PRC for a monthly rent of $159, its lease expiring on January 23, 2013 and May 1, 2014.

F-44

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Lease expense was $155,119 and $64,256 for the years ended December 31, 2012 and 2011, respectively.

The future minimum lease payments as of December 31, 2012, are as follows:

2012

Year ended December 31, 2013	$156,401
Year ended December 31, 2014	87,843
Thereafter	-
$244,244

29.     BUSINESS COMBINATIONS

Business combination of JFD

On February 28, 2011, TRW applied to form a corporate joint venture, Enping City Bi Tao A Power Fishery Development Co., Limited (“EBAPFD”), incorporated in the PRC. TRW owned a 25% equity interest in EBAPFD. On November 17, 2011, TRW formed Jiang Men City A Power Fishery Development Co., Limited (“JFD”) in which it acquired a 25% equity interest, while withdrawing its 25% equity interest in EBAPFD. As of December 31, 2011, the Company had invested for total cash consideration of $1,258,607 in JFD. JFD is engaged as an operator of an indoor fish farm. Prior to December 31, 2011, JFD has not commenced its principal business activity. The Company owned a 50% Interest in JFD at January 1, 2012 and at the time consolidated the Assets and operation with the Company. The Company controlled the board of directors and Voting Rights at that time. On January 1, 2012, the Company acquired an additional 25% equity interest in JFD for total cash consideration of $1,662,365. On April 1, 2012, the Company acquired an additional 25% equity interest in JFD for total consideration of $1,702,580. These acquisitions were at our option according the terms of the original development agreement. The Company presently owns a 75% equity interest in JFD and controls its majority of votes board of directors. As result, the Company had consolidated the assets and operations of JFD.

Second acquisition on January 1, 2012 - 25% additional equity interest in JFD.

The Company allocated the purchase price on the fair value of the assets acquired as of January 1, 2012.

Net assets at fair value acquired:
Property and equipment	$34,919
Construction in progress	4,495,306
Inventories	1,838,337
6,368,562
Less: Other payables	(92,603)
Non-controlling interest	(3,324,729)
25% held by the Company	(1,662,365)
$1,288,865
Satisfied by
Purchase consideration	$1,662,365
Less: Cash acquired	(373,500)
$1,288,865

F-45

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Third acquisition on April 1, 2012 - 25% additional equity interest in JFD.

The Company allocated the purchase price based on the fair value of the assets acquired as of April 1, 2012.

Net assets at fair value acquired:
Property and equipment	$33,535
Construction in progress	4,499,376
Inventories	1,970,387
Accounts receivable	1,337,519
7,840,817
Less: Other payables	(292,663)
Accounts payable	(1,230,096)
Non-controlling interest	(1,702,580)
50% held by the Company	(3,405,159)
$1,210,319
Satisfied by
Purchase consideration	$1,702,580
Less: Cash acquired	(492,261)
$1,210,319

Business combination of JHMC

Second acquisition on September 30, 2012 - 50% additional equity interest in JHMC

On April 15, 2011, MEIJI applied to form Enping City A Power Cattle Farm Co., Limited (“ECF”), all of which the Company would indirectly own a 25% equity interest in on November 17, 2011. On January 1, 2012, the Company had invested $1,076,489 in ECF and the amount was settled in contra against accounts receivable due from ECF. On September 17, 2012 MEIJI formed Jiang Men City Hang Mei Cattle Farm Development Co., Limited (“JHMC”) and acquired an additional 50% equity interest for total cash consideration of $2,944,176 on September 30, 2012 while withdrawing its 25% equity interest in ECF. The Company presently owns a 75% equity interest in JHMC, representing majority of votes and controls its board of directors. This acquisition was at our option according the terms of the original development agreement. As a result, the Company has consolidated the assets and operations of JHMC.

F-46

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company allocated the purchase price based on the fair value of the assets acquired as of September 30, 2012.

Net assets at fair value acquired:
Property and equipment	$512,450
Construction in progress	4,177,007
Inventories	671,429
5,360,886
Less: Non - controlling interest	(1,340,221)
$4,020,665
Satisfied by
Purchase consideration	$4,020,665

The following table summarizes our unaudited consolidated results of operations for the years ended December 31, 2012 and 2011, as well as unaudited consolidated results of operations as though the JFD and JHMC acquisitions had occurred on January 1, 2011.

	2012		2011
	As reported	Pro Forma	As reported	Pro Forma

Revenue	$138,612,639	$128,725,067	$51,879,903	$47,718,758
Net income from continuing operations	$57,545,832	$50,655,603	$15,691,032	$14,041,347
Net income from discontinued operations	$-	$-	$10,203,951	$10,203,951
Total net income from continuing and discontinued operations	$57,545,832	$50,655,603	$25,894,983	$24,245,298
From continuing and discontinued operations Earning per share
Basic	$0.70	$0.68	$0.43	$0.40
Diluted	$0.63	$0.55	$0.39	$0.36
From continuing operations Earning per share
Basic	$0.70	$0.68	$0.26	$0.23
Diluted	$0.63	$0.55	$0.23	$0.21
From discontinued operations Earning per share
Basic	$-	$-	$0.17	$0.17
Diluted	$-	$-	$0..16	$0.15

F-47

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma information set forth above is for informational purpose only and include adjustments related to elimination of revenue from JFD and JHMC before acquisition of equity interests. The pro forma information should not be considered indicative of actual results that would have been achieved if JFD and JHMC have been acquired at the beginning of 2011 or results that may be obtained in any future period.

30.     STOCK BASED COMPENSATION

On July 1, 2011 and July 11, 2011, the Company issued employees a total of 2,760,729 shares of common stock valued at fair value of range from $0.895 per share to $1.00 per share for services rendered to the Company. On July 11, 2011, the Company issued 1,800,000 shares of common stock to a company to provide consulting services for the benefit of the Company. The fair value of the common stock issued was determined by using the trading price of the Company’s common stock on the date of issuance of $0.895 per share.

The Company calculated stock based compensation of $4,278,114 and recognized $2,139,057 for the year ended December 31, 2011. As of December 31, 2011, the deferred compensation balance was $2,139,057, and the deferred compensation balance of $2,139,057 was to be amortized over 6 months beginning on January 1, 2012.

On August 16, 2012, the Company issued employees a total of 100,000 shares of common stock valued at fair value of range from $0.40 per share for services rendered to the Company. On the same date, the Company issued 906,000 shares of common stock to a company to provide consulting services for the benefit of the Company. The fair value of the common stock issued was determined by using the trading price of the Company’s common stock on the date of issuance of $0.40 per share.

The Company calculated stock based compensation of $2,501,457 and recognized $2,229,657 for the year ended December 31, 2012. As of December 31, 2012, the deferred compensation balance was $271,800 and this balance of $271,800 was to be amortized over 9 months beginning on January 1, 2013.

31.     CONTINGENCIES

As of December 31, 2012 and 2011, the Company did not have any pending claims, charges, or litigation that it expects would have a material adverse effect on its consolidated balance sheets, consolidated statements of incomes and other comprehensive income or cash flows.

32.     GAIN ON EXTINGUISHMENT OF DEBTS

The Company executed several agreements with third parties to settle debts by issuance of the Company’s common stock. The shares issued by the Company were valued at the trading price of the stock on the date the shares were issued. Any excess of the fair value of the shares over the carrying cost of the debt has been reported as a gain on the extinguishment of debts of $1,666,386 and $987,518 has been credited to operations under Other income/(expenses) for the years ended December 31, 2012 and 2011, respectively. As these activities were not part of our ordinary activities, we classified them as other income/(expenses).

F-48

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

33.     RELATED PARTY TRANSACTIONS

In addition to the transactions and balances as disclosed elsewhere in these consolidated financial statements, during the years ended December 31, 2012 and 2011, the Company had the following significant related party transactions:

Name of related party	Nature of transactions

Mr. Xi Ming Sun, director of ZhongXingNong Nu Co., Ltd	During the year ended December 31, 2011, the Company sold its 100% equity interest in HYT group (including HYT and ZX) for $45,000,000. During the year ended December 31, 2011, as disclosed in the statements of cash flow, disposal proceeds of HYT group amounting to $38,056,750 was settled in contra against payable of acquisition of the fifth and sixth land use rights as mentioned in notes 12 and 15.

Included in due from related parties, due from Mr. Xi Ming Sun is $0 and $5,386,233 as of December 31, 2012 and 2011. The amount is unsecured, interest free and has a fixed term of repayment.

Enping City Bi Tao A Power Prawn Culture Development Co. Limited, equity investee	During the year ended December 31, 2011, the Company entered into a prawn farm contract with Enping Bi Tao A Power Prawn Culture Development Co. Ltd (under application) with a contract value of $8,740,980 and recognized income of $4,021,554.

Billings in excess costs and estimated earnings on uncompleted contract, due to Enping City Bi Tao A Power Prawn Culture Development Co. Limited (under application) is $0 and $225,835 as of December 31, 2012 and 2011, respectively. The amount is unsecured, interest free and has no fixed term of repayment.

Dongguan City Shenghua A Power Agriculture Development Co., Limited, stockholder of Hunan Shenghua A Power Agriculture Co., Limited	Included in due to related parties, due to Dongguan City Shenghua A Power Agriculture Development Co., Limited is $0 and $66,000 as of December 31, 2012 and 2011. The amount is unsecured, interest free and has fixed term of repayment.

Mr. Yue Xiong He, director of Jiang Men City Hang Sing Tai Agriculture Development Co Ltd, subsidiary of the Company	Included in due to related parties, due to Mr. Yue Xiong He is $0 and $800,000 as of December 31, 2012 and 2011, respectively. The amounts are unsecured, interest free and have no fixed term of repayment.

Capital Adventures, Inc. owned by Messrs. Solomon Lee Yip Kun, Tan Paoy Teik and Chen Bor Han	During the year ended December 31, 2011, the Company purchased 7,000,000 shares of the Company from Capital Adventure, Inc. for $396,400.

Xiang Jun Fang, director of Jiang Men City Hang Sing Tai Agriculture Development Co Ltd, a subsidiary of the Company	Included in due to related parties, due to Mr. Xiang Jun Fang is $0 and $1,413 as of December 31, 2012 and 2011, respectively. The amount is unsecured, interest free and has no fixed term of repayment.

F-49

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Mr. Solomon Yip Kun Lee, Chairman	Included in due to a director, due to Mr. Solomon Yip Kun Lee is $3,345,803 and $289,764 as of December 31, 2012 and 2011, respectively. The amounts are unsecured, interest free and have no fixed term of repayment.

Hang Yu Tai Investment Limited controlled by Mr. Xi Ming Sun	Included in due from related parties, due from Hang Yu Tai Investment Limited is $0 and $10,434,519 as of December 31, 2012 and 2011, respectively. The amount is unsecured, interest free and has no fixed term of repayment.

Jiang Men City A Power Fishery Development Co., Limited (“JFD”), equity investee	During the year ended December 31, 2011, the Company entered into a fishery farm contract with Jiang Men City A Power Fishery Development Co., Limited with a contract value of $5,906,956 and recognized income of $3,181,774.

Billings in excess costs and estimated earnings on uncompleted contract, due to Jiang Men City A Power Fishery Development Co., Limited is $0 and $1,484,320 as of December 31, 2012 and 2011, respectively. The amount is unsecured, interest free and has no fixed term of repayment.

Jiang Men City Hang Mei Cattle Farm Development Co., Limited ("JHMC") (Formerly known as Enping City A Power Cattle Farm Co., Limited ("ECF")), an equity investee	During the year ended December 31, 2011, the Company entered into a cattle farm contract with Jiang Men City Hang Mei Cattle Farm Development Co., Limited with a contract value of $4,418,464 and recognized income of $1,651,808.

Billings in excess costs and estimated earnings on uncompleted contract, due to Jiang Men City Hang Mei Cattle Farm Development Co., Limited is $0 and $251,964 as of December 31, 2012 and December 31, 2011, respectively. The amount is unsecured, interest free and has no fixed term of repayment.

34.    EARNINGS PER SHARE

Basic earnings per share is computed by dividing net income attributable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the potential dilution of securities by including other potential common stock, including convertible preferred stock, stock options and warrants, in the weighted average number of common shares outstanding for the period, if dilutive. The numerators and denominators used in the computations of basic and dilutive earnings per share are presented in the following table:

F-50

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	2012	2011
BASIC

Numerator for basic earnings per share attributable to the Company’s common stockholders:
Net income of continued operation used in computing basic earnings per share	$57,545,832	$15,691,032
Basic earnings per share	$0.70	$0.26
Basic weighted average shares outstanding	82,016,910	60,158,210

	2012	2011
DILUTED

Numerator for basic earnings per share attributable to the Company’s common stockholders:
Net income of continued operation used in computing basic earnings per share	$57,545,832	$15,691,032
Diluted earnings per share	$0.63	$0.23
Basic weighted average shares outstanding	82,016,910	60,158,210
Add: weight average Series B Convertible preferred shares outstanding	7,000,000	7,000,000
Diluted weighted average shares outstanding	89,016,910	67,158,210

	2012	2011
BASIC
Numerator for basic earnings per share attributable to the Company’s common stockholders:
Net income of discontinued operation used in computing basic earnings per share	$0	$10,203,951
Basic earnings per share	$0.00	$0.17
Basic weighted average shares outstanding	82,016,910	60,158,210

	2012	2011
DILUTED
Numerator for basic earnings per share attributable to the Company’s common stockholders:
Net income of discontinued operation used in computing basic earnings per share	$0	$10,203,951
Diluted earnings per share	$0.00	$0.16
Basic weighted average shares outstanding	82,016,910	60,158,210
Add: weight average Series B Convertible preferred shares outstanding	7,000,000	7,000,000
Diluted weighted average shares outstanding	89,016,910	67,158,210

	2012	2011
BASIC

Numerator for basic earnings per share attributable to the Company’s common stockholders:
Net income of continued and discontinued operation used in computing basic earnings per share	$57,545,832	$25,894,983
Basic earnings per share	$0.70	$0.43
Basic weighted average shares outstanding	82,016,910	60,158,210

	2012	2011
DILUTED

Numerator for basic earnings per share attributable to the Company’s common stockholders:
Net income of continued and discontinued operation used in computing basic earnings per share	$57,545,832	$25,894,983
Diluted earnings per share	$0.63	$0.39
Basic weighted average shares outstanding	82,016,910	60,158,210
Add: weight average Series B Convertible preferred shares outstanding	7,000,000	7,000,000
Diluted weighted average shares outstanding	89,016,910	67,158,210

F-51

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

35.     RESTATEMENT OF CONSOLIDATED STATEMENTS OF CASH FLOWS

	2011			2011
	As reported	Adjustments		Restated
Cash flows from operating activities
Net income from continuing operations	$21,062,278			$21,062,278
Adjustments to reconcile net income from continuing operations to net cash from operations:
Depreciation	220,810			220,810
Amortization	1,043,181			1,043,181
(Gain) on extinguishment of debts	(987,518)			(987,518)
Common stock issued for services and employee's compensation	2,139,057			2,139,057
Changes in operating assets and liabilities:
Increase in inventories	(4,477,682)	1,459,570	(1)	(3,018,112)
Increase in deposits and prepaid expenses	1,499,930	(8,874,285)	(2)	(7,374,355)
Decrease (increase) in due to a director	(6,313,946)			(6,313,966)
Increase in accounts payable and accrued expenses	811,258	22,409	(3)	833,667
Increase in other payables	11,798,629	4,949,414	(4)	16,748,043
Increase in accounts receivable	(9,567,456)	(8,683,028)	(5)	(18,250,484)
Increase in cost and estimated earnings in excess of billings on uncompleted contracts	(456,104)			(456,104)
Increase in billings on uncompleted contracts in excess of costs and estimated earnings	1,962,119			1,962,119
Increase in due from related parties	(10,434,519)	10,434,519	(6)	-
Decrease (increase) in due to related parties	643,529			643,529
Decrease (increase) in other receivables	(5,721,191)	2,069,514	(7)	(3,651,677)
Net cash provided by operating activities	3,222,375			4,600,468

Cash flows from investing activities
Purchases of property and equipment	(252,346)			(252,346)
Proceeds of disposal of subsidiaries from a related party	557,700			557,700
Investment in unconsolidated equity investees	(1,258,607)			(1,258,607)
Payment for construction in progress	(1,346,394)			(1,346,394)
Net cash used in investing activities	(2,299,647)			(2,299,647)
Cash flows from financing activities
Dividends paid	(573,814)			(573,814)
Net cash provided by (used in) financing activities	(573,814)			(573,814)
Net cash provided by continuing operations	348,914			1,727,007
Cash flows from discontinued operations
Net cash provided by operating activities	-			-
Net cash used in investing activities	(3,137,885)			(3,137,885)
Net cash used in financing activities	-			-
Net cash used in discontinued operations	(3,137,885)			(3,137,885)

Effects on exchange rate changes on cash	286,853	(1,378,093)	(8)	(1,091,240)
Increase in cash and cash equivalents	(2,502,118)			(2,502,118)
Cash and cash equivalents, beginning of year	3,890,026			3,890,026
	1,387,908			1,387,908
Less: cash and cash equivalents at the end of the year - discontinued operations	-			-
Cash and cash equivalents at the end of the year - continuing operations	$1,387,908			$1,387,908

F-52

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The statement of cash flows has been restated to correct an error related to the reporting of cash flows from sale of subsidiaries during the year ended December 31, 2011. The effects of this restatement are outlined below:

(1)	HYT's inventories have been excluded from the statement of cash flows.
(2)	HYT's deposits and prepaid expenses of $8,874,285 have been excluded from deposits and prepaid expenses.
(3)	HYT's accounts payable and accrued expenses of $22,409 have been excluded from deposits and prepaid expenses.
(4)	HYT'S other payables have been excluded from the statement of cash flows.
(5)	HYT'S accounts receivable have been excluded from the statement of cash flows.
(6)	HYT's due from related parties have been excluded from the statement of cash flows.
(7)	HYT's other receivables have been excluded from the statement of cash flows.
(8)	The Company has recognized an additional exchange loss due to the correction regarding the HYT disposal.

36.     SUBSEQUENT EVENTS

(i)	On March 27, 2013, 3,000,000 shares of Series B convertible preferred stock were cancelled. As result, total issued and outstanding preferred stock as of that date is 7,000,100 shares.

(ii)	On March 28, 2013, the Company filed a prospectus related to a public offering of Common Stocks of the Company for maximum aggregate gross proceeds of $26,250,000 within a period not to exceed 180 days from the date of this prospectus.

(iii)	The shareholders of the Company voted to increase the authorized shares of common stock to 130,000,000 on December 5, 2012. The certificate of amendment effectuating the vote by the shareholders was filed with the State of Nevada on January 24, 2013.

F-53

SINO AGRO FOOD, INC. AND SUBSIDIARIES

QUARTERLY FINANCIAL REPORT

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013

SINO AGRO FOOD, INC. AND SUBSIDIARIES

INDEX TO QUARTERLY FINANCIAL REPORT

PAGE

CONSOLIDATED BALANCE SHEETS	F - 55

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME	F - 56

CONSOLIDATED STATEMENTS OF CASH FLOWS	F - 57

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	F - 58 - F - 92

F-54

SINO AGRO FOOD, INC.
CONSOLIDATED BALANCE SHEET

	September 30, 2013	December 31, 2012
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$9,588,415	$8,424,265
Accounts receivable, net of allowance for doubtful accounts	59,690,624	52,948,350
Inventories	17,933,503	17,114,755
Cost and estimated earnings in excess of billings on uncompleted contracts	1,759,821	2,336,880
Deposits and prepaid expenses	84,856,620	47,308,857
Other receivables	9,617,650	5,954,248
Total current assets	183,446,633	134,087,355
Property and equipment
Property and equipment, net of accumulated depreciation	37,984,694	19,946,302
Construction in progress	41,579,898	24,492,510
Land use rights, net of accumulated amortization	56,253,797	55,733,246
Total property and equipment	135,818,389	100,172,058
Other assets
Goodwill	724,940	724,940
Proprietary technologies, net of accumulated amortization	7,813,958	8,114,624
License rights	1	1
Total other assets	8,538,899	8,839,565
Total assets	$327,803,921	$243,098,978
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$8,231,077	$5,762,643
Billings on uncompleted contracts in excess of costs and estimated earnings	2,413,455	2,790,084
Due to a director	4,989,134	3,345,803
Dividends payable	-	951,308
Other payables	10,824,617	6,654,478
Short term bank loan	2,439,818	3,181,927
	28,898,101	22,686,243
Non-current liabilities
Deferred dividends payable	3,146,987	3,146,987
Bonds payable	975,000
Long term debts	178,920	175,006
	4,300,907	3,321,993
Commitments and contingencies	-	-
Stockholders' equity
Preferred stock: $0.001 par value (10,000,000 shares authorized, 0 share issued and outstanding as of September 30, 2013 and December 31, 2012, respectively)
Series A preferred stock: $0.001 par value (100 shares designated, 100 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively)	$-	$-
Series B convertible preferred stock: $0.001 par value) (10,000,000 shares designated, 7,000,000 and 10,000,000 shares issued and outstanding) as of September 30, 2013 and December 31, 2012, respectively)	7,000	10,000
Series F Non-convertible preferred stock: $0.001 par value) (1,000,000 shares designated, 0 shares issued and outstanding) as of September 30, 2013 and December 31, 2012, respectively)	-	-
Common stock: $0.001 par value (130,000,000 shares authorized, 128,563,766 and 100,004,850 shares issued and oustanding as of September 30, 2013 and December 31, 2012, respectively)	128,564	100,005
Additional paid - in capital	103,906,407	91,216,428
Retained earnings	153,326,794	103,864,308
Accumulated other comprehensive income	5,795,406	3,868,274
Treasury stock	(1,250,000)	(1,250,000)
Total Sino Agro Food, Inc. and subsidiaries stockholders' equity	261,914,171	197,809,015
Non - controlling interest	32,690,742	19,281,727
Total stockholders' equity	294,604,913	217,090,742
Total liabilities and stockholders' equity	$327,803,921	$243,098,978

The accompanying notes are an integral part of these consolidated financial statements.

F-55

SINO AGRO FOOD, INC.
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME

	Three	Three	Nine	Nine
	months ended	months ended	months ended	months ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenue
- Sale of goods	$61,833,832	$29,577,355	$139,788,798	$50,973,913
- Consulting and service income for development contracts	8,707,308	18,773,333	39,666,915	38,439,693
- Commission	166,557	-	760,064	265,385
	70,707,697	48,350,688	180,215,777	89,678,991
Cost of goods sold	(41,315,537)	(16,999,154)	(93,483,840)	(28,254,635)
Cost of services	(3,269,035)	(5,598,700)	(19,695,548)	(14,099,682)
Gross profit	26,123,125	25,752,834	67,036,389	47,324,674

General and administrative expenses	(2,026,989)	(1,317,759)	(5,840,681)	(6,275,758)
Net income from operations	24,096,136	24,435,075	61,195,708	41,048,916
Other income
Government grant	343,481	3,312	423,240	82,164
Other income	41,264	127,551	107,171	564,749
Gain on extinguishment of debts	160,997	641,831	1,212,010	1,459,343
Interest expense	(286,376)	(5,630)	(398,386)	(5,630)
Net income	259,366	767,064	1,344,035	2,100,626
Net income before income taxes	24,355,502	25,202,139	62,539,743	43,149,542
Provision for income taxes	-	-	-	-
Net income	24,355,502	25,202,139	62,539,743	43,149,542
Less: Net (income) loss attributable to the non - controlling interest	(5,602,728)	(2,476,834)	(13,077,257)	(4,462,754)
Net income from continuing operations attributable to Sino Agro Food, Inc. and subsidiaries	18,752,774	22,725,305	49,462,486	38,686,788
Other comprehensive income (loss)
Foreign currency translation gain	822,349	(545,616)	2,258,890	1,095
Comprehensive income	19,575,123	22,179,689	51,721,376	38,687,883
Less: other comprehensive (income) loss attributable to the non - controlling interest	(165,987)	186,885	(331,758)	55,675
Comprehensive income attributable to Sino Agro Food, Inc. and subsidiaries	$19,409,136	$22,366,574	$51,389,618	$38,743,558
Dividend	$-	$3,125,661	$-	$3,125,661
Earnings per share attributable to Sino Agro Food, Inc. and subsidiaries common stockholders:
Basic	$0.15	$0.27	$0.43	$0.51
Diluted	$0.15	$0.25	$0.40	$0.47
Weighted average number of shares outstanding:
Basic	122,057,655	84,475,977	115,580,104	75,676,204
Diluted	129,057,655	91,475,977	123,525,159	82,676,204

The accompanying notes are an integral part of these consolidated financial statements.

F-56

SINO AGRO FOOD, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended	Nine months ended
	September 30, 2013	September 30, 2012
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	$62,539,743	$38,686,788
Adjustments to reconcile net income to net cash from operations:
Depreciation	995,408	320,519
Amortization	1,469,457	1,826,424
Common stock issued for services	271,800	2,139,057
Gain on extinguishment of debts	(1,212,010)	(1,459,343)
Other amortized expenses	14,152	-
Changes in operating assets and liabilities:
Increase in inventories	(818,748)	(7,458,736)
Decrease (increase) in cost and estimated earnings in excess of billings on uncompleted contacts	577,059	(1,973,803)
Increase in accounts receivable	(6,742,274)	(26,411,798)
Increase in deposits and prepaid expenses	(37,090,703)	(18,172,533)
(Increase) decrease in other receivables	(3,623,402)	1,755,926
Increase in due to a director	1,640,331	13,966,356
Increase in accounts payable and accrued expenses	2,468,434	852,493
(Decrease) increase in billings on uncompleted contracts in excess of costs and estimated earnings	(376,629)	3,236,306
Decrease in amount due to related parties	-	(867,413)
Decrease in amount due from related parties	-	3,000,000
Increase in other payables	17,952,791	850,877
Net cash provided by operating activities	38,065,409	10,291,120
Cash flows from investing activities
Acquisition of property and equipment	(4,188,660)	(2,527,245)
Acquisition of proprietary technologies	-	(1,500,000)
Acquisition of land use rights	(489,904)	-
Business combination of a subsidiary	-	(2,499,184)
Payment for construction in progress	(31,494,031)	(2,317,082)
Net cash used in investing activities	(36,172,595)	(8,843,511)
Cash flows from financing activities
Short term bank loan raised	-	1,577,038
Short term bank loan repaid	(742,109)	-
Non - controlling interest contribution	-	2,993,186
Net proceeds of bonds	339,884	-
Dividends paid	(951,308)	(134,631)
Net cash (used in) provided by financing activities	(1,353,533)	4,435,593
Effects on exchange rate changes on cash	624,869	(1,859,527)
Increase in cash and cash equivalents	1,164,150	4,023,675
Cash and cash equivalents, beginning of period	8,424,265	1,387,908
Cash and cash equivalents, end of period	9,588,415	5,411,583
Supplementary disclosures of cash flow information:
Cash paid for interest	$398,386	$5,630
Cash paid for income taxes	-	-
Non - cash transactions
Common stock issued for settlement of debts	$13,782,651	$14,683,489
Common stock issued for services and compensation	$133,744	$357,870
Disposal proceeds receivable of sales of subsidiaries, HYT and ZX from a related party	$-	$2,386,233
Transfer construction in progress to property, plant and equipment	$14,406,643	$4,478,667
Series B Convertible preferred shares cancelled	$(3,000)	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-57

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	CORPORATE INFORMATION

Sino Agro Food, Inc. (the “Company” or “SIAF”) (formerly known as Volcanic Gold, Inc. and A Power Agro Agriculture Development, Inc.) was incorporated on October 1, 1974 in the State of Nevada.

The Company was engaged in the mining and exploration business but ceased its mining and exploring business on October 14, 2005. On August 24, 2007, the Company entered into a Merger and Acquisition Agreement with Capital Award Inc., a Belize corporation (“CA”) and its subsidiaries Capital Stage Inc. (“CS”) and Capital Hero Inc. (“CH”). Effective the same date, CA completed a reverse merger transaction with SIAF. SIAF acquired all the outstanding common stock of CA from Capital Adventure, a shareholder of CA, for 32,000,000 shares of the Company’s common stock.

On August 24, 2007 the Company changed its name from Volcanic Gold, Inc. to A Power Agro Agriculture Development, Inc. On December 8, 2007, the Company changed its name to Sino Agro Food, Inc.

On September 5, 2007, the Company acquired three existing businesses in the People’s Republic of China (the “PRC”):

(a)	Hang Yu Tai Investment Limited (“HYT”), a company incorporated in Macau, the owner of a 78% equity interest in ZhongXingNongMu Ltd (“ZX”), a company incorporated in the PRC;

(b)	Tri-way Industries Limited (“TRW”), a company incorporated in Hong Kong;

(c)	Macau Eiji Company Limited (“MEIJI”), a company incorporated in Macau, the owner of 75% equity interest in Enping City Juntang Town Hang Sing Tai Agriculture Co. Ltd. (“HST”), a PRC corporate Sino-Foreign joint venture. HST was dissolved in 2010.

On November 27, 2007, MEIJI and HST established a corporate Sino - Foreign joint venture, Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd. (“JHST”), a company incorporated in the PRC with MEIJI owning a 75% interest and HST owning a 25% interest.

On November 26, 2008, SIAF established Pretty Mountain Holdings Limited (“PMH”), a company incorporated in Hong Kong with an 80% equity interest. On May 25, 2009, PMH formed a corporate Sino-Foreign joint venture, Qinghai Sanjiang A Power Agriculture Co. Ltd. (“SJAP”), incorporated in the PRC, of which PMH owns a 45% equity interest. At the time, the remaining 55% equity interest in SJAP was owned by the following entities:

•	Qinghai Province Sanjiang Group Company Limited (English translation) (“Qinghai Sanjiang”), a company owned by the PRC with major business activities in the agriculture industry; and

•	Guangzhou City Garwor Company Limited (English translation) (“Garwor”), a private limited company incorporated in the PRC, specializing in sales and marketing.

SJAP is engaged in the business of manufacturing bio-organic fertilizer, livestock feed and development of other agriculture projects in the County of Huangyuan, in the vicinity of the Xining City, Qinghai Province, PRC.

In September 2009, the Company carried out an internal reorganization of its corporate structure and business, and formed a 100% owned subsidiary, A Power Agro Agriculture Development (Macau) Limited (“APWAM”), which was formed in Macau. APWAM then acquired PMH’s 45% equity interest in SJAP. By virtue of the acquisition, APWAM assumed all obligations and liabilities of PMH under the Sino Foreign Joint Venture Agreement. On May 7, 2010, Qinghai Sanjiang sold and transferred its equity interest in SJAP to Garwor. The State Administration for Industry and Commerce of Xining City Government of the PRC approved the sale and transfer. As a result, APWAM owned 45% of SJAP and Garwor owned the remaining 55%. This remains the case as of the date of this quarterly report (the “Report”).

On September 9, 2010, an application was submitted by the Company to the Companies Registry of Hong Kong for deregistration of PMH under Section 291AA of the Hong Kong Companies Ordinance. On January 28, 2011, PMH was dissolved.

The Company applied to form Enping City Bi Tao A Power Prawn Culture Development Co. Limited (“EBAPCD”), in which the Company would indirectly own a 25% equity interest on February 28, 2011.

On February 28, 2011, TRW applied to form a corporate joint venture, Enping City Bi Tao A Power Fishery Development Co., Limited (“EBAPFD”), incorporated in the PRC. TRW owned a 25% equity interest in EBAPFD. On November 17, 2011, TRW formed Jiang Men City A Power Fishery Development Co., Limited (“JFD”) in which it acquired a 25% equity interest, while withdrawing its 25% equity interest in EBAPFD. As of December 31, 2011, the Company had invested for total cash consideration of $1,258,607 in JFD. JFD operates an indoor fish farm. On January 1, 2012, the Company acquired an additional 25% equity interest in JFD for total cash consideration of $1,662,365. As of January 1, 2012, the Company had consolidated the assets and operations of JFD. On April 1, 2012, the Company acquired an additional 25% equity interest in JFD for the total cash consideration of $1,702,580. These acquisitions were at our option according the terms of the original development agreement. The Company presently owns a 75% equity interest in JFD, representing majority of voting rights and controls its board of directors.

F-58

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On April 15, 2011, MEIJI applied to form Enping City A Power Cattle Farm Co., Limited (“ECF”), all of which the Company would indirectly own a 25% equity interest in on November 17, 2011. On January 1, 2012, the Company had invested $1,076,489 in ECF and the amount was settled in contra against accounts receivable due from ECF. On September 17, 2012 MEIJI formed Jiang Men City Hang Mei Cattle Farm Development Co., Limited (“JHMC”) and acquired additional 50% equity interest for the total cash consideration of $2,944,176 on September 30, 2012 while withdrawing its 25% equity interest in ECF. This acquisition was at our option according the terms of the original development agreement.The Company presently owns 75% equity interest in JHMC, representing majority of voting right and controls its board of directors. As of September 30, 2012, the Company had consolidated the assets and operations of JHMC. During the nine months ended September 30, 2013, MEIJI further invested $400,000 in JHMC, respectively.

On July 18, 2011, the Company formed Hunan Shenghua A Power Agriculture Co., Limited (“HSA”), in which the Company owns a 26% equity interest, and SJAP owns a 50% equity interest with the Chinese partner owning the remaining 24%. During the nine months ended September 30, 2013, MEIJI and SJAP further invested $280,000 and $719,100 in HSA, respectively.

The Company’s principal executive office is located at Room 3801, Block A, China Shine Plaza, No. 9 Lin He Xi Road, Tianhe District, Guangzhou City, Guangdong Province, PRC, 510610.

The nature of the operations and principal activities of the Company and its subsidiaries are described in Note 2.2.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

2.1	FISCAL YEAR

The Company has adopted December 31 as its fiscal year end.

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SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.2	REPORTING ENTITY

The accompanying consolidated financial statements include the following entities:

Name of subsidiaries	Place of incorporation	Percentage of interest	Principal activities

Capital Award Inc. ("CA")	Belize	100% (12.31.2012: 100%) directly	Fishery development and holder of A-Power Technology master license.

Capital Stage Inc. ("CS")	Belize	100% (12.31.2012:100%) indirectly	Dormant

Capital Hero Inc. ("CH")	Belize	100% (12.31.2012:100%) indirectly	Dormant

Tri-way Industries Limited ("TRW")	Hong Kong, PRC	100% (12.31.2012: 100%) directly	Investment holding, holder of enzyme technology master license for manufacturing of livestock feed and bio-organic fertilizer and has not commenced its planned business of fish farm operations.

Macau Meiji Limited ("MEIJI")	Macau, PRC	100% (12.31.2012: 100%) directly	Investment holding, cattle farm development, beef cattle and beef trading
A Power Agro Agriculture Development (Macau) Limited ("APWAM")	Macau, PRC	100% (12.31.2012: 100%) directly	Investment holding
Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd ("JHST")	PRC	75% (12.31.2012: 75%) directly	Hylocereus Undatus Plantation ("HU Plantation").

Jiang Men City A Power Fishery Development Co., Limited ("JFD")	PRC	75% (12.31.2012: 75%) indirectly	Fish cultivation
Jiang Men City Hang Mei Cattle Farm Development Co., Limited ("JHMC")	PRC	75% (31.12.2012: 75%) indirectly	Beef cattle cultivation

Hunan Shenghua A Power Agriculture Co., Limited ("HSA")	PRC	26% directly and 50% indirectly (12.31.2012: 26% directly and 50% indirectly)	Manufacturing of organic fertilizer,livestock feed, and beef cattle and sheep cultivation, and plantation of crops and pastures

Name of variable interest entity	Place of incorporation	Percentage of interest	Principal activities

Qinghai Sanjiang A Power Agriculture Co., Ltd ("SJAP")	PRC	45% (12.31.2012: 45%) indirectly	Manufacturing of organic fertilizer,livestock feed, and beef cattle and plantation of crops and pastures

Name of unconsolidated equity investee	Place of incorporation	Percentage of interest	Principal activities

Enping City Bi Tao A Power Prawn Culture Development Co., Limited ("EBAPCD") (pending approval)	PRC	25% (12.31.2012: 25% indirectly)	Prawn cultivation

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SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.3	BASIS OF PRESENTATION

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Interim results are not necessarily indicative of results for a full year. The information included in this interim report should be read in conjunction with the information included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2012.

2.4	BASIS OF CONSOLIDATION

The consolidated financial statements include the financial statements of the Company, its subsidiaries CA, CS, CH, TRW, MEIJI, JHST, JFD, JHMC, HSA and APWAM and its variable interest entity SJAP. All material inter-company transactions and balances have been eliminated in consolidation.

SIAF, CA, CS, CH, TRW, MEIJI, JHST, JFD, JHMC, HSA, APWAM and SJAP are hereafter referred to as (“the Company”).

2.5	BUSINESS COMBINATION

The Company adopted the accounting pronouncements relating to business combination (primarily contained in ASC Topic 805 “Business Combinations”), including assets acquired and liabilities assumed on arising from contingencies. These pronouncements established principles and requirement for how the acquirer of a business recognizes and measures in its financial statements he identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquisition as well as provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. In addition, these pronouncements eliminate the distinction between contractual and non-contractual contingencies, including the initial recognition and measurement criteria and require an acquirer to develop a systematic and rational basis for subsequently measuring and accounting for acquired contingencies depending on their nature. The Company’s adoption of these pronouncements will have an impact on the manner in which it accounts for any future acquisitions.

2.6	NON - CONTROLLING INTEREST IN CONSOLIDATED FINANCIAL STATEMENTS

The Company adopted the accounting pronouncement on non-controlling interests in consolidated financial statements, which establishes accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. This guidance is primarily contained in ASC Topic “Consolidation.” It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated financial statements. The adoption of this standard has not had material impact on the Company’s consolidated financial statements.

2.7	USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with US GAAP requires management to make assumptions and estimates that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods covered thereby. Actual results could differ from these estimates. Judgments and estimates of uncertainties are required in applying the Company’s accounting policies in certain areas. The following are some of the areas requiring significant judgments and estimates: determinations of the useful lives of assets, estimates of allowances for doubtful accounts, cash flow and valuation assumptions in performing asset impairment tests of long-lived assets, estimates of the realization of deferred tax assets and inventory reserves.

2.8	REVENUE RECOGNITION

The Company’s revenue recognition policies are in compliance with ASC 605. Sales revenue is recognized when all of the following have occurred: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price is fixed or determinable, and (iv) the ability to collect is reasonably assured. These criteria are generally satisfied at the time of shipment when risk of loss and title passes to the customer.

License fee income is recognized on the accrual basis in accordance with the agreements.

Government grants are recognized when (i) the Company has substantially accomplished what must be done pursuant to the terms of the grant that are established by the local government; and (ii) the Company receives notification from the local government that the Company has satisfied all of the requirements to receive the government grants; and (iii) the amounts are received.

Multiple-Element Arrangements

In October 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-13, “Multiple Deliverable Revenue Arrangements .” ASU No. 2009- 13 amended the guidance on arrangements with multiple deliverables under ASC 605-25, “Revenue Recognition—Multiple-Element Arrangements.”

To qualify as a separate unit of accounting under ASC 605-25, the delivered item must have value to the customer on a standalone basis. The significant deliverables under the Company’s multiple-element arrangements are consulting and service under development contract, commission  and management service.

Revenues from the Company's consulting and services under development contracts are performed under fixed-price contracts. Revenues under long-term contracts are accounted for under the percentage-of-completion method of accounting in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 605, Revenue Recognition (“ASC 605”). Under the percentage-of-completion method, the Company estimates profit as the difference between total estimated revenue and total estimated cost of a contract and recognizes that profit over the contract term. The percentage of costs incurred determines the amount of revenue to be recognized. Payment terms are generally defined by the installation contract and as a result may not match the timing of the costs incurred by the Company and the related recognition of revenue. Such differences are recorded as either costs or estimated earnings in excess of billings on uncompleted contracts or billings in excess of costs and estimated earnings on uncompleted contracts. The Company determines a customer’s credit worthiness at the time an order is accepted. Sudden and unexpected changes in a customer’s financial condition could put recoverability at risk.

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SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The percentage of completion method requires the ability to estimate several factors, including the ability of the customer to meet its obligations under the contract, including the payment of amounts when due. If the Company determines that collectability is not assured, the Company will defer revenue recognition and use methods of accounting for the contract such as the completed contract method until such time as the Company determines that collectability is reasonably assured or through the completion of the project.

For fixed-price contracts, the Company uses the ratio of costs incurred to date on the contract to management's estimate of the contract's total costs, to determine the percentage of completion on each contract. This method is used as management considers expended costs to be the best available measure of progression of these contracts. Contract costs include all direct material, subcontract and labor costs and those indirect costs related to contract performance, such as supplies, tool repairs and depreciation. The Company accounts for maintenance and repair services under the guidance of ASC 605 as the services provided relate to construction work. Contract costs incurred to date and expected total contract costs are continuously monitored during the term of the contract. Changes in job performance, job conditions, and estimated profitability arising from contract penalty, change orders and final contract settlements may result in revisions to the estimated profit ability during the contract. These changes, which include contracts with estimated costs in excess of estimated revenues, are recognized as contract costs in the period in which the revisions are determined. Profit incentives are included in revenues when their realization is reasonably assured. At the point the Company anticipates a loss on a contract, the Company estimates the ultimate loss through completion and recognizes that loss in the period in which the loss was identified.

The Company does not provide warranties to customers on a basis customary to the industry, however, customers can claim warranty directly from product manufacturers for defects in equipment or products. Historically, the Company has experienced no warranty claims.

The Company acts as sole marketing agent of the developed farm. The developed farm sold goods to buyers through the Company, and the Company earned commissions from the developed farm according to the terms of consulting and service agreement. The Company recognizes revenue when the following have occurred: persuasive evidence of the Consulting and service agreement between the developed farm, services are provided, the fee for such services is fixed or determinable and collectability of the fee is reasonably assured. Commission agency services are considered complete, and revenue is recognized, when (i) delivery has occurred or services have been rendered, (ii) the price is fixed or determinable, and the developed farm has ability to collect is reasonable assured. These criteria are generally satisfied at the time of deliveries when the risk of loss and title passes to the buyers whom have no rights to return goods.  No sub-agents are engaged by the Company. The Company recognizes commission revenue on a gross basis.

The Company provides various management services to its customers  in the PRC based on a negotiated fixed-price contract. The clients usually pay the fees when the services contract is signed and services are rendered. The Company recognizes these services-based revenues from contracts when (i) management services are rendered; (ii) clients recognize the completion of services; and (iii) collectability is reasonably assured. Fees received in advance are recorded as deferred revenue under current liabilities.

2.9	COST OF GOODS SOLD AND COST OF SERVICES

Cost of goods sold consists primarily of direct purchase cost of merchandise goods and related levies. Cost of services consists primarily direct cost and indirect costs incurred to date for development contracts and provision for anticipated losses for development contracts.

2.10	SHIPPING AND HANDLING

Shipping and handling costs related to cost of goods sold are included in general and administrative expenses, which totaled $6,158, $75,333, $18,640 and $77,478 for the three months and the nine months ended September 30, 2013 and 2012, respectively.

2.11	ADVERTISING

Advertising costs are included in general and administrative expenses, which totaled $195, $0, $1,200 and $3,167 for the three months and the nine months ended September 30, 2013 and 2012, respectively.

2.12	FOREIGN CURRENCY TRANSLATION AND OTHER COMPREHENSIVE INCOME

The reporting currency of the Company is the U.S. dollar. The functional currency of the Company is the Chinese Renminbi (RMB).

For those entities whose functional currency is other than the U.S. dollar, all assets and liabilities are translated into U.S. dollars at the exchange rate on the balance sheet date; shareholders’ equity is translated at historical rates and items in the statements of income and of cash flows are translated at the average rate for the period. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported in the statements of cash flows will not necessarily agree with changes in the corresponding balances in the balance sheets. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statements of shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the statements of income and comprehensive income, as incurred.

Accumulated other comprehensive income in the consolidated statement of shareholders’ equity amounted to $5,795,406 as of September 30, 2013 and $3,868,274 as of December 31, 2012. The balance sheet amounts with the exception of equity as of September 30, 2013 and December 31, 2012 were translated using an exchange rate of RMB 6.15 to $1.00 and RMB 6.29 to $1.00, respectively. The average translation rates applied to the statements of income and other comprehensive income and of cash flows for the nine months ended September 30, 2013 and 2012 were RMB 6.21 to $1.00 and RMB 6.33 to $1.00, respectively.

2.13	CASH AND CASH EQUIVALENTS

The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. Cash and cash equivalents kept with financial institutions in the PRC are not insured or otherwise protected. Should any of those institutions holding the Company’s cash become insolvent, or should the Company become unable to withdraw funds for any reason, the Company could lose the cash on deposit with that institution.

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SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.14	ACCOUNTS RECEIVABLE

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis.

The standard credit period for most of the Company’s clients is three months. The collection period over 1 year is classified as long-term accounts receivable. Management evaluates the collectability of the receivables at least quarterly. Provision for doubtful accounts as of September 30, 2013 and December 31, 2012 is $0.

2.15	INVENTORIES

Inventories are valued at the lower of cost (determined on a weighted average basis) and net realizable value.

Costs incurred in bringing each product to its location and conditions are accounted for as follows:

(a)	raw materials – purchase cost on a weighted average basis;

(b)	manufactured finished goods and work-in-progress – cost of direct materials and labor and a proportion of manufacturing overhead based on normal operation capacity but excluding borrowing costs; and

(c)	retail and wholesale merchandise finished goods – purchase cost on a weighted average basis.

Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs for completion and the estimated costs necessary to make the sale.

2.16	PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation and any accumulated impairment losses. Such costs include the cost of replacing parts that are eligible for capitalization when the cost of replacing the parts is incurred. Similarly, when each major inspection is performed, its cost is recognized in the carrying amount of the property and equipment as a replacement only if it is eligible for capitalization. The assets’ residual values, useful lives and depreciation methods are reviewed, and adjusted if appropriate, at each financial year end.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets.

Plant and machinery	5 - 10 years
Structure and leasehold improvements	10 - 20 years
Mature seeds	20 years
Furniture and equipment	2.5 - 10 years
Motor vehicles	5 -10 years

An item of property and equipment is removed from the accounts upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on disposal of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the item) is included in the consolidated statements of income in the period the item is disposed.

2.17	GOODWILL

Goodwill is an asset representing the fair economic benefits arising from other assets acquired in a business combination that are not individually identified or separately recognized. Goodwill is tested for impairment on an annual basis at the end of the Company’s fiscal year, or when impairment indicators arise. The Company uses a fair-value-based approach to test for impairment at the level of each reporting unit. The Company directly acquired MEIJI, which is the holding company of JHST that operates the Hu Plantation. As a result of this acquisition, the Company recorded goodwill in the amount of $724,940. This goodwill represents the fair value of the assets acquired in these acquisitions over the cost of the assets acquired.

2.18	PROPRIETARY TECHNOLOGIES

A master license of stock feed manufacturing technology was acquired and the costs of acquisition are capitalized as proprietary technologies when technological feasibility has been established. Stock feed manufacturing technology is amortized using the straight-line method over its estimated life of 20 years.

An aromatic cattle-feeding formula was acquired and the costs of acquisition are capitalized as proprietary technologies when technological feasibility has been established. Stock feed manufacturing technology is amortized using the straight-line method over its estimated life of 25 years.

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SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company has determined that technological feasibility is established at the time a working model of products is completed. Proprietary technologies are intangible assets of finite lives. Management evaluates the recoverability of proprietary technologies on an annual basis at the end of the Company’s fiscal year, or when impairment indicators arise. As required by ASC Topic 350 “Intangible – Goodwill and Other”, the Company uses a fair-value-based approach to test for impairment.

2.19	CONSTRUCTION IN PROGRESS

Construction in progress represents direct costs of construction as well as acquisition and design fees incurred. Capitalization of these costs ceases and the construction in progress is transferred to property and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until construction is completed and the asset is ready for its intended use.

2.20	LAND USE RIGHTS

Land use rights represent acquisition of rights to agricultural land from farmers and are amortized on the straight-line basis over their respective lease periods. The lease period of agricultural land is in the range from 30 to 60 years. Land use rights purchase prices were determined in accordance with the 2007 PRC Government’s minimum lease payments on agricultural land and mutually agreed to terms between the Company and the vendors.

2.21	CORPORATE JOINT VENTURE

A corporation formed, owned, and operated by two or more businesses as a separate and discrete business or project (venture) for their mutual benefit is considered to be a corporate joint venture. Investee entities, in which the Company can exercise significant influence, but not control, are accounted for under the equity method of accounting. Under the equity method of accounting, the Company’s share of the earnings or losses of these companies is included in net income.

A loss in value of an investment that is other than a temporary decline is recognized as a charge to operations. Evidence of a loss in value might include, but would not necessarily be limited to, the absence of an ability to recover the carrying amount of the investment or inability of the investee to sustain an earnings capacity that would justify the carrying amount of the investment.

2.22	VARIABLE INTEREST ENTITY

A variable interest entity (“VIE”) is an entity (investee) in which the investor has obtained less than a majority interest, according to the Financial Accounting Standards Board (FASB). A VIE is subject to consolidation if a VIE meets one of the following three criteria as elaborated in ASC Topic 810-10, Consolidation:

(a)	equity-at-risk is not sufficient to support the entity's activities;

(b)	as a group, the equity-at-risk holders cannot control the entity; or

(c)	the economics do not coincide with the voting interest

If a firm is the primary beneficiary of a VIE, the holdings must be disclosed on the balance sheet. The primary beneficiary is defined as the person or company with the majority of variable interests. A corporation formed, owned, and operated by two or more businesses (ventures) as a separate and discrete business or project (venture) for their mutual benefit is defined as a joint venture.

2.23	TREASURY STOCK

Treasury stock means shares of a corporation’s own stock that have been issued and subsequently reacquired by the corporation. Converting outstanding shares to treasury shares does not reduce the number of shares issued but does reduce the number of shares outstanding. These shares are not eligible to receive dividends. Accounting for excesses and deficiencies on treasury stock transactions is governed by ASC 505-30-30.

State laws and federal agencies closely regulate transactions involving a company’s own capital stock, so the purchase of outstanding shares must have a legitimate purpose. Some of the most common reasons for purchasing outstanding shares are as follows:

(a)	to meet additional stock needs for various reasons, including newly implemented stock option plans, stock for convertible bonds or convertible preferred stock, or a stock dividend.

(b)	to make more shares available for acquisitions of other entities.

The cost method of accounting for treasury shares has been adopted by the Company. The purchase of outstanding shares and thus converting them into treasury shares is treated as a temporary reduction in shareholders’ equity in view of the expectation to reissue the shares instead of retiring them. When the Company reissues the treasury shares, the temporary account is eliminated. The cost of acquiring outstanding shares for converting into treasury shares is charged to a contra account, in this case a contra equity account that reduces the stockholder equity balance.

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SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.24	INCOME TAXES

The Company accounts for income taxes under the provisions of ASC Topic 740 “Accounting for Income Taxes.” Under ASC Topic 740, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

The provision for income tax is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized.

Deferred income taxes are calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

ASC Topic 740 also prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken, or for one expected to be taken, in a tax return. ASC Topic 740 also provides guidance related to, among other things, classification, accounting for interest and penalties associated with tax positions, and disclosure requirements. Any interest and penalties accrued related to unrecognized tax benefits will be recorded as tax expense.

2.25	POLITICAL AND BUSINESS RISK

The Company's operations are carried out in the PRC. Accordingly, the political, economic and legal environment in the PRC may influence the Company’s business, financial condition and results of operations by the general state of the PRC's economy. The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

2.26	CONCENTRATION OF CREDIT RISK

Cash includes cash at banks and demand deposits in accounts maintained with banks within the PRC. Total cash in these banks as of September 30, 2013 and December 31, 2012 amounted to $9,479,369 and $8,403,458, respectively, none of which is covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks to its cash in bank accounts. Accounts receivable are derived from revenue earned from customers located primarily in the PRC. The Company performs ongoing credit evaluations of customers and has not experienced any material losses to date.

The Company had 5 major customers whose revenue individually represented the following percentages of the Company’s total revenue:

	Three	Three	Nine	Nine
	months ended	months ended	months ended	months ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012

Customer A	17.99%	30.37%	17.21%	29.16%
Customer B	13.95%	19.85%	16.76%	23.64%
Customer C	13.12%	13.17%	8.41%	11.16%
Customer D	11.38%	11.04%	8.24%	8.26%
Customer E	7.29%	6.23%	3.80%	8.79%
	50.61%	80.66%	54.42%	81.01%

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SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

		Nine months ended September 30, 2013	Amount
	Segment	Percentage of total revenue

Customer A	Fishery Development Division	17.21%	$31,015,135
Customer B	Fishery Development and Corporate and others Division	16.76%	30,202,616
		33.97%	$61,217,751

The Company had 5 major customers whose accounts receivable balance individually represented the following percentages of the Company’s total accounts receivable:

	September 30, 2013	December 31, 2012

Customer A	14.44%	11.14%
Customer B	11.38%	14.32%
Customer C	10.50%	9.94%
Customer D	9.96%	18.18%
Customer E	6.73%	8.23%
	53.01%	61.81%

As of September 30, 2013, amounts due from customers A, B, and C are $8,621,742, $6,792,173, and $6,266,461, respectively. The Company has not experienced any significant difficulty in collecting its accounts receivable in the past and is not aware of any financial difficulties of its major customers.

2.27	IMPAIRMENT OF LONG-LIVED ASSETS AND INTANGIBLE ASSETS

In accordance with ASC Topic 360, “Property, Plant and Equipment,” long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The Company reviews the carrying amount of its long-lived assets, including intangibles, for impairment, each reporting period. An asset is considered impaired when estimated future cash flows are less than the carrying amount of the asset. In the event the carrying amount of such asset is considered not recoverable, the asset is adjusted to its fair value. Fair value is generally determined based on discounted future cash flow. As of September 30, 2013 and December 31, 2012, the Company determined no impairment charges were necessary.

2.28	EARNINGS PER SHARE

As prescribed in ASC Topic 260 “Earnings per Share,” Basic Earnings per Share (“EPS”) is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year. Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants. The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company’s common stock at the average market price during the period.

For the three months ended September 30, 2013 and 2012, basic earnings per share attributable to Sino Agro Food, Inc. and subsidiaries common stockholders amount to $0.15 and $0.27, respectively. For the three months ended September 30, 2013 and 2012, diluted earnings per share attributable to Sino Agro Food, Inc. and its subsidiaries’ common stockholders amounted to $0.15 and $0.25, respectively

For the nine months ended September 30, 2013 and 2012, basic earnings per share attributable to Sino Agro Food, Inc. and subsidiaries common stockholders amount to $0.43 and $0.51, respectively. For the nine months ended September 30, 2013 and 2012, diluted earnings per share attributable to Sino Agro Food, Inc. and its subsidiaries’ common stockholders amounted to $0.40 and $0.47, respectively.

2.29	ACCUMULATED OTHER COMPREHENSIVE INCOME

ASC Topic 220 “Comprehensive Income” establishes standards for reporting and displaying comprehensive income and its components in financial statements. Comprehensive income is defined as the change in stockholders’ equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The comprehensive income for all periods presented includes both the reported net income and net change in cumulative translation adjustments.

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SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.30	RETIREMENT BENEFIT COSTS

PRC state managed retirement benefit programs are defined contribution plans and the payments to the plans are charged as expenses when employees have rendered service entitling them to the contribution made by the employer.

2.31	STOCK-BASED COMPENSATION

The Company has adopted both ASC Topic 718, “Compensation - Stock Compensation” and ASC Topic 505-50, “Equity-Based Payments to Non- Employees” using the fair value method in which an entity issues its equity instruments to acquire goods and services from employees and non-employees. Stock compensation for stock granted to non-employees has been determined in accordance with this accounting standard and the accounting standard regarding accounting for equity instruments that are issued to other than employees for acquiring, or in conjunction with selling goods or services, as the fair value of the consideration received or the fair value of equity instruments issued, whichever is more reliably measured. This accounting standard allows the “simplified” method to determine the term of employee options when other information is not available. Under ASC Topic 718 and ASC Topic 505-50, stock compensation expenses is measured at the grant date on the value of the option or restricted stock and is recognized as expenses, less expected forfeitures, over the requisite service period, which is generally the vesting period.

2.32	FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value under U.S. GAAP, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy, which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accrued expenses, approximate their fair values because of the short maturity of these instruments. The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value as of September 30, 2013 or December 31, 2012, nor gains or losses are reported in the statements of income and other comprehensive income that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the fiscal period ended September 30, 2013 or September 30, 2012.

2.33	NEW ACCOUNTING PRONOUNCEMENTS

The Company does not expect any recent accounting pronouncements to have a material effect on the Company’s financial position, results of operations, or cash flows.

In July 2012, the FASB issued Accounting Standards Update ASU 2012-02, the amendments to ASC 350, Intangibles—Goodwill and Other: Testing Indefinite-Lived Intangible Assets for Impairment (“ASU 2012-02”). The amendments apply to all entities, both public and nonpublic, that have indefinite-lived intangible assets, other than goodwill, reported in their financial statements. In accordance with the amendments an entity has the option first to assess qualitative factors to determine whether the existence of events and circumstances indicates that it is more likely than not that the indefinite-lived intangible asset is impaired. If, after assessing the totality of events and circumstances, an entity concludes that it is not more likely than not that the indefinite-lived intangible asset is impaired, then the entity is not required to take further action. However, if an entity concludes otherwise, then it is required to determine the fair value of the indefinite-lived intangible asset and perform the quantitative impairment test by comparing the fair value with the carrying amount in accordance with Subtopic 350-30. An entity also has the option to bypass the qualitative assessment for any indefinite-lived intangible asset in any period and proceed directly to performing the quantitative impairment test. An entity will be able to resume performing the qualitative assessment in any subsequent period. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, and early adoption is permitted. The Company will apply these amendments for reporting periods beginning after December 31, 2012. The Company does not expect the adoption of the amendments to have a material impact on the consolidated financial statements.

F-67

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In February 2013, the FASB issued guidance on disclosure requirements for items reclassified out of Accumulated Other Comprehensive Income ( “AOCI”). This new guidance requires entities to present (either on the face of the income statements or in the notes) the effects on the line items of the income statement for amounts reclassified out of AOCI. The new guidance will be effective for us beginning July 1, 2013. Other than requiring additional disclosures, we do not anticipate a material impact on the consolidated financial statements upon adoption.

In March 2013, the FASB issued guidance on a parent’s accounting for the cumulative translation adjustment upon derecognition of a subsidiary or group of assets within a foreign entity. This new guidance requires that the parent release any related cumulative translation adjustment into net income only if the sale or transfer results in the complete or substantially complete liquidation of the foreign entity in which the subsidiary or group of assets had resided. The new guidance will be effective for us beginning July 1, 2014. We do not anticipate a material impact on the consolidated financial statements upon adoption.

3.	SEGMENT INFORMATION

The Company establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as business segments and major customers in consolidated financial statements. The Company operates in four principal reportable segments: Fishery Development Division, and HU Plantation Division and Organic Fertilizer and Bread Grass Division, and Cattle Development Division. No geographic information is required as all revenue and assets are located in PRC.

For the three months ended September 30, 2013
	Fishery Development Division (1)	HU Plantation Division (2)	Organic Fertilizer and Bread Grass Division (3)	Cattle Farm Development Division (4)	Corporate and others (5)	Total

Revenue	$26,704,244	$10,534,960	$20,434,953	$4,639,397	$8,394,143	$70,707,697

Net income (loss)	$9,762,014	5,322,211	$1,443,930	$575,134	$1,649,485	$18,752,774

Total assets	$79,561,093	$44,908,550	$131,498,783	$44,808,248	$27,027,247	$327,803,921

For the three months ended September 30, 2012
	Fishery Development Division	HU Plantation Division	Organic Fertilizer and Bread Grass Division	Cattle Farm Development Division	Corporate and others	Total

Revenue	$27,088,699	$7,236,186	$5,496,650	$8,529,153	$-	$48,350,688

Net income (loss)	$11,830,875	$4,320,995	$1,267,065	$5,154,959	$151,411	$22,725,305

Total assets	$25,975,865	$31,370,316	$73,208,017	$19,847,979	$67,335,029	$217,737,206

F-68

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the nine months ended September 30, 2013
	Fishery Development Division	HU Plantation Division	Organic Fertilizer and Bread Grass Division	Cattle Farm Development Division	Corporate and others	Total

Revenue	$68,826,877	$14,089,946	$52,259,230	$19,423,115	$25,616,609	$180,215,777

Net income (loss)	$20,815,367	7,533,778	$10,786,509	$3,945,015	$6,381,817	$49,462,486

Total assets	$79,561,093	$44,908,550	$131,498,783	$44,808,248	$27,027,247	$327,803,921

For the nine months ended September 30, 2012
	Fishery Development Division	HU Plantation Division	Organic Fertilizer and Bread Grass Division	Cattle Farm Development Division	Corporate and others	Total

Revenue	$53,983,072	$9,318,049	$15,125,291	$11,252,579	$-	$89,678,991

Net income (loss)	$25,423,347	$5,411,573	$2,302,083	$6,341,554	$(791,769)	$38,686,788

Total assets	$25,975,865	$31,370,316	$73,208,017	$19,847,979	$67,335,029	$217,737,206

Note

(1)	Operated by Capital Award, Inc (“CA”). and Jiangmen City A Power Fishery Development Co. Ltd (“JFD”).
(2)	Operated by Jiangmen City Heng Sheng Tai Agriculture Development Co. Ltd (“JHST”).
(3)	Operated by Qinghai Sanjiang A Power Agriculture Co. Ltd (“SJAP”), A Power Agro Agriculture Development (Macau)Limited (“APWAM”) and Hunan Shenghua A Power Agriculture Co., Limited (“HSA”).
(4)	Operated by Jiangmen City Hang Mei Cattle Farm Development Co. Ltd (“JMC”) and Macau Meiji Limited (“MEIJI”).
(5)	Operated by Sino Agro Food, Inc. (“SIAF”).

F-69

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Further analysis of revenue:-

	Three months ended September 30, 2013
Name of entity	Fishery Development Division	HU Plantation Division	Organic Fertilizer, Bread Grass and Beef Division	Cattle Farm Development Division	Corporate and others	Total
Sale of goods
Capital Award, Inc. ("CA")	$19,764,839	$-	$-	$-	$-	$19,764,839
Jiang Men City A Power Fishery Development Co., Limited ("JFD")	-	-	-	-	-	-
Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd ("JHST")	-	10,534,960	-	-	-	10,534,960
Qinghai Sanjiang A Power Agriculture Co., Ltd ("SJAP")	-	-	17,330,375	-	-	17,330,375
Hunan Shenghua A Power Agriculture Co., Limited ("HSA")	-	-	3,104,578	-	-	3,104,578
Macau Eiji Company Limited ("MEIJI")	-	-	-	4,639,397	-	4,639,397
Jiang Men City Hang Mei Cattle Farm Development Co., Limited ("JHMC")	-	-	-	-	-	-
Sino Agro Food, Inc. ("SIAF")	-	-	-	-	6,459,683	6,459,683
Consulting and service income for development contracts
Capital Award, Inc. ("CA")	6,772,848	-	-	-	-	6,772,848
Macau Eiji Company Limited ("MEIJI")	-	-	-	-	-	-
Sino Agro Food, Inc. ("SIAF")	-	-	-	-	1,934,460	1,934,460
Commission and management fee
Capital Award, Inc. ("CA")	166,557	-	-	-	-	166,557
Macau Eiji Company Limited ("MEIJI")	-	-	-	-	-	-
Sino Agro Food, Inc. ("SIAF")	-	-	-	-	-	-
	$26,704,244	$10,534,960	$20,434,953	$4,639,397	$8,394,143	$70,707,697

F-70

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Three months ended September 30, 2012
Name of entity	Fishery Development Division	HU Plantation Division	Organic Fertilizer, Bread Grass and Beef Division	Cattle Farm Development Division	Corporate and others	Total
Sale of goods
Capital Award, Inc. ("CA")	$15,510,180	$-	$-	$-	$-	$15,510,180
Jiang Men City A Power Fishery Development Co., Limited ("JFD")	-	-	-	-	-	-
Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd ("JHST")	-	7,236,186	-	-	-	7,236,186
Qinghai Sanjiang A Power Agriculture Co., Ltd ("SJAP")	-	-	4,542,426	-	-	4,542,426
Hunan Shenghua A Power Agriculture Co., Limited ("HSA")	-	-	954,224	-	-	954,224
Macau Eiji Company Limited ("MEIJI")	-	-	-	1,334,339	-	1,334,339
Jiang Men City Hang Mei Cattle Farm Development Co., Limited ("JHMC")	-	-	-	-	-	-
Sino Agro Food, Inc. ("SIAF")	-	-	-	-	-	-
Consulting and service income for development contracts
Capital Award, Inc. ("CA")	11,578,519	-	-	-	-	11,578,519
Macau Eiji Company Limited ("MEIJI")	-	-	-	7,194,814	-	7,194,814
Sino Agro Food, Inc. ("SIAF")	-	-	-	-	-	-
Commission and management fee
Capital Award, Inc. ("CA")	-	-	-	-	-	-
Macau Eiji Company Limited ("MEIJI")	-	-	-	-	-	-
	$27,088,699	$7,236,186	$5,496,650	$8,529,153	$-	$48,350,688

F-71

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Nine months ended September 30, 2013
Name of entity	Fishery Development Division	HU Plantation Division	Organic Fertilizer, Bread Grass and Beef Division	Cattle Farm Development Division	Corporate and others	Total
Sale of goods
Capital Award, Inc. ("CA")	$44,335,991	$-	$-	$-	$-	$44,335,991
Jiang Men City A Power Fishery Development Co., Limited ("JFD")	-	-	-	-	-	-
Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd ("JHST")	-	14,089,946	-	-	-	14,089,946
Qinghai Sanjiang A Power Agriculture Co., Ltd ("SJAP")	-	-	44,453,264	-	-	44,453,264
Hunan Shenghua A Power Agriculture Co., Limited ("HSA")	-	-	7,805,966	-	-	7,805,966
Macau Eiji Company Limited ("MEIJI")	-	-	-	11,660,991	-	11,660,991
Jiang Men City Hang Mei Cattle Farm Development Co., Limited ("JHMC")	-	-	-	-	-	-
Sino Agro Food, Inc. ("SIAF")	-	-	-	-	17,442,640	17,442,640
Consulting and service income for development contracts
Capital Award, Inc. ("CA")	23,926,370	-	-	-	-	23,926,370
Macau Eiji Company Limited ("MEIJI")	-	-	-	7,762,124	-	7,762,124
Sino Agro Food, Inc. ("SIAF")	-	-	-	-	7,978,421	7,978,421
Commission and management fee
Capital Award, Inc. ("CA")	564,516	-	-	-	-	564,516
Sino Agro Food, Inc. ("SIAF")	-	-	-	-	195,548	195,548
	$68,826,877	$14,089,946	$52,259,230	$19,423,115	$25,616,609	$180,215,777

F-72

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Nine months ended September 30, 2012
Name of entity	Fishery Development Division	HU Plantation Division	Organic Fertilizer, Bread Grass and Beef Division	Cattle Farm Development Division	Corporate and others	Total
Sale of goods
Capital Award, Inc. ("CA")	$25,163,091	$-	$-	$-	$-	$25,163,091
Jiang Men City A Power Fishery Development Co., Limited ("JFD")	-	-	-	-	-	-
Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd ("JHST")	-	9,318,049	-	-	-	9,318,049
Qinghai Sanjiang A Power Agriculture Co., Ltd ("SJAP")	-	-	14,158,303	-	-	14,158,303
Hunan Shenghua A Power Agriculture Co., Limited ("HSA")	-	-	966,988	-	-	966,988
Macau Eiji Company Limited ("MEIJI")	-	-	-	1,367,482	-	1,367,482
Jiang Men City Hang Mei Cattle Farm Development Co., Limited ("JHMC")	-	-	-	-	-	-
Sino Agro Food, Inc. ("SIAF")	-	-	-	-	-	-
Consulting and service income for development contracts
Capital Award, Inc. ("CA")	28,554,596	-	-	-	-	28,554,596
Macau Eiji Company Limited ("MEIJI")	-	-	-	9,885,097	-	9,885,097
Sino Agro Food, Inc. ("SIAF")	-	-	-	-	-	-
Commission and management fee
Capital Award, Inc. ("CA")	265,385	-	-	-	-	265,385
Sino Agro Food, Inc. ("SIAF")	-	-	-	-	-	-
	$53,983,072	$9,318,049	$15,125,291	$11,252,579	$-	$89,678,991

F-73

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Further analysis of cost of goods sold and services:-

COST OF GOODS SOLD
	Three months ended September 30, 2013
Name of entity	Fishery Development Division	HU Plantation Division	Organic Fertilizer, Bread Grass and Beef Division	Cattle Farm Development Division	Corporate and others	Total
Sales of goods
Capital Award, Inc. ("CA")	$14,208,181	$-	$-	$-	$-	$14,208,181
Jiang Men City A Power Fishery Development Co., Limited ("JFD")	-	-	-	-	-	-
Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd ("JHST")	-	4,832,794	-	-	-	4,832,794
Qinghai Sanjiang A Power Agriculture Co., Ltd ("SJAP")	-	-	10,897,327	-	-	10,897,327
Hunan Shenghua A Power Agriculture Co., Limited ("HSA")	-	-	1,937,860	-	-	1,937,860
Macau Eiji Company Limited ("MEIJI") and Jiang Men City Hang Mei Cattle Farm Development Co., Limited ("JHMC")	-	-	-	3,974,942	-	3,974,942
Sino Agro Food, Inc. ("SIAF")	-	-	-	-	5,464,433	5,464,433
	$14,208,181	$4,832,794	$12,835,187	$3,974,942	$5,464,433	$41,315,537

COST OF SERVICES
	Three months ended September 30, 2013
Name of entity	Fishery Development Division	HU Plantation Division	Organic Fertilizer, Bread Grass and Beef Division	Cattle Farm Development Division	Corporate and others	Total

Consulting and service income for development contract
Capital Award, Inc. ("CA")	$2,703,461	$-	$-	$-	$-	$2,703,461
Macau Eiji Company Limited ("MEIJI")	-	-	-	-	-	-
Sino Agro Food, Inc. ("SIAF")	-	-	-	-	565,574	565,574
	$2,703,461	$-	$-	$-	$565,574	$3,269,035

F-74

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

COST OF GOODS SOLD
	Three months ended September 30, 2012
Name of entity	Fishery Development Division	HU Plantation Division	Organic Fertilizer, Bread Grass and Beef Division	Cattle Farm Development Division	Corporate and others	Total
Sales of goods
Capital Award, Inc. ("CA")	$8,850,806	$-	$-	$-	$-	$8,850,806
Jiang Men City A Power Fishery Development Co., Limited ("JFD")	-	-	-	-	-	-
Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd ("JHST")	-	2,915,191	-	-	-	2,915,191
Qinghai Sanjiang A Power Agriculture Co., Ltd ("SJAP")	-	-	3,230,505	-	-	3,230,505
Hunan Shenghua A Power Agriculture Co., Limited ("HSA")	-	-	1,080,670	-	-	1,080,670
Macau Eiji Company Limited ("MEIJI")	-	-	-	921,982	-	921,982
Jiang Men City Hang Mei Cattle Farm Development Co., Limited ("JHMC")	-	-	-	-	-	-
Sino Agro Food, Inc. ("SIAF")	-	-	-	-	-	-
	$8,850,806	$2,915,191	$4,311,175	$921,982	$-	$16,999,154

COST OF SERVICES
	Three months ended September 30, 2012
Name of entity	Fishery Development Division	HU Plantation Division	Organic Fertilizer, Bread Grass and Beef Division	Cattle Farm Development Division	Corporate and others	Total
Consulting and service income for development contracts
Capital Award, Inc. ("CA")	$3,226,807	$-	$-	$-	$-	$3,226,807
Macau Eiji Company Limited ("MEIJI")	-	-	-	2,371,893	-	2,371,893
Sino Agro Food, Inc. ("SIAF")	-	-	-	-	-	-
	$3,226,807	$-	$-	$2,371,893	$-	$5,598,700

F-75

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

COST OF GOODS SOLD
	Nine months ended September 30, 2013
Name of entity	Fishery Development Division	HU Plantation Division	Organic Fertilizer, Bread Grass and Beef Division	Cattle Farm Development Division	Corporate and others	Total
Sales of goods
Capital Award, Inc. ("CA")	$31,158,927	$-	$-	$-	$-	$31,158,927
Jiang Men City A Power Fishery Development Co., Limited ("JFD")	-	-	-	-	-	-
Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd ("JHST")	-	6,093,751	-	-	-	6,093,751
Qinghai Sanjiang A Power Agriculture Co., Ltd ("SJAP")	-	-	27,246,765	-	-	27,246,765
Hunan Shenghua A Power Agriculture Co., Limited ("HSA")	-	-	4,835,732	-	-	4,835,732
Macau Eiji Company Limited ("MEIJI")	-	-	-	9,254,416	-	9,254,416
Jiang Men City Hang Mei Cattle Farm Development Co., Limited ("JHMC")	-	-	-	-	-	-
Sino Agro Food, Inc. ("SIAF")	-	-	-	-	14,894,249	14,894,249
	$31,158,927	6,093,751	$32,082,497	$9,254,416	$14,894,249	$93,483,840

COST OF SERVICES
	Nine months ended September 30, 2013
Name of entity	Fishery Development Division	HU Plantation Division	Organic Fertilizer, Bread Grass and Beef Division	Cattle Farm Development Division	Corporate and others	Total
Consulting and service income for development contracts
Capital Award, Inc. ("CA")	$12,532,974	$-	$-	$-	$-	$12,532,974
Macau Eiji Company Limited ("MEIJI")	-	-	-	4,727,162	-	4,727,162
Sino Agro Food, Inc. ("SIAF")	-	-	-	-	2,435,412	2,435,412
	$12,532,974	$-	$-	$4,727,162	$2,435,412	$19,695,548

F-76

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

COST OF GOODS SOLD
	Nine months ended September 30, 2012
Name of entity	Fishery Development Division	HU Plantation Division	Organic Fertilizer, Bread Grass and Beef Division	Cattle Farm Development Division	Corporate and others	Total
Sales of goods
Capital Award, Inc. ("CA")	$13,929,497	$-	$-	$-	$-	$13,929,497
Jiang Men City A Power Fishery Development Co., Limited ("JFD")	-	-	-	-	-	-
Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd ("JHST")	-	3,473,539	-	-	-	3,473,539
Qinghai Sanjiang A Power Agriculture Co., Ltd ("SJAP")	-	-	8,804,971	-	-	8,804,971
Hunan Shenghua A Power Agriculture Co., Limited ("HSA")	-	-	1,092,792	-	-	1,092,792
Macau Eiji Company Limited ("MEIJI") and Jiang Men City Hang Mei Cattle Farm Development Co., Limited ("JHMC")	-	-	-	953,836	-	953,836
Sino Agro Food, Inc. ("SIAF")	-	-	-	-	-	-
	$13,929,497	$3,473,539	$9,897,763	$953,836	$-	$28,254,635

COST OF SERVICES
	Nine months ended September 30, 2012
Name of entity	Fishery Development Division	HU Plantation Division	Organic Fertilizer Bread Grass and Beef Division	Cattle Farm Development Division	Corporate and others	Total

Consulting and service income for development contracts
Capital Award, Inc. ("CA")	$10,238,866	$-	$-	$-	$-	$10,238,866
Macau Eiji Company Limited ("MEIJI")	-	-	3,860,816	-	-	3,860,816
Sino Agro Food, Inc. ("SIAF")	-	-	-	-	-	-
	$10,238,866	$-	$3,860,816	$-	$-	$14,099,682

4. DIVIDENDS

On August 22, 2012, the Company’s Board of Directors declared that the Company’s stockholders were entitled to receive one share of restricted F Non – Convertible Preferred Stock for every 100 shares of common stock owned by the stockholders as of September 28, 2012 (the “Record Date”), with lesser or greater amounts being rounded up to the nearest 100 shares of common stock for purpose of the computing the dividend. The holders of record of shares of Series F Non – Convertible Preferred Stock shall be entitled to a coupon payment directly from the Company at the redemption rate of $3.40 per share and be payable on May 30, 2014.

F-77

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012, the Company had issued 91,931,287 issued and outstanding shares common stock.

	Three months	Three months	Nine months	Nine months
	ended	ended	ended	ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012

Dividend	$-	$3,125,661	$-	$3,125,661

5.	INCOME TAXES

United States of America

The Company was incorporated in the State of Nevada, in the United States of America. The Company has no trading operations in United States of America and no US corporate tax has been provided for in the consolidated financial statements of the Company.

Undistributed Earnings of Foreign Subsidiaries

The Company intends to use the remaining accumulated and future earnings of foreign subsidiaries to expand operations in China and accordingly, undistributed earnings of foreign subsidiaries are considered to be indefinitely reinvested outside the United States and no provision for U.S. Federal and State income tax or applicable dividend distribution tax has been provided thereon.

China

Beginning January 1, 2008, the new Enterprise Income Tax (“EIT”) law replaced the existing laws for Domestic Enterprises (“DE’s”) and Foreign Invested Enterprises (“FIE’s”). The new standard EIT rate of 25% replaced the 33% rate currently applicable to both DE’s and FIE’s. The Company is currently evaluating the impact that the new EIT will have on its financial condition. Beginning January 1, 2008, China unified the corporate income tax rule on foreign invested enterprises and domestic enterprises. The unified corporate income tax rate is 25%.

Under new tax legislation in China beginning in January 2008, the agriculture, dairy and fishery sectors are exempt from enterprise income taxes.

No EIT has been provided in the financial statements of CA, JHST, JHMC, HSA and SJAP since they are exempt from EIT for the nine months ended September 30, 2013 and 2012 as they are within the agriculture, dairy and fishery sectors.

On December 31, 2012, Tax authority agreed that HSA and JFD were exempt from EIT since January 1, 2011 as both companies are within the agriculture, dairy and fishery sectors.

Belize and Malaysia

CA, CS and CH are international business companies incorporated in Belize, and are exempt from corporate tax in Belize.

All sales invoices of CA were issued by its representative office in Malaysia and its trading and service activities are conducted in China. As the Malaysia tax law is imposed on a territorial basis and not on a worldwide basis, CA’s income is not subject to Malaysian corporate tax.

As a result, neither Belize nor Malaysia corporate tax is provided for in the consolidated financial statements of CA for the nine months ended September 30, 2013 and 2012.

Hong Kong

No Hong Kong profits tax has been provided in the consolidated financial statements of TRW, since these entities did not earn any assessable profits for the nine months ended September 30, 2013 and 2012.

Macau

No Macau Corporation tax has been provided in the consolidated financial statements of APWAM and MEIJI since these entities did not earn any assessable profits for the nine months ended September 30, 2013 and 2012.

No deferred tax assets and liabilities are of September 30, 2013 and December 31, 2012 since there was no difference between the financial statements carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the period in which the differences are expected to reverse.

F-78

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Provision for income taxes is as follows:

	Three	Three	Nine	Nine
	months ended	months ended	months ended	months ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012

Income tax provision
- SIAF	$-	$-	$-	$-
- CA, CS and CH	-	-	-	-
- TRW	-	-	-	-
- MEIJI and APWAM	-	-	-	-
- JHST, JFD, JHMC, HSA and SJAP	-	-	-	-
Deferred tax provision	-	-	-	-
	$-	$-	$-	$-

The Company did not recognize any interest or penalties related to unrecognized tax benefits in the nine months ended September 30, 2013 and 2012.The Company had no uncertain positions that would necessitate recording of tax related liability. The Company is subject to examination by the respective tax authorities.

6.	CASH AND CASH EQUIVALENTS

	September 30, 2013	December 31, 2012

Cash and bank balances	9,588,415	8,424,265

7.	INVENTORIES

As of September 30, 2013, inventories are as follows:

	September 30, 2013	December 31, 2012

Sleepy cods, prawns, eels and marble goble	$5,684,730	$4,612,090
Bread grass	4,100,388	1,473,653
Beef cattle	1,037,967	2,569,659
Organic fertilizer	858,645	737,166
Forage for cattle and consumable	3,640,752	278,900
Raw materials for bread grass and organic fertilizer	1,198,784	6,765,536
Raw material for harvested HU plantation	692,908	-
Harvested HU planation	719,329	-
Immature seeds	-	677,751
	$17,933,503	$17,114,755

8. DEPOSITS AND PREPAID EXPENSES

The Company made temporary deposit payments for equity investments in the future development of a prawn farm hatchery and a prawn farm nursery.

F-79

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	September 30, 2013	December 31, 2012

Deposits for
- purchases of equipment	$1,025,161	$318,192
- acquisition of land use rights	7,826,508	7,826,508
- inventory purchases	1,843,325	2,228,854
- aquaculture contract	4,719,101	7,062,600
- building materials	1,281,935	2,000,000
- proprietary technologies	4,404,210	2,254,839
- construction in progress	29,173,167	14,423,021
Miscellaneous	907,629	4,892,258
Shares issued for employee compensation and overseas professional	133,744	271,800
Temporary deposits payments for acquring equity investments	33,541,840	6,030,785
	84,856,620	47,308,857

9.	ACCOUNTS RECEIVABLE

The Company has performed an analysis on all of its accounts receivable and determined that all amounts are collectible by the Company. As such, all accounts receivable are reflected as a current asset and no allowance for bad debt has been recorded as of September 30, 2013 and December 31, 2012. Bad debts written off for the three months ended and nine months ended September 30, 2013 and 2012 are $0.

Aging analysis of accounts receivable is as follows:

	September 30, 2013	December 31, 2012

0 - 30 days past due	$30,916,835	$10,813,981
31 - 90 days past due	16,344,038	27,784,784
91 - 120 days past due	5,233,809	6,866,842
over 120 days and less than 1 year past due	7,195,942	7,482,743
over 1 year past due	-	-
	59,690,624	52,948,350

10.	OTHER RECEIVABLES
	September 30, 2013	December 31, 2012

Cash advances paid as consideration to acquire investments	$5,542,586	$4,657,728
Advanced to employees	461,893	166,722
Advanced to suppliers	3,327,138	205,088
Miscellaneous	286,033	924,710
	$9,617,650	$5,954,248

Cash advances paid as consideration to acquire investments represent deposits made for potential future investments. These payments have been classified as temporary because certain legal requirements and other financial issues have not yet been resolved regarding these payments.

F-80

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.	PLANT AND EQUIPMENT

	September 30, 2013	December 31, 2012

Plant and machinery	$4,394,531	$3,681,644
Structure and leasehold improvements	29,863,406	15,446,062
Mature seeds	5,347,229	1,369,626
Furniture and equipment	171,403	212,479
Motor vehicles	244,555	277,513
	40,021,124	20,987,324

Less: Accumulated depreciation	(2,036,430)	(1,041,022)
Net book value	$37,984,694	$19,946,302

Depreciation expense was $356,737 and $137,365 for the three months ended September 30, 2013 and 2012, respectively.

Depreciation expense was $995,408 and $320,519 for the nine months ended September 30, 2013 and 2012, respectively.

12.	CONSTRUCTION IN PROGRESS

	September 30, 2013	December 31, 2012

Construction in progress
- Oven room for production of dried flowers	$-	$828,905
- Office, warehouse and organic fertilizer plant in HSA	11,621,388	10,450,518
- Organic fertilizer and bread grass production plant and office building	528,627	7,921,105
- Rangeland for beef cattle and office building	28,050,651	5,291,982
- Pond in JFD	1,379,232	-
	$41,579,898	$24,492,510

13.	LAND USE RIGHTS

Private ownership of agricultural land is not permitted in the PRC. Instead, the Company has leased six lots of land. The cost of the first lot of land use rights acquired in 2007 in Guangdong Province was $6,408,289 and consists of 180.23 acres with the lease expiring in 2067. The cost of the second lot of land use rights acquired in 2008 in Guangdong Province was $764,128, which consists of31.84 acres with the lease expiring in 2068. The cost of the third lot of land use rights acquired in 2011 was $12,040,571, which consists of 93.64 acres in Guangdong Province, with the lease expiring in 2031 and 2037. The cost of the fourth lot of land use rights acquired in 2011 was $35,405,750 which consisted of 287.21 acres in the Hunan Province, PRC and the leases expire in 2051, 2054 and 2071. The cost of the fifth lot of land use rights acquired in 2012 was $528,240 which consisted of 21.09 acres in Qinghai Province, PRC and the leases expire in 2051. The cost of the sixth lot of land use rights acquired in 2013 was $489,904 which consisted of 6.26 acres in Guangdong Province, PRC and the leases expire in 2023.

	September 30, 2013	December 31,2012

Cost (Note)	$60,325,199	$58,630,950

Less: Accumulated amortisation	(4,071,402)	(2,897,704)

Net carrying amount	$56,253,797	$55,733,246

F-81

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Fiscal year	Expiry date	Location	Cost

Balance at 1.1.2012			$57,845,573
2012	2051	Xining city, Qinghai Province, PRC	528,240
	Exchange adjustment		257,137
Balance at 12.31.2012			$58,630,950
2013	2023	Enping City, Guangdong Province, PRC.	489,904
	Exchange adjustment		1,204,345
Balance at 09.30.2013			$60,325,199

Land use rights are amortized on the straight-line basis over their respective lease periods. The lease period of agriculture land is 10 to 60 years.

Amortization of land use rights was $405,361 and $476,096 for the three months ended September 30, 2013 and 2012, respectively. Amortization of land use rights was $1,173,698 and $1,562,250 for the nine months ended September 30, 2013 and 2012, respectively.

14.	PROPRIETARY TECHNOLOGIES

By an agreement dated November 12, 2008, TRW acquired an enzyme technology master license, registered under a Chinese patent, for the manufacturing of livestock feed and bioorganic fertilizer and its related labels for $8,000,000. On March 6, 2012 MEIJI acquired an aromatic-feed formula technology for the production of aromatic cattle for $1,500,000.

	September 30, 2013	December 31, 2012
	$	$

Cost	9,507,351	9,512,258
Less: Accumulated amortization	(1,693,393)	(1,397,634)
Net carrying amount	7,813,958	8,114,624

Amortization of proprietary technologies was $87,802 and $88,166 for the three months ended September 30, 2013 and 2012, respectively. Amortization of proprietary technologies was $295,759 and $264,174 for the nine months ended September 30, 2013 and 2012, respectively. No impairments of proprietary technologies have been identified for the three months ended and the nine months ended September 30, 2013 and 2012.

15.	GOODWILL

Goodwill represents the fair value of the assets acquired the acquisitions over the cost of the assets acquired. It is stated at cost less accumulated impairment losses. Management tests goodwill for impairment on an annual basis or when impairment indicators arise. In these instances, the Company recognizes an impairment loss when it is probable that the estimated cash flows are less than the carrying value of the assets. To date, no such impairment loss has been recorded.

	September 30, 2013	December 31, 2012

Goodwill from acquisition	$724,940	$724,940
Less: Accumulated impairment losses	-	-
Net carrying amount	$724,940	$724,940

16.	VARIABLE INTEREST ENTITY

On September 28, 2009, APWAM acquired the PMH’s 45% equity interest in the Sino-Foreign joint venture company, Qinghai Sanjiang A Power Agriculture Co. Limited (“SJAP”), which was incorporated in the People’s Republic of China. As of September 30, 2013, the Company has invested $2,251,359 in this joint venture. SJAP is engaged in its business of the manufacturing of organic fertilizer, livestock feed, and beef cattle and plantation of crops and pastures.

F-82

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Continuous assessment of the VIE relationship with SJAP

The Company may also have a controlling financial interest in an entity through an arrangement that does not involve voting interests, such as a VIE. The Company evaluates entities deemed to be VIE’s using a risk and reward model to determine whether to consolidate. A VIE is an entity (1) that has total equity at risk that is not sufficient to finance its activities without additional subordinated financial support from other entities, (2) where the group of equity holders does not have the power to direct the activities of the entity that most significantly impact the entity’s economic performance, or the obligation to absorb the entity’s expected losses or the right to receive the entity’s expected residual returns, or both, or (3) where the voting rights of some investors are not proportional to their obligations to absorb the expected losses of the entity, their rights to receive the expected residual returns of the entity, or both, and substantially all of the entity’s activities either involve or are conducted on behalf of an investor that has disproportionately few voting rights.

The Company also quantitatively and qualitatively examined if SJAP is considered a VIE. Qualitative analyses considered the extent to which the nature of its variable interest exposed the Company to losses. For quantitative analyses, the Company also used internal cash flow models to determine if SJAP was a VIE and, if so, whether the Company was the primary beneficiary. The projection of these cash flows and probabilities thereof requires significant managerial judgment because of the inherent limitations that relate to the use of historical data for the projection of future events. On September 30, 2013, the Company evaluated the above VIE testing results and concluded that the Company is the primary beneficiary of SJAP’s expected losses or residual returns and that SJAP qualifies as a VIE of the Company. As result, the Company has consolidated SJAP as a VIE.

The reasons for the changes are as follows:

•            Originally, the board of directors of SJAP consisted of 7 members; 3 appointees from Qinghai Sanjiang (one stockholder), 1 from Garwor (one stockholder), and 3 from the Company, such that the Company did not have majority interest represented on the board of directors of SJAP.

•            On May 7, 2010, Qinghai Sanjiang sold and transferred its equity interest in SJAP to Garwor. The State Administration for Industry and Commerce of Xining City Government of the People’s Republic of China approved the sale and transfer.

Consequently Garwor and the Company agreed that the new board of directors of SJAP would consist of 3 members; 1 appointee from Garwor and 2 appointees from the Company, such that the Company now had a majority interest in the board of directors of SJAP. Also, and in accordance with the Company’s Sino Joint Venture Agreement, the Company’s management appointed the chief financial officer of SJAP. As a result, the financial statements of SJAP were included in the consolidated financial statements of the Company.

17.	LICENSE RIGHTS

Pursuant to an agreement dated August 1, 2006 between Infinity Environmental Group Limited (“Infinity”) and the Company, the Company was granted an A Power Technology License with the condition that the Company was required to pay the license fee covering 500 units of APM as performance payment to Infinity on or before July 31, 2008. This license allows the Company to develop service, manage and supply A Power Technology Farms in the PRC using the A Power Technology, but subject to a condition that the Company is required to pay a license fee to Infinity once the Company has sold the license to its customer. Under the said license, the Company has the right to authorize developers and/or joint venture partners to develop A Power Technology Farms in the PRC. Infinity is a company incorporated in Australia.

18.	OTHER PAYABLES

	September 30, 2013	December 31, 2012

Due to third parties	$3,256,804	$877,259
Promissory notes issued to third parties	2,950,414	3,352,394
Convertible notes payable	-	232,000
Due to local government	2,408,101	2,192,825
Miscellaneous	2,209,298	-
	$10,824,617	$6,654,478

Due to third parties are unsecured, interest free and have no fixed terms of repayment.

F-83

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

19 . CONSTRUCTION CONTRACT

(i)	Billings on uncompleted contracts in excess of costs and estimated earnings

	September 30, 2013	December 31, 2012

Billings	$11,012,232	$9,810,427
Less: Cost	(3,249,040)	(1,886,705)
Estimated earnings	(5,349,737)	(5,133,638)
Billing in excess of costs and estimated earnings on uncompleted contracts	$2,413,455	$2,790,084

(ii)  Costs and estimated earnings in excess of billings on uncompleted contracts

	September 30, 2013	December 31, 2012

Cost	$6,827,484	$3,755,046
Estimated earnings	14,693,875	8,307,452
Less: Billings	(19,761,538)	(9,725,618)
Costs and estimated earnings in excess of billings on uncompleted contracts	$1,759,821	$2,336,880

(iii)  Overall

	September 30, 2013	December 31, 2012

Billings	$30,773,770	$19,536,045
Less: Costs	(10,076,524)	(5,641,751)
Estimated earnings	(20,043,612)	(13,441,090)
Billing on uncompleted contracts in excess of costs and estimated earnings	$653,634	$453,204

20.	BORROWINGS

There are no provisions in the Company’s bank borrowings and long term debts that would accelerate repayment of debt as a result of a change in credit ratings or a material adverse change in the Company’s business. Under certain agreements, the Company has the option to retire debt prior to maturity, either at par or at a premium over par.

Short term bank loan

Name of bank	Interest rate	Term	September 30, 2013		December 31, 2012

Agricultural Bank of China	6%	August 8, 2013 - August 29, 2014
Huangyuan County Branch,
Xining , Qinghai Province,
P.R.C.			$2,439,818	^*	$3,181,927

^	personal and corporate guaranteed by third parties.
*	secured by land use rights with net carrying amount of $514,381.

F-84

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Long term debts

Name of lender	Interest rate	Term	September 30, 2013	December 31, 2012

Gan Guo Village Committee	12.22%	June 2012 - June 2017
Bo Huang Town
Huangyuan County,
Xining City,
Qinghai Province, P.R.C.			$178,920	$175,006

21.	SHAREHOLDERS’ EQUITY

The Company’s share capital as of September 30, 2013 and December 31, 2012 shown on the consolidated balance sheet represents the aggregate nominal value of the share capital of the Company as at that date.

On March 22, 2010, the Company designated 100 shares of Series A preferred stock at a par value per share of $0.001. As of the same date, 100 shares of Series A preferred stock were issued at $1 per share for cash in the amount of $100.

The Series A preferred stock:

(i)	does not pay a dividend;

(ii)	votes together with the shares of Common Stock of the Corporation as a single class and, regardless of the number of shares of Series A Preferred Stock outstanding and as long as at least one of such shares of Series A Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Corporation or action by written consent of shareholders. Each outstanding share of the Series A Preferred Stock shall represent its proportionate share of the 80%, which is allocated to the outstanding shares of Series A Preferred Stock; and

(iii)	ranks senior to common stockholders, holders of Series B convertible preferred stockholders and any other stockholders on liquidation.

The Company has designated 100 shares of Series A preferred stock with 100 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively.

The Series B convertible preferred stock:

On March 22, 2010, the Company designated 7,000,000 shares of Series B convertible preferred stock at a par value per share of $0.001. The Series B convertible preferred stock is redeemable, the stockholders are not entitled to receive any dividend and voting rights but rank senior over common stockholders on liquidation, and can convert to common stock on a one for one basis at any time. On June 26, 2010, 7,000,000 shares of common stock were surrendered for cancellation and the Company issued 7,000,000 shares of Series B convertible preferred stock at $1.00 per share. Pursuant to share exchange agreement made as of December 22, 2012, between the Company and a stockholder, Capital Adventure Inc., a holder of 3,000,000 shares of common shares, with the consent of Board of Directors, to exchange for 3,000,000 shares of Series B convertible preferred stock on one-for-one basis. As of December 23, 2012, 3,000,000 shares of Series B convertible preferred stock were issued to Capital Adventure Inc., for the exchange of its holding of 3,000,000 shares of common stocks. As of December 31, 2012, 3,000,000 shares of common stocks were still not returned to the Company.

On March 27, 2013, 3,000,000 shares of Series B convertible preferred stock were cancelled. As a result, total issued and outstanding Series B convertible preferred stock as of that date is 7,000,000 shares.

There were 7,000,000 shares and 10,000,000 shares of Series B convertible preferred stock issued and outstanding as of September 30, 2013 and December 31, 2012, respectively.

The Series F Non-Convertible preferred stock:

On August 13, 2012, the Company designated 1,000,000 shares of preferred stock with a par value per share of $0.001 as Series F Non-Convertible Preferred Stock with a face value of $1.00 per share with 0 shares issued and outstanding as of September 30, 2013 and December 31, 2012.

The Series F Non-Convertible Preferred Stock:

    (i)   is not redeemable;

F-85

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    (ii)          except for (iv), with respect to dividend rights, rights on liquidation, winding up and dissolution, rank junior and subordinate to (a) all classes of Common Stock,(b) all other classes of Preferred Stock and (c) any class or series of capital securities of the Company.

    (iii)         except for (iv), shall not entitled to receive any dividend; and

   (iv)         on May 30, 2014, the holders of record of shares of Series F Non-Convertible Preferred Stock shall be entitled to a coupon payment directly from the Company at the redemption rate of $3.40 per share. Upon redemption, the Record Holder shall no longer own any shares of Series F that have been redeemed, and all such redeemed shares shall disappear and no longer exist on the books and records of the Company; redeemed shares of Series F which no longer exist upon redemption shall thereafter be counted toward the authorized but unissued “blank check” preferred stock of the Company.

Common Stock:

On December 5, 2012, the Company obtained stockholder consent for the approval of an amendment to our articles of incorporation to increase our authorized shares of common stock, (the “Common Stock”), from 100,000,000 to 130,000,000. The board of directors believes that the increase in our authorized Common Stock will provide is with greater flexibility with respect to our capital structure for purposes including additional equity financings and stock based acquisitions. The certificate of amendment effectuating the vote by the shareholders was filed with the State of Nevada on January 24, 2013.

During the year ended December 31, 2012, the Company issued (i) 32,064,588 shares of common stock for 18,193,714 at values ranging from $0.40 to $0.71 per share to settle debts due to third parties. The Company executed several agreements with third parties to settle debts by issuance of the Company’s common stock. The shares issued by the Company were valued at the trading price of the stock on the date the shares were issued. Any excess of the fair value of the shares over the carrying cost of the debt has been reported as a gain on the extinguishment of debts under other income of $552,988 have been credited to consolidated statements of income as other income for the year ended December 31, 2012; and (ii) 906,000 shares of common stock valued to employees at fair value of $0.40 per share for $362,400 for employee compensation. The fair value of the common stock issued was determined by using the trading price of the Company’s common stock on the date of issuance of $0.40 per share.

During the three months ended September 30, 2013, the Company issued 8,092,730 shares of common stock for $3,327,000 at values ranging from $0.36 to $0.45 per share to settle debts due to third parties. The Company executed several agreements with third parties to settle debts by issuance of the Company’s common stock. The shares issued by the Company were valued at the trading price of the stock on the date the shares were issued. Any excess of the fair value of the shares over the carrying cost of the debt has been reported as a gain on the extinguishment of debts of $160,997 and $641,831 has been credited to consolidated statements of income as other income for the three months ended September 30, 2013 and 2012, respectively; and (ii) 297,209 shares of common stock valued to employees at fair value of $0.45 per share for $133,744 for employee compensation. The fair value of the common stock issued was determined by using the trading price of the Company’s common stock on the date of issuance of $0.45 per share.

During the nine months ended September 30, 2013, the Company issued 28,261,707 shares of common stock for $13,782,651 at values ranging from $0.36 to $0.527 per share to settle debts due to third parties. The Company executed several agreements with third parties to settle debts by issuance of the Company’s common stock. The shares issued by the Company were valued at the trading price of the stock on the date the shares were issued. Any excess of the fair value of the shares over the carrying cost of the debt has been reported as a gain on the extinguishment of debts of $1,212,010 and $1,459,343 has been credited to consolidated statements of income as other income for the nine months ended September 30, 2013 and 2012, respectively; and (ii) 297,209 shares of common stock valued to employees at fair value of $0.45 per share for $133,744 for employee compensation. The fair value of the common stock issued was determined by using the trading price of the Company’s common stock on the date of issuance of $0.45 per share.

On March 28, 2013, the Company filed a prospectus related to a public offering of Common Stock of the Company for maximum aggregate gross proceeds of $26,250,000 within a period not to exceed 180 days from the date of this prospectus.

The Company has common stock of 128,563,766 and 100,004,850 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively.

22.	CONVERTIBLE NOTES PAYABLE

In December of 2011, the Board of Directors passed a resolution authorizing the Company to enter into an agreement to borrow funds from a third party to assist in providing a method for certain Chinese shareholders to sell their shares in the Company. The Company entered into a series of convertible promissory notes along with common stock purchase warrants whereby this third party could exercise the conversion option and settles the amount due by receiving shares of stock from these certain Chinese shareholders. The monies borrowed from this third party were deposited into a custodial account that was not controlled by the Company. The Chinese shareholders also deposited their shares with this custodian. The shares transferred to the custodian were at all times, in the opinion of management, sufficient to satisfy the obligations of the convertible promissory notes and the outstanding common stock purchase warrants. All amounts owed this financing arrangement were to be repaid through the conversion options exercised by the third party and by the deliverance of the common shares of these certain Chinese investors.

F-86

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During the year 2012, the Company borrowed a total of $ 460,000 from this third party under five separate promissory notes. Each note carried an interest rate of 12% per annum with a maturity date of six months from the date of issuance. Under the terms of the notes, the holder of the note has the option to convert the note to common shares at a discount of 15% from the average market price of the lowest three trading prices for the common stock during the ten trading days prior to the conversion date. The Company also issued a total of 842,500 common stock purchase warrants with an exercise price of $0.50 per share with an expiration date six months from the date of issuance.

The Company calculated the fair value of the warrants and the beneficial conversion feature utilizing the Black Scholes model at the date of the issuance of each promissory note. The relative fair values were allocated to the warrants and the debt. Accordingly, a discount was created on the debt and this discount will be amortized to interest expense of the life of the debt. Debt discount amortization as of December 31, 2012 was $ 178,867.

As of December 31, 2012, there was $ 232,000 principal outstanding and accrued interest in the amount of $ 9,764 that was owed under the terms of the promissory notes. The Company has recorded these amounts as payable by the Company with a corresponding asset represented by the value of the shares of the Company held by the custodian at December 31, 2012.

As of September 30, 2013, there was $0 principal outstanding and accrued interest in the amount of $0 that was owed under the terms of the promissory notes. The Company has recorded these amounts as payable by the Company with a corresponding asset represented by the value of the shares of the Company held by the custodian as of September 30, 2013.

23.	WARRANTS

As indicated in the convertible promissory note footnote, during the year 2012, the Company borrowed a total of $460,000 from a third party under five separate promissory notes secured by personal guarantee of a director. Each note carried an interest rate of 12% per annum with a maturity date of six months from the date of issuance. Under the terms of the notes, the holder of the note has the option to convert the note to common shares at a discount of 15% from the average market price of the lowest three trading prices for the common stock during the ten trading days prior to the conversion date. The Company also issued a total of 842,500 common stock purchase warrants with an exercise price of $0.50 per share with an expiration date six months from the date of issuance. The Company fair valued the warrants on the date of issuances and recorded amounts based on their relative fair values to the debt and to the warrants. The fair value of the warrants was determined using the Black-Scholes pricing model and included the following assumptions

Expected annual dividend rate	0.00%
Weighted average exercise price	$0.50
Risk-free interest rate	2.00%
Average expected life	6 months
Expected volatility of common stock	80.00%
Forfeiture rate	0.00%

The warrants have an exercise price of $0.50 and have a contractual life of 6 months from the date of issuance. The value of the discounts created by the warrants and beneficial conversion feature were $36,113 and $52,118, respectively. The discount related to the beneficial conversion feature will be amortized to interest expense over the life of the debt and the discount for the warrants will be amortized to interest expense over the contractual life of the warrants. The relative fair values were allocated to the warrants and the debt. Accordingly, a discount was created on the debt and this discount will be amortized to interest expense of the life of the debt.

As of September 30, 2013, the following share purchase warrants were outstanding and exercisable:

Expiry date	Exercise date	September 30, 2013

April 9, 2013	$0.50	0

Share purchase warrant transactions and the number of share purchase warrants outstanding and exercisable are summarized as follows:

	September 30, 2013	Exercise price
Number of warrants outstanding as of January 1, 2013	-	-
Issued	385,000	$0.50
Exercised	-	-
Expired	(385,000)	-
Number of warrants outstanding as of September 30, 2013	-

24.	OBLIGATION UNDER OPERATING LEASES

The Company leases (i) 2,178 square feet of agriculture space used for offices for a monthly rent of $512 in Enping City, Guangdong Province, PRC, its lease expiring on March 31, 2014; (ii)5,081 square feet of office space in Guangzhou City, Guangdong Province, PRC for a monthly rent of $11,838, its lease expiring on July 8, 2014; and (iii) 1,555 square feet each for two staff quarter in Linli District, Hunan Province, PRC for a monthly rent of $159, its lease expiring on January 23, 2013 and May 1, 2014.

F-87

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Lease expense was $38,002 and $14,150 for the three months ended September 30, 2013 and 2012, respectively.

Lease expense was $114,006 and $28,300 for the nine months ended September 30, 2013 and 2012, respectively.

The future minimum lease payments as of September 30, 2013, are as follows:

September 30, 2013
$

Year ended December 31, 2013	37,526
Year ended December 31, 2014	85,038
Thereafter	-
122,564

25.	BUSINESS COMBINATION

Business combination of JFD

On February 28, 2011, TRW applied to form a corporate joint venture, Enping City Bi Tao A Power Fishery Development Co., Limited (“EBAPFD”), incorporated in the PRC. TRW owned a 25% equity interest in EBAPFD. On November 17, 2011, TRW formed Jiang Men City A Power Fishery Development Co., Limited (“JFD”) in which it acquired a 25% equity interest, while withdrawing its 25% equity interest in EBAPFD. As of December 31, 2011, the Company had invested for the total consideration of $1,258,607 in JFD. JFD is engaged as an operator of an indoor fish farm. Prior to December 31, 2011, JFD has not commenced its principal business activity. Management did not retain a specialist or valuation expert to value the purchase of this additional 25% interest. As of January 1, 2012, JFD had not commenced its principal operations and was in the process of finalizing the construction of the indoor fish farm facilities. Management determined that the fair value of the assets approximated the historical cost carried on the books of JFD. On January 1, 2012, the Company acquired an additional 25% equity interest in JFD for total cash consideration of $1,662,365. As of January 1, 2012, the Company had consolidated the assets and operations of JFD. On April 1, 2012, the Company acquired an additional 25% equity interest in JFD for the cash consideration of $1,702,580. These acquisitions were at our option according the terms of the original development agreement. The Company presently owns a 75% equity interest in JFD and controls its board of directors.

Second acquisition on January 1, 2012 – 25% additional equity interest in JFD.

The Company allocated the purchase price on the fair value of the assets acquired as of January 1, 2012.

Net assets at fair value acquired:
Property and equipment	$34,919
Construction in progress	4,495,306
Inventories	1,838,337
6,368,562
Less: Other payables	(92,603)
Non-controlling interest	(3,324,729)
25% held by the Company	(1,662,365)
$1,288,865

Satisfied by
Purchase consideration	$1,662,365
Less: Cash acquired	(373,500)
$1,288,865

F-88

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Third acquisition on April 1, 2012 – 25% additional equity interest in JFD.

The Company allocated the purchase price based on the fair value of the assets acquired as of April 1, 2012.

Net assets at fair value acquired:
Property and equipment	$33,535
Construction in progress	4,499,376
Inventories	1,970,387
Accounts receivable	1,337,519
7,840,817
Less: Other payables	(292,663)
Accounts payable	(1,230,096)
Non-controlling interest	(1,702,580)
50% held by the Company	(3,405,159)
$1,210,319

Satisfied by
Purchase consideration	$1,702,580
Less: Cash acquired	(492,261)
$1,210,319

Business combination of JHMC

Second acquisition on September 30, 2012 - 50% additional equity interest in JHMC

On April 15, 2011, MEIJI applied to form Enping City A Power Cattle Farm Co., Limited (“ECF”), all of which the Company would indirectly own a 25% equity interest in on November 17, 2011. On September 17, 2012 MEIJI formed Jiang Men City Hang Mei Cattle Farm Development Co., Limited (“JHMC”) in which it owns 75% equity interest with investment $4,020,665 while withdrawing its 25% equity interest in ECF. The total investments amounted of $ 4,020,665, of which $1,076,489 was settled in contra against accounts receivable due from ECF, and the balance of $2,944,176 was settled by cash. This acquisition was at our option according the terms of the original development agreement. As of September 30, 2012, the Company had consolidated the assets and operations of JHMC.

The Company allocated the purchase price based on the fair value of the assets acquired as of September 30, 2012.

Net assets at fair value acquired:
Property and equipment	$512,450
Construction in progress	4,177,007
Inventories	671,429
5,360,886
Less: Non - controlling interest	(1,340,221)
$4,020,665

Satisfied by
Purchase consideration	$4,020,665

F-89

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

26.	BONDS PAYABLE

On July 1, 2013 , the Company offered a maximum of $21,000,000 of units (the “Units”) for an aggregate of 840 Units; each Unit consisting of a $25,000 principal amount promissory note made by the Subscription Agreement and Confidential Private Placement Memorandum with maturity date two (2) years from the Initial Closing Date of the Offering September 30, 2013. The interest rate of 5% is paid annually. Commission, issue cost and discounts are amortized over 2 years from October 1, 2013.

The terms of the bonds are as follows:

Issue size:	$16,800,000
Number of units:	840 units
Principal value per unit:	$25,000 per unit
Net payable value /bond:	$20,000 per unit
Discounted value/bond:	$5,000 paid to bond holder
Maturity date:	2 years (September 30, 2015)
Participating interest:	5% per annum
Effective yield:	11.80% per annum

The first lot of bonds were issued on September 30, 2013

	September 30, 2013	December 31, 2012

5% Participating zeron coupon bonds repayable on September 30, 2015	$975,000	$-

27.	STOCK BASED COMPENSATION

On August 16, 2012, the Company issued employees a total of 100,000 shares of common stock valued at fair value of range from $0.40 per share for services rendered to the Company. On the same date, the Company issued 806,000 shares of common stock to a company to provide consulting services for the benefit of the Company. The fair value of the common stock issued was determined by using the trading price of the Company’s common stock on the date of issuance of $0.40 per share.

On July 2, 2013, the Company issued employees a total of 297,209 shares of common stock valued at fair value of range from $0.45 per share for services rendered to the Company. The fair value of the common stock issued was determined by using the trading price of the Company’s common stock on the date of issuance of $0.45 per share.

The Company calculated stock based compensation of $405,134 and $4,365,984, and recognized $90,600 and $0, $271,800 and $2,139,058 for the three months and nine months ended September 30, 2013 and 2012, respectively. As of September 30, 2013, the deferred compensation balance was $133,744 and the deferred compensation balance of $133,744 was to be amortized over 1 year beginning on October 1, 2013 .

28.	CONTINGENCIES

As of September 30, 2013 and December 31, 2012, the Company did not have any pending claims, charges, or litigation that it expects would have a material adverse effect on its consolidated balance sheets, consolidated statements of incomes and other comprehensive income or cash flows.

29.	GAIN ON EXTINGUISHMENT OF DEBTS

The Company executed several agreements with third parties to settle debts by issuance of the Company’s common stock. The shares issued by the Company were valued at the trading price of the stock on the date the shares were issued. Any excess of the fair value of the shares over the carrying cost of the debt has been reported as a gain on the extinguishment of debts of $160,997 and $641,831 has been credited to consolidated statements of income as other income for the three months ended September 30, 2013 and 2012, respectively. Any excess of the fair value of the shares over the carrying cost of the debt has been reported as a gain on the extinguishment of debts of $1,212,010 and $1,459,343 has been credited to consolidated statements of income as other income for the nine months ended September 30, 2013 and 2012, respectively.

30.	RELATED PARTY TRANSACTIONS

In addition to the transactions and balances as disclosed elsewhere in these consolidated financial statements, during the nine months ended September 30, 2013 and 2012, the Company had the following significant related party transactions:-

F-90

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Name of related party	Nature of transactions

Mr. Solomon Yip Kun Lee, Chairman	Included in due to a director, due to Mr. Solomon Yip Kun Lee is $4,989,134 and $3,345,803 as of September 30, 2013 and December 31, 2012, respectively. The amounts are unsecured, interest free and have no fixed term of repayment.

31.	EARNINGS PER SHARE

Basic earnings per share is computed by dividing net income attributable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the potential dilution of securities by including other potential common stock, including convertible preferred stock, stock options and warrants, in the weighted average number of common shares outstanding for the period, if dilutive. The numerators and denominators used in the computations of basic and dilutive earnings per share are presented in the following table:

	Three months ended	Three months ended
	September 30, 2013	September 30, 2012
BASIC
Numerator for basic earnings per share attributable to the Company’s common stockholders:
Net income used in computing basic earnings per share	$18,752,774	$22,725,305
Basic earnings per share	$0.15	$0.27

Basic weighted average shares outstanding	122,057,655	84,475,977

	Three months ended September 30, 2013	Three months ended September 30, 2012

DILUTED
Numerator for basic earnings per share attributable to the Company’s common stockholders:
Net income used in computing basic earnings per share	$18,752,774	$22,725,305
Diluted earnings per share	$0.15	$0.25

Basic weighted average shares outstanding	122,057,655	84,475,977
Add: weight average Series B Convertible preferred shares outstanding	7,000,000	7,000,000
Diluted weighted average shares outstanding	129,057,655	91,475,977

For the three months ended September 30, 2013 and 2012, 0 and 207,000 warrants, respectively were not included in the diluted earnings per share because shares issued in respect of the share warrants exercised was from Chinese shareholders as mentioned in note 23.

	Nine months ended	Nine months ended
	September 30, 2013	September 30, 2012
BASIC
Numerator for basic earnings per share attributable to the Company’s common stockholders:
Net income used in computing basic earnings per share	$49,462,486	$38,686,788
Basic earnings per share	$0.43	$0.51

Basic weighted average shares outstanding	115,580,104	75,676,204

F-91

SINO AGRO FOOD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Nine months ended September 30, 2013	Nine months ended September 30, 2012
DILUTED
Numerator for basic earnings per share attributable to the Company’s common stockholders:
Net income used in computing basic earnings per share	$49,462,486	$38,686,788
Diluted earnings per share	$0.40	$0.47

Basic weighted average shares outstanding	115,580,104	75,676,204
Add: weight average Series B Convertible preferred shares outstanding	7,945,055	7,000,000
Diluted weighted average shares outstanding	123,525,159	82,676,204

For the nine months ended September 30, 2013 and 2012, 0 and 207,000 warrants, respectively were not included in the diluted earnings per share because shares issued in respect of the share warrants exercised was from Chinese shareholders as mentioned in note 23.

32.	SUBSEQUENT EVENTS

Pursuant to the issue of bonds as stated in Note 26, the second lot of bonds of $1,700,000 were issued on October 1, 2013. On October 2, 2013, the Company announced to apply to have its equity shares listed on the NASDAQ Capital Market. On October 4, 2013, the Company filed an amendment to its articles of incorporation to increase its authorized shares of common stock from 130,000,000 to 170,000,000.

F-92

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by us relating to the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

SEC registration fee	$3,580.50
Legal fees and expenses	$90,000	*
Accounting fees and expenses	$10,000	*
Miscellaneous, including clerical, administrative, printing, edgarizing, general and internal expenses	$70,000	*

Total	$173,580.50	*

* Estimates

Item 14. Indemnification of Directors and Officers

Pursuant to the Articles of Incorporation and By-Laws of the Company, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and persons controlling us, we have been advised that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

During the last three years, we have issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, or any public offering. The sales of these securities were, except as set forth below, deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, and/or Rule 506 of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the certificates issued in such transactions. All purchasers of our securities were accredited or sophisticated persons and had adequate access, through employment, business or other relationships, to information about us.

II_1

2010

First quarter

During the period beginning January 1, 2010 and ending March 31, 2010, we issued an aggregate of 4,747,000 shares of Common Stock to eleven persons, none of whom was a resident of the United States. All these shares of Common Stock were issued in consideration for extinguishment of other payables in the aggregate amount of $5,723,830. In addition, we issued 100 shares of Series A Preferred Stock to three individuals, none of whom was a resident of the United States, for $1.00 per share.

Second quarter

During the period beginning April 1, 2010 and ending June 30, 2010, we issued an aggregate of 3,702,059 shares of Common Stock to 39 persons, none of whom was a resident of the United States. All these shares of Common Stock were issued in consideration for extinguishment of other payables in the aggregate amount of $2,741,309. In addition, we issued 7,000,000 shares of Series B Preferred Stock to three individuals, none of whom was a resident of the United States, in consideration for the cancellation by such persons of 7,000,000 shares of Common Stock.

Third quarter

During the period beginning July 1, 2010 and ending September 30, 2010, we issued an aggregate of 3,980,000 shares of Common Stock to Mr. Shan De Zhang, who was not a resident of the United States. All these shares of Common Stock were issued in consideration for extinguishment of other payables in the aggregate amount of $2,911,050. The shares were issued to Mr. Shan De Zhang as payment for the “Stock Feed Manufacturing Technology” that the Company acquired from this individual.

Fourth quarter

During the period beginning October 1, 2010 and ending December 31, 2010, we issued an aggregate of 2,551,500 shares of Common Stock to three persons, none of whom was a resident of the United States. Of these shares, (i) 2,529,000 shares of Common Stock were issued in consideration for extinguishment of other payables in the aggregate amount of $3,481,390 and (ii) an aggregate of 22,500 shares of Common Stock were issued to 3 persons on settlements of workers entitlements under Rule 144 for consideration of $33,750.

We relied upon Regulation S of the Securities Act of 1933, as amended, for the above issuances, none of which was made to US citizens or residents. We believe that Regulation S was available because:

•	None of these issuances involved underwriters, underwriting discounts or commissions;

•	We placed Regulation S required restrictive legends on all certificates issued;

•	No offers or sales of stock under the Regulation S offering were made to persons in the United States; and

•	No direct selling efforts of the Regulation S offering were made in the United States.

II_2

2011

First quarter

During the period beginning January 1, 2011 and ending March 31, 2011, we issued an aggregate of 1,321,000 shares of Common Stock to 4 persons, all of whom were residents of the United States. All these shares of Common Stock were issued in consideration for extinguishment of other payables in the aggregate amount of $1,989,000.

Second quarter

During the period beginning April 1, 2011 and ending June 30, 2011, we issued an aggregate of 1,281,000 shares of Common Stock to three persons, all of whom were residents of the United States. All these shares of Common Stock were issued in consideration for extinguishment of other payables in the aggregate amount of $1,921,500.

Third quarter

During the period beginning July 1, 2011 and ending September 30, 2011, we issued an aggregate of 5,353,326 shares of Common Stock to 86 persons, six of whom were residents of the United States. All these shares of Common Stock were issued in consideration for extinguishment of other payables in the aggregate amount of $4,887,778.

Fourth quarter

During the period beginning October 1, 2011 and ending December 31, 2011, we issued an aggregate of 3,617,068 shares of Common Stock to six persons, none of whom was a resident of the United States. All these shares of Common Stock were issued in consideration for extinguishment of other payables in the aggregate amount of $2,977,200.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances to US citizens or residents. We believe that Section 4(2) of the Securities Act of 1933 was available because:

•	None of these issuances involved underwriters, underwriting discounts or commissions.

•	Restrictive legends were and will be placed on all certificates issued as described above.

•	The distribution did not involve general solicitation or advertising.

•	The distributions were made only to investors who were sophisticated enough to evaluate the risks of the investment.

We relied upon Regulation S of the Securities Act of 1933, as amended, for the above issuances made to persons who were not US citizens or residents. We believe that Regulation S was available because:

•	None of these issuances involved underwriters, underwriting discounts or commissions;

•	We placed Regulation S required restrictive legends on all certificates issued;

•	No offers or sales of stock under the Regulation S offering were made to persons in the United States; and

•	No direct selling efforts of the Regulation S offering were made in the United States.

II_3

2012

First quarter

During the period beginning January 1, 2012 and ending March 31, 2012, we issued an aggregate of 3,698,284 shares of Common Stock to four persons, none of whom was a resident of the United States. All these shares of Common Stock were issued in consideration for extinguishment of other payables in the aggregate amount of $2,373,377.

Second quarter

During the period beginning April 1, 2012 and ending June 30, 2012, we issued an aggregate of 7,037,348 shares of Common Stock to eight persons, three of whom were residents of the United States. All these shares of Common Stock were issued in consideration for extinguishment of other payables in the aggregate amount of $4,572,258.

Third quarter

During the period beginning July 1, 2012 and ending September 30, 2012, we issued an aggregate of 14,161,393 shares of Common Stock to 17 persons, one of whom was a resident of the United States. Of these shares, (i) 13,255,393 shares of Common Stock were issued in consideration for extinguishment of other payables in the aggregate amount of $7,739,239 and (ii) an aggregate of 906,000 shares of Common Stock were issued to 28 persons as settlements for services rendered on behalf of the Company and were valued at an aggregate of $362,400. These shares were subject to the resale restrictions imposed by Rule 144 of the Securities Act.

Fourth quarter

During the period beginning October 1, 2012 and ending December 31, 2012, we issued an aggregate of 8,073,563 shares of Common Stock to 5 persons, none of whom was a resident of the United States. All these shares of Common Stock were issued in consideration for extinguishment of other payables in the aggregate amount of $4,844,314.

2013

First quarter

During the period beginning January 1, 2013 and ending March 31, 2013, we issued an aggregate of 10,344,738 shares of our common stock to 4 Chinese persons. The shares were issued in consideration for extinguishment of other payables in the aggregate amount of $5,678,374 based on a price of the common stock of an average of approximately $0.55 per share.

Second quarter

During the period beginning April 1, 2013 and ending June 30, 2013, we issued an aggregate of 9,824,239 shares of our common stock. The shares were issued in consideration for extinguishment of debt in the aggregate amount of $4,777,277 based on a price of the common stock at values ranging from $0.37 to $0.49 per share.

Third quarter

During the period beginning July 1, 2013 and ending September 30, 2013, we issued an aggregate of 8,389,938 shares of our common stock. Of these shares, 8,092,729 were issued in consideration for extinguishment of debt in the aggregate amount of $4,327,000 based on a price of the common stock at values ranging from $0.37 to $0.46 per share. In addition, we sold 133,744 shares to our 21 of our employees for aggregate consideration of $133,744. None of the recipients of the shares issued during this quarter was a US person.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances to US citizens or residents. We believe that Section 4(2) of the Securities Act of 1933 was available because:

II_4

•	None of these issuances involved underwriters, underwriting discounts or commissions.

•	Restrictive legends were and will be placed on all certificates issued as described above.

•	The distribution did not involve general solicitation or advertising.

•	The distributions were made only to investors who were sophisticated enough to evaluate the risks of the investment.

We relied upon Regulation S of the Securities Act of 1933, as amended, for the above issuances made to persons who were not US citizens or residents. We believe that Regulation S was available because:

•	None of these issuances involved underwriters, underwriting discounts or commissions;

•	We placed Regulation S required restrictive legends on all certificates issued;

•	No offers or sales of stock under the Regulation S offering were made to persons in the United States; and

•	No direct selling efforts of the Regulation S offering were made in the United States.

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

•	Access to all our books and records.

•	Access to all material contracts and documents relating to our operations.

•	The opportunity to obtain any additional information, to the extent we possessed such information necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective investors were also invited to visit our offices.

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Exhibit Description

2.1	Stock Purchase Agreement and Share Exchange - Volcanic Gold and Capital Award. Incorporated herein by reference to the Registration Statement on Form 10 filed on November 19, 2010 as Exhibit 2.1 thereto.

2.2	Acquisition Agreement - Hang Yu Tai Investment Limited. Incorporated herein by reference to the Registration Statement on Form 10 filed on November 19, 2010 as Exhibit 2.2 thereto.

2.3	Acquisition Agreement - Macau Eiji Company Limited. Incorporated herein by reference to the Registration Statement on Form 10 filed on November 19, 2010 as Exhibit 2.3 thereto.

II_5

2.4	Acquisition Agreement - Tri-way Industries Limited. Incorporated herein by reference to the Registration Statement on Form 10 filed on November 19, 2010 as Exhibit 2.4 thereto.

2.5	Disposition Agreement - Triway selling equity interest in TianQuan Science. Incorporated herein by reference to the Registration Statement on Form 10 filed on November 19, 2010 as Exhibit 2.5 thereto.

2.6	Acquisition Agreement - A Power Agro Agriculture Development (Macau) Limited acquired the Pretty Mountains’ 45% equity interest in Sanjiang A Power. Incorporated herein by reference to the Registration Statement on Form 10 filed on November 19, 2010 as Exhibit 2.6 thereto.

3.1	Articles of Incorporation of Volcanic Gold, Inc. Incorporated herein by reference to the Registration Statement on Form 10 filed on November 19, 2010 as Exhibit 3.1 thereto.

3.2	Amendment to Articles of Incorporation - Name Change: Volcanic Gold, Inc. to A Power Agro Agriculture Development, Inc. Incorporated herein by reference to the Registration Statement on Form 10 filed on November 19, 2010 as Exhibit 3.2 thereto.

3.3	Certificate of Correction. Incorporated herein by reference to the Registration Statement on Form 10 filed on November 19, 2010 as Exhibit 3.3 thereto.

3.4	Amendment to Articles of Incorporation - Name Change: A Power Agro Agriculture Development, Inc. to Sino Agro Food, Inc. Incorporated herein by reference to the Registration Statement on Form 10 filed on November 19, 2010 as Exhibit 3.4 thereto.

3.5	Bylaws of Volcanic Gold, Inc. Incorporated herein by reference to the Registration Statement on Form 10 filed on November 19, 2010 as Exhibit 3.5 thereto.

3.6	Organizational Documents: Capital Award, Inc. Incorporated herein by reference to the Registration Statement on Form 10 filed on November 19, 2010 as Exhibit 3.6 thereto.

3.7	Organizational Documents: Hang Yu Tai Investment Limited. Incorporated herein by reference to the Registration Statement on Form 10 filed on November 19, 2010 as Exhibit 3.7 thereto.

3.8	Organizational Documents: ZhongXingNongMu Co. Ltd. Incorporated herein by reference to the Registration Statement on Form 10 filed on November 19, 2010 as Exhibit 3.8 thereto.

3.9	Organizational Documents: Macau Eiji Company Limited. Incorporated herein by reference to the Registration Statement on Form 10 filed on November 19, 2010 as Exhibit 3.9 thereto.

3.10	Organizational Documents: Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd. Incorporated herein by reference to the Registration Statement on Form 10 filed on November 19, 2010 as Exhibit 3.10 thereto.

II_6

3.11	Organizational Documents: Tri-way Industries Limited. Incorporated herein by reference to the Registration Statement on Form 10 filed on November 19, 2010 as Exhibit 3.11 thereto.

3.12	Organizational Documents: A Power Agro Agriculture Development (Macau) Limited. Incorporated herein by reference to the Registration Statement on Form 10 filed on November 19, 2010 as Exhibit 3.12 thereto.

3.13	Bylaws. Incorporated herein by reference to the Current Report on Form 8-K filed on November 28, 2012 as Exhibit 3.1 thereto.

3.14	Certificate of Amendment to Articles of Incorporation. Incorporated herein by reference to the Current Report on Form 8-K filed on January 30, 2013 as Exhibit 3.1thereto.

4.1	Form of common stock Certificate of Sino Agro Foods, Inc. Incorporated herein by reference to the Registration Statement on Form 10 filed on November 19, 2010 as Exhibit 4.1 thereto.

4.2	Form of Certificate of Series A Preferred. Incorporated herein by reference to the Registration Statement on Form 10 filed on November 19, 2010 as Exhibit 4.2 thereto.

4.3	Form of Certificate of Series B Preferred. Incorporated herein by reference to the Registration Statement on Form 10 filed on November 19, 2010 as Exhibit 4.3 thereto.

4.4	Certificate of Rights and Preferences - Series A Preferred. Incorporated herein by reference to the Registration Statement on Form 10 filed on April 25, 2011 as Exhibit 4.4 thereto.

4.5	Certificate of Rights and Preferences - Series B Preferred. Incorporated herein by reference to the Registration Statement on Form 10 filed on April 25, 2011 as Exhibit 4.5 thereto.

4.6	Certificate of Designation of the Series F Non-Convertible Preferred Stock. Incorporated herein by reference to the Current Report on Form 8-K filed on November 16, 2012 as Exhibit 3.1 thereto.

5.1	Opinion of Sichenzia Ross Friedman Ference LLP*

10.1	Patented “Intellectual Property” namely “Zhi Wu Jei Gan Si Liao Chan Ye Hua Chan Pin Ji Qi Zhi Bei Fang Fa” registered under the Patent Number “ZL2005 10063039.9” and Certificate number “329722” of China. Incorporated herein by reference to the Registration Statement on Form 10 filed on November 19, 2010 as Exhibit 10.1 thereto.

10.2	Sino Foreign Joint Venture Agreement: Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd. Incorporated herein by reference to the Registration Statement on Form 10 filed on November 19, 2010 as Exhibit 10.2 thereto.

10.3	Sino Foreign Joint Venture Agreement: Qinghai Sanjiang A Power Agriculture Co. Ltd. Incorporated herein by reference to the Registration Statement on Form 10 filed on November 19, 2010 as Exhibit 10.3 thereto.

II_7

10.4	Deed of Trust - A Power Agro Agriculture Development (Macau) Limited. Incorporated herein by reference to the Registration Statement on Form 10 filed on November 19, 2010 as Exhibit 10.4 thereto.

10.5	Deed of Trust - Macau Eiji Company Limited. Incorporated herein by reference to the Registration Statement on Form 10 filed on November 19, 2010 as Exhibit 10.5 thereto.

10.6	Deed of Trust - Hang Yu Tai Investment Limited. Incorporated herein by reference to the Registration Statement on Form 10 filed on November 19, 2010 as Exhibit 10.6 thereto.

10.7	Master License from Infinity Environmental Group, a Belize corporation. Incorporated herein by reference to the Registration Statement on Form 10 filed on November 19, 2010 as Exhibit 10.7 thereto.

10.8	Capital Award Consulting Service Agreement. Incorporated herein by reference to the Registration Statement on Form 10 filed on January 19, 2011 as Exhibit 10.8 thereto.

10.9	Tri-Way Joint Venture Agreement. Incorporated herein by reference to the Registration Statement on Form 10 filed on January 19, 2011 as Exhibit 10.9 thereto.

10.10.a	Share Sale Agreement of Zhongxingnongmu Co. Ltd. Incorporated herein by reference to the Registration Statement on Form S-1 filed on September 23, 2013 as Exhibit 10.10(a) thereto.

10.10.b	MOU SIAF and Mr. Sun Sales and Purchase of shares Hang Yu Tai. Incorporated herein by reference to the Registration Statement on Form 10 filed on July 6, 2011 as Exhibit 10.10(b) thereto.

10.11	Joint Venture Agreement for Enping City Bi Tao A Power Prawn Culture Development Co., Ltd. Incorporated herein by reference to the Registration Statement on Form 10 filed on April 25, 2011 as Exhibit 10.11 thereto.

10.12	AP Technology Consulting Services Agreement between Capital Award and a Group of China Parties. Incorporated herein by reference to the Registration Statement on Form 10 filed on April 25, 2011 as Exhibit 10.12 thereto.

10.13	Organic Premium Beef Cattle (Fragrant Beef) Breeding and Feed Production Technology Cooperation Agreement. Incorporated herein by reference to the Registration Statement on Form 10 filed on April 25, 2011 as Exhibit 10.13 thereto.

10.14	Organic Premium Beef Cattle (Fragrant Beef) Breeding and Feed Production Technology Sale and Transfer Agreement. Incorporated herein by reference to the Registration Statement on Form 10 filed on April 25, 2011 as Exhibit 10.14 thereto.

10.15	Employment Agreement - Lee. Incorporated herein by reference to the Registration Statement on Form 10 filed on July 6, 2011 as Exhibit 10.15 thereto.

10.16	Employment Agreement - Tan. Incorporated herein by reference to the Registration Statement on Form 10 filed on July 6, 2011 as Exhibit 10.16 thereto.

II_8

10.17	Employment Agreement - Chen. Incorporated herein by reference to the Registration Statement on Form 10 filed on July 6, 2011 as Exhibit 10.17 thereto.

10.18	SJVC Enping Cattle and Sheep Farm Joint Venture Agreement. Incorporated herein by reference to the Registration Statement on Form 10 filed on July 6, 2011 as Exhibit 10.18 thereto.

10.19	Bait Fish Contract between Enping A Power Fishery Development Co. Ltd. and Guangzhou Jinyang Aquaculture Co. Ltd. Incorporated herein by reference to the Current Report on Form 8-K filed on December 19, 2011 as Exhibit 10.1 thereto.

10.20	Sleepy Cod Contract between Enping A Power Fishery Development Co. Ltd. and Guangzhou Jinyang Aquaculture Co. Ltd. Incorporated herein by reference to the Current Report on Form 8-K filed on December 19, 2011 as Exhibit 10.2 thereto.

10.21	Agreement between Capital Award, Inc. and Liu Gang, et al. Incorporated herein by reference to the Current Report on Form 8-K filed on February 29, 2012 as Exhibit 10.1 thereto.

10.22	Agreement between Macau Eiji Company Limited and Mr. Jin Xuesong. Incorporated herein by reference to the Current Report on Form 8-K filed on March 28, 2012 as Exhibit 10.1 thereto.

10.23	Addendum to Consulting and Services Agreement. Incorporated herein by reference to the Quarterly Report on Form 10-Q filed on August 14, 2012 as Exhibit 10.1 thereto.

10.24	SJVC Agreement between MEIJI and Mr. He Yue Xiong. Incorporated herein by reference to the Quarterly Report on Form 10-Q filed on August 14, 2012 as Exhibit 10.2 thereto.

10.25	Consulting and Services Agreement MEIJI and Mr. He Yue Xiong, et al. Incorporated herein by reference to the Quarterly Report on Form 10-Q filed on August 14, 2012 as Exhibit 10.3 thereto.

10.26	Agreement to Purchase Young Beef between MEIJI and Yang Zi Shao Town Cattle Farm. Incorporated herein by reference to the Quarterly Report on Form 10-Q filed on August 14, 2012 as Exhibit 10.4 thereto.

10.27	WSPS SJVC between the Company and Zhou Jianfeng. Incorporated herein by reference to the Quarterly Report on Form 10-Q filed on August 14, 2012 as Exhibit 10.5 thereto.

10.28	WSPS Consulting and Services Agreement between Capital Award and Zhou Jianfeng, et al. Incorporated herein by reference to the Quarterly Report on Form 10-Q filed on August 14, 2012 as Exhibit 10.6 thereto.

10.29	Memorandum of Understanding between the Company and Wu Xiaofeng. Incorporated herein by reference to the Quarterly Report on Form 10-Q filed on August 14, 2012 as Exhibit 10.7 thereto.

10.30	Jiangman Hang Meiji Cattle Farm Co. Ltd. Statutory Documents. Incorporated herein by reference to the Quarterly Report on Form 10-Q filed on November 15, 2012 as Exhibit 10.8 thereto.

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10.31	Consulting and Service Agreement (Wholesale 2) between the Company and Guangzhou YiLi Na Wei Trading Co. Ltd. Incorporated herein by reference to the Quarterly Report on Form 10-Q filed on November 15, 2012 as Exhibit 10.9 thereto.

10.32	JFD Lease agreement. Incorporated herein by reference to the Registration Statement on Form S-1 filed on September 23, 2013 as Exhibit 10.32 thereto.

10.33	JHMC Lease Agreement. Incorporated herein by reference to the Registration Statement on Form S-1 filed on September 23, 2013 as Exhibit 10.33 thereto.

10.34	JHST Lease Agreement. Incorporated herein by reference to the Registration Statement on Form S-1 filed on September 23, 2013 as Exhibit 10.34 thereto.

10.35	Sino Agro Food, Inc. Lease Agreement. Incorporated herein by reference to the Registration Statement on Form S-1 filed on September 23, 2013 as Exhibit 10.35 thereto.

10.36	Capital Award Consulting Service Agreement related to Fish Farm 2. Incorporated herein by reference to the Registration Statement on Form S-1 filed on September 23, 2013 as Exhibit 10.36 thereto.

10.37	WXC Consulting Agreement. Incorporated herein by reference to the Registration Statement on Form S-1 filed on September 23, 2013 as Exhibit 10.37 thereto.

10.38	Consulting and Service Agreement between MEIJI and Wei Da Xing, et al. Incorporated herein by reference to the Registration Statement on Form S-1 filed on September 23, 2013 as Exhibit 10.38 thereto.

14	Code of Ethics. Incorporated herein by reference to the Registration Statement on Form S-1 filed on March 28, 2013 as Exhibit 14 thereto.

21	List of subsidiaries. Incorporated herein by reference to the Registration Statement on Form S-1 filed on September 23, 2013 as Exhibit 21 thereto.

23.1	Consent of Madsen & Associates CPA’s, Inc. **

23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)*

99.1	Opinion of PR Counsel ** (Amended)

* To be filed by amendment

** Filed herewith

Item 17. Undertakings

(a)          The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

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(i)          To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)         That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)         For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)          The undersigned Registrant hereby undertakes that it will:

(1)         for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2)         for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Guangzhou, in the PRC, on this 24th day of December, 2013.

SINO AGRO FOOD, INC.

December 24, 2013	By:	/s/ LEE YIP KUN SOLOMON
Lee Yip Kun Solomon
Chief Executive Officer
(Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer)

In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

December 24, 2013	By:	/s/ LEE YIP KUN SOLOMON
Lee Yip Kun Solomon
Chief Executive Officer, Director
(Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer)

December 24, 2013	By:	/s/ TAN POAY TEIK
Tan PoayTeik
Chief Marketing Officer and Director

December 24, 2013	By:	/s/ CHEN BORHANN
Chen BorHann
Corporate Secretary and Director

December 24, 2013	By:	/s/ YAP KOI MING
Yap Koi Ming
Director

December 24, 2013	By:	/s/ NILS-ERIK SANDBERG
Nils-Erik Sandberg
Director

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